1 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS This First Amendment to Purchase and Sale Agreement and Escrow Instructions dated July 22, 2016 (the “First Amendment”) by and between M/A-COM TECHNOLOGY SOLUTIONS INC. (the “Seller”) and CALARE PROPERTIES, INC. (the “Buyer”). W I T N E S S E T H T H A T: WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement and Escrow Instructions dated May 23, 2016 (the “Agreement”); and WHEREAS, Seller and Buyer have agreed to amend the Agreement as herein provided; and WHEREAS, the Agreement is currently in full force and effect. NOW, THEREFORE, in consideration of the mutual covenants herein contained the Seller and buyer hereby agree as follows: 1. Inclusion. The above “WHEREAS” clauses are hereby incorporated into the First Amendment as if fully repeated herein. The capitalized terms not defined in this First Amendment shall have the meanings as set forth in the Agreement. 2. Contingencies. Seller and Buyer hereby agree that notwithstanding the date Seller and/or Buyer executed this Agreement the Contingency Period commenced on June 1, 2016 and shall expire on July 31, 2016. All documents have been timely made available to Buyer. 3. Initial Deposit. The Initial Deposit has been timely delivered by Buyer to the Escrow Agent.

2 4. Miscellaneous. This First Amendment shall become effective only upon full execution and delivery of this First Amendment by Seller and Buyer. The Agreement, as modified by this First Amendment, contains the parties’ entire agreement regarding the subject matter covered by the Agreement and this Frist Amendment and supersedes all prior correspondence, negotiations and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in the Agreement and this First Amendment. Except as modified by this First Amendment, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement, as modified by this First Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. 5. Counterparts; Facsimile and PDF Signatures. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document. Signatures given by facsimile, electronic pdf, or portable documents format shall be binding and effective to the same extent as original signatures. [Signature Page Follows]

3 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date. SELLER: M/A-COM TECHNOLOGY SOLUTIONS INC., a Delaware corporation /s/ Robert McMullan________________________ By: Robert McMullan Chief Financial Officer BUYER: CALARE PROPERTIES, INC., a Delaware corporation /s/ William Manley__________________________ By: William Manley Authorized Agent Signature Page to First Amendment to Purchase and Sale Agreement and Escrow Instructions 4852-9386-3474, v. 1

1 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS This Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September 20, 2016 (the "Second Amendment") is made by and between M/A-COM TECHNOLOGY SOLUTIONS INC. (the "Seller") and CALARE PROPERTIES, INC. (the "Buyer"). W I T N E S S E T H T H A T: WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement and Escrow Instructions dated May 23, 2016 as amended by that First Amendment to Purchase and Sale Agreement dated July 22, 2016 (collectively the "Agreement"); and WHEREAS, the Agreement terminated as of July 31, 2016; and WHEREAS, Seller and Buyer desire to reinstate and amend the Agreement as herein provided. NOW, THEREFORE, in consideration of the mutual covenants herein contained the Seller and Buyer hereby agree as follows: 1. Inclusion. The above "WHEREAS" clauses are hereby incorporated into the Second Amendment as if fully repeated herein. The capitalized terms not defined in this Second Amendment shall have the meanings as set forth in the Agreement.

2 2. Reinstatement. The Agreement is deemed reinstated effective retroactively to July 31, 2016. 3. Contingencies. Seller and Buyer hereby agree that the Contingency Period is extended to expire at 5:00 P.M. (Eastern Time) on September 22, 2016. Notwithstanding the foregoing: (a) Buyer hereby deems the Due Diligence Review and Environmental Audit Contingencies satisfied. Buyer's execution of this Second Amendment shall constitute Buyer's Approval Notice for the Due Diligence Review and Environmental Audit Contingencies. The parties acknowledge, however, that (i) the Lease Documents Contingency (as set forth in Section 4(c) of the Agreement) has not been satisfied or waived, (ii) Buyer has not given an Approval Notice for such Lease Documents Contingency, and (iii) the Seller's contingency as set forth in Section 4A of the Agreement has not been satisfied or waived. (b) Buyer hereby waives all Title Objections as contemplated under clause (b) of the fourth sentence of Section 5(d) of the Agreement; except as to any Impermissible Encumbrances and subject to (i) the undertakings agreed to by Seller under that certain letter from Seller's counsel dated July 25, 2016 and (ii) Buyer's right to issue a Buyer's Amended Exception Notice. With respect to Buyer's right to issue a Buyer's Amended Exception Notice the two references to "the end of the Contingency Period" as contained in the fifth sentence of Section 5(d) of the Agreement shall be deemed modified to mean the date of this Second Amendment (rather than the end of the Contingency Period). 4. Miscellaneous. This Second Amendment shall become effective only upon full execution and delivery of this Second Amendment by Seller and Buyer. The Agreement, as

3 modified by this Second Amendment, contains the parties' entire agreement regarding the subject matter covered by the Agreement and this Second Amendment and supersedes all prior correspondence, negotiations and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in the Agreement and this Second Amendment. Except as modified by this Second Amendment, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement, as modified by this Second Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. 5. Counterparts; Facsimile and PDF Signatures. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document. Signatures given by facsimile, electronic pdf, or portable documents format shall be binding and effective to the same extent as original signatures. [Signature Page Follows]

4 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date. SELLER: M/A-COM TECHNOLOGY SOLUTIONS INC., a Delaware corporation /s/ Robert McMullan________________________ By: Robert McMullan Chief Financial Officer BUYER: CALARE PROPERTIES, INC., a Delaware corporation /s/ William Manley__________________________ By: William Manley Authorized Agent Signature Page to Second Amendment to Purchase and Sale Agreement and Escrow Instructions

Page 1 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS This Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September 22, 2016 (the “Third Amendment”) is made by and between MACOM TECHNOLOGY SOLUTIONS INC., formerly known as M/A-COM Technology Solutions Inc. (the “Seller”) and CALARE PROPERTIES, INC. (the “Buyer”). W I T N E S S E T H T H A T : WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement and Escrow Instructions dated May 23, 2016, as amended by that certain First Amendment to Purchase and Sale Agreement dated July 22, 2016 and that certain as amended by that Second Amendment to Purchase and Sale Agreement dated September 20, 2016 (collectively the “Agreement”); and WHEREAS, Seller and Buyer desire to further amend the Agreement as herein provided. NOW, THEREFORE, in consideration of the mutual covenants herein contained the Seller and Buyer hereby agree as follows: 1. Inclusion. The above “WHEREAS” clauses are hereby incorporated into the Third Amendment as if fully repeated herein. The capitalized terms not defined in this Third Amendment shall have the meanings as set forth in the Agreement. 2. Approval Notice. Buyer hereby determines that, subject to the agreements set forth in this Third Amendment, the Contingencies set forth in Section 4 of the Agreement are satisfied or waived. Accordingly, this Third Amendment shall serve as Buyer’s Approval Notice. 3. Form of Agreements. The definitions for Build-to-Suit Lease, Buyer/Seller Lease, Hale Street Lease Amendment, and REA set forth in Section 1 of the Agreement are deleted and the following definitions are, respectively, inserted in their place: Build-to-Suit Lease: The Lease Agreement pursuant to which Buyer (or its nominee or affiliate), as landlord, agrees to lease to Seller’s affiliate, as tenant, that portion of the Land shown as “BTS Parcel” on Exhibit A-1 (the “BTS Parcel”) including a new building consisting of approximately 59,000 square feet and associated site improvements to be constructed by Buyer (or its nominee or affiliate), at Buyer’s sole cost and expense, on the BTS Parcel, subject to the terms and conditions of such Lease Agreement, in the form set forth in Attachment 1 to Third Amendment, attached hereto and made a part hereof.

Page 2 Buyer/Seller Lease: The Lease Agreement pursuant to which Buyer (or its nominee or affiliate), as landlord, agrees to lease to Seller’s affiliate, as tenant, that portion of the Land shown as the “Leased Parcel” on Exhibit A-1 (the “Leased Parcel”) including the Building and Improvements located thereon, all in the form set forth in Attachment 2 to Third Amendment, attached hereto and made a part hereof. Hale Street Lease Amendment: REA: The Fifth Amendment to Lease to be entered into between ND Hale Street, LLC (an affiliate of Buyer), as landlord, and Seller’s affiliate, as tenant, which modifies a certain lease dated May 31, 2007, as amended, relating to certain premises in Lowell, Massachusetts known as and numbered 121 Hale Street, in the form set forth in Attachment 3 to Third Amendment, attached hereto and made a part hereof. The Reciprocal Easement Agreement contemplated by each of the Build-to-Suit Lease, Buyer/Seller Lease, and Hale Street Lease Amendment in the form set forth in Attachment 4 to Third Amendment, attached hereto and made a part hereof. Notwithstanding the foregoing, Buyer and Seller acknowledge that Section III.B, Exhibit B and Exhibit C of the REA and the forms of the 2016 Assignment and the 2016 Consent as referred to in the Hale Street Lease Amendment (collectively, the “Open Items”) remain subject to completion by both Seller and Buyer, who agree to work in good faith to finalize the Open Items prior to Closing; provided, however, that agreement on the Open Items by both Seller and Buyer, acting in their respective sole discretion, will be both a condition to Buyer’s obligation to proceed to Closing under Section 8(b) of the Agreement and a condition to Seller’s obligation to proceed to Closing under Section 8(c) of the Agreement. 4. Closing Date. The definition for Closing Date set forth in Section 1 of the Agreement is deleted and the following definition is inserted in its place: Closing Date: November 14, 2016 (the “Scheduled Closing Date”). 5. Miscellaneous. This Third Amendment shall become effective only upon full execution and delivery of this Third Amendment by Seller and Buyer. The Agreement, as modified by this Third Amendment, contains the parties’ entire agreement regarding the subject matter covered by the Agreement and this Third Amendment and supersedes all prior correspondence, negotiations and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in the Agreement and this Third Amendment. Except as modified by this Third Amendment, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement, as modified by this Third Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

Page 3 6. Counterparts; Facsimile and PDF Signatures. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document. Signatures given by facsimile, electronic pdf, or portable documents format shall be binding and effective to the same extent as original signatures. [Signature Page Follows]

Page 4 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date. SELLER: MACOM TECHNOLOGY SOLUTIONS INC., a Delaware corporation /s/ Robert McMullan________________________ By: Robert McMullan Chief Financial Officer BUYER: CALARE PROPERTIES, INC., a Delaware corporation /s/ William Manley__________________________ By: William Manley Authorized Agent Signature Page to Third Amendment to Purchase and Sale Agreement and Escrow Instructions

Page 5 ATTACHMENT 1 TO THIRD AMENDMENT Form of Build-to-Suit Lease (appended hereto)

Page 6 LEASE AGREEMENT 144 CHELMSFORD STREET LOWELL, MASSACHUSETTS THIS LEASE AGREEMENT (the "Lease" or this "Lease") is made and entered into as of the _ day of , 2016 (the "Effective Date"), by and between [ ], a [ ] ("Landlord") and MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation ("Tenant"). RECITALS A. Landlord [OR ITS AFFILIATE] is, simultaneously with the execution and delivery of this Lease, purchasing from Tenant's affiliate certain improved real property (the "Landlord's Parcel") currently known as and numbered 100 Chelmsford Street, in the City of Lowell, Massachusetts, more particularly described on EXHIBIT A and shown on the plan attached hereto as EXHIBIT A-1. B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord that certain portion of the Landlord's Parcel shown as "144 CHELMSFORD PARCEL" on the plan attached hereto as EXHIBIT A-1 (the "Leased Parcel"), together with the Improvements (as defined herein), which will include without limitation certain improvements to be constructed by Landlord to the extent required as set forth in APPENDIX 1 (attached hereto and incorporated herein by reference) and Intangible Rights (as defined herein), all upon the terms and conditions hereinafter set forth. It is anticipated that the Leased Parcel will be known as and numbered 144 Chelmsford Street, Lowell, Massachusetts. C. Simultaneously herewith Landlord [OR ITS AFFILIATE] and Tenant are entering into a Lease Agreement (the "100 Chelmsford Lease") pursuant to which Landlord [OR ITS AFFILIATE] will lease to Tenant the remaining portion of Landlord's Parcel as shown as "100 CHELMSFORD PARCEL" on the plan attached hereto as EXHIBIT A-1 together with all Improvements (as such term is defined in the 100 Chelmsford Lease) now and/or hereafter existing thereon, which will include without limitation certain site improvements to be constructed by Landlord to the extent required as set forth in APPENDIX 1 (the "100 Chelmsford Parcel"). NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties do hereby agree as follows: I. (a) Demise. Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord the Leased Parcel and all buildings, structures, fixtures and improvements now or hereafter located thereon and/or to be constructed thereon as in this Lease provided (collectively the "Improvements"), together with all existing rights of ingress and egress from all public ways adjacent to the Premises, such rights (the "Ancillary Rights") being in common with Landlord and others now or hereafter entitled thereto from time to time pursuant to the terms of any applicable Other Documents (as defined herein). It is anticipated that upon the occurrence of Substantial Completion of the Landlord Work (as such terms are defined in APPENDIX 1), the

2 Improvements .will include without limitation a building comprised of approximately 59,000 square feet of gross floor area as shown approximately as "NEW BUILDING" and "CONNECTOR" on EXHIBIT A-2, which square footage shall be finalized by the Work Plans (as defined in APPENDIX 1) and shall not be subject to challenge or re-measurement by either party for all intents and purposes under this Lease (except to the extent otherwise expressly provided herein). The Leased Parcel, the Improvements and Ancillary Rights are hereinafter collectively referred to as the "Premises." As used herein, "Building" shall mean any building or buildings as shall at any given time have been constructed on the Leased Parcel. (b) Condition of Leased Parcel. Immediately prior to the Effective Date, Tenant occupied the Leased Parcel. Tenant is therefore familiar with the Leased Parcel, and its condition and suitability for Tenant's use and Tenant acknowledges that, except as specifically set forth herein, Landlord has not made any warranty or representations, expressed or implied, as to the condition or suitability of the Leased Parcel for Tenant's intended use and that Tenant is leasing the Leased Parcel and hereby accepts the Leased Parcel in its "AS IS" and "WHERE IS" condition. Except to the extent expressly set forth in APPENDIX 1, Landlord shall not have any obligation to make repairs, alterations or improvements to the Leased Parcel, Building and/or Premises, either at or prior to the commencement of the term hereof or at any time thereafter. Tenant, at Tenant's option and/or election, shall have the right, but not the obligation, to perform certain work and/or make certain installations at the Premises in connection with Tenant's initial occupancy thereof as set forth in EXHIBIT B (the "Tenant Work"). (c) Landlord Work. APPENDIX 1 sets forth certain rights and obligations of Landlord and Tenant with respect to the design, permitting and performance of the Landlord Work (as defined in APPENDIX 1), which Landlord Work includes certain site improvements to be made to both the Leased Premises and the 100 Chelmsford Parcel. As set forth in APPENDIX 1, in the event of the occurrence of an Approval Contingency Failure (as defined in APPENDIX 1), subject to all of the terms and conditions applicable thereto as set forth in APPENDIX 1, Landlord shall have no obligation to perform the Landlord Work and the Possession Date shall be deemed to have occurred. Further in the event of the occurrence of an Approval Contingency Failure, and only in such event, the terms and conditions of EXHIBIT F shall also apply (and shall govern and control in the event of a conflict between the terms and conditions of this Lease outside of EXHIBIT F and the terms and conditions of EXHIBIT F). 2. Term. (a) Initial Term. The initial term ("Initial Term") of this Lease shall commence on the Commencement Date and shall terminate at 11:59 p.m. on the last day of the month during which the twentieth (20th) anniversary of the Commencement Date occurs, subject to Tenant's right to extend this Lease as set forth in Section 2.2. As used herein, "Commencement Date" shall mean the Possession Date (as defined in APPENDIX 1). As used herein, the "term" or the "term of this Lease" shall mean the Initial Term, as the same may be extended by an Optional Extension Term (as defined herein) as set forth in clause (b) immediately below. (b) Extension Term(s). Provided that Tenant is not then in default beyond any applicable notice and cure period under any monetary term or condition of this Lease at the time

3 of exercise of an Optional Extension Term (defined herein), and further provided that Tenant gives Landlord written notice of Tenant's election to exercise an Optional Extension Term by no later than such date (the "Option Exercise Deadline") as is at least two (2) years prior to the end of the then current term, Tenant shall have the right to extend the term of this Lease for two (2) separate and consecutive optional extension periods of ten (10) years each (each an "Optional Extension Term" and collectively the "Optional Extension Terms"). Upon Tenant's exercise of an option to extend the term for an Optional Extension Term as set forth above, the term of this Lease shall be thereby automatically extended for the period of such Optional Extension Term without the need for the parties to execute and deliver any further documentation, such Optional Extension Term shall be on the same terms and conditions as were in effect under this Lease for the term prior to such Optional Extension Term except that the fixed annual Base Rent due hereunder for each Optional Extension Term shall be determined as set forth in Section 3(b) and Tenant shall have no further options to extend the term other than the Optional Extension Terms expressly provided for in this Section 2(b). At such time as such information has been conclusively determined hereunder, at the election of either party, the parties shall execute an agreement, in a form reasonably acceptable to the parties, memorializing the dates of any Optional Extension Term and the Base Rent applicable thereto. 3. Rental. (a) During the term hereof, commencing on the Commencement Date, Tenant shall pay to Landlord, in advance on the first day of each calendar month in equal monthly installments at the address set forth in Section 17 or such other place as Landlord may from time to time designate, in writing, without demand or right of set-off except to the extent (if any) otherwise expressly set forth in this Lease, fixed and minimum annual rental ("Base Rent") as determined under Section I(i) of APPENDIX 1, provided that commencing on the first day after the conclusion of the first twelve (12) full calendar months of the term, and then continuing annually thereafter on the one (1) year anniversary of such date, the Base Rent shall be increased by one and one-half percent (1.5%) above the previous year's Base Rent. All Base Rent shall be payable in addition to all additional rent required under this Lease. If the Commencement Date begins on a date other than the first day of a calendar month, or the term of this Lease ends on a day other than the last day of the calendar month, Base Rent for such month shall be prorated, based on the number of days in the applicable calendar month. Tenant shall pay an interest charge determined in accordance with Section 16 for Base Rent received by Landlord more than five (5) days following the due date. (b) Extension Terms. The annual Base Rent due during each Optional Extension Term for which Tenant shall have exercised its extension option right shall be equal to the greater of (i) ninety-five percent (95%) of the Market Rent (as defined herein) or (ii) the average of the annual Base Rent in effect for all years (x) of the Initial Term (in the case of the first such Optional Extension Term) or (y) of the first such Optional Extension Term (in the case of the second such Optional Extension Term); provided that, commencing on the first day after the conclusion of the first twelve (12) full calendar months of any such first or second (as applicable) Optional Extension Term and then continuing annually thereafter on each anniversary of such date for the duration of such first or second (as applicable) Optional Extension Term, the annual Base Rent shall be increased by one and one-half percent (1.5%) above the previous year's annual Base Rent.

4 (c) Market Rent. The "Market Rent" for the Premises shall be the rental rate being charged under new leases of premises in Massachusetts comparable to the Premises and located within ten (10) miles of the Premises (the "Trade Area") for the first year of a ten (10) year term commencing approximately at the time of the applicable Optional Extension Term, taking into account all of the terms and conditions of this Lease (other than rental) and all other relevant factors such as the size, condition, use, utility, location and accessibility of the Premises, determined as follows: (i) Within ninety (90) days after the later to occur of (i) Landlord's receipt of Tenant's notice of its exercise of an Optional Extension Term in accordance with Section 2(b) or (ii) the Option Exercise Deadline applicable thereto, Landlord shall deliver to Tenant written notice of its determination of Market Rent. Tenant shall, within sixty (60) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of Market Rent ("Tenant's Response Notice"). If Tenant so accepts Landlord's determination of Market Rent or if Tenant fails to timely deliver Tenant's Response Notice then such determination of the Market Rent by Landlord shall be conclusively deemed to be the Market Rent hereunder for the applicable Optional Extension Term. (ii) If Tenant's Response Notice is timely delivered to Landlord and indicates that Tenant rejects Landlord's determination of Market Rent, then Market Rent shall be determined in accordance with the procedures set forth below in this clause (ii). Within fifteen (15) days after receipt by Landlord of Tenant's Response Notice indicating Tenant's rejection of Landlord's determination of Market Rent, Tenant and Landlord shall each notify the other in writing of their respective designation of an individual broker or appraiser (respectively, "Tenant's Broker" and "Landlord's Broker"). If Landlord shall fail to so designate Landlord's Broker then Tenant shall have the right to arrange for Tenant's Broker to designate Landlord's Broker by notice to Landlord and Tenant given after Landlord's failure to have done so as and when required herein, and if Tenant shall fail to so designate Tenant's Broker then Landlord shall have the right to arrange for Landlord's Broker to designate Tenant's Broker by notice to Landlord and Tenant given after Tenant's failure to have done so as and when required herein. Within ten (10) days of the designation of Landlord's Broker and Tenant's Broker, Landlord's Broker and Tenant's Broker shall jointly select a third broker (the "Third Broker"), failing which either party may petition the President of the Greater Boston Real Estate Board requesting that he or she designate the Third Broker (which designation shall be binding on the parties). All of the brokers or appraisers selected shall be duly licensed or certified individuals with at least five (5) years' commercial brokerage or appraisal experience in the Trade Area with particular experience with the type of property represented by the Premises and, in the case of the Third Broker only, shall not have acted in any capacity for either Landlord or Tenant or any Tenant Affiliate (as defined herein) within ten (10) years prior to the broker's selection. The Third Broker shall determine the Market Rent for the applicable Optional Extension Term in accordance with the requirements and criteria set forth herein employing the method commonly known as Baseball Arbitration, whereby Landlord's Broker and Tenant's Broker each sets forth its determination of Market Rent, and the Third Broker must select one or the other (it being understood that the Third Broker shall be expressly prohibited from selecting any alternative figure). Landlord's Broker and Tenant's Broker shall deliver their respective determinations of the Market Rent to the Third

5 Broker within twenty (20) days of the appointment of the Third Broker and the Third Broker shall render his or her decision within fifteen (15) days after receipt

6 of both of the other two determinations of Market Rent. The Third Broker's decision shall be binding on both Landlord and Tenant and shall be conclusively determined to be the Market Rent hereunder for the applicable Optional Extension Term. If either Landlord's Broker or Tenant's Broker shall have failed to submit their respective determinations of Market Rent as and when required hereunder, then any determination of Market Rent that shall have been submitted by one of them as and when required hereunder shall be conclusively determined to be the Market Rent hereunder for the applicable Optional Extension Term. Each party shall bear the cost of its own broker or appraiser and shall share equally in the cost of the Third Broker. In the event that the Market Rent has not been conclusively determined before the commencement of the applicable Optional Extension Term, then Tenant shall pay Base Rent based upon a ten percent (10%) premium over the annual Base Rent in effect immediately prior to the commencement of the applicable Optional Extension Term until Market Rent for such Optional Extension Term has been conclusively determined hereunder, at which time either Tenant shall promptly pay any unpaid Base Rent to Landlord or Landlord shall promptly refund or credit to Tenant any overpaid Base Rent, in either case with interest at the rate provided for under Section 16. 4. Taxes. (a) Throughout the term of this Lease and any extension, Tenant shall pay before delinquency, as additional rent, all Taxes upon or allocable to the Premises as set forth herein. As used herein, "Taxes" shall mean all taxes, charges and assessments, general and special, ordinary and extraordinary, of every nature and kind whatsoever, and all water rates and sewage or sewer use charges levied, assessed or imposed upon any property that includes the Premises or any portion thereof (the "Taxed Property"), as hereinafter provided, whether such tax, rate, charge or assessment shall be for village, town, county, state, federal or any other purpose whatsoever Taxes shall include, without limitation, all general real property taxes and general, special and area-wide assessments, charges, fees, assessments for transit, police, fire or other governmental services or purported benefits to the Taxed Property, so-called business improvement district charges and service payments in lieu of or in addition to real estate taxes, that may be now or may hereafter be levied or assessed against the Taxed Property or Landlord by the United States of America, the County of Middlesex, Commonwealth of Massachusetts, City of Lowell, or any political subdivision, public corporation, district or other political or public entity. Taxes shall also include any and all general and special assessments, fees and charges assessed or imposed upon the Taxed Property by virtue of any private restrictive covenant. Should any governmental agency or political subdivision impose any taxes and/or assessments, whether or not now customary or within the contemplation of the parties hereto, either by way of substitution for taxes and assessments presently levied and assessed against the real estate as well as the Improvements thereon, or in addition thereto, including, without limitation, any taxes based upon the rentals received by Landlord hereunder (other than an income or franchise tax) or any other tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Premises or any part thereof or in connection with the business of renting the Premises, such taxes and/or assessments shall be deemed to constitute Taxes for the purpose of this Section 4 and shall be paid by Tenant. Taxes shall not include income, intangible, franchise, capital stock, estate or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions, all of which shall be paid by Landlord. Taxes payable by Tenant hereunder shall also include reasonable costs, disbursements and legal fees of Landlord incurred

7 in connection with proceedings to abate, contest, determine or reduce any such Taxes (a "Tax Contest"), but not in excess of the savings to Tenant realized by the Tax Contest unless Landlord undertook such Tax Contest on account of a Tenant Request (as defined herein). Upon written request Tenant shall furnish to Landlord a receipted tax bill, or other satisfactory evidence of the payment of such taxes, assessments and charges within IO days after the same are due and payable. Tenant's obligations under this Section 4 shall survive the expiration or earlier termination of this Lease. (b) With regard to Taxes, if at any time during the term of this Lease, the Premises are assessed for Tax purposes as a part of any other real property owned by Landlord (the "Landlord's Tax Parcel"), then Tenant shall be responsible for and shall pay to Landlord (A) one hundred (I 00%) percent of the Taxes assessed against or allocated to all buildings and related improvements on the Premises (and any fixtures or personal property located therein); and (B) Tenant's Pro Rata Share of the Taxes assessed against or allocated to the land comprising, and so- called site improvements (specifically excluding any buildings) located on, the Landlord's Tax Parcel, such payment to be made within thirty (30) days following Landlord's invoicing Tenant therefor (which invoice shall include copies of the applicable Tax bills). Tenant's "Pro Rata Share" shall be a fraction the numerator of which is the square foot land area of the Leased Parcel and the denominator of which is the square foot land area of the Landlord's Tax Parcel, as either thereof may change as a result of a lot line adjustment as contemplated under clause (I) of Section 35(a) below. As of the Effective Date, the Tenant's Pro Rata Share is ( %) percent. If, however, the Premises are assessed for Taxes separate and apart from any other real property of Landlord, then Tenant shall pay, prior to delinquency, and directly to the taxing authority, one hundred (I 00%) percent of all Taxes assessed against or allocated to the Premises and if Tenant is delinquent in paying any thereof then Tenant shall be fully responsible for paying upon the imposition thereof any interest, penalty or other late fee or charge arising due to such delinquency. If the Premises are separately assessed for Taxes, Landlord shall attempt to arrange to have all notices concerning tax assessments, changes in assessments, tax rates and changes, and tax bills (collectively, "Tax Bills") sent directly from the applicable governmental authorities to Tenant. If Landlord is not able to arrange to have Tax Bills sent directly to Tenant, then based upon timely receipt thereof by Landlord, Landlord shall timely supply Tenant with copies of all Tax Bills after receipt by Landlord, so that Tenant may timely pay such Tax Bills so as to avoid any interest or penalty charges for late payment. If Landlord fails to provide such invoices in a timely fashion Landlord shall pay any late charge, interest or fee based on such delay and payment. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for paying, directly to the taxing authority and without delinquency, all governmental imposed taxes, charges or assessments against any fixtures or personal property of Tenant. (c) If there are at least two (2) years remaining under the term of this Lease and Tenant is not in default under this Lease beyond any applicable notice or cure period, and if: A. the Premises are separately assessed for Taxes and Tenant notifies Landlord, on or prior to the twenty-fifth (25th) day prior to the deadline under applicable law for timely filing for a Tax Contest (the "Filing Deadline"), that Tenant will file a Tax Contest, or

8 B. the Premises are not separately assessed for Taxes and Tenant notifies Landlord, on or prior to the twenty-fifth (25th) day prior to the Filing Deadline, of Tenant's request that Landlord pursue a particular Tax Contest (a "Tenant Request") but Landlord, within fifteen (15) days prior to the Filing Deadline, notifies Tenant that Landlord is declining such request, then, in either such case, Tenant may pursue a Tax Contest in good faith by appropriate proceedings at its own expense, provided that Tenant shall first have paid such Taxes or, if the payment of such Taxes is to be postponed or deferred during the contest with respect to and such Tax Contest is occurring during any period in which Tenant does not satisfy the Financial Prerequisite (as defined herein), Tenant shall have furnished Landlord a bond of a surety company reasonably satisfactory to Landlord in an amount equal to, or shall have deposited with any bank or trust company of Landlord's selection in the State wherein the Premises are located to hold such deposit and apply the same as hereinafter provided, the amount of the Taxes so contested, together with such additional sums as may reasonably be required to pay interest or penalties accrued or to accrue on any such Taxes. Nothing contained herein, however, shall release Tenant of the obligation to pay and discharge contested Taxes as finally adjudicated, with interest and penalties, and all other charges directed to be paid in or by any such adjudication. Any such contest or legal proceeding shall be begun by Tenant as permitted by applicable law; provided, however, that Tenant may in its discretion consolidate any proceeding to obtain a reduction in the assessed valuation of the Premises for tax purposes relating to any tax year with any similar proceeding or proceedings relating to one or more other tax years. Notwithstanding anything contained herein to the contrary, Tenant shall pay all such contested items before the time when the Premises or any part thereof might be forfeited as a result of nonpayment. (d) Landlord shall join in any Tax Contest brought by Tenant under Section 4(c) and hereby agrees that the same may be brought in its name, if the provisions of any law, rule or regulation at the time in effect shall so require. Tenant shall indemnify and save Landlord harmless from any liabilities, losses, or expenses (including reasonable attorney's fees) in connection with any such Tax Contest in which Landlord shall join or permit to be brought in its name pursuant to this Section 4(d). (e) So long as Tenant is not in default under any term or condition of this Lease beyond any applicable notice and cure period, Tenant shall be entitled to share in any refund of any Taxes on account of any Tax Contest (including any refunded penalties or interest thereon) in an amount in proportion to the percentage that the amount so refunded was originally paid for by Tenant (and Landlord shall be entitled to that portion of the refund that is in proportion to the percentage that the amount so refunded was originally paid by Landlord, any predecessor owner or any third party); provided, however, that there shall first be deducted from the amount of any such refund such amounts as are necessary to reimburse Tenant (or Landlord, if Landlord was the contesting party pursuant to Section 4(f) below), for the reasonable costs of the particular Tax Contest actually paid by Tenant (or Landlord, if so applicable) in pursuit of the Tax Contest (provided that if any of such costs were paid to an affiliate of Tenant (or Landlord, if so applicable) then those costs shall only be deducted to the extent that they do not exceed what such costs would have been had they been paid to an unaffiliated party on an arm's length basis).

9 (t) If Tenant is not entitled to pursue a Tax Contest as set forth in Section 4(c), then Landlord may on its own initiative elect to pursue a Tax Contest without restriction; provided, however that if (i) there are at least two (2) years remaining under the term of this Lease and (ii) Tenant is not in default under this Lease beyond any applicable notice or cure period, then Landlord shall not so commence any such Tax Contest, or agree to any settlement, compromise or other disposition of any such Tax Contest proceedings, or discontinue or withdraw from any such Tax Contest, or accept any refund of any Taxes as a result of any Tax Contest, in each case without the consent of Tenant, which consent (x) Tenant may withhold in Tenant's sole discretion if the Premises are separately assessed for Taxes or (y) Tenant shall not unreasonably withhold or condition if the Premises are not separately assessed for Taxes, provided that, in any event, if Tenant does not notify Landlord in writing within fifteen (15) days of Tenant's receipt of a notice from Landlord requesting Tenant's consent to a Tax Contest (provided that Landlord's request therefor shall include a statement in a conspicuous place and in capital letters to the effect that "FAILURE TO RESPOND TO THIS REQUEST IN FIFTEEN (15) DAYS WILL BE DEEMED CONSENT") then Tenant shall be deemed to have given such consent. Tenant agrees, at no out-of-pocket cost to Tenant, to reasonably cooperate with Landlord, in any such Tax Contest brought by Landlord under this Section 4(t). 5. Use of Premises. Tenant shall have the right to use the Premises for any lawful commercial use. Tenant shall not cause or maintain or authorize any nuisance or commit or suffer the commission of any waste in, on or about the Premises. Tenant acknowledges that Landlord has made no warranty or representation regarding the suitability of the Premises for Tenant's intended use and that, except to the extent expressly set forth in APPENDIX 1 or to the extent caused by negligence or willful misconduct of Landlord and/or Landlord employees, agents, contractors and/or invitees, Tenant is responsible during the term of this Lease for all activities occurring on the Premises. Subject to the provisions of Section 6 and APPENDIX 1, Tenant, at its sole cost and expense, shall comply with and conform to all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every governmental authority or agency and all covenants, restrictions and conditions now of record which may be applicable to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "American With Disabilities Act") or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease. 6. Repairs. Except as otherwise expressly set forth in APPENDIX 1, throughout the term hereof, Tenant shall keep and maintain the Premises (including, without limitation, all Improvements located therein, all Alterations made thereto, and all fixtures installed therein) in good condition and repair and be responsible for all maintenance, repairs and replacements to the Premises, structural and nonstructural, ordinary or extraordinary, foreseen or unforeseen, including, but not limited to, all structural repairs and replacements to the foundation, exterior and/or load bearing walls, interior and exterior windows, roof, and, mechanical, electrical, plumbing, heating, ventilation and air conditioning and life safety systems (the "Systems") of the Premises, and including without limitation all landscaping, sidewalks, driveways, parking areas and other outdoor facilities or amenities contained in or about the Premises. Tenant shall make all such repairs and replacements as may be necessary to keep and maintain the Premises in a

1 0 condition consistent with other buildings of similar use, age and construction located in the Lowell, Massachusetts trade area, and shall not defer any repairs, maintenance or replacements in anticipation of the expiration of the term. Tenant shall keep and maintain the Premises in a clean, safe, sanitary and tenantable condition in a manner compatible with its intended use, shall not permit any garbage, waste, refuse or dirt of any kind to accumulate in or about the Premises, shall keep all Systems in good working order and operating condition, shall keep all driveways, parking areas, entrances and pedestrian walkways in a reasonably safe condition (including reasonably free from snow and ice) and shall make any repairs, replacements or improvements which may be required by any Jaws, rules, regulations, ordinances or orders of any federal, state, local or other governmental authority having jurisdiction over the Premises. Tenant shall not cause deterioration (other than ordinary wear and tear), waste, damage or injury to the Premises. Except as expressly provided in APPENDIX 1 of this Lease, Landlord shall not be required to make any repairs, alterations, maintenance or replacements in or to the Premises. 7. Utilities. Throughout the term hereof, Tenant shall be responsible for and shall promptly pay as and when due all charges for heat, water, gas, electricity, telephone, sanitary sewer and other utilities used or consumed in, on or upon the Premises. Tenant shall at all times keep the Premises sufficiently heated so as to prevent freezing and deterioration thereof and/or of the equipment and facilities contained therein. Except as otherwise expressly set forth in APPENDIX 1, Tenant shall be responsible for all utility connections. 8. Alterations. (a) Except for the Tenant Work and except for New Improvements (as defined in EXHIBIT F), which Tenant may complete without the need for Landlord's prior written approval under this Section 8 (but, in any event, subject to all of the other terms of this Lease applicable thereto), Tenant shall not make any alterations, additions or improvements on, to or about the Premises ("Alterations") except in accordance with this Section 8. Except as otherwise expressly set forth in Section 8(b) below, any Alterations shall at once be deemed a part of the realty and belong to Landlord. Subject to the conditions set forth in clauses (A) through (F) of this Section 8(a) below, as applicable, during the term of this Lease, except for any Tenant Work as aforesaid: (i) Tenant shall be permitted to make any interior, non-structural Alterations to the Building ("Permitted Non-Structural Alterations") without the prior written consent of Landlord; (ii) Tenant shall be permitted to make any Alterations to or affecting the interior structural elements or Systems of the Premises or any part thereof and to the extent such interior structural alterations necessitate structural Alterations to the exterior of the Building such changes shall be permitted ("Permitted Structural Alterations" and, together with any Permitted Non-Structural Alterations, "Permitted Alterations") without the prior written consent of Landlord provided that Tenant delivers to Landlord notice thereof at least thirty (30) days in advance of its making such Permitted Structural Alterations which notice shall include copies of Tenant's plans and specifications therefor; and (iii) Tenant shall not make any exterior Alterations that are not Permitted Alterations or any other Alterations that are not Permitted Alterations (as the case may be, "Other Alterations") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. During the term of this Lease, Tenant may install on the Premises such trade fixtures and equipment as Tenant deems necessary for its business activities; provided that the installation and use of all such trade fixtures and equipment shall be in compliance with any and all applicable

IO governmental laws, rules, regulations and ordinances and if the installation of any such trade fixtures or equipment would require modification to the structural elements or Systems of the Premises or any part thereof then the same shall be deemed Permitted Structural Alterations. All such Alterations shall be completed in a good and workmanlike manner incorporating materials comparable to that which exist in the affected portions of the Premises and, in any event, in "good condition," and upon completion thereof Tenant shall deliver to Landlord copies of (x) any certificate of occupancy required by any governmental authorities to have been issued therefor and (y) plans and specifications prepared by a certified architect depicting such Alterations as installed. Minor decorations to the Premises, such as moveable partitions, carpeting, painting and wallpapering, shall not constitute Alterations. Notwithstanding anything to the contrary contained herein, all Alterations shall be subject to the following conditions: A. Tenant shall pay, or cause to be paid, the entire cost of the Alterations. B. With respect to any Permitted Structural Alteration or any Other Alteration that, in Landlord's reasonable judgment, would materially adversely affect the value or the utility of the Premises, Tenant shall, at Landlord's election (a "Restoration Election"), either (as Landlord shall elect in its Restoration Election) (x) restore the affected area to the condition in which it existed prior to such Alteration or (y) otherwise remove the Alteration in a manner that leaves the Premises in a safe and secure, structurally sound, weather-tight and architecturally whole condition and in compliance with applicable law. A Restoration Election may be made at any time up until the later to occur of (i) one (1) year prior to the natural expiration of the term of this Lease or (ii) in the event of any early termination of this Lease within ten (10) days following the later to occur of (A) the date of such early termination or (B) not more than ten (10) days after Tenant shall have afforded Landlord all plans, specifications and other information and access reasonably requested by Landlord. Notwithstanding the foregoing sentence, Tenant may at any time request in writing that Landlord either make or decline to make a Restoration Election with respect to any particular proposed Alterations (prior to Tenant's making the same) and if Tenant makes such request and provides to Landlord all plans, specifications and other information and access reasonably requested by Landlord in order for Landlord to make a reasonably informed decision as to whether to make a Restoration Election then Landlord will, within 30 days after receiving all such information, inform Tenant in writing as to whether Landlord is making or declining to make such Restoration Election, with Landlord's failure to make such Restoration Election being deemed Landlord's having declined to make the same. If Landlord makes a Restoration Election, Tenant may then elect not to make the proposed Alterations, provided that if Tenant shall thereafter

11 perform the Alternations then Tenant shall perform the restoration or removal work required therefor at its sole cost, which work shall be deemed Alterations to the extent applicable under the terms of this Section 8. Notwithstanding the foregoing, the provisions of this clause B shall not apply to any New Improvements except to the extent of any Business Installations therein. C. Tenant shall keep the Premises free from and promptly remove any mechanic's liens and indemnify, defend, and hold Landlord harmless from any and all liability or expense of any kind and description (including reasonable attorneys' fees) which may arise out of or be connected in any way with Tenant's Alterations. Any mechanic's lien filed against the Premises or for Alterations or materials furnished to Tenant shall be discharged by Tenant within thirty (30) days of Tenant becoming aware of its filing, at Tenant's sole expense, by payment or filing of a bond satisfactory to Landlord. D. Tenant shall hold Landlord harmless from all claims, losses, liabilities, damages, and expenses (including reasonable attorney's fees) resulting from any Alterations. E. Tenant shall obtain and pay for all necessary permits and approvals and shall comply with all applicable governmental requirements and insurance rating bureau recommendations, including complying with any rules and regulations related to the handling or removal of asbestos containing materials; and F. Tenant or Tenant's contractor's shall carry builder's risk insurance covering all Alterations, in form and amounts and with companies satisfactory to Landlord, naming Landlord and Mortgagee (as defined herein), if any, as an additional insured. (b) Tenant shall remain the owner of all trade fixtures and equipment installed in the Premises, as well as those Alterations and fixtures (such fixtures, as distinguished from "trade fixtures" and "equipment," being herein referred to as "Permanent Fixtures") which are part of Tenant's business operations and functions conducted at the Premises (any such Alterations and Permanent Fixtures being, individually or collectively, "Business Installations"). Tenant shall be entitled to remove Business Installations at any time but at the expiration of the term of this Lease shall be obligated to remove any such Business Installations for which Landlord shall have made a Restoration Election in accordance with clause (B) of Section 8(a), subject to the requirements of Section 18 below. In any event, in connection with any removal of Business Installations Tenant shall (x) restore the affected area to the condition in which it existed prior to the initial installation thereof or (y) otherwise remove the same in a manner that leaves the Premises in a safe and secure, structurally sound, weather-tight and architecturally whole condition and in compliance with applicable law. Landlord hereby waives any and all rights it may have to any statutory, pre-judgment landlord's lien and/or rights of distraint on the

12 Business Installations, as well as on any of Tenant's trade fixtures, equipment, goods, inventory and other personal property located within the Premises (collectively, "Tenant's Property"). If requested by Tenant's lender holding a lien on Tenant's Property ("Tenant's Lender"), Landlord shall promptly execute and deliver an instrument in form reasonably satisfactory to Tenant's Lender and Landlord, which form shall (i) provide for Landlord's consent to the Lender's lien on any of Tenant's Property ("Collateral"), (ii) provide for Landlord's subordination to the Lender's lien of any right to levy or distrain the Collateral (and confirming Landlord's subordination to the Lender's lien of any statutory lien on the Collateral) and (iii) afford Tenant's Lender the opportunity to enter the Premises in order to remove the Collateral on reasonable terms and conditions (including without limitation, the condition that Tenant's Lender pay Landlord any per diem amounts due under Section 20 hereof with respect to any period of time in which the Collateral remains on the Premises after the termination of this Lease, restore any damage caused by such removal and otherwise remove such collateral in accordance with any requirements of clause (B) of Section 8(a) above or Section 18 below as are applicable to the particular Collateral, and indemnify Landlord from any damage or liability caused to Landlord by such entry and removal activities including reasonable attorneys' fees incurred by Landlord in connection therewith. (c) Without limitation, the installation by Tenant on the roof of any Building, and/or any other portion(s) of the Leased Parcel upon which buildings or structures may be erected under the terms of this Lease, of solar panels ("Solar Panels"), equipment providing an uninterrupted power supply to the Premises (including, without limitation, generators and chargers), and/or equipment providing for electric service generation and/or storage (any such solar panels and/or other equipment being, collectively, "Tenant's Exterior Equipment") shall constitute Permitted Alterations hereunder. Tenant's Exterior Equipment, once installed, shall constitute Business Installations hereunder for which Landlord shall be deemed to have made a Restoration Obligation. All proceeds and other consideration which Tenant receives relative to the exercise of Tenant's right to install and/or operate the Solar Panels and/or any other items of Tenant's Exterior Equipment shall be the sole property of the Tenant and Landlord shall have no right, title or interest in and to the same or any part thereof. Notwithstanding the foregoing, in no event shall Tenant enter into any contract providing for the use, output or other benefit of the Solar Panels and/or any other items of Tenant's Exterior Equipment by any third party that will survive the expiration of earlier termination of this Lease or otherwise be binding on Landlord. 9. Insurance and Indemnity. (a) Liability Insurance. Tenant shall, at Tenant's sole expense, during the entire term hereof, keep in full force and effect a policy of commercial general liability insurance with respect to the Premises, and the business operated by Tenant in the Premises, in which the primary coverage per accident or occurrence is not less than $1,000,000.00 of primary combined single limit and the umbrella coverage per accident or occurrence is not less than $15,000,000.00 in the aggregate. Each such policy shall name Landlord and any Mortgagee as an additional insured. (b) Property Insurance. Tenant shall, at Tenant's sole expense, during the entire term hereof, keep in full force and effect a policy of special form property insurance against fire, vandalism, malicious mischief, and such other hazards as are from time to time

13 included in a ISO Special Form Causes of Loss form or its equivalent, insuring the Premises in an amount equal to the full replacement value of the Improvements (with an agreed amount endorsement, or no coinsurance form), and all Tenant's Property, in an amount equal to the full replacement value thereof. (c) Contractors' Insurance. At all times when any work is in process in connection with the performance of any Alterations, Tenant shall require all contractors and subcontractors to maintain the following insurance: (i) Commercial general liability insurance in the amount of One Million ($1,000,000.00) Dollars insuring Landlord and Mortgagee, if any, as additional insureds; (ii) the insurance required under clause (F) of Section 8(a) above; (iii) Worker's Compensation, as required by law; and (iv) Automobile liability insurance, including but not limited to, passenger liability, on all owned, non-owned and hired vehicles in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000.00) for bodily injury and property damage. (d) Requirements. The policies required under this Article 9 may be furnished by Tenant under any blanket policy carried by it (provided the minimum limits set forth above are applicable to the Premises) or under a separate policy therefor. The insurance shall be with carriers with a Best Insurance rating of "A-" or better and a financial size rating of "VIII" or better and qualified to do business in the Commonwealth of Massachusetts. Certificates of the insurers, on the ACORD standard or equivalent forms, evidencing the maintenance of such insurance policies shall be delivered to Landlord prior to commencement of the term of this Lease and, upon renewals, not less than ten (I 0) days prior to the expiration of a coverage period. At any time during which Tenant satisfies the Financial Prerequisite, Tenant may self-retain any losses up to a maximum amount determined appropriate by Tenant. At any time after the third (3rd) anniversary of the Effective Date, any minimum dollar coverage requirements set forth herein shall be subject to increase to levels customarily required by landlords of similar properties in eastern Massachusetts, upon Landlord's election by notice to Tenant therefor given from time to time (but not more than once in any given period of three (3) years). Prior to the last two (2) years of the term of this Lease, Tenant alone will be entitled to adjust any losses and to receive insurance proceeds (provided that Tenant shall keep Landlord reasonably apprised of, and afford Landlord the reasonable opportunity to advise and consult in, but with no approval authority over the adjustment process) but in any event, to the extent necessary, Tenant shall use such proceeds for purposes of complying with any Tenant's repair, restoration and rebuilding obligations hereunder. Notwithstanding the foregoing, if at any time Tenant does not satisfy the Financial Prerequisite then such proceeds shall not be received by Tenant but, rather, shall be paid to the first priority Mortgagee or, if there is no Mortgagee, a bank, trust company or institutional escrow agent reasonably satisfactory to the parties, to be disbursed for the foregoing purposes on terms and conditions reasonably required by Landlord or the first priority Mortgagee

14 (which may include, without limitation, those that an institutional construction lender would customarily and reasonably require for disbursement of construction loan proceeds). During the last two (2) years of the term of this Lease, Landlord alone will be entitled to adjust any losses and to receive insurance proceeds (provided that Landlord shall keep Tenant reasonably apprised of, and afford Tenant the reasonable opportunity to advise and consult in, but with no approval authority over the adjustment process) but in any event Landlord shall make such proceeds timely available to Tenant for purposes of Tenant's complying with its repair, restoration and rebuilding obligations hereunder on terms and conditions reasonably imposed by Landlord or Landlord's senior mortgagee (which may include, without limitation, those that an institutional construction lender would customarily and reasonably require for disbursement of construction loan proceeds). (e) Tenant's Indemnity. Tenant shall defend, indemnify and save Landlord harmless against and from any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees), arising out of (a) Tenant's use or occupancy of the Premises or the occurrence of any nuisance on the Property, (b) the conduct or management of the business conducted by Tenant or any subtenant or other occupant in the Premises, (c) any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease, and (d) any act or negligence of Tenant, its agents, contractors, servants, guests, employees, subtenants, concessionaires or licensees on or in the Premises or its appurtenances. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend such action or proceeding which is brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord, provided that Landlord hereby approves any such counsel reasonably appointed by Tenant's insurance company. (f) Subrogation. Tenant and Landlord hereby release each other and its or their respective officers, directors, employees and agents from any and all liability or responsibility (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by insurance required maintained by the said party and shall maintain insurance policies requiring such release. (g) Landlord's Indemnity. Landlord shall defend, indemnify and save Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of (a) any breach or default on the part of the Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to the terms of this Lease, and (b) any negligence of Landlord, its agents, contractors, servants, guests, employees, tenants (other than Tenant), concessionaires or licensees on or about the Premises. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend such action or proceeding which is brought against Tenant by reason of any such claim. Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant, provided that Tenant hereby approves any such counsel reasonably appointed by Landlord's insurance company. 10. Damage or Destruction.

15 (a) If during the term of this Lease the Premises, or any portion thereof, are destroyed or damaged by fire, explosion, or any other event whatsoever (a "casualty"), then Tenant shall, as soon as practicable (after receipt of insurance proceeds, but only if and to the extent that (i) Tenant shall have been required hereunder to insure the same, (ii) Tenant shall have in fact maintained such insurance as required hereunder and (iii) Tenant shall have proceeded to adjust the insured loss diligently and in good faith), repair, restore, and rebuild the Premises to a condition substantially equivalent to that existing prior to such casualty, and shall do so each time and as often as any portion of the Premises shall be destroyed or damaged, regardless of whether such casualty is covered by any insurance policy maintained by Tenant. Except as expressly provided in Section 1O(b), below, no damage or destruction of any building or any of the fixtures or other property therein shall be grounds for the termination of this Lease or relieve the Tenant from any obligation created or imposed by virtue of this Lease; any laws of the state in which the Premises is located to the contrary notwithstanding, including, but without limiting the generality of the foregoing, Tenant's obligation to make payment of the rent and all other charges on the part of the Tenant to be paid, and the Tenant's obligation to perform all other covenants and agreements on the part of the Tenant to be performed. (b) (i) Notwithstanding anything contained in this Lease to the contrary, if Improvements, the replacement value of which shall exceed 50% or more of the replacement value of all Improvements at the Premises are damaged or destroyed by fire or other casualty during the last two (2) years of the term hereof, then Tenant shall have the right to elect not to repair, restore and rebuild the Premises as otherwise required under Section 1O(a) above by written notice to Landlord given within sixty (60) days of the fire or other casualty (the "Non Restoration Notice"). If Tenant gives a Non-Restoration Notice as aforesaid, Tenant shall pay or cause to be paid to Landlord, by insurance proceeds or a direct payment from Tenant or any combination of the two, an aggregate amount equal to (i) the proceeds of all insurance maintained by Tenant hereunder covering such loss ("Insurance Proceeds"), plus (ii) any deductible or other self-retained amount covering such loss, plus (iii) any remaining amount necessary so that Landlord shall have received in full the reasonably estimated cost to repair, restore and rebuild the Improvements to the same extent to which Tenant would have been required to repair, restore or rebuild the same under Section lO(a) above had Tenant not given the Non-Restoration Notice. Such payment under the preceding sentence (the "Restoration Payment") shall be made within thirty (30) days after Tenant shall have given the Non Restoration Election or, with respect to any portion of such payment to be paid by Insurance Proceeds, after the receipt of such Insurance Proceeds (but only if and to the extent that (i) Tenant shall have been required hereunder to insure the same, (ii) Tenant shall have in fact maintained such insurance as required hereunder and (iii) Tenant shall have proceeded to adjust the insured loss promptly, diligently and in good faith). Upon its receipt thereof, the Restoration Payment shall be the sole and exclusive property of Landlord and Landlord shall have no obligation whatsoever to rebuild, repair or restore any Improvements. (ii) Notwithstanding anything to the contrary contained in clause (i) immediately above, if Tenant gives a Non-Restoration Notice, Tenant shall be required to demolish any damaged Improvements that Tenant has elected not to repair, restore or repair at Tenant's sole cost and expense, such demolition to commence within sixty (60) days following the date of the Non-Restoration Notice. Upon commencing any such demolition, Tenant shall diligently and continuously pursue the same (a) to completion, which completion shall, in any

16 event, require that any demolished Improvements are completely razed to the ground (or, at Tenant's election, to a slab foundation), any and all debris from such demolition is removed from the Premises, the Premises are filled and graded, to the extent applicable, in a safe, secure and sightly manner, and any and all utilities servicing such demolished Improvements have been capped as required by law and by the applicable utility provider, and (b) otherwise in accordance with all obligations hereunder applicable to Permitted Alterations. Tenant's obligations under the preceding sentence are referred to herein as the "Demolition Obligations." (iii) Commencing at such time as Tenant shall have paid the Restoration Payment to Landlord in full and continuing thereafter until the conclusion of the term of this Lease, Tenant's obligation to pay Base Rent shall be limited to 50% of the Base Rent that would have otherwise accrued during such period. Tenant's giving of a Non-Restoration Notice shall in no event result in any termination of this Lease or, except as expressly set forth in the preceding sentence, result in any abatement or reduction of Rent or otherwise relieve Tenant of any obligation to pay Rent. Upon the giving of a Non-Restoration Notice, Tenant shall have no further right to exercise an Optional Extension Term (and any Optional Extension Terms then exercised and for which the applicable Optional Extension Term has not yet commenced shall be deemed rescinded and of no further force and effect). 11. Public Taking. (a) If during or prior to the term of this Lease all or substantially all of the Premises shall be sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession shall be transferred to the acquiring authority, and the rental payable hereunder shall be apportioned accordingly. Upon any taking of less than substantially all of the Premises, this Lease shall continue in force as to the part of the Premises not taken. In the event of any such partial taking, Tenant, at Tenant's sole cost except as otherwise provided herein, shall, upon the availability of the funds therefor to Tenant as hereinafter provided (and subject to the effect of such taking), diligently rebuild or restore the remainder of the Premises to the condition in which they existed at the time of such taking. Except as herein specifically provided otherwise, all damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord; provided that Tenant shall have the right to make its separate claim for compensation for any loss or damage it suffers to its trade fixtures and for statutory relocation expenses. In the event of a partial taking any proceeds received by Landlord shall first be applied to reimburse Tenant for the costs of rebuilding or restoring the Premises to its condition at the time of taking (subject to the effect of such taking) on reasonable terms and conditions (which may include, without limitation, those that an institutional construction lender would customarily and reasonably require for disbursement of construction loan proceeds). Notwithstanding the foregoing, Tenant shall not be required to complete any restoration under this Section 11 the cost of which exceeds the funds made available to Tenant therefor as provided hereunder. (b) Notwithstanding anything contained in this Lease to the contrary, (i) if more than fifty percent (50%) of the gross building floor area of the Premises are taken during the last year of the term of this Lease, or (ii) such lesser amount that would prevent the Tenant from operating the Tenant's business as operated in the ordinary course prior to such taking, or

17 (iii) if access is taken such that the Premises no longer have reasonable vehicular and/or pedestrian access, or (iv) if the parking areas of the Premises are taken such that the remaining available parking does not meet the legal requirements therefor, then in any such event or events, Landlord and Tenant each shall have the right to terminate this Lease by giving to the other written notice of such termination within thirty (30) days after the date of such taking, specifying a termination date of at least sixty (60) days and not more than ninety (90) days after the date of notice of termination. Failure to give notice of termination within such thirty (30) day period shall be deemed to be a waiver of such right of termination. Notwithstanding the foregoing, a termination right made under clause (iv) hereof shall only be effective after Landlord has been given a reasonable opportunity (not to exceed sixty (60) days after the date of such taking) to replicate the parking at an offsite location reasonably acceptable to Tenant in Tenant's business judgment. (c) In the event of a condemnation which does not result in a termination of this Lease then in that event the Base Rent payable hereunder and any other item in this Lease which is based upon the relative size of the Premises (including but not limited to the size of the Leased Parcel and the Improvements) shall be adjusted and decreased on a pro rata basis from and after the date of taking. I 2. Assignment and Subletting. (a) Except as otherwise expressly provided herein, Tenant shall have no right to assign or transfer this Lease, sublet all or any part of the Premises, grant a mortgage on Tenant's leasehold interest under this Lease or otherwise hypothecate any interest of Tenant hereunder, or grant a license or other use or occupancy right to any other person or entity to use all or any part of the Premises, whether voluntarily, involuntarily or by operation of law or whether directly or indirectly (any of the foregoing being a "Transfer"), in each case without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may engage in any of the following transactions (each, a "Permitted Transfer") without the consent of the Landlord: (i) the sublease or assignment of Tenant's interest under this Lease (the "Tenant Interest") to any Tenant Affiliate; (ii) a sublease or assignment to any entity in connection with a public offering of stock by Tenant; or (iii) a transaction pursuant to which Tenant is merged or consolidated with any other entity or pursuant to which all or substantially all of Tenant's assets (including, without limitation, the Tenant Interest) are sold or transferred as a "going concern" and in a single transaction; provided, however, that in any such case (A) the Transfer shall be made in good faith and for a legitimate business purpose other than circumventing the restrictions on Transfer otherwise applicable under this Section 12, (B) except in the case of a Transfer under clause (i) immediately above, either (x) at the time of the proposed Transfer, each of Tenant and any applicable proposed transferee satisfy the Financial Prerequisite or (y) immediately following the Transfer the entity comprising Tenant shall have a Tangible Net Worth at least equal to that of Tenant as of the Effective Date (the "Original Net Worth") provided that commencing on the first day after the conclusion of the first twelve (12) full calendar months of the term, and then continuing annually thereafter on the one (I) year anniversary of such date, the Original Net Worth shall be deemed increased by 1.75% above the Original Net Worth in effect for the previous year, (C) Tenant shall have given Landlord at least fifteen (15) days' prior written notice of any intended Permitted Transfer (which notice shall contain information reasonably

18 necessary for Landlord to conclude that Tenant's intended transaction qualifies as a Permitted Transfer), and (D) the Permitted Transfer shall be subject to all of the other terms and conditions of this Lease. For the purposes of this Lease, the entering into of any management agreement or any agreement in the nature thereof transferring control of the business operations of Tenant in the Premises as well as any substantial percentage of the profits and losses thereof to a person or entity other than Tenant, or otherwise having substantially the same effect, shall be treated for all purposes as a Transfer of this Lease and shall be governed by the provisions of this Section 12. As used herein: "Financial Prerequisite" shall mean and be deemed to be satisfied with respect to any applicable Tenant Entity (as defined herein) if, at the applicable time (as the context shall provide for hereunder), the Tenant Entity is a US domiciled corporation for which either (i) the corporation's common stock is traded on a US public securities exchange or (ii) the corporation's Tangible Net Worth is at least two billion dollars ($2,000,000,000.00) (the "Minimum Net Worth"), provided that commencing on the first day after the conclusion of the first twelve (12) full calendar months of the term, and then continuing annually thereafter on the one (1) year anniversary of such date, the Minimum Net Worth shall be increased by 1.75% above the previous year's Minimum Net Worth; "Tangible Net Worth" shall mean, with respect to any Tenant Entity, the excess of the Tenant Entity's total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), but excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP (including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises); "Tenant Affiliate" shall mean any entity which controls, is controlled by, or is under common control with Tenant; and "Tenant Entity" shall mean the holder of the Tenant's interest under this Lease at any given time (or, in the context specifically provided for in Section 12(a), its transferee). (b) In the event Tenant desires to enter into a Transfer which requires Landlord's consent, Tenant shall notify Landlord in writing at least thirty (30) days in advance of the proposed effective date of Transfer (the "First Request") of Tenant's intent to so Transfer, the proposed effective date of such Transfer and the terms and conditions of the Transfer including all rent and other consideration to be paid by the proposed transferee ("Transfer Information"), and shall request in such notification that Landlord consent thereto. Landlord shall respond to the First Request within ten (10) business days of its receipt thereof (including its receipt of all Transfer Information required to be included therein). If Landlord denies the First Request the response shall set forth the reasons therefor, which may include, in Landlord's sole discretion, a request for additional reasonable Transfer Information. If Landlord responds to the First Request by denying its consent or if Landlord fails to timely respond to the First Request, Tenant may send Landlord an additional request (the "Second Request"), which Second Request shall contain any and all additional reasonable Transfer Information requested by Landlord pursuant to its response to the First Request. Failure of Landlord to respond to the Second Request within ten

19 (10) business days of Landlord's receipt thereof shall constitute approval of the Second Request.

20 In any event, upon request, Tenant shall promptly provide Landlord with all additional information relating to any proposed Transfer as may be reasonably requested by Landlord. If Landlord consents in writing to a Transfer, such consent shall be deemed conditioned upon Tenant's compliance with the provisions of Section 12(c) below within ninety (90) days of Landlord's consent (or any shorter period as may be applicable as set forth in Section 12(c)) and the failure to so comply in a timely manner shall be deemed to give Landlord reasonable cause for withholding or withdrawing its consent. (c) (i) Except for a Permitted Transfer, the Transfer must be, in the case of a sublease, a commercially leasable space and, in the case of an assignment, a transfer to the transferee of all of Tenant's rights in and interests under this Lease. (ii) At the time of such Transfer, this Lease must be in full force and effect without any Event of Default existing. (iii) The transferee shall unconditionally assume in the case of an assignment, by written recordable instrument, the due performance of all of the obligations of the Tenant under this Lease, including any accrued obligations at the time of the assignment. (iv) A copy of the Transfer instrument and the original assumption agreement under clause (iii) above fully executed and acknowledged by the transferee, shall be delivered to Landlord within ten (10) days from the effective date of such Transfer. (v) Such Transfer shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease including but without limitation all use restrictions and restrictions on Transfer hereunder and Tenant (and any transferees of this Lease or guarantors of Tenant's obligations hereunder) shall continue to be and remain primarily and unconditionally liable hereunder. (vi) Except for a Permitted Transfer, Tenant shall, within ten (10) days of Landlord's billing Tenant therefor, reimburse Landlord for Landlord's reasonable attorneys' fees for examination of and/or preparation of any documents in connection with such assignment or subletting not in excess of $3,000.00 (the "Transfer Fee") in connection with any single assignment or subletting request, provided that commencing on the first day after the conclusion of the first twelve (12) full calendar months of the term, and then continuing annually thereafter on the one (I) year anniversary of such date, the Transfer Fee shall be increased by 1.75% above the previous year's Transfer Fee. (d) In the case of any assignment or sublet requiring Landlord's consent as set forth above, Tenant will pay to Landlord, within thirty (30) days following Tenant's receipt thereof, 50% of: (i) in the case of an assignment, (A) all consideration paid to and received by Tenant by the assignee with respect to the value of the leasehold and leasehold improvements in excess of the unamortized cost thereof (but not including any value attributable to Tenant's furniture, trade fixtures, equipment, inventory, other personal property, or for good will or other intangible assets), less (B) all costs actually paid by Tenant in order to consummate

21 such assignment, including but not limited to free rent, brokerage fees, improvement costs, moving costs and attorneys' fees (provided that if any of such costs were paid to an affiliate of Tenant then those costs shall only be deducted to the extent that they do not exceed what such costs would have been had they been paid to an unaffiliated party on an arm's-length basis); and (ii) in the case of a sublease, (A) all rents, additional charges or other consideration received by Tenant during the term of the sublease, plus (B) any consideration received by Tenant for leasehold improvements in excess of their unamortized cost (but not including any value attributable to Tenant's furniture, trade fixtures, equipment, inventory, other personal property, or for good will or other intangible assets), less (C) the sum of all Base Rent and additional rent thereafter incurred by Tenant under this Lease (or a pro rata portion thereof in connection with a partial sublet, to the extent allowed by Landlord), and less (D) all costs actually paid by Tenant in order to consummate such sublet, including but not limited to brokerage fees, free rent, improvement costs, moving costs and attorneys' fees (provided that if any of such costs were paid to a Tenant Affiliate then those costs shall only be deducted to the extent that they do not exceed what such costs would have been had they been paid to an unaffiliated party on an arm's-length basis). (e) Any purported Transfer made without full compliance with the provisions of this Section 12 shall, at Landlord's election, be void and shall confer no rights upon any third person. If without conformance to the above process this Lease or the Premises or any part thereof shall be transferred or the Premises occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the foregoing covenant, or an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from full performance hereunder. Except as otherwise expressly provided in Section 12(g), Tenant shall remain primarily liable for all of the obligations of the Tenant hereunder notwithstanding any assignment by Tenant of any of its rights or interests hereunder. Each assignee shall be subject to all of the terms and conditions of this Lease, including all restrictions on Transfer. Each sublease shall be subordinate to the terms and conditions of this Lease, and any Transfer or attempted Transfer by any subtenant with respect to its right, title or interest under the sublease shall be deemed a Transfer or attempted Transfer under this Lease. No act or conduct by the Landlord other than its express written consent shall constitute its consent or waiver of its consent rights with respect to a particular Transfer. No Transfer or consent to Transfer will operate to waive Landlord's rights with respect to any future Transfer. (f) Notwithstanding anything in this Lease to the contrary, Tenant may from time to time, subject to all of the provisions of the Lease, permit portions of the Premises to be used under so-called "desk sharing" arrangements by Tenant Related Parties (each such desk or office space user, a "Desk Space User"); provided, that (A) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted pursuant to this Lease, (B) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or under this Lease or any other tenancy or occupancy rights whatsoever, (C) such "desk sharing" arrangement shall terminate automatically upon the termination of the Lease, and (D) Tenant shall receive no rent or other payment or consideration

22 for the use of any space in the Premises by any Desk Space User in excess of an allocable share of the rent payable by Tenant under the Lease. As used herein, "Tenant Related Party" shall mean any persons or entities with whom Tenant has an ongoing business relationship other than as tenants or occupants of the Premises (such as, by way of example, Tenant's auditors, Tenant's clients and Tenant's joint venturers). (g) Any assignment of this Lease made by Tenant with the consent of Landlord and otherwise in compliance with the requirements of this Section 12 shall act to automatically relieve Tenant of any further responsibility to Landlord pursuant to this Lease from and after the effective date of such assignment; provided, however, that (i) at least ten (10) full years of term have occurred and (ii) Tenant provides Landlord with reasonable evidence demonstrating that the assignee Tenant Entity meets the Financial Prerequisite at the time of the proposed assignment. 13. Subordination, Non-Disturbance and Attornment. Tenant agrees that this Lease is and shall be and remain subordinate to the interests of any holder (a "Mortgagee") of any present or future mortgage, deed of trust, ground lease or master lease upon all or any part of the Premises (each, a "Superior Instrument"), irrespective of the time of execution or time of recording of any such Superior Instrument, and to all renewals, extensions thereof, modifications or amendments thereto or advances thereunder, as applicable. Upon the request of Landlord or any Mortgagee, Tenant shall enter into an attornment agreement with such Mortgagee in the customary form reasonably required by such Mortgagee. Notwithstanding the foregoing, Tenant's subordination to any Superior Instrument shall not be effective until such time as Tenant and the Mortgagee shall have entered in a Subordination, Non-Disturbance and Attornment Agreement in the form of EXHIBIT C annexed hereto and made a part hereof or in another reasonable and customary form (an "SNDA"). Notwithstanding the foregoing or anything to the contrary contained herein, at the request in writing of any Mortgagee, this Lease shall be deemed superior to its Superior Instrument, whether this Lease was executed before or after such Superior Instrument, and Tenant shall execute such documents in recordable form as the Mortgagee shall request. Notwithstanding the foregoing, on the Commencement Date, Landlord shall deliver to Tenant an SNDA executed by any Mortgagee at the time thereof. 14. Default. (a) Default/Remedies. If (a) default be made in the payment of Base Rent or any additional rent payable hereunder by Tenant, and such default shall continue for ten (10) days after written notice of default is delivered to Tenant in accordance with Section 17, or (b) default be made in any of the other covenants or conditions herein contained on the part of Tenant and such default shall continue for thirty (30) days after written notice thereof shall have been given to Tenant in accordance with Section 17 (except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such default if such default cannot be cured within such first 30 day period and provided Tenant commences the process of curing such default within said first 30 day period and continuously and diligently pursues such cure to completion), or (c) except as otherwise permitted by this Lease, a Transfer is made without the prior written consent of Landlord, or (d) Tenant shall become insolvent or bankrupt or make an assignment for the benefit of creditors, or (e) a receiver or trustee of Tenant's or guarantor's property shall be appointed and such receiver or trustee, as

23 the case may be, shall not be discharged within 90 days after such appointment, or (f) Tenant shall be dissolved or liquidated or proceedings shall have been commenced to dissolve or liquidate, or (g) Tenant shall abandon the Premises and cease to pay rent, or (h) any of the insurance required to be maintained under Section 9 shall not be in force and effect, the occurrence of any such event in the forgoing clauses (a) through (h) being an "," then, in any such case, Landlord may, upon ten (10) days prior notice to Tenant, terminate Tenant's tenancy and recover possession of and reenter the Premises without accepting a surrender of the Premises or affecting Tenant's liability for past rent and other charges due or future rent and other charges to accrue hereunder. In the event of any such default, Landlord shall be entitled to recover from Tenant, in addition to rent and additional rent, all other damages sustained by Landlord proximately caused by the breach of this Lease, including, but not limited to, the costs, expenses and reasonable attorney fees incurred by Landlord in enforcing the terms and provisions hereof and in reentering and recovering possession of the Premises and for the cost of repairs, alterations and brokerage and reasonable attorney fees connected with the reletting of the Premises. As an alternative, at the election of Landlord, Landlord shall have the right to accept a surrender of the Premises (without the need for any affirmative act or acquiescence by Tenant), without any further rights or obligations on the part of Landlord or Tenant (other than Tenant's obligation for rent and other charges due and owing through the date of acceptance of surrender), so that Landlord may relet the Premises without any right on the part of Tenant to any credit or payment resulting from any reletting of the Premises. Alternatively, at the option of the Landlord, in the event Tenant's tenancy is so terminated, Landlord may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an aggregate sum, which at the time of such termination of Tenant's tenancy, represents the amount of the excess, if any, of the value of the whole balance of Base Rent, charges and all other sums payable hereunder for the entire balance of the term of this Lease herein reserved or agreed to be paid by Tenant, over the then current fair market rental value of the Premises, such difference to be discounted to present value at a rate equal to two (2) points above the Federal Reserve Bank's discount rate then in effect. In case of a default under this Lease, Landlord may, in addition to terminating Tenant's tenancy and/or accepting a surrender, or in lieu thereof, pursue such other legal or equitable remedy or combination of remedies and recover such other damages for breach of tenancy and/or contract as available at law or otherwise. All of the remedies available to Landlord under this Lease shall be cumulative and may be exercised by Landlord in any order or combination that Landlord shall require. (b) Landlord's Right to Cure. All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If the Tenant shall fail to pay any sum of money required to be paid by it hereunder, other than rent, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for 30 days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to, cure such default, without waiving or releasing the Tenant from any other default by Tenant under this Lease. All sums so paid by the Landlord and all necessary incidental costs (including reasonable attorney's fees) incurred by Landlord in enforcing any of the terms, covenants or conditions of this Lease, or curing any default or in suing for or obtaining relief by reason of a breach thereof, together with interest on all of the foregoing at the rate set forth below from the date of payment or incurring by the Landlord, shall be payable as additional rent to the Landlord on demand. Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and

24 remedies in the event of the nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of rent. (c) Waivers. A waiver by Landlord or by Tenant of a breach or default by the other party under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of the non-defaulting party to assert any breach or to declare a default by the defaulting party shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord and/or Tenant, unless such waiver be in writing signed by the waiving party. (d) Landlord's Default. Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty (30) days following written notice from Tenant specifying the nature of such default, or such longer period as may be reasonably required to correct such default. In no event whatsoever shall Landlord be liable hereunder for any consequential, special punitive or any indirect damages notwithstanding anything to the contrary set forth in this Lease. In the event Landlord defaults under the terms of this Lease Tenant may, subject to the express terms of this Lease, exercise any right or remedy available to Tenant at law or in equity on account thereof. (e) Limit on Tenant Liability. In no event shall Tenant be liable for any indirect or consequential damages of Landlord or any other party as a result of any event of default hereunder or for any other action or inaction of the Tenant in connection with this Lease. In no event shall the members, managers, officers, directors, agents, partners, principals, employees and/or shareholders of Tenant have any liability whatsoever for any damages and/or liability under this Lease and the Landlord will look solely to the Tenant for the recovery of any damages or otherwise under any terms, covenants or conditions contained in this Lease. Landlord hereby waives any statutory or common law lien or right of distraint against any and all of Tenant's customer files and business records. 15. Costs and Attorney Fees. Should either party hereto commence any legal action (excepting any Arbitration, as defined herein) against the other to enforce any obligation under this Lease, the prevailing party (as determined in such action) shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, costs and expenses incurred in contesting such dispute. 16. Interest. Any amount due from Landlord or Tenant to the other hereunder which is not paid when due, or with respect to any other amount for which this Lease specifically calls for the payment of interest, shall bear interest at an annual rate equal to 4% per annum in excess of the prime rate of interest published from time to time in the Wall Street Journal-Eastern Edition (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any default by Landlord or Tenant under this Lease. 17.

25 18. Notices. All notices and demands by any party to any other shall be given in writing and either personally served or sent by a nationally recognized overnight courier, requiring proof of delivery, or by United States certified mail, postage prepaid, return receipt requested, and addressed as follows: To Landlord: c/o Calare Properties, Inc. 43 Broad Street Hudson, MA 01749 Attn: _ E-mail:-------- with a copy to: To Tenant: with a copy to: Brown Rudnick LLP One Financial Center Boston, MA 02111 Attention: Nathaniel H. Amendola, Esq. & Thomas J. Phillips, Esq. Telephone: (617) 856-8574 (Amendola); (617) 856-8383 (Phillips) Email: namendola@brownrudnick.com; tphillps@brownrudnick.com MACOM Technology Solutions Holdings Inc. I 00 Chelmsford Street Lowell, MA O1851 Attention: Wayne Goddard, Director of Facilities Telephone: (978) 656-2993 Email: Wayne.Goddard@macom.com MACOM Technology Solutions Holdings Inc. I 00 Chelmsford Street Lowell, MA O1851 Attention: J. Rame, Sr. Corporate Attorney Telephone: (978) 656-2656 Email: james.rame@macom.com ScarinciHollenbeck 1100 Valley Brook Avenue Lyndhurst, NJ 07071

26 A t t ention: Victor E. Kinon, Esq. Telephone: (201) 896-4100 Email: vkinon@sh-law.com Any party may, upon prior notice to the others, specify a different address for the giving of notice. Notices shall be effective on the date of personal service or one day after sending if sent by overnight courier or two (2) Business Days after sending if sent by certified mail, return receipt requested. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or holiday recognized by banks in Massachusetts. Either party (a "receiving party") may herein, or by notice to the other party (a "sending party"), request that "courtesy copies" of any

27 notice given by the sending party to the receiving party ("courtesy copies") also be sent to the receiving party by email at the email addresses provided for herein (or at a future email address as shall be designated by notice given in accordance in accordance with this Section 17). In the event of such a request, the sending party shall endeavor to send courtesy copies as so requested; provided, however, that under no circumstances hereunder shall any notice be deemed ineffective, nor shall the sending party have any liability to the receiving party, on account of the sending party's failure to send (for whatever reason) or the receiving party's failure to receive (for whatever reason), any courtesy copies, notwithstanding anything to the contrary contained herein. Notice by telephone shall not suffice as a means for giving notice hereunder, the provision of any telephone numbers hereinabove being for the parties' convenience only. 19. Termination. Upon the termination of this Lease, by expiration or otherwise, Tenant shall surrender the Premises, including without limitation (i) all Improvements located therein (except as otherwise expressly provided in clause (ii) below) and (ii) all Alterations made thereto and Permanent Fixtures installed therein (except for any Business Installations removed in accordance with Section 8(b)), to Landlord in vacant condition, free from all tenants and occupants, broom clean, free of all trash and debris and otherwise in the same good order, condition and repair in which Tenant is obligated to keep, repair, and maintain the Premises throughout the term, excepting only ordinary wear and tear and damage from casualty or condemnation that Tenant is not responsible for the repair or restoration of to the extent (if any) expressly provided hereunder. All moveable furnishings, trade fixtures and other equipment and personal property owned by Tenant, whether or not attached to the Improvements, shall be removed from the Premises by Tenant, at Tenant's sole expense, by no later than the date of termination, and Tenant shall repair any and all damage caused by such removal. In the event Tenant fails so to remove any thereof or fails to repair any such damage to the Premises or the Property, or in the event that Tenant fails to perform any restoration or removal as may be required under clause (B) of Section 8(a) above, Landlord may do so and Tenant shall reimburse Landlord for the cost of such restoration, removal and repair upon demand. In any event, any trade fixtures, equipment, furniture and other personal property of Tenant which remain in the Premises following the expiration or earlier termination of the term, at the Landlord's option, shall be deemed abandoned by Tenant and may thereafter be removed and stored at the cost of the Tenant or retained as the property of the Landlord or sold or otherwise disposed of by the Landlord, in any such case without any liability to or recourse by the Tenant or anyone claiming by, through or under the Tenant. 20. Quiet Enjoyment. So long as Tenant shall duly and punctually perform and observe all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy the Premises free from hindrance by Landlord or any party claiming by, through or under Landlord, subject, however, to zoning laws and ordinances, all matters set forth in EXHIBIT D attached hereto (the "Permitted Encumbrances"), the REA (as defined herein) and any Project Documents (as defined herein). 21. Holding Over. If Tenant remains in the Premises beyond the expiration of the term of this Lease or the earlier termination thereof (as the case may be, "Lease Termination"), such holding over shall not be deemed to create any tenancy at will, but Tenant shall be a tenant at sufferance only, subject to all of Tenant's obligations set forth herein except that Base Rent shall be payable for Tenant's use and occupancy at a daily rate as follows: (i) for first 60 days

28 following Lease Termination, one hundred fifty percent (150%) of the Base Rent otherwise provided for herein; (ii) for the 61st day through the 120th day following Lease Termination, one hundred seventy five percent (175%) of the Base Rent otherwise provided for herein; and (iii) from and after the 121st day following Lease Termination, two hundred percent (200%) of the Base Rent otherwise provided for herein. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant's status shall remain that of a tenant at sufferance, at the aforesaid daily rate. Any reference in this Lease to Tenant's obligations continuing during the period of any holdover shall not be deemed to grant Tenant the right to a holdover or imply Landlord's consent to any such holdover. In addition, should Tenant remain in the Premises as a holdover Tenant in excess of sixty (60) days beyond Lease Termination, Tenant shall indemnify Landlord for, from, and against all costs, claims, liabilities and damages arising from or in any manner related to any such holdover including, without limitation, damages payable to the subsequent tenant or related to the loss of a tenant, notwithstanding anything to the contrary set forth elsewhere in this Lease. 22. Right of Entry. Landlord shall at all times, upon not less than 24 hours advance notice (except in the case of emergencies) and with due regard for Tenant's reasonable security concerns, have the right during Tenant's regular business hours to re-enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, investors, Mortgagees or (during the last two (2) years of the term) tenants and to post notices of non-responsibility provided that (i) such entry does not interfere with Tenant's business operations in the Premises, (ii) no repair, alterations or improvements shall reduce the size of the Premises other than in a de minimis fashion, and (iii) Landlord shall be responsible for any injury or damage occasioned to the Premises during such entry due to Landlord's and/or Landlord's employees, agents and/or contractors negligence or willful misconduct. 23. Estoppel Certificates. Landlord and Tenant each agree that at any time and from time to time upon not less than fifteen (15) days prior request of the other party, the party of whom the request is made shall execute, acknowledge and deliver to the requesting party a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), (b) the dates to which the rent and other charges have been paid, (c) that to the knowledge of the party supplying the certificate the other party is not in default under any provisions to this Lease (or if such party knows of any such default, specifying the same) and (d) such other matters as the requesting party or such party's mortgagee shall reasonably request; it being intended that any such statement may conclusively be relied upon by Landlord (if requested by Landlord), Tenant (if requested by Tenant), any person proposing to acquire Tenant's or Landlord's interest in this Lease or any prospective mortgagee of or assignee of any mortgage upon Landlord's interest, as applicable. Any such certification shall be deemed to have been given for good and valuable consideration whether so stated or not. 24. Non-Liability of Landlord. Except to the extent occasioned by the negligence or willful misconduct of Landlord and/or Landlord's employees, agents, owners, contractors, managers, directors and/or licensees (each, a "Landlord Party"), but in all such cases subject to the provisions of Section 9(f), Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the

29 Premises resulting from the Premises, or any part thereof or any equipment thereof, becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; any act or neglect of other tenants or occupants or employees in the Premises; or any other thing or circumstance whatsoever concerning the Premises, whether of a like nature or of a wholly different nature, to the fullest extent permitted by applicable law. All property in or about the Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof unless caused by the negligence or willful misconduct of Landlord (but in all cases subject to the provisions of Section 9(f)). If Landlord shall fail to perform any covenant or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only out of the right, title and interest of Landlord in the Premises and out of rents or other income, insurance proceeds, condemnation proceeds, financing or refinancing and/or sale proceeds from the Premises receivable by Landlord and Landlord shall not be personally liable for any deficiency. In no event shall the members, managers, officers, directors, agents, partners, principals, employees and/or shareholders of Landlord have any liability whatsoever for any damages and/or liability under this Lease and, subject to all limitations on Landlord's liability contained herein, Tenant will look solely to Landlord for the recovery of any damages or otherwise under any terms, covenants or conditions contained in this Lease. 25. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained which accrue after the date of transfer, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease, provided, further, that the transferee expressly agrees in writing to assume the Landlord's obligations under this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of Landlord in and to this Lease, which successor in interest shall be obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease. The provisions of the first sentence of this Section 24 shall be of no force and effect, however, with respect to any sale or conveyance by Landlord in violation of Section IX of APPENDIX 1. 26. No Liens. Except as expressly permitted elsewhere in this Lease without in each instance the prior written consent of Landlord, Tenant shall not directly or indirectly create or permit to be created or to remain, and will immediately discharge, any lien, encumbrance, or charge on, or pledge of, the Premises, or any part thereof, the interest of Tenant hereunder or therein, or the rent or other payments hereunder, other than: (a) this Lease; (b) any assignment, pledge, lien, encumbrance, charge, conditional sale, or title retention agreement affecting the Premises, resulting solely from (i) any action by Landlord or (ii) any liability or obligation of Landlord which Tenant is not obligated by this Lease to assume; (c) liens for Taxes not yet payable; or (d) liens of mechanics, materialmen, suppliers, or vendors, or rights thereto, incurred in the ordinary course of business for sums which under the terms of the related contracts are not yet due, provided that such reserve or other appropriate provision, if any, as may be required by generally accepted accounting principles shall have been made therefor and/or (d) a Leasehold

30 Mortgage (as defined in, and to the extent permitted under, EXHIBIT F). In amplification and not in limitation of the foregoing, Tenant shall not knowingly permit any portion of the Premises to be used by any person or persons or by the public, as such, at any time or times during the term of this Lease, in such manner as might tend to impair the title or interest of Landlord in the Premises, or any portion thereof, or in such manner as might make possible a claim or claims of adverse use, adverse possession, prescription, dedication, or other similar claims of, in, to, or with respect to the Premises, or any part thereof. 27. Net Lease. This Lease is intended to be and shall be an absolute "net, net, net" lease, and the rent and all other sums payable hereunder by Tenant (all of which shall be deemed to be additional rent) shall be paid without notice or demand and without set-off, counterclaim, abatement, suspension, deduction, or defense except to the extent (if any) otherwise expressly set forth in this Lease. As more particularly set forth herein, Tenant shall pay all Taxes, insurance premiums, maintenance, repair and replacement costs and expenses, utility charges and expenses, and all other costs and expenses, of whatever nature, relating in any way to the Premises and/or the operation thereof during the term of this Lease except as otherwise expressly provided in this Lease. In addition, this Lease shall continue in full force and effect and the obligations of Tenant hereunder shall not be released, discharged, diminished, or otherwise affected by reason of any damage to or destruction of the Premises, or any part or parts thereof; any partial taking; any restriction on or prevention of or interference with any use of the Premises, or any part or parts thereof, except to the extent otherwise expressly set forth in this Lease. 28. Environmental Covenants. Tenant shall not produce, use, store, or dispose of any toxic or hazardous chemicals, wastes, materials or substances, or any pollutants or contaminants, as those terms are defined in any applicable federal, state, local or other governmental law, statute, ordinance, code, rule or regulation ("Hazardous Substances") at, in, on, under or from the Premises, except to the extent that such Hazardous Substances are used in or generated in the ordinary course of operating and maintaining Tenant's business on the Premises and are produced, stored, used, or disposed of in accordance with all such laws, statutes, ordinances, codes, permits, rules and regulations which are applicable to the Premises or the Tenant ("Environmental Regulations") and except that certain non-friable asbestos in good condition or asbestos which has been encapsulated in accordance with applicable Environmental Regulations may remain on the Premises. Tenant shall not allow any Hazardous Substance to be emitted, discharged, released, spilled or deposited from, in or on the Premises during the term of this Lease as a result of the act or omission of Tenant or any Tenant Responsible Party. In addition, Tenant shall use commercially reasonable efforts to not allow any Hazardous Substance to be emitted, discharged, released, spilled or deposited from, in or on the Premises during the term of this Lease as a result of the act or omission of any parties other than Tenant or a Tenant Responsible Party. In the event of a release of Hazardous Substances during the term of this Lease (other than as allowed by Environmental Regulations), Tenant shall upon becoming aware of the same (a) report such release to the applicable governmental authority in accordance with applicable Environmental Regulations, and to Landlord within five (5) business days, (b) remove and remediate such release as required by Environmental Regulations and (c) promptly provide Landlord with any reports or other documentation related to its response to any such release, except that to the extent that any such release is caused by the negligence or willful act of a Landlord Party then Tenant's only obligation under this sentence is to notify Landlord thereof

31 under clause (a). If at any time Tenant receives a notice of violation, order, information request or demand from an agency with jurisdiction over the Premises (as the case may be, an "NOV"), Tenant shall notify Landlord within thirty (30) days of receipt that such NOV has been received and Tenant shall respond to the NOV within the time period required by Environmental Regulations. During the term of this Lease, Tenant shall obtain and maintain, or register under, as applicable, all licenses and permits required by any Environmental Regulation. Tenant shall, in accordance with Environmental Regulations, maintain all safety data sheets with respect to Hazardous Substances stored or used by Tenant, and upon request by Landlord, Tenant shall promptly provide a copy of such safety data sheets to Landlord. Landlord upon at least twenty four (24) hours prior written notice to Tenant shall have the right to enter the Premises to inspect the same for compliance with the provisions of this Section 27. Tenant agrees to indemnify Landlord against, and to hold Landlord harmless from, any and all claims, demands, judgments, fines, penalties, costs, damages and expenses, including court costs and reasonable attorneys, fees in any suit, action administrative proceeding or negotiations resulting therefrom, and including costs of investigation, remediation, clean-up and/or monitoring of the Premises and the environment ("Environmental Claims"), resulting from (i) the presence or release of any Hazardous Substances at the Premises that first occurs prior to the term of this Lease and resulted from the acts or omissions of Tenant or any Tenant Responsible Party (as the case may be, "Tenant Entities"), except for the cost of performing any Landlord's Remedial Work (as defined in APPENDIX 1), which cost is governed by APPENDIX 1), or (ii) the presence or release of any Hazardous Substances at the Premises that first occurs during the term of this Lease (including any holdover period) except to the extent caused by the negligence or willful act of a Landlord Party, in either case (i) or (ii) regardless of whether or not the release or presence of such Hazardous Substances is a result of a violation by Tenant or any Tenant Entities of this Section 27 or of any Environmental Regulation, to the fullest extent permitted by applicable law. Notwithstanding the foregoing, Landlord shall defend, indemnify and hold harmless the Tenant and any Tenant Entities from any Environmental Claims to the extent resulting from the negligence or willful act of Landlord and/or its agents, employees, contractors, vendors, and invitees including but not limited to any exacerbation of any existing conditions caused by the negligence or willful act of Landlord and/or its employees, contractors, vendors and invitees (as the case may be, "Landlord Entities"). The parties acknowledge that Tenant or one or more Tenant Responsible Parties have been in possession or control of the Leased Parcel prior to Effective Date and that under no circumstances whatsoever shall Landlord have any liability to Tenant on account of any condition existing on or about the Leased Parcel on the Effective Date or otherwise existing due to the act or omission of Tenant or any Tenant Responsible Parties. As used herein, "Tenant Responsible Party" shall mean, with respect to Tenant, any present or former officer, director, stockholder, member, manager, partner, affiliate, parent or subsidiary (whether direct or indirect), agent, employee, contractor, vendor, invitee, subtenant, licensee or other party for whose conduct Tenant may be legally responsible. Tenant's and Landlord's obligations and liabilities under this Section 27 shall survive the termination of this Lease. 29. Representations. (a) Landlord represents and warrants to Tenant as of the Effective Date that (i) Landlord has the power and authority to execute and deliver this Lease and to comply with all the provisions of this Lease, (ii) the performance by Landlord of Landlord's duties and obligations under this Lease and of all other acts necessary and appropriate for the full

30 consummation of the lease of the Leased Parcel under this Lease are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Landlord is a party, or any judicial order or judgment of any nature by which Landlord is bound, (iii) there is no action, suit or proceeding pending or, to Landlord's actual knowledge, threatened by or against or affecting Landlord which does or will involve or affect the Leased Parcel or Landlord's title thereto, or Landlord's ability to perform its obligations under this Lease or any documents entered into pursuant to this Lease and (iv) Landlord has the power and authority to comply with all of its obligations under this Lease insofar as the same expressly pertain to the I 00 Chelmsford Parcel. (b) Tenant represents and warrants to Tenant as of the Effective Date that (i) Tenant has the power and authority to execute and deliver this Lease and to comply with all the provisions of this Lease, (ii) the performance by Tenant of Tenant's duties and obligations under this Lease and of all other acts necessary and appropriate for the full consummation of the lease of the Leased Parcel under this Lease are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Tenant is a party, or any judicial order or judgement of any nature by which Tenant is bound, (iii) there is no action, suit or proceeding pending or, to Tenant's actual knowledge, threatened by or against or affecting Tenant which does or will involve or affect the Leased Parcel or Tenant's interests under this Lease, or Tenant's ability to perform its obligation under this Lease or any documents entered into pursuant to this Lease and (iv) Tenant has the power and authority to comply with all of its obligations under this Lease insofar as the same expressly pertain to the I 00 Chelmsford Parcel. 30. Execution. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Tenant confirms that Landlord has made no representations or promises with respect to the Premises or the making or entry into of this Lease except as are expressly set forth herein, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of breach of any representations or promises not expressly stated in this Lease. This Lease can be modified or altered only by agreement in writing between Landlord and Tenant. 31. Binding Effect. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties here to and their respective personal representatives, heirs, successors and assigns of Tenant (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever. 32. Signs. Tenant may, at its sole cost and expense and without the necessity of obtaining the consent of Landlord, prepare, install, affix or use any signs or other advertising or identifying media on or about the exterior of the Premises identifying any occupants of the Premises or their respective businesses, provided that in no event shall such signage adversely affect the structural integrity of the Improvements, and provided further, that Tenant shall comply with any and all governmental laws, regulations, ordinances and rules and all recorded

31 restrictions and covenants. Tenant shall indemnify and hold Landlord harmless from all claims, losses, liabilities, damages and expenses (including reasonable attorney's fees) resulting from the installation of any signs or other advertising or identifying media pursuant to this Section 31. Upon the termination of this Lease, by expiration or otherwise, Tenant shall remove any and all signs or other advertising or identifying media installed by Tenant and Tenant shall repair any damage as a result of such removal. 33. Interpretation. The laws of the Commonwealth of Massachusetts shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. Whenever the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or paragraphs of this Lease nor in any way affect this Lease. 34. Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations, orders or decrees, riots, insurrection, war, acts of God, inclement weather, or other reason beyond such party's reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided that nothing contained in this Section 33 shall excuse, delay or otherwise apply to the Tenant's obligation to pay rent or perform any other monetary obligation hereunder or to any deadline set forth herein for a party to give the other party any notice expressly provided for herein. 35. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. 36. Landlord's Work/Other Documents. (a) Landlord's Work. (i) In connection with Landlord's Work (including without limitation the planning and permitting thereof), Tenant acknowledges that it may become necessary for Landlord to (I) adjust the exact location of the lot line separating the 100 Chelmsford Parcel and the Leased Parcel and/or the relative size of the 100 Chelmsford Parcel and the Leased Parcel, which adjustments, if any, must be made prior to Final Approval (as defined in APPENDIX 1), (II) increase, decrease or change certain site improvements or common facilities presently located on the Landlord's Parcel, (III) agree to certain conditions imposed by governmental authorities that will affect the Landlord's Parcel, (IV) grant or secure easements and/or other agreements with one or more third parties that will affect the Landlord's Parcel or (V) modify the REA or other Permitted Encumbrances in a manner that will affect the Landlord's Parcel (all of the foregoing being "Project Requirements"), such Project Requirements to be governed by one

32 or more documents effecting the same ("Project Documents"). Landlord reserves the right to implement any Project Requirements and to enter into any Project Documents and deem the same to be Permitted Encumbrances, subject to Tenant's approval not to be unreasonably withheld conditioned or delayed, and Tenant agrees to execute any reasonable modifications of this Lease which may be required from time to time in order to effect any of the same; provided, however, that (x) no such Project Requirements or Project Documents shall alter the term of this Lease provided herein, increase the rent provided herein, reduce the economic value to Tenant hereof, change in any manner any of the relative rights or obligations or Tenant or Landlord hereunder, or require Tenant to incur any out-of-pocket cost or adversely affect or increase the cost of Tenant's business operations at the Building and/or the Premises and (y) all such Project Requirements or Project Documents shall be authorized or required to be implemented pursuant to the terms of this Lease. Any dispute under the provisions of this subsection 35(a)(i) shall be resolved exclusively by Arbitration. (ii) For the avoidance of doubt, the parties acknowledge that under no circumstances (x) shall Landlord have any liability to Tenant under this Lease on account of Landlord's acts or omissions in violation of any of its obligations under the 100 Chelmsford Lease or (y) shall Tenant have any liability to Landlord under this Lease on account of Tenant's acts or omissions in violation of any of its obligations under the 100 Chelmsford Lease. (b) Other Documents. (i) Reference is made to a certain Reciprocal Easement Agreement of even date herewith being entered into and recorded with the Middlesex North Registry of Deeds and filed with the Middlesex Registry District of the Land Court concurrently with the execution and delivery of this Lease (the "REA"). Capitalized terms used in this Section 35(b) and not specifically defined in this Lease shall have the respective meanings assigned to them under the REA. Tenant is hereby designated as the Major Tenant of the 144 Property. Subject to all of the terms and conditions set forth in this Lease and in the REA, Tenant shall have the following rights during the Term of this Lease (which rights shall be deemed included in the Ancillary Rights): A. all easements granted to the 144 Owner under the REA, in common with the 144 Owner and others now or hereafter entitled thereto in accordance with the terms of the REA; B. all rights reserved by the 144 Owner on the 144 Property in connection with the 144 Owner's granting to others of easements in the 144 Property pursuant to the REA, m common with the 144 Owner; and C. all rights and easements of the 144 Tenant under the REA, including the right to seek a Response Request from the 100 Owner and the Major Tenant of the 100 Property under Section I.D.(ii) with respect to the 144 Tenant's pursuit of any Alternative Site Improvements.

33 (ii) During the term of this Lease, Tenant shall, on Landlord's behalf, pay, perform and observe in a timely manner all of the obligations of Landlord under the REA, any Permitted Encumbrances or any Project Documents (each, an "Other Document") insofar as they pertain to Tenant's (a) use or occupancy of the Premises, (b) exercise or enjoyment of any of Tenant's rights under this Lease, or (c) compliance with any of Tenant's obligations under this Lease (collectively, "Lease Matters"); provided that such Lease Matters shall in no event be deemed to include (x) any obligation of Landlord under any Other Document that is an obligation of Landlord to Tenant as expressly set forth in this Lease or (y) any liability to the extent caused by the negligence or willful act of Landlord. Tenant shall, from time to time upon the reasonable request by Landlord, provide reasonable evidence of Tenant's compliance with the terms of the preceding sentence (with respect to any specific obligations of Tenant thereunder). In any event, Tenant shall not cause, suffer or permit any act or omission on or about the Premises or otherwise in connection with any Lease Matters that would cause Landlord to be in violation (a "Violation") of any of the Other Documents. (iii) Landlord shall (A) perform and observe all of the terms, covenants, provisions and conditions of any Other Documents on Landlord's part to be performed and observed pursuant to the terms thereof, except for such obligations as are Tenant's responsibility as set forth above, and (B) enforce the obligations of the other parties to any of the Other Documents (an "Other Party"), in each case to the extent necessary for Landlord to comply with Landlord's obligations to Tenant under this Lease. In no event whatsoever shall either party hereto have any liability to the other on account of (x) any Other Party's failure to keep, observe or perform its obligations pursuant to the Other Document or (y) the acts or omissions of any Other Party, its agents, employees, invitees, guests, licenses or contractors. (iv) In any case where Tenant shall request Landlord's consent, permission or approval for any matter requiring Landlord's consent, permission or approval as set forth in this Lease (a "Consent Request") then, to the extent that such matter shall also require the consent, permission or approval of an Other Owner, other than a Landlord Affiliate, under an Other Document (an "Other Owner Consent"), Landlord shall have no obligation to act upon the Consent Request unless and until such time as the Other Owner Consent shall have been given. Upon Landlord's reasonable determination that the Consent Request is complete and in proper form for consideration under both this Lease and the Other Document, Landlord shall request the Other Owner Consent in accordance with the Other Document and thereafter use commercially reasonable efforts in accordance with the Other Document to obtain the Other Owner Consent. Notwithstanding the foregoing or anything to the contrary contained herein, any Consent Request to Landlord shall also be deemed to have been made to any Landlord Affiliate that is an Other Owner. As used herein, "Landlord Affiliate" shall mean Landlord and/or a party that controls, is controlled by, or is under common control with Landlord. (v) Notwithstanding anything to the contrary set forth above in this Section 35(b), Landlord may by notice to Tenant require, in lieu of Landlord's taking any direct action with respect to any Other Party or Other Document as set forth above in this Section 35(b), that Tenant, at Tenant's sole cost and expense (except to the extent that the action is required as a result of Landlord's failure to have performed an obligation of Landlord under this Lease), take such action on Landlord's behalf and in its name and, for purposes thereof, Tenant shall be deemed subrogated to Landlord's rights under the Other Document to take such action.

34 In taking any such action, Tenant shall have the right, but not the obligation, to exercise any or all rights and remedies as would be available to Landlord, at law or in equity, were Landlord to take the action directly. Landlord agrees to sign, to the extent Landlord's signature is legally required or required under the provisions of the Other Document, such demands, pleadings, and/or other documents that may be reasonably required, and otherwise to enable Tenant to proceed as set forth above in this subsection (v). In the event Landlord exercises its rights under this subsection (v), Tenant shall provide Landlord with copies of all written notices, demands, communications and correspondence of a material nature sent or received by Tenant in connection therewith, simultaneously with their sending by Tenant or promptly upon their receipt by Tenant. 36. Miscellaneous. (a) Consent not a Waiver. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. (b) Entire Agreement. This Lease and the exhibits and rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. The invalidity of one or more phrases, clauses, sentences, Sections contained in this Lease shall not affect the remaining portions of this Lease or any part thereof, and if any one or more of the phrases, clauses, sentences, Sections contained in this Lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, including all appeals therefrom, this Lease shall be construed as if such invalid phrases, clauses, sentences, Sections or had not been inserted in this Lease. (c) Independent Covenants. Tenant waives all rights to (i) any abatement, suspension, deferment, reduction or deduction of or from rent, and/or (ii) quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided herein. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Tenant agrees that Tenant shall not take any action to terminate, to rescind or to avoid this Lease notwithstanding any default by Landlord hereunder except as a consequence of Landlord's breach of its obligations under the first sentence of Section 19 or except to the extent (if any) expressly set forth herein. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant and Landlord hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises,

35 Inc., 437 Mass. 708 (2002). Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease. (d) Arbitration. As set forth only in Sections 35(a), Section 36(r) and APPENDIX 1 hereof, the parties have agreed to resolve certain disputes by arbitration in accordance with the Expedited Arbitration Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (or another arbitration company mutually acceptable to Landlord and Tenant) and otherwise under the terms of this subsection 36(d) ("Arbitration"). Any such Arbitration shall occur in a location mutually convenient to Landlord and Tenant (or, if Landlord and Tenant cannot agree on a mutually convenient location, in the City of Boston, Massachusetts). The decision of the arbitrator shall be final, conclusive and binding on the parties, but the arbitrator shall have no power to reform, supplement or modify this Lease. The arbitrator shall make required findings incident to an arbitrable dispute, which findings shall be set forth in reasonable detail in a written decision by the arbitrator. Unless otherwise expressly provided hereunder, the parties shall share equally in all costs charged by the arbitrator or the arbitration company and each party shall otherwise bear its own costs (including attorneys' fees) of any Arbitration. Notwithstanding the foregoing, except as otherwise expressly provided in this Lease (but outside of this subsection 36(d)), the arbitrator may (but shall not be obligated to), in its sole discretion, determine the prevailing party in any such Arbitration and award such prevailing party all of the prevailing party's costs and expenses incurred in connection with the Arbitration (including without limitation attorneys' fees and costs). (e) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly or any other rent or charge herein stipulated shall be deemed to be other than on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of any rent or charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or charge or pursue any other remedy in this Lease provided. (f) No Agency. Nothing contained in this Lease shall be taken or construed to create any agency between Landlord and Tenant or to authorize the Tenant to do any act or thing or to make any contract so as to encumber in any manner the title of the Landlord to the Premises or to create any claim or lien upon the interest of the Landlord in the Premises. (g) Memorandum of Lease. Landlord and Tenant shall, upon request of either party, execute and record a notice of this lease in the form attached hereto as EXHIBIT E; provided that the party requesting the memorandum shall pay all recording and state, county and local transfer fees and/or taxes imposed as a result of such notice. (h) Financial Statements. Except with respect to any such time as Tenant is a corporation whose shares are traded on a US public securities exchange, Tenant shall within 30 days after receipt of written request from Landlord but, so long as no Event of Default exists, not more frequently than once within any twelve-month period, provide to Landlord, for the benefit of Landlord, Mortgagee and any prospective investors, Mortgagee or purchaser of the Premises (i) a balance sheet and profit and loss statement of Tenant for Tenant's most recent fiscal year,

36 and (ii) a detailed operating statement of the Premises for the most recent calendar year (collectively, "Financial Statements"). (i) Confidentiality. The parties acknowledge that the specific terms and conditions of this Lease and any documents made available to Landlord by Tenant hereunder are of a confidential nature and shall not be disclosed except to Tenant's or Landlord's respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders (existing or prospective), investors (existing or prospective) or prospective purchasers (collectively, for purposes of this Section 36, the "Permitted Outside Parties") or as required by law. No party, including Permitted Outside Parties, shall make any public disclosure of the specific terms of this Lease or of any of such documents, except as required by law (including SEC regulations and NYSE or NASDAQ requirements). In connection with the negotiation, execution, delivery, performance and administration of this Lease, each party acknowledges that it may have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties or otherwise in connection with the negotiation, execution, delivery, performance and administration of this Lease (or in connection with a party's disposition of an interest in this Lease or in the Premises). Except as required by applicable law, neither party shall issue any press release or make any statement to the media regarding the execution and delivery of this Lease without the other party's consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section shall survive any termination of this Agreement. The terms of this Section 36(i) shall not apply to any information that is or becomes publicly known other than through a party's breach of its obligations under this Section 36(i). (i) Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one in the same instrument. (k) Time of the Essence. Time is of the essence with respect to every provision of this Lease (including but not limited to APPENDIX 1) providing for performance, action or inaction by a specified date or within a specified period oftime. (I) Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. (m) Broker. Landlord and Tenant each covenant that they have not dealt with any real estate broker, finder or other such party entitled to be paid a fee or a commission with respect to this Lease, except for Mark Mulvey of Cushman & Wakefield ("Broker"), whose fees shall be payable by Landlord pursuant to a separate written agreement between Landlord and Broker. Except for the Broker, each party shall indemnify and hold the other party harmless from all damages, claims, liabilities or expenses, including reasonable attorneys' fees, resulting from any claims that may be asserted against the other party by any real estate broker or finder with whom the indemnifying party either has or is purported to have dealt.

37 (n) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE. (o) OFAC. Tenant and Landlord hereby represents and warrants to each other that for itself it is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. (p) REIT/UBTI. The Landlord and the Tenant hereby agree that it is their intent that all Base Rent, and all other additional rent and any other rent and charges payable to the Landlord under this Lease shall qualify as "rents from real property" within the meaning of Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended, (the "Code") and the U.S. Department of the Treasury Regulations promulgated thereunder (the "Regulations"). In the event that (i) the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, shall be changed so that any rent no longer so qualifies as "rent from real property" for purposes of either said Section 512(b)(3) or Section 856(d) or (ii) the Landlord, in its sole discretion, determines that there is any risk that all or part of any rent shall not qualify as "rents from real property" for the purposes of either said Sections 512(b)(3) or 856(d), such rent shall be adjusted in such manner as the Landlord may reasonably require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section 36(p) shall be made so as to produce the equivalent (in economic terms) rent as payable prior to such adjustment. The parties agree to execute such further commercially reasonable instrument as may reasonably be required by the Landlord in order to give effect to the foregoing provisions of this Section 36(p). (q) Activity and Use Limitation. Notwithstanding anything to the contrary contained herein, Tenant and Landlord acknowledge that the Landlord's Parcel (including without limitation the Premises) is subject to an Activity and Use Limitation (the "Existing AUL") pursuant to the terms of Massachusetts General Laws Chapter 21E, recorded with the Middlesex North Registry of Deeds at Book 21997, Page 35, a copy of which has been provided to Tenant. Notwithstanding anything to the contrary contained herein, Tenant and Landlord acknowledge that all of Tenant's and Landlord's rights and interests under this Lease are subject to the Existing AUL and under no circumstances shall Tenant and/or Landlord make any use of the Premises or conduct any activity thereon that is prohibited by the Existing AUL. (r) Limited Sale Profit Participation Right. (1) Upon a Sale for which (a) the closing (the "Closing," with the date of Closing being the "Closing Date") occurs prior to the earlier to occur of the third (3rd) anniversary of the Commencement Date or an Exempt Sale and (b) the applicable Net Sale Proceeds are at least equal to the applicable IRR Amount as of the Closing Date, if this Lease is then in full force and effect Landlord shall pay to Tenant the applicable Profit Share Amount simultaneously with the Closing Date. As used herein:

38 "Acquisition" means the acquisition by Landlord and/or any Landlord Affiliate of the 100 Chelmsford Parcel and/or the Leased Parcel in connection with the execution and delivery of this Lease. "Acquisition Costs" means, as applicable: A. if the Subdivision shall not have occurred, the Purchase Price plus the Transaction Costs for the Acquisition; or B. if the Subdivision shall have occurred, the Purchase Price plus the Transaction Costs for the Acquisition, multiplied by 33.33%. "Development Costs" means, A. if the Subdivision shall not have occurred, (i) all Project Costs (as defined in APPENDIX 1) plus (ii) any or all hard and soft costs or expenses of subdividing, developing and improving the I 00 Chelmsford Parcel and its appurtenances, including without limitation all development, architectural, engineering, project management, permitting and legal costs, costs of environmental remediation and costs of construction and site work and all other costs and expenses of the type including within the definition of Project Costs, mutatis mutandis; or B. if the Subdivision shall have occurred, all Project Costs. "Investment" means, as applicable: A. if the Subdivision shall not have occurred, the aggregate of the Acquisition Costs and Development Costs for the 100 Chelmsford Parcel and the Leased Parcel; or B. if the Subdivision shall have occurred, the aggregate of the Acquisition Costs and Development Costs for the Leased Parcel. "IRR Amount" means an internal rate of return of 10% per annum, compounded annually, on the sum of the aggregate applicable Investment of the Landlord and/or its affiliates, commencing on the date that any applicable Investment is made (with such internal rate of return to be calculated using the XIRR Function of Microsoft Excel). "Net Sale Proceeds" means the proceeds of the Sale received by Landlord at the Closing net of the aggregate of the applicable Transaction Costs for the Sale. "Profit Share Amount" means twenty percent (20%) of the difference between (i) the applicable Net Sale Proceeds and (ii) the applicable IRR Amount. "Purchase Price" means four million two hundred fifty thousand dollars ($4,250,000). "Sale" means a sale or transfer of Landlord's fee simple interest in the Leased Parcel and, if the Subdivision shall not have occurred, the 100 Chelmsford Parcel. Without limitation, a "Sale" shall not include (i) the granting of a mortgage or a sale or transfer in connection with a foreclosure of a mortgage or by deed in lieu of foreclosure (together with any sale or transfer

39 under clause (iii) immediately below, an "Exempt Sale"); (ii) a sale or transfer of Landlord's interest to any Landlord Affiliate, or by descent or devise following the death of any person comprising Landlord, or in connection with a merger or sale of all or substantially all of Landlord's assets, or otherwise by operation of law; or (iii) a sale or transfer of Landlord's interest as part of a transaction by Landlord and/or any Landlord Affiliates that also includes at least two (2) properties outside of the 100 Chelmsford Parcel, the Leased Parcel or the Hale Property (as defined in the REA); provided that in the event of the occurrence of any of the foregoing events other than an Exempt Sale, the provision of this Section 36(r) shall continue in full force and effect with respect to any subsequent Sale. "Subdivision" means the division of the Landlord's Parcel into separate legal lots comprised of the 100 Chelmsford Parcel and the Leased Parcel. "Transaction Costs" means, with respect to the Acquisition or Sale, as applicable, any or all actual and reasonable or necessary costs or expenses of consummating the particular transaction incurred by or equitably allocable to Landlord and/or any Landlord Affiliates therefor, including, without limitation legal fees, closing costs, escrow fees, recording fees, title examination and insurance costs, survey costs, due diligence investigation or monitoring costs and/or brokerage fees. (2) The parties acknowledge that the 100 Chelmsford Lease contains provisions that are corollary to this Section 36(r) (the "100 Chelmsford Profit Share Provisions") and agree that all accounting relevant to this this Section 36(r) shall occur in a manner consistent with all accounting relevant to the 100 Chelmsford Profit Share Provisions (in order that, among other things, there shall be no so-called "double counting" of any Landlord transaction Costs or amounts owed, collectively, to Tenant pursuant to this Section 36(r) and/or to the tenant under the 100 Chelmsford Lease pursuant to the 100 Chelmsford Profit Share Provisions). (3) Any dispute under the foregoing provisions of this Section 36(r) shall be settled exclusively by Arbitration under Section 36(d) above. (4) Notwithstanding anything to the contrary set forth herein, Tenant's rights under this Section 36(r) are personal to the Tenant originally named herein and any successor thereto pursuant to a Permitted Transfer, but shall not otherwise be transferable or assignable (and shall not, in any event, be assignable or transferable to any Leasehold Mortgagee [as defined in EXHIBIT F]). Further notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to pay Tenant any Profit Share Amount at any time in which Tenant shall be in default of any of its obligations under this Lease beyond any applicable notice or cure period. (s) No Merger. There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Leased Parcel by reason of the fact that the same person or entity may own or hold (i) the leasehold estate created by this Lease or any interest in such leasehold estate and (ii) the fee estate in the Leased Parcel or any interest in such fee estate; and no such merger shall occur unless and until all persons and other entities having (a) any interest in this Lease or the leasehold estate created by this Lease (excluding subtenants but including any Leasehold Mortgagee) and (b) any fee simple interest in the Leased Parcel or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

40 [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

41 IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first above written. LANDLORD: -------'a _ By: _ Name: Title: TENANT: MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation By: _ Name: Title:

Exhibit A, Page 1 EXHIBIT A DESCRIPTION OF LANDLORD'S PARCEL 100 & 144 Chelmsford Street Lowell, Massachusetts The land situated on Chelmsford Street, in Lowell. Middlesex County, Massachusetts, shown as Lots I-lB-4 and I-IB-5 on a plan entitled "Compiled Disposition Map of Lots I-lB-3, I-lB-4 & I- IB-5 in Lowell, Mass., Hale Howard Urban Renewal Area, Project No. Mass. R-130" dated March 30, 1977, by Dana P. Perkins & Sons, Inc. Civil Engineers & Surveyors", recorded with Middlesex North District Deeds in Plan Book 124, Plan 46, bounded and described as follows: NORTHEASTERLY: by land now or formerly of the Boston & Maine Railroad Corp., as shown on said plan, by three bounds totaling 649.97 feet; SOUTHEASTERLY by said land of Boston & Maine Railroad Corp., as shown on said plan, 27.97 feet; NORTHEASTERLY again, by said land of Boston & Mane Railroad Corp., as shown on said plan, 265.16 feet; SOUTHEASTERLY again, by Lot 1-1 B-3, as shown on said plan, 412.45 feet; SOUTHEASTERLY again, by said Lot 1-1 B-3, as shown on said plan, 277.71 feet; SOUTHWESTERLY by Lot I-IA, as shown on said plan, 300 feet; NORTHWESTERLY by Chelmsford Street, 270 feet; and NORTHWESTERLY again, by said Chelmsford Street by three courses totaling 1,042.23 feet; Comprised in part by two parcels of registered land; namely, Registered Parcel 1: A certain parcel of land situated in said Lowell, bounded and described as follows: NORTHEASTERLY by Howard Street, fifty-two (52) feet; SOUTHEASTERLY by land now or formerly of David Ziskind, one hundred twelve (112) feet; SOUTHWESTERLY by land now or formerly of Charles E. Jameson, fifty-two and 1/100 (52.01) feet; and

Exhibit A, Page 2 NORTHWESTERLY by land now or formerly of Israel Levin, one hundred thirteen and 28/100 (113.28) feet.

Exhibit A, Page 3 All of said boundaries of said Registered Parcel I are determined by the Land court to be located as shown on Plan 5672-A entitled "Plan of Land in Lowell" drawn by Smith and Brooks, Civil Engineers, dated October 15, 1915, as approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title No. 951 issued by Middlesex North Registry District of the Land Court. Registered Parcel 2: A certain parcel of land situated in said Lowell, bounded and described as follows: NORTHWESTERLY by land now or formerly of Minnie Bernstein and Mary F. Hardy, forty-six and 68/100 (46.68) feet; SOUTHEASTERLY by Lot 5, twenty-five and 07/100 (25.07) feet; SOUTHWESTERLY by Lot 6, thirty-three and 94/100 (33.94) feet. All of said boundaries of said Registered Parcel 2 are determined by the Land Court to be located and shown on Subdivision Plan 6039-B entitled "Subdivision Plan of Land in Lowell" drawn by Dana F. Perkins & Sons, Inc., Surveyors, dated December 22, 1976, as approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title No. 21963 issued by said Registry District, and said Registered Parcel 3 is shown as Lot 7 on said plan. Excepting and excluding from the foregoing the following: So much of the premises as lies within former Railroad Street as the same is now or formerly owned by Boston and Maine Corporation as set forth in Deed from the Trustees of Boston and Maine Railroad Corporation to City Development Authority dated January 5, 1977, recorded in Book 2242, Page 527. So much of the land taken by the City of Lowell by right of eminent domain by Order of Taking dated September 8, 1998, recorded in Book 9590, Page 157 and filed as Document No. 178630, and shown thereon as Parcel 1 and Parcel 2 on a "Plan of Land in Lowell, Mass. Prepared for Lowell Regional Transit Authority" dated September 25, 1998 by Vaidya Consultants, Inc., recorded in Plan Book 198, Plan 71, and filed as Document No. 178630. See also Land Court Order flied as Document No. 184737. Said land is also shown as Lot 1-lB-5 on plan entitled "Plan of Land in Lowell, Mass." dated September 25, 1998, prepared by Vaidya Consultants, Inc. recorded with the Middlesex North District Registry of Deeds in Plan Book 198, Plan 71.

Exhibit A-1, Page I EXHIBIT A-1 PLAN SHOWING LANDLORD'S PARCEL, THE LEASED PARCEL AND THE 100 CHELMSFORD PARCEL (appended hereto)

Exhibit A-1, Page 2

Exhibit A-2, Page 1 EXHIBIT A-2 PLAN SHOWING THE PROPOSED BUILDINGS (appended hereto)

SffE PlAN EXHIBIT A-2 SGA COMMUNiCATiNG COLLABORAT1 G CREAT1NG MACOM - CONCEPT DESIGN Q,, '9 '6

Exhibit B, Page I EXHIBITB Tenant Work * Kitchen equipment design and installation * Furniture design and installation * Wireless support for 600 devices * Data rooms setup * Networking gear installation * Inter-building connectivity * Paging system installation * Conference room equipment; i.e. phone, AV, etc. * Phone system installation * Display boards installation * Copy/office/MFP machine installation * Card access system installation * Security Cameras installation * Fitness center and media room utility requirements

Exhibit C, Page 1 EXHIBIT C SUBORDINATION, NON-DISTURBANCE AND ATTORNMENTAGREEMENT [144 Chelmsford Street, Lowell MA] This Subordination, Non-Disturbance and Attomment Agreement (this "Agreement") is dated this day of , 2016 between -------------- ("Lender") and MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation ("Tenant"). RECITALS A. Tenant has entered into a certain lease (the "Lease") dated , 2016 with (the "Landlord") of the land and buildings, including certain buildings to be constructed thereon by Landlord to the extent set forth in the Lease, located at 144 Chelmsford Street, Lowell, Massachusetts. The leased premises described in the Lease are hereinafter referred to as the "Premises." B. Lender has made a loan to Landlord, which loan is secured by a mortgage and security agreement dated , 20 , recorded with the Essex North Registry of Deeds in Book , Page and filed with the Essex North Registry District of the Land Court as Document (the "Mortgage"), and an assignment of leases and rents dated , 20_, recorded with said Registry in Book_, Page and filed with said land Court as Document (the "Assignment"), both with respect to the Premises. D. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Lease. For mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Tenant agrees that the leasehold of the Lease is and shall be subject and subordinate to the lien of the Mortgage and to the lien of the Assignment and to all renewals, amendments, modifications, consolidations, replacements and extensions thereof, now or hereafter executed, to the full extent of all amounts secured thereby, said subordination to have the same force and effect as if the Mortgage and the Assignment, and such renewals, modifications, consolidations, replacements and extensions thereof, had been executed, acknowledged, delivered and recorded prior to the execution and delivery of the Lease and any recorded notice or memorandum thereof, and amendments or modifications thereto. However, the foregoing subordination provision shall not be deemed or construed as limiting Tenant's rights under the Lease and/or Landlord's obligations thereunder, including without limitation with respect to the use of insurance proceeds and condemnation awards and, notwithstanding any inconsistent provisions of the Mortgage with respect thereto, such proceeds and awards shall be applied as set forth in the Lease.

Exhibit C, Page 2 2. Lender agrees that Tenant shall not be named or joined as a party defendant in any action, suit or proceeding which may be instituted by Lender to foreclose or seek other remedies under the Mortgage or the Assignment by reason of a default or event of default under the Mortgage or the Assignment, unless applicable law requires Tenant to be made a party thereto as a condition to Lender's proceeding against Landlord or prosecuting such rights and remedies. Lender further agrees that, in the event of any entry by Lender pursuant to the Mortgage, a foreclosure of the Mortgage, or the exercise by Lender of any of its rights under the Mortgage or Assignment, Lender shall not disturb Tenant's right of possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond applicable notice and cure periods in the Lease. 3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender, the acceptance of a deed in lieu of foreclosure by Lender, or Lender's exercise of any of its rights under the Mortgage or Assignment, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all optional extension terms which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to perform all of the obligations of Tenant pursuant to the Lease. 4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease: (a) Lender shall not be liable in damages for any act or omission of any prior landlord (including Landlord), provided nothing herein shall derogate from the obligation of Lender to perform all of the obligations of Landlord pursuant to the Lease arising, accruing or continuing from and after such time as Lender succeeds to the interest of Landlord under the Lease; (b) Lender shall not be liable for the return of any security deposit unless such security deposit is actually received by Lender; (c) Lender shall not be bound by any Base Rent or additional rent which Tenant might have prepaid for more than one (1) month in advance under the Lease (unless so required to have been prepaid under the Lease); (d) Lender shall not be bound by any amendments or modifications of the Lease made after the date hereof without consent of Lender which have the effect of materially increasing Landlord's obligations under the Lease, reducing rent or otherwise materially reducing any of Tenant's obligations under the Lease, decreasing the Term or canceling the Lease prior to its expiration except as a result of the exercise of a right to terminate as set forth in the Lease; (e) Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except in cases where Tenant has given Lender notice of the event or circumstances giving rise to such

Exhibit C, Page 3 damages, offsets or defenses and afforded Lender the same period of time in which to cure as is provided to Landlord under the Lease; and (f) Lender shall not be bound by any provisions in the Lease which obligate Landlord to erect or complete any building and/or to make any improvements to the Premises (and/or the 100 Chelmsford Property and Hale Property) other than such obligations of Landlord as are expressly set forth in the Lease (including without limitation Appendix 1 of the Lease). 5. Lender hereby approves of, and consents to, the Lease. Notwithstanding anything to the contrary contained in the Mortgage or the Assignment, Tenant shall be entitled to use and occupy the Premises and exercise all its rights under the Lease, and the Lease and Landlord's and Tenant's performance thereunder shall not constitute a default under the Mortgage or Assignment. Tenant agrees to give Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to Landlord. 6. Lender acknowledges that, in the event of an Approvals Contingency Failure, Tenant will have certain rights as set forth in Exhibit F of the Lease to grant a Leasehold Mortgage on Tenant's leasehold estate under the Lease, which Leasehold Mortgage shall constitute a first position mortgage lien on any New Building Work, and Lender hereby consents to any such Leasehold Mortgage granted in accordance with Exhibit F of the Lease. 7. The terms and provisions of this Agreement shall be automatic and self-operative without execution of any further instruments on the part of any of the parties hereto. Without limiting the foregoing, however, Lender and Tenant agree, within thirty (30) days after request therefor by the other party, to execute an instrument in confirmation of the foregoing provisions, in form and substance reasonably satisfactory to Lender and Tenant, pursuant to which the parties shall acknowledge the continued effectiveness of the Lease in the event of such foreclosure or other exercise of rights. 8. Any notice to be delivered hereunder shall be in writing and shall be sent registered or certified mail, return receipt requested, postage prepaid, or overnight delivery by Federal Express or similar overnight courier which delivers upon signed receipt of the addressee, or its agent. The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event that the addressee shall refuse to receive any notice, or there shall be no person available (during normal business hours) to receive such notice, the time of giving notice shall be deemed to be the time of such refusal or attempted delivery as the case may be. All notices addressed to Lender or Tenant, as the case may be, shall be delivered to the respective addresses set forth opposite their names below, or such other addresses as they may hereafter specify by written notice delivered in accordance herewith: If to Tenant: with a copy simultaneously to:

Exhibit C, Page 4 If to Lender: 9. The term "Lender" as used herein includes any direct or more remote successor or assign of the named Lender herein, including without limitation, any purchaser at a foreclosure sale, and any successor or assign thereof, and the term "Tenant" as used herein includes any direct or more remote successor and assign of the named Tenant herein. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. TENANT: MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC. By: _ Name: _ Title:------------ LENDER: By: _ Name:----------- Title:------------

Exhibit C, Page 5 COMMONWEALTH OF MASSACHUSETTS) ) ss. COUNTY OF ----------- On this day of 20 , before me, the undersigned officer, personally appeared , who acknowledged himself/herself to be the _ of MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation, and that he/she, as such , being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as ----------- IN WITNESS WHEREOF, I hereunto set my hand and official seal. NOTARIAL SEAL Notary Public My commission expires: STATE OF COUNTY OF ) ) ss. ) On this day of 20 , before me, the undersigned officer, personally appeared ------------ , who acknowledged himself/herself to be the ------ of --------------- ' a , and that he/she, as such ---------' being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the by himself/herself as IN WITNESS WHEREOF, I hereunto set my hand and official seal. NOTARIAL SEAL Notary Public My commission expires:

Exhibit D, Page 1 EXHIBITD Permitted Encumbrances 1. Easement from The City Development Authority to Massachusetts Electric Company dated March 24, 1977, recorded in Book 2241, Page 309, as affected by Easement Agreement dated July 19, 1982, recorded in Book 2547, Page 94. 2. Covenants set forth in Deed from City Development Authority to City of Lowell dated October 2, 1978, recorded in Book 2332, Page 534, at Page 549 and filed as Document No. 76121 to the extent in force and applicable. 3. Taking by the City of Lowell for layout of Chelmsford Street dated January 17, 1979, recorded in Book 2349, Page 216. 4. Covenants and easements contained in Deed from City of Lowell to Wang Laboratories dated December 31, 1980, recorded in Book 2459, Page 212 and filed as Document No. 81413. 5. Access and License Agreement by and between AMP Incorporated, M/A-Com, Division and L'Energia Limited Partnership, dated November 17, 1997, recorded in Book 8910, Page 285, and re-recorded in Book 9034, Page 184, as amended by Amendment Agreement dated February 25, 1999, recorded in Book 10461, Page 68. 6. Notice of Activity and Use Limitation dated March 6, 2008, recorded in Book 21997, Page 35.

Exhibit E, Page I EXHIBIT E NOTICE OF LEASE Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4, of an instrument of lease (the "Lease") containing, inter alia, the following terms and conditions: LANDLORD: TENANT: MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation DATE OF LEASE INSTRUMENT: ,2016 PREMISES: TERM OF LEASE: EXTENSION OPTIONS: MAJOR TENANT: ACTIVITY AND USE LIMITATION: That certain portion of the Landlord's Parcel shown as "Leased Parcel" on the plan attached hereto as Exhibit_, together with the Improvements (as defined in the Lease) and Intangible Rights (as defined in the Lease). The "Landlord's Parcel is that certain improved real property currently known as and numbered 100 Chelmsford Street, in the City of Lowell, Massachusetts, more particularly described on Exhibit_ and shown on the plan attached hereto as Exhibit The initial term of the Lease commences on the occurrence of the Commencement Date of the Lease and expires on the last day of the month in which the twentieth (20th) anniversary of such Commencement Date occurs. Tenant has an option to extend the term of the Lease for two (2) consecutive periods of ten (10) years each, as more specifically provided in the Lease. Tenant has been designated as the Major Tenant (as defined in that certain Reciprocal Easement Agreement of even date herewith and recorded/filed concurrently herewith) for the Landlord's Parcel. Tenant and Landlord acknowledge that the Landlord's Parcel (including without limitation the Premises) is subject to an Activity and Use Limitation pursuant to the terms of Massachusetts General Laws Chapter 21E, recorded with the Middlesex North Registry of Deeds at Book 21997, Page 35, a copy of which has been provided to Tenant.

Exhibit E, Page 2 OTHER PROVISIONS: The Lease contains additional rights, restrictions, terms and conditions not enumerated in this Notice of Lease. Reference should be made to the Lease directly with respect to these and other material terms and conditions. This Notice of Lease is executed pursuant to the provisions contained in the Lease, and is not intended to vary the terms, conditions or other provisions of the Lease. In the event of any inconsistency between the provisions of the Lease and the provisions of this Notice of Lease, the provisions of the Lease shall govern and control. This instrument is not intended to, and does not and shall not, amend, modify, diminish or affect in any way the Lease or the construction or interpretation thereof or any rights or obligations of any of the parties thereto. This Notice of Lease may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. EXECUTED under seal this day of , 2016. LANDLORD: By: _ Name: Title: TENANT: MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation By: _ Name: Title: [Acknowledgements Follow]

Exhibit E, Page 3 COMMONWEALTH OF MASSACHUSETTS ,ss. On this date, _, 2016, before me, the undersigned notary public, personally appeared , as of , proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that s/he signed it voluntarily for its stated purpose on behalf of the foregoing entity. Notary Public Printed Name: ---------- My commission expires: _ ,ss. On this date, STATE OF ---------- , 2016, before me, the undersigned notary public, personally appeared , as ofMACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation, proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that s/he signed it voluntarily for its stated purpose on behalf of the foregoing entity. Notary Public Printed Name: ---------- My commission expires:------

Exhibit F, Page 1 EXHIBITF Approval Contingency Failure Terms Notwithstanding anything to the contrary contained in this Lease (apart from this EXHIBIT F), in the event of an Approval Contingency Failure (and only in such event), the following terms and conditions shall apply (and shall govern and control over any contrary provisions of this Lease outside of this EXHIBIT F): 1. Base Rent. Notwithstanding anything to the contrary contained in Section 3 of this Lease, in the event of an Approval Contingency Failure, Base Rent shall be payable at an annual rate of $1.00 for the entire term of this Lease (including any Optional Extension Terms), which amount shall not be subject to increase over time. 2. New Improvements. Notwithstanding anything to the contrary contained in Sections 6, 8, 10, 11 and 18 of this Lease: (a) Tenant shall have the ongoing right to make Alterations (including additions) on the Leased Parcel and site improvements on the 100 Chelmsford Parcel including without limitation the construction of a new building or buildings (a "New Building") with related site improvements (collectively, "New Building Construction"), and to make subsequent Alterations on the Leased Parcel ("New Building Alterations" and/or, together with any New Building Construction, "New Building Work") in each case without the requirement of Landlord's prior written consent, provided, however, that any such New Building Work shall not (i) have a material adverse effect on the quality, useful life, value, functionality or costs of operating or maintaining any of the other then existing buildings and improvements at the Project Site (as defined in APPENDIX 1) as determined by Landlord in its reasonable discretion ("Landlord's Determination"), (ii) violate the terms and conditions of the REA and any applicable Other Documents, (iii) violate or interfere with the leasehold rights and interests of any tenant or occupant of the 100 Chelmsford Parcel (except to the extent that such tenant or occupant shall have consented thereto in writing in accordance with the terms and conditions of its applicable lease or occupancy agreement as shall then be in effect), (iv) violate any applicable laws, regulations, ordinances and rules, including then applicable zoning laws (without the need for an amendment to the applicable zoning ordinance or map, except to the extent that Landlord shall consent in writing to any such amendment in writing, such consent not to be unreasonably withheld, conditioned, or delayed) or (v) violate any of the other terms and conditions of this Lease to the fullest extent applicable thereto. Any New Building Work permitted as set forth in this Section 2 shall be deemed a Permitted Alteration and, except as expressly set forth in this Section 2(a), shall be subject to all of the other provisions of this Lease governing Permitted Alterations to the fullest extent applicable. Upon the making of any New Building Alterations, the same shall be deemed part of the New Building. Within thirty (30) days of Tenant's written request for Landlord's Determination with respect to any Particular New Building Work and Tenant's submission to Landlord of all information reasonably required in connection therewith, Landlord shall notify Tenant as to whether Landlord is or is not making Landlord's Determination (and, if Landlord is not making Landlord's Determination, the reasons therefor in reasonable detail); provided that in the event that Landlord fails to so notify Tenant within such

Exhibit F, Page 2 thirty (30) days and Tenant makes a second written request therefor from Landlord (which second request shall include a statement in all capital letters that Landlord's failure to respond within fifteen (15) days shall be deemed to constitute Landlord's making Landlord's Determination then, if Landlord fails to so notify Tenant within such fifteen (15) days, Landlord shall be deemed to have made Landlord's Determination. (b) (i) All New Buildings shall be deemed Tenant's sole and exclusive property during the term of this Lease. If at the expiration or early termination of this Lease any New Buildings shall remain thereon, however, then (i) the same the same shall be surrendered to Landlord in accordance with Section 18 of this Lease and (ii) upon any such expiration or early termination of this Lease, Tenant shall upon request of Landlord execute, acknowledge and deliver to Landlord a deed confirming that all of Tenant's right, title and interest in any remaining New Building has vested in Landlord free and clear of any leasehold, leasehold financing and any liens or encumbrances permitted or suffered by Tenant. (ii) Tenant may elect to demolish a New Building upon not less than thirty (30) days' prior written notice to Landlord, such notice (a "Demolition Notice") to include an estimate by a qualified licensed contractor of the reasonably estimated cost of demolition (the "Demolition Cost"). Any such demolition shall be subject to all of the Demolition Obligations, to the fullest extent applicable thereto. Tenant may make such election at any time; provided that in the event of any destruction or damage as contemplated under Section lO(a) of this Lease, if Tenant does not make such election within thirty (30) days of the event of damage or destruction, then Tenant shall be obligated to repair, rebuild or restore the same in accordance with said Section 1O(a). If Tenant undertakes any such demolition, Tenant shall be obligated to likewise destroy or remove all Business Alterations on or about the New Building. (iii) All insurance proceeds on account of any damage or destruction of a New Building shall be paid, and shall be the exclusive property of, Tenant or the Leasehold Mortgagee (as defined herein). Notwithstanding the foregoing, if Tenant gives a Demolition Notice then, unless Tenant shall then satisfy the Financial Prerequisite, Tenant shall pay or cause to be paid to Landlord, by insurance proceeds or a direct payment from Tenant (or any combination of the two), an aggregate amount equal to 125% of the Demolition Cost (the "Demolition Security"). Such payment under the preceding sentence shall be made within thirty (30) days prior to the commencement of demolition or, with respect to any portion of such payment to be paid by insurance proceeds, after the receipt of such insurance proceeds (but only if and to the extent that (i) Tenant shall have been required hereunder to insure the same, (ii) Tenant shall have in fact maintained such insurance as required hereunder and (iii) Tenant shall have proceeded to adjust the insured loss promptly, diligently and in good faith) and in any event prior to the commencement of demolition. Upon the completion of such demolition, the Demolition Security, less any amounts expended by Landlord in the exercise of its rights under Section I4(b) of this Lease on account of Tenant's failure to have performed any and of its obligations in connection with the demolition) shall be paid over to Tenant or the Leasehold Mortgagee (and any amount so retained by Landlord shall be the sole and exclusive property of Landlord).

Exhibit F, Page 3 (c) In the event of a taking as contemplated under Section 11 of the Lease, Tenant shall have no obligation to rebuild or restore any New Building or New Building Alteration except that, in the event of a partial taking of the New Building or New Building Alteration and Tenant does not deliver a Demolition Notice, Tenant shall take such steps as are reasonably necessary and appropriate to separate, secure and otherwise place into proper functioning condition (and in compliance with Law) any portion(s) of the New Building or New Building Alteration that are not so taken. Tenant will be entitled to an award of takings damages based on any loss of any New Building or New Building Alterations; provided, however, that to the extent that the taking authority or applicable court will not award the foregoing to Tenant separate and apart from any greater award pertaining to the Premises, then Tenant shall be entitled to participate in any greater award on an equitable basis in order to compensate Tenant for such loss. 3. Leasehold Financing (a) Notwithstanding anything to the contrary contained in Section 12 of this Lease, in the event that Tenant constructs a New Building, Tenant shall have the right, without Landlord's consent, to finance New Building Work (and thereafter refinance the same with so called "permanent financing") by granting a mortgage on Tenant's leasehold estate under this Lease (a "Leasehold Mortgage"); provided that any holder of a Leasehold Mortgage (a "Leasehold Mortgagee") shall be an Institutional Lender and that there shall not be more than one Leasehold Mortgage in effect at any given time. Notwithstanding the foregoing, no Leasehold Mortgage now or hereafter a lien upon this Lease shall extend to or affect the reversionary interest and estate of Landlord in and to its real property interests in the Leased Parcel or in any manner attach to or affect Landlord's real property interests in the Leased Parcel from and after any expiration or termination of this Lease except as otherwise expressly set forth in this Section 3. (b) Landlord agrees to simultaneously send copies of all notices given to Tenant hereunder to each Leasehold Mortgagee notice of whose name and address has been given in writing to Landlord. No Leasehold Mortgagee shall be bound by any notice given from Landlord to Tenant hereunder unless and until such notice or a copy thereof has been given to the Leasehold Mortgagee. No amendment, modification, extension, renewal, cancellation, termination or surrender of this Lease shall be binding upon the Leasehold Mortgagee without its written consent. (c) In the case of a default by Tenant continuing after the giving of any requisite notice and/or passage of any requisite cure period (a "Default"), prior to Landlord's taking any further steps to terminate this Lease or regain possession of the Premises ("Landlord's Remedies"), Landlord shall give Leasehold Mortgagee (i) a notice of Landlord's intent to exercise Landlord's Remedies (the "Remedies Notice") containing a statement of all existing Defaults under this Lease and (ii) the opportunity to cure such Default(s), as follows: (x) Leasehold Mortgagee shall be entitled to cure any Default curable by the payment of monies for a period of fifteen (15) days after receipt of such Remedies Notice and (y) Leasehold Mortgagee shall be entitled to cure any other Default (a "Non-Monetary Default") for a period of thirty (30) days after receipt of such Remedies Notice; provided however, that if Leasehold

Exhibit F, Page 4 Mortgagee reasonably requires additional time to complete the curing of any such Non-Monetary Default, then, provided Leasehold Mortgagee has commenced to cure such Non-Monetary Default within such 30-day period and thereafter prosecutes the same to completion with reasonable diligence, Leasehold Mortgagee shall be entitled to such additional time as is reasonably necessary to cure such Default. Notwithstanding anything to the contrary contained herein Leasehold Mortgagee shall have no obligation to cure any Default that is of such a nature that it is not susceptible to cure by Leasehold Mortgagee despite the exercise of reasonable diligence by the Leasehold Mortgagee so long as Leasehold Mortgagee notifies Landlord thereof within such 30- day period (any such Default not susceptible to cure and for which Leasehold Mortgagee shall have given such notice being an "Incurable Default"). Landlord agrees to accept performance of Tenant's obligations hereunder by Leasehold Mortgagee with the same force and effect as though observed or performed directly by Tenant. (d) Notwithstanding the foregoing subsection (c), if possession of the Premises and/or title to the leasehold estate under this Lease is required in order for Leasehold Mortgagee to cure any Default (a "Delayed Cure Default"), then Landlord shall suspend the exercise any of Landlord's Remedies on account of the Delayed Cure Default, provided that: (i) Leasehold Mortgagee notifies Landlord within the applicable cure period afforded Leasehold Mortgagee under subsection (c) above that it intends to acquire possession of the Premises and/or title to the leasehold estate under this Lease; (ii) within the applicable cure period afforded Leasehold Mortgagee under subsection (c) above, Leasehold Mortgagee cures any Defaults (other than Incurable Defaults and the Delayed Cure Default); (iii) all Rent is timely paid and Leasehold Mortgagee performs or causes to be performed all other obligations of Tenant under this Lease that are susceptible of being cured or performed by Leasehold Mortgagee with the exercise ofreasonable diligence prior to its having gained possession of the Premises and/or title to the leasehold estate under this Lease; and (iv) Leasehold Mortgagee takes steps promptly to acquire the leasehold estate under this Lease by foreclosure or otherwise and prosecutes the same to completion with reasonable diligence. Upon completion of the conveyance of Tenant's leasehold interest hereunder by foreclosure or otherwise, this Lease shall continue in full force and effect as a lease between Landlord and Leasehold Mortgagee, its designee or the purchaser of the leasehold estate in any foreclosure proceedings, and Leasehold Mortgagee, its designee or such purchaser shall promptly and with reasonable diligence cure the Delayed Cure Default. (e) Leasehold Mortgagee shall not be liable for the performance of Tenant's obligations hereunder unless and until Leasehold Mortgagee acquires Tenant's rights and interest by foreclosure or other assignment or transfer in lieu thereof. In the event that Leasehold Mortgagee so acquires Tenant's rights and interest, the liability of Leasehold Mortgagee, its successors and assigns shall be limited to its leasehold interest in this Lease. Neither Leasehold Mortgagee, its successors or assigns, nor any agent, partner, officer, trustee, director, shareholder or principal (disclosed or undisclosed) of Leasehold Mortgagee, its successors or assigns, shall have any personal liability hereunder. (f) All notices from Landlord to Leasehold Mortgagee and from Leasehold Mortgagee to Landlord hereunder shall be in writing and given in the manner specified in Section 17 of this Lease. The address for notices to Leasehold Mortgagee shall be the address furnished to Landlord by Tenant or the Leasehold Mortgagee (subject to change by notice given in accordance with Section 17 of this Lease).

Exhibit F, Page 5

Appendix I - Page l APPENDIX 1 LANDLORD WORK I. Constmction of Improvements. (a) Subject to the approval of the Work Plans and the occunence of the Final Approval, in each case as set forth herein , Landlord covena nts and agrees to: (i) construct the buildings and related structures (collectively, the "Building") on the Landlord's Parcel (such work being hereinafter referred to collectively as the "Building Work") in accordance with and as more specifically described in the tinal approved building plans and specifications (the "Final Building Plans") to be prepared by Landlord (subject in each case to Tenant's approval as provided in Section l(b) of this Appendix 1 below) from the preliminary building and site work plans and specifications (collectively , the "Preliminary Plans") previously prepared and approved by Tenant and as ljsted on the attached Appendix 2, and (ii) construct related site improvements located in, on, under or about the Project Site (such work being hereinalter referred to collectively as the "Site Work") in accordance with and as more specifically described in the approved final sitework plans and specifications (the "Final Sitework Plans") to be prepared by Landlord subject in each case to Tenant's approval as provided in Section I(b) of this Appendix 1 below from the Preliminary Plans; in each case subject to all of the terms of this Appendix 1. The Building Work and the Site Work are sometimes hereinafter referred to collective ly as the "Landlor d Work," and the Final Building Plans and the Final Sitework Plans are sometimes hereinafter referred to collectively as the "Work Plans''). Landlord shall perform the Landlord Work on a "turn-key" basis, whlch means that the Landlord Work will be Substantially Completed (as herei nafter defined) in every respect on the Possession Date (as hereinafter defined), except for Punchlist Ite ms (as hereinafter defined) and subject only to those Change Orders (as hereinafter defined) as are specifically permitted by this Lease. As used herein, the "Project Site" shall mean the Landlord's Parcel together with the Hale Property. (b) The Work Plans will be prepared and approved as follows: (j) Within fifteen (15) days following the Effective Date, Landlord shall enter into an agreement for architectural services (the ''Architect Agreement"), on terms reasonably acceptable to Landlord, with Spagnolo Gisness & Associates, Inc. or another qualified and licen sed architect selected by Landlord and subject to Tenant's approval not to be unreasonably withheld, conditioned or delayed (as the case may be, the "Architect"), providing for the Architect's prompt preparation of the Final Building Plans, subject to the Landlord and Tenant review and approval procedures set forth below. Further promptly following the Effective Date, Landlord shall enter juto an agreement for civil engineering services (the "Engineer Agreement"), on terms reasonably acceptable to Landlord, with RJO'Connell & Associates or another qualified and licensed civil engineer selected by Landlord and subject to Tenant's approval not to be unreasonably withheld, conditioned or delayed (as the case may be, the "Civil Engineer") providing for the Civil Engineer's prompt preparation of the Final Sitework Plans, subject1o the Landlord and Tenant review and approval procedures set forth below.

Appendix I, Page 2 (ii) Landlor d and Tenant shall reasonab ly cooperate with each other, in a reasonably prompt fashion, in the review and approval of each version and revision of the Work Plans. The Work Plans shall generally be consistent with the Preliminary Plans. Landlord acknowledges and understands that Tenant may, at its sole cost and expense, retain an architectural consultant ("Tenant's At'chitect") to review the proposed Final Building Plans and proposed Final Sitework Plans on behalf of Tenant. When Landlord requests Tenant to specify details or layo uts or approve any portion of the Work Plans, Tenant shall specify or approve or disapprove same within ten (10) days after its receipt thereof so as not to delay completion of the Work Plans. If, prior to Plan Approval (as defined herein), Tenant requests any refinement, substit ution, modification or addit io n to the proposed Final Building Plans and/or the proposed Final Sitework Plans, Landlord shall cause Landlord's Architect or Civil Engineer to revise and resubmit the proposed Final Building Plans and/or the proposed Final Sitework Plans to Tenant incorporating Tenant's requests within ten (10) days after Landlord's receipt of such request from Tenant (or such longer period as shall be reasonable under the circumstances given the nature or extent of the request). To the extent that any refinement, subst itu tio n, modification or addition to the Preliminary Plans and/or any plans subsequently approved by the parties are requested or proposed by Landlord, Tenant shall not be obligated to agree to any thereof if in the reasonable business judgment of Tenant the requested refinement, modification, substitut io n or additio n wou ld have, other than to a de minimis extent, an adverse effect on the quality, useful life, val ue, functionality or cost of and for Tenant's Intended Operations (as defined herein) or costs of operating or maintaining the Building and other Improvements. (iii) Landlord may submit the proposed Work Plans to Tenant in stages and separately for the Building and the Site Work, in which case the approval procedure set fo11h herein shall apply to each stage or portion of the Work Plans submitted to Tenant for review and approval. Tenant's review and/or approval of any of the Work Plans shall not create responsibility or liability on the part of Tenant (or Tenant's Architect) for the completeness, design, mfficienc y or comp liance with any and all applicable Laws, as it is Landlord's responsibility to ensure the Work Plans are at all times compliant with all applicable governmental laws, ordinances and regulations ("Laws"). Landlord shall not be obligated or authorized to Commence Construction of the Landlor d Work unles s and until Landlord and Tenant have both approved the Work Plans. In the event of any dispute(s) between Landlord and Tellant with respect to the proposed Final Building Plans and the proposed Final Sitework Plans, the same shall be resolved exclusively by Arbitration (subject to the provisions of the second sente nce of Section X of this Appendix 1 belo w). Final approva l of the Work Plans by Landlord and Tenant is referred to herein as "Plan Approval." (iv) Except as otherwise provided in this Lease , after the Work Plans have been approved by Tenant, no improvements or alterations whic h, other than to a de minimis extent , vary from the approved Work Plans may be made by Landlord witho ut the prior written consent of Tenant. Tenant's consent with respect to any alterations to ru,y Final Building Plans may be granted or withheld in Tenant's sole and absolute discretion. Tenant's consent with respect to any alte rations to any Final Site Plans , howe ver, shall only be withhe ld or conditioned to the extent that Tenant determines , in its reasonable discret io n, that such proposed alteratio ns to the Site Work would have. other tha n to a de minimis extent, an adverse effect on the quality, usefu l life, value, functionality or cost of and for Tenant's Intended Operations or costs of operating or maint aining the Building and other Improvements.

(c) If and to the extent permitted by applicable Laws (inoluding, without limitation, appl icable building codes), Landlord shall commence to perform the Landlord Work within thirty (30) days following the later to occur of Plan Approval or Final Approval (as defined herein), or as soon thereafter as is reasonably practicable given seasona l factors and generally accepted construction practices; provided that, notwithstanding the foregoing, Landlord shall commence to perform the Landlord Work in accordance with the Construction Schedule (as defined herein) and, once commenced, Landlord shall proceed with the Landlord Work diligently and continuo usly until the Landlord Work is completed. Landlord acknowledges that time is of the essence in Substantial Completion of the Landlord Work in accordance with the Construction Schedule, subject to Force Mqjeure Events (as defined herein), Change Orders and Tenant Delays (as defined herein).

(d) Landlord agrees that, m connection with Landlord's securing financing for the construction of Landlord's Work from a construct ion lender (the **"<u>Construction Lender</u>"),** Landlord 's principal or affiliate (as the case may be, the **"<u>Landlord Guarantor</u>"**) shall execute and deliver to the Construction Lender a guaranty of Landlord' s obligation to complete the Landlord Work (a **"<u>Lender Completion Guaranty</u>").** The Lender Completion Guaranty shall be in such form as shal l b e required by the Construction Lender. At the time of issuance of the Lender Completion Guaranty, Landlord shall deliver to Tenant a separate guaranty from the Landlord Guarantor in form and substance substantially simila r to the Lender Completion Gua ranty, mutatis mutandis (the **"<u>Tenant Completion Guaranty</u>");** provided, however, that any such Tenant Completion Guaranty shall at all times be subject to and unconditionally subordinate in all respects, in lien and payment, to the rig hts, privileges , and powers of the Construction Lender (and its successors and assigns) under the Lender Complet ion Guaranty. The Tenant Completio n Guaranty shall provide that Tenant may proceed to enforce the Tenant Complet ion Guaranty at such time as the Landlord is in default, after the giving of notice and expiration of any grace period as may be applicable thereto, of its obligations under this Lease to construct the Landlord W ork, except that Tenant shall not commence any such action to enforce provided that the Construction Lender is time ly enforcing the Lender Completion Guaranty (and, in any event, subject to such other reasonable and customary " interc reditor" requirements of the Construction Lender, which terms shall be set forth in an Inte rcreditor Agreement to be entered into between Tenant and the Construction Lender).

(e) (i) Following the Effective Date, Landlord will enter into an agreement (the **"<u>Construction Management Agreement</u>"),** on terms reasonably acceptable to Landlord, with PM Realty Group or another qualified consn·uction manager selected by Landlord and subject to Tenant's approval not to be unreasonably withheld, conditioned or delayed (as the case may be, the **"<u>Const ructio n Manager</u>")** to provide construction management services for the Landlord Work, including without limitation assisting Landlord in the review and development of the Work Plans, Project Budget and Construction Schedule, the negotiation and admin istration of the Construction Agreement (as defined herejn) and the oversight of the Landlord Work. Landlord's delegat ion of any responsibilities to Construction Manager under the Construction Management Agreement shall not relieve Lan dlord of any of its responsib i lities to Tenant hereunder).

(ii) Follow ing the Effective Da,te Landlord will enter into an agreement (the **"<u>Construction Agreement</u>"),** on terms reasonably acceptable to Landlord, with Integrated Bt1ilders or another qualified general contractor selected by Landlord and subject to Tenant's

Appendix 1, Page 3

Appendjx 1, Page 4 approval not to be umeasonably withheld, conditi oned or delayed (as the case may be, the "General Contractor") to perform the Landlord Work on a cost-plus, open-book basis. Landlord 's delegation of any responsibilities to General Contractor under the Construction Agreement shall not relieve Landlord of any of its responsibilities to Tenant hereunder. The Construction Agreement shall require t he General Contractor to solicit a minimum of three (3) bids for all subcontracts having a cost of $30,000.00 or more, except for any subcontracts for which the Landlord, in reliance on and working in conjunct ion with Landlord's General Contractor to identify the same, has not identified three (3) or more qualified bidders or for any subcontract s for which a reduced numb er of bidders has been approved in advance by Tenant in its reasonable discretion. Landlord agrees to provide Tenant with a copy of the proposed form of Co nstruction Agreement, along with a reasonable opportunity to comment prior to finalization and execution of the same. The Construction Agreement shall provide that Tenant (in addition to Landlord) shall receive the benefit of any and all warranties, guaran ties, cert ifications, and/or other such modes of reliance or recourse ("All Warranties") made by the General Contractor and all subcontractors, subordinate subcontractors and/or material supp liers under the Constructio n Agreement and all other appl ic able contra cts thereunder and/or related thereto (co llect ively, "All ContJ-ac ts"), and that any/all certificatjons, testing, inspections, or certificat io ns of complet io n contained in All Contracts be made to or for the benefit of both Landlord and Tenant. (iii) The Construction Co ntr act s hall provide for teasonable and customary in spections, obsetvation s and testing during the progress of the Landlord Work, includin g (without limitation) any reasonable and customar y (i) field and laboratory testing of certain materials and supplies incorporated into or used in the perfonnance ofthe Landlord Work and (ii) field observatio ns and inspect ions of the construct ion com ponents. Landlo rd shall promptJy provide to Tenant, co pies of all reports, analyses and/or certifications provided to Landlor d by any Landlord Co ntractors (as defined herein) in connection with any such inspections, observations and testing. (iv) The Constructio n Conttact shall require that all Landlotd Contractors compl y with all Laws pertaining to individual laborers performing Landlord Work, inc lu ding without limitation all Federal and State immig11atio n Laws and all Laws regarding wages, salaries, benefits and any other compensation. (v) A II Landlo rd Cont racto rs shall all be licensed contractors in the jurisdic ti o n in which the Leased Parcel is located , and sufficient ly bonded, to perform its applic able portion of the La ndlor d Work, and each shall be deemed a Landlord Contractor (as her ei nafter defined) for all purposes under this Lease. Landlord covenants that all Landlord Work shall be performed in a good and workmanlike manner substant ia lly in conformance with the approved Work Plans and all applicab le Laws. All Work Pla ns may be used and reused by Tenant regardless of who prepared them and Landlord sha ll obtain a license from the Design Professionals (as here inafter defined) who prepared said Work PlallS granting Tenant the right to use all or portions of the Work Plans; provided that all reference to the said Desig n Professionals and their respective practices is removed from subseque ntl y altered Work Pla ns and subject to such other customary terms and conditions as shall be applicable to the use of the Work Plans under the contract by which the Work Plans were commissioned. The Work Plans shall be the

Appendix I, Page 5 property of Landlord, provided that during the term of this Lease, Landlord may use the Work Plans only in connection with this Lease, the REA or the Landlord's Parcel. (vi) Thi-ougho ut the Co nsti uctio n Period (as hereinafte r defined), Landlor d shall require that the General Contracto r and, except as here inbe low express ly provided , eac h subcontractor and s ub- subcontractor (collectively the "Landlord Contractors" and indi vidually a "Landlord Contractor") shall carry insurance coverage, during all such times as the Landlord Work is being performed, includjng but not l imited to builder's risk completed value insurance on the Landlord Work in an amount reasonably approved by Tenant. Landlord shall also require each Landlord Contractor (except subcontractors and sub-subco ntractors as herei nbelow expressly provided) to carry insuran ce fo r combined sing le limit bodily injur y and property damage insurance (including contractor's liab ility coverage, contractual liabi lity coverage, complete d operat io ns coverage, and broad form property damage endo rsement) covering commercial gene ral liability and automo bile lia bility, in an amount not less than Two Million Dollars ($2,000,000) per occurrence, Three Million Dollars ($3,000,000) in the aggregate (with an um brella or excess coverage insurance pol icy for such l iab ility insurance policies, in an amount not less than Five Million Dollars ($5,00,0 000) per occurrence and in the aggregate), with all such liability ins urance policies, includi ng such umbrella or excess coverage policy. endorsed to show Tenant as an additional insured, and for workers ' com pensa6on as required by Law, endorsed to show a waiver of subrogation by the insurer to any claim any Landlord Contractor may have against Landlord, plus emp loyer's liability insurance with minimum limits of One Million Dolfars ($1,000 , 000) per occ urrence, endorsed to show Tenant as an additional insured. All insurance policies obtrun ed and maintained by t he Landlord Co ntractors s hall be carr ied with reputab le companies licensed to do busines s in the state in which the Leased Parcel are located and having, accord ing to A.M. Best, a rating of not less than A- and a Financial Size Category of not Jes s t han Ylll. Prior to comme nce ment of any work by any particular Landlord Con tractor, Landlord promptly shall deliver to Tenant certificates of insurance showing comp lia nce with such insurance req uirements by the Landlord Contractor, and compliance with the additio nal insured and waiver of subrogation endo rsement requirements set forth above. Landlo rd s ha ll notify Tenant promptly follow in g execu tion of any contract, subcontract or other agree ment with each Landlord Contractor and upon such notice, suc h Land lord Contracto r will be promptly notified by Landlord of Landlord Contractor's inclusion in the insurance requirements set forth in, and such Landlord Contractor's obligations under, this clause (iv). Landlord's failw·e to cause the procurement and maintenance by the Landlo rd Contractors of the insurance required by this c la use (iv), which failure co nt inues for more than five (5) business days after written notice from Tenant, shall const i tute a material breach of, and default under, this Lease by Landlord, and Tenant may (but shall not be obligated to), in addition to any other rights or remedies available to Tenant, purchase such insurance at Landlord's expense. Notwithstand ing the preceding provis ions of this clause (iv), provision of some types or amounts of insurance by a subco nt ractor or sub-subcontrac tor, includ in g app licab le limi ts of lia bilit y, may be waived or modified at the option of Land lord (with prior notice of each/all suc h wa ivers or modifications to be give n by Landlord to Tenant), where it is reasonab ly deemed by Landlo rd t hat either such insurance is not applicable, or that adequate coverage is provided by Landlord's or the General Contractor's insurance, or that waiver or modification is otherwise appropriate unde r the circumsta nces and customary in the region in which the Leased Parcel is s ituated; pro vided , however , that subcontractors and sub-s ubcontractors must, in all cases, procure workers' compensat ion insurance as rnqufred by applicab le Laws and business automobile

Appendix I, Page 6 liabi lity insurance in the amount custo maril y required by prudent develo pers of simila r projects in the region in which the Leased Parcel is situated from their subco ntracto rs and sub subcontract ors. (f) Inasmuch as portions of the Landlord Work will be performed in and on both the Leased Parcel and the 100 Chelmsfo rd Parcel, Landlord acknowledges and agrees that, insofar as the same pertains to any eleme nts of the Landlo rd Work being performed on both the Leased Parcel and the l00 C helms ford Parcel, all insurance policies and coverages required to be maintained hereunder, A ll Wa rranties, all warranties of La ndl o rd under this Appendix 1 and all indemnificatio n obli gatio ns of Landlord shall app ly to and cover activities on the e nti re Landlord's Parcel. In perform ing Landlord's Work, (i) Landlord shall not enter the 100 Chelmsfo rd Building (as defined herein) without prior notice to Tenant and (ii) Landlord shall use reasonable effo1ts to minimize any interference with Tenant's business operations being conducted on the 100 Chelmsfo rd Parcel. Notwithstand in g the foregoing, Te na nt sha ll reasonably cooperate Landlord with respect to any activities on the 100 Che lmsford Parcel in order that Landlord's Work may progress in accordance with the Construction Schedule. (g) Tenant and Landlord agree and acknowledge that, except in the event of an Approval Co ntingency Failure (as defined herein) in whic h case the Base Rent shall be $1.00 per year (whic h amount shall not be subject to in crease) as provided in E:xhibit E to this Lease, the Base Rent to be paid by Tenant to Landlord from the Possess io n Date through the last day of the first twelve (12) full calendar mont hs of the term of this Lease as provided in Section 3 of this Lease will be an amount equal to the tota l dolla r amount of the final Pr o j ect B udget (as the same shall have been approved by Tenant as set forth here in) multiplied by seven and 75/100 percent (7.75%), which Base Rent shall be subject to increase thereafter as set forth in Section 3 of this Lease. Within s ixty (60) days after the Possess .io n Date, Landlord will de liver to Tenant a final Project Budget whic h, if not contested by Tenant within thirty (30) days after such delivery, shall be deemed final and conc lusive for purposes of establis hing Base Rent hereunder (provided that in no event shall the total amount of the final Project Budget have increased from the total amo unt of the Preliminary Project Budget (as herein after defined) except as herein permitted). In the eve nt of any such contest , the Preliminary Project Bud get shall be used to de termine the Base Rent payable U11der Sect io n 3 of thi's L ease unt il suc h time as the patt i es s hall have conc lusively resolved any such contest, upon which reso lution any effective overpayment by Tenant in Base Rent shall be credited to Tenant' s next installment(s) of Base Rent or any effoctive underpayment by Tenant in Base Rent shall be paid for by Tenant to Landlo rd in full wit hin th ir ty (3 0) d a ys of such reso lution. (h) As used herein, the "Project B udget" shaJI mean the final hard and soft costs actually incurred by Landlord to design, engineer, plan, permit and develo p the Landlord Work and to co nstruct the sa me pursuant to the Work Plans, includin g witho ut limit at io n on-site paving, landscaping and utility lines, all in accordance with the terms and provis ions of this Lease, the Work Plans and the Construction Schedule. The types of costs to be included in the Project Bud get (the "Project Costs") shall be limited to the types of costs and expe nses as are co ntained in the P re liminary Budget and incurred or to be incurred by Landlord, or equitab ly alloca ble to the Leased Parcel (when any such costs or expensesaJso a pply to one or more other parcels), on account of any or all geotechn icaJ st udies, surveys, infrastructure costs, building and permit fees, site preparation costs, architectura l and engineering fees and design fees

Appendix I, Page 7 (including without lim itat ion payments under the Architect Agreement and the Engineer Agreement), inspectio n fees , testing , labor and materiaJs to construct the Landlord Work, costs and fees of obtaining and complying with th e Governmental Approvals and Final Approval, costs and fees payable under the Construction Management Agreement and the Construction Agreement and related documentation, costs of complying with Laws includin g removal or remediation of Hazardous Substances in accordance with Environmenta l Regulations (including without Ji mitation Landlord's Remedial Work), project landscaping, water, gas and electrical hookup fees and related miscellaneous costs, a ll Taxes and other so-called carrying costs accruing from the Effective Date through the Possession Date, brokerage fees on account of the exec utio n of this Lease, costs of complying with the REA and Other Documents accruing from the Effective Date through the Possession Date, all federal, state and local taxes arising from or relating to the performance or completion of the Landlord Work (includin g, without limitation, all federal, state a11d loca l unem ployment taxes and federal and state income and socia l secu rity taxes to be withheld from wages), costs of Tenant Delays, construction financing interest, costs and fees, costs relating to the develo pment , rev ie w, revision and approval of the Work Plans, the Project Budget, the Construction Schedule or any Change Orders, and attorneys' fees or costs payable to Landlord' s attorneys for services rendered in connection with a ny of the foregoing (including without limitatio n cos ts of negotiating the Architect Agreement, Engineer Agreement, Construction Contract). The Project Budget shall exclude, however , any development fee payable to Landlord or any of its Affiliates and attorneys' fees or costs payable to Landlord ' s attorneys for services rendered in negot iating this Lease, the REA, or Other Documents. A preliminary Project Budget is attached hereto as Appendix 3 (the "Prelimina ry Project Budget"). Landlord agrees that Tenant shall have full access to review the Preliminar y Project Budget, any changes pmposed to the Pr ject Budget and the final Project Budget as it is developed, including any inter im subm issio ns to the Project Budget prior to complet io n of the Work Plan s a nd/o r prior to Substantia l Comp let ion of the Landlord Work Any change to the Project Budget shall be subject to Tenant's approval, which may be given or withheld in Tenant's sole and absolute discretion except that: 1. Tenant shall not unreasonably withhold, condition or delay its consent to any such change constituting a re-allocat io n of amounts between or among different line items of the Project Budget so long as the total amount of the Project Budget is not thereby increased; 11. Tenant shall not unreasona bly withhold, conditio n or delay its consent to any such change due to any increased Project Costs required as a result of any (1) Governme ntal Approval or Final Approval conditio ns, requirements or limit ations approved or consented to by Tenant in accordance with Sect ion II of this Appendix 1, (2) subsequent discovery by Landlord prior to Substantial Completion of site or soil condition s, or (C) Landlord's Remedial Work; and iii. No approval by Tenant shall be required to the extent that suc h a cha nge is caused by a Tenant Delay (subject to Tenant's right to contest the same hereunder).

Appendix I, Page 8 Except as may be otherwise expressly allowed or authorized hereunder, any increase in costs to perform or complete Landlord's Work over and above the Project Budget as then approved hereunder, whether previously contemplated or uncontemp Jate d, shaJJ be the sole responsibility of and shall be paid by Landlord. (i) Landlord shall Commence Construction of the Landlord Work no later than the date (the "Commencement Deadline") that will allow Landlord sufficient time to complete the Landlord Work prior to the Updated Antici pated Possession Date (as defined below), and shall dilige nt ly, continuously, and in good faith proceed thereafter to Substantial Comp letio n thereof in accordance with the Construction Schedule (subject to Force Majeure , a Change Order or a Tenant Delay). In the event Landlord fails to Commence Construction of the Landlord Work on or before the Comme nce ment Deadline other than due to Force Majeure, a Change Order or a Tenant Delay, then Landlord at Landlord's sole cost and expense, which amount shall be excluded from the Project Budget , shall accelerate the Landlord Work by conducting construction overtime and by retaining added contractors to bring the Landlord Work in line with the Construction Schedule aod allow for timely completion. The words "Commence Construction" (and grammatical variants thereof) mean the pouring of the footings and foundation of the Building in accordance with the Work Plans. The period of time running from the date Landlord Commences Construction until the date upon which the Punch lis t Ite ms are fully completed in accordance with this Lease is referred to as the "Construction Period". G) La ndlord shall undertake and complete the construction of each element of the Landlord Work described in and in compliance with the Work Plans and any and all applicable Laws, including, but not limited to, all Environmental Regulations. Without limiting the foregoing, Landlord cove nants and agrees that the application of any Hazardous Materials, as part of the performance of the Landlord Work must be performed and completed by a licensed applicator if required by Environmental Regulation s or any other applicable Law and, when the Leased Parcel is delivered and turned over to Tenant , all unused /unapplied Hazardous Materia ls utilized in the performance of the Landlo rd Work including, without limitation, a ll paints, glues and solvents , must be removed from the Landlord's Parce l, and properly disposed of as required by all Environmental Regulations. Landlord shall be responsible for any and all federal, state and local taxes arising from or relat ing to the performance o r comp letion of the Landlord Work, including, without limitat io n, all federal. state and local unemployment taxes and federal and state income and social security taxes to be withheld from wages (provided, howe ver, that such taxes shall be included as Project Costs). (k) Tenant shall have the right, but not the obligation, to designate (including the right to replace from time to time) a qual ified reputable construction profossional (the "Tenant's Rep") to represent Tenant's interest in performing oversig ht of the Landlord Work with full authority to bind Tenant with respect to any decisions or approvals regarding the Landlord Work, the Work Plans, the Construction Schedu le, the Project Budget or any Change Orders. Tenant shall advise Landlord if Tenant retains a Tenant's Rep, by written notice contai11jng the name , address and contact information of Tenant's Rep. The Tenant's Rep shall be invited to all progress meetings with the Architect, Construction Manager, General Con tractor , and any representatives of Landlord overseeing the Landlord Work. The Tenant's Rep shall also be promptly provided with copies of any correspondence submitted to and received from Landlord and the Architect , Civi l Engi neer, Construction Manager or General

Appendix 1, Page 9 Contractor pertaining to the Work Plans , the Construction Sc hedule, the Project Budget or the Landlord Work. (I) Following approval of the Work Plans by Landlord and Tenant, and during the period of performance of Landlord Work, Landlord and Tenant sha ll have the right to propose changes, substitutions and eliminations in said Work Plans ("Changes"), which Changes shall or shall not be impl emented, in accordance with and subject to the following procedures: (i) Any Changes shall be effected by the execution by Landlord and Tenant of a written change order for each such Change (a "Change Order"). Each Change Order shall include a statement by Landlord of (i) all costs and expenses, including but not limited to design and permittin g fees, interest and other carrying costs, increased costs of construction and all other costs of the type included or includable in the Project Budget, reasonably anticipated to in c rease or decrease on account of the consideratio n and imp le mentat ion of the Changes (with any net increase in such costs and expenses being referred to herefo as the "Net Cost Increase" or any net decrea se in such costs and expenses being referred to herein as the "Net Cost Decrease") and (ii) the number of days (if any) by whfoh the Construction Schedu le will be extended in order to implement such Changes to the Landlord Work. (ii) Tenant shall have the right, in its sole and absolute discretion, to make Changes pertaining to the Building Work. Tn addition, Tenant shall have the right to make Changes to the Site Work, subject to Landlord's consent, which shall not be withheld, condit ioned, or delayed unJes s, in Landlord's reasonable discretion , th e Changes proposed to the Site Work would have a material adverse effect on the Project Site. Tenant shall have the option to withdraw any Change Order by notice thereof to Landlord given prior to the time that Landlord Contractors actually commence the work thereon or purchase materials or supplies related to the Change Order, provided that any costs and expenses incurred by Landlord as a result of its consideration of the Changes or Change Order or Tenant's withdrawal thereof shall be deemed Project Costs. (iii) If any Change Order results in a Net Cost Increase then, at Tenant's elect ion, Tenant may elec t to proceed with or cance l the Change and if Tenant elects proceed with the Change then, at Tenant's option and election, either (i) the full amo unt of the Net Cost Increase shall be added to the Project Budget or (ii) Tenant shall, from time to time until the full amount of the Net Cost Increase has been paid by Tenant, pay to Landlord any costs or expenses allocable to the C hange Order within thirty (30) days of Landlord's incurring the applicable cost or ex.pense and invoici ng Tenant therefor; provided, however , that in the event of any Cha nge Order that, together with all prior Change Orders. results in a Net Cost l nc rease in excess of ten percent (10%) over the total amount of the Preliminary Project Budget, then Landlot·d sha ll have. the right to require that all portions of the Net Cost Incr ease be paid for under the foregoing clause (ii). Any Net Cost Decrease shall be credited and reflected in the Project Budget. (iv) Notwithstanding the preceding provjsions of this subsection (1), Landlord shall have no obligation and no authority to proceed with any proposed Changes unless and untiI Landlord and Tena nt each approve and execute a Change Order for such Changes.

Appendix l , Page I 0 (v) Landlord shall have the right to make Changes to the Site Work, subject to Tenant's consent, which shall only be withheld or conditioned to the extent that Tenant determines, in its reasonable discretion, that such proposed alterations to the Sit e Work would, other than to a de minimis extent, have an adverse effect on Tenant's interest in the Landlord's Parcel. Notwithstanding the foregoing, any Changes constituting Landlord's Remedial Work are hereby deemed approved by Tenant. (vi) Change Orders proposed by Landlord shall not, ipso facto, result in any increase in the Project Budget (it being acknowledged that increases in the Project Budget shall occur only as may be otherwise expressly allowed or authorized under this Appendix 1). II. Approvals. (a) Promptly following approval of the Work Plans by Landlord and Tenant as hereinabove provided, or at such sooner time as may be determined by Landlord and Tenant in their reasonable discretio n, Landlord will apply for and thereafte r diligently pursue the Final Approval (as hereinbelow defined) of all necessary and appropriate municipa l, county, state and federal authorities required, as well as any applicab le non-governmental, third parry utility or service providers, abutters, neighbors or other interested parties in the vicin ity of the Leased Parcel (as the case may be, "Third Parties"), in order for Landlord to perfonn the Landlord Work including, without limitation, the issuance of the following, if and as applicable: zoning variance(s); site plan approvals; special permit approval(s); approvals related to drainage or storm water management; off-site easements and dedications; any required approval for the installation or construction of requ ire d utilit ies; commitments for utility capacity (including, but not limited to, " will serve" commitment letters); any necessary governmental approval for access, such as curb cuts or entrances; any wetlands or environmental approvals and permits; and any subdivision or lot division approvals, in each case in form and subject only to conditions as are reasonably acceptable to Landlord and Tenant (coll ecti vely, the "GovernmentalApprovals"). Governmental Approvals shall in no event, however, include (i) any approvals, permits, licenses or authorizations for the installation of Tenant's Work or installation (or placement or operation) of any of Tenant's furniture, fixtures, equipment or other personal property (as the case may be, "Tenant's Installations") or for Tenant's lntended Operations or (ii) a temporary or permanent certificate of occupancy (whic h Landlord shall secure as hereinafter provided in connection with Substantial Completion). Governmental Approvals shall include any subdivis ion or lot division approvals required for the sole purpose of having the Leased Parcel and Imp rovements thereon taxed as a separate tax tract or tax parcel ("Tax Lot Division Approval"); provided, however, that, if Landlord cannot obtain the Tax Lot Division Approval after having used diligent, good faith efforts to obtain the same, then Landlord may at any time thereafter elect to excl ude the Tax Lot Divis ion Approval from the Governmental Approvals, upon which Landlord shall have no further obligations with respect to the Tax Lot Division Approval. As "Used herein "Final ApprovaJ" is when all of the Governmental Approvals (x) have been issued by all appropriate governmental entities or agencies and either (I) the time allowed for an appeal has lapsed (or will have lapsed prior to the Anticipated Possession Date or Updated Anticipated Possession Date, as applicable (and each as defined herein), or (2) any appeals or litigation that may have been filed or initiated with respect to any of the Govenunental Approvals have been prosecuted and resolved in a manner which is satisfactory to Landlord and Tenant and are not subject to remand to lower courts or

Append ix I, Page I I gove rnmental entit ies or age ncies ; or (y) in the case of any applicable Third Parties are either finalized and in effect or have been otherwise agreed to. Additi onally, the Governmental Approvals shall not prohibit, interfere with (other than in a de minimis fashion), or unreasonably delay Tenant from obtain ing aJI necessary operating permits and approvals for Tenant's Intended Operations; impose any cond itions or restrict io ns that would result, other than in a de minimis fashion, in Tenant's having to incur other than standard and/or normal costs for Tenant's use of the Leased Parcel for Tenant's Intended Operations; or restrict Tenant' s abibty to change its use of the Leased Parcel to another use permitted by Section 5 of this Lease (and which other use is reasonably consistent with or related to Tenant's Intended Operations at the time of Landlord's filing its first application for Governmental Approvals). (b) At any time and from time to time, Tenant shall have the right (but not an oblrgation) to review Landlord's records pertaining to Governmental Approvals and/or to accompany or monitor Landlord in applying for, pursuing, securi ng and/or co mplyi ng with the requirements for issuance of any or all of such Governmental Approva ls; provided, however , that (i) no s uch actions taken by Tenant shall relieve or release Landlord from any of its obligat io ns under this Lease with respect to such Governmenta l Approvals and (ii) Tenant shall not in any respect interfere with Landlord 's performing such obligations. Further notwithstanding the foregoing, if Landlord requests Tenant 's consent to any submissio n, co nd ition, requirement, or other matter concerning the Governmental Approvals, Tenant shall not unreasonably withho ld, cond iti on or delay the same. Notwithstanding the foregoing, the granting of any such consent shall not constitute any acknowledgement or agreeme nt by Tenant that the subm ission , co ndit io n, requirement or other matter is in comp liance with Law, that the same is co mplete , or that the same places any lia bility, responsibility or obligation upon Tenant with respect thereto in co nnect io n with the performance of the Landlord Work (except to the extent (if any) that Tenant shall have expressly agreed the1·eto in writing to accept such liab ility, responsibility or obligatio n), all of which remain the responsibi lity of Landlord. (c) In the event that Landlord, notwithstanding Landlord' s diligent , good faith efforts to pursue the same, determines that Landlord will not be able to obtain Final Approval prior to the one-year anniversary of the Effective Date (the "Approvals De adline"), then Landlord shall provide written notice thereof to Tenant no later than five (5) business days after the Approvals Deadline and Tenant may, but shall have no obligation to, thereafter attempt to obta in Final Approval at Tenant's sole cost and expense. If Tenant so elects to attempt to obtain Final Approval, Tenant shall give Landlo rd written notice of such election (a "Take-Over Election") within twenty (20) business days after Landlord' s notice under the immediately preceding sentence or, if Landlord has not secured the Fina l Approval by the Approvals Deadline (even if Landlord has failed to provide such notice of failure) , within twenty (20) business days after the Approva ls Deadline. If Tenant makes a Take-Over Election then Tenant shall pursue Final Approval diligently and in good faith for 180 days following the Approvals Deadline plus, with respect to any Governmental Approvals issued but appealed during such 180 - day period and/or for which all required submissions have been made by Tenan t (and any applic a ble public hearing has closed) and only a decision by the applicable authorit y is pending, up to an additional 240 days (as the case may be, the "Extended Approvals Deadline"). (d) If, despite Tenant hav in g made a Take-Over Elect io n, Final Approval has not occ urred by the Extended Approvals Deadline, or if Tenant shall not have made a timely Take-

Appendix 1, Page 12 Over Election, then in either such case (as applicable) an "Approvals Co ntingenc y Failure" shal I be deemed to have occurred. Notwithstanding anything to the contrary contained herein, in the event of an Approvals Continge ncy Failure, (i) the parties shall have no fwther obli ga t ions hereunder to pursue any Governmental Approvals or Final Approval, ( ii) Landlord shall have no obligat io n to perform the Landlor d Work. perform any other co nditi on precedent to the occurrence of the Possessio n Date or deliver any of the materials required under Section IV of this Appendix l , (iii) the Possession Date shall be thereby deemed to have occurred and (iv) notwithstanding anything in t his Appendix 1 to the contrary Tenant shall not be required to pay to Landlord any amounts payable to Landlo rd under this Appendix 1 or be responsible for any costs, expenses or impositions incur red by Landlord for any reason whatsoever und er this Appendix 1. Notwithstanding anythin g to t he contra ry co ntain ed herein, in no event shal l e ithe r Landlord or Tenant have any right to terminate this Lease on account of the fail ure for any reason of the Final Approval to have occurred or of the Landlord Work to have been comple ted. Tn the event of any Approvals Co ntjngency Failure, Tenant shall, to t he extent otherwise permitted by the terms and provisions of this Lease, have the right to elect to secu re i:tpprovals fo r and construct improvements on the Leased Parcel provided, however , that such work by Tenant s hall in no event be deemed Landlord Work nor sha ll Landlord otherwise have any responsibilitie s with respect thereto under this Appendix 1. Ill. Possession Date/Completion of Construction. (a) The date upon which Landlord delivers to Tenant exclusive phys ica l possession of the Leased Parcel with all of Landlor d Work Substant ia lly Completed shall be deemed to be the ''Possession Date," subject, however, to the provision s of the last sentence of this paragraph. As ind icated on the preliminary const ructio n sc hedule attached as Appendix 4 to thi s Lease (the "Preliminary Construction Schedule"), as of the Effective Date, the Possession Date is anticipated to occur on or before 20_ (as such date may be extended by reason of the occurrence of an event covered by Section 32 of this Lease (a "Force Majeure Event''), any Tenant Delay or any Change Orders, the "Anticipated Possession Date"). At such time as final bids for all subcontractors for the Landlord Work shall have been awarded and the Final Approval shall have occurred. Landlord shall submit to Tenant, for Tenant's review and approval as set fo1ih below , au update to the Preliminary Construction Schedule (the "Updated Construction Schedule") with a proposed, updated Anticipated Possessio n Date (as such date may be extended by Force Majeure Events, Tenant Delays or Change Orders, the "Updated Anticipated Possession Date''), and indicating the date that will be the Commencement Deadline. The Updated Construction Schedule shall be subject to Tenant's review and approval, which shall not be unreasonably withheld, delayed or conditio ned and, in any event, shall be lim it e d to those items thereof tha t have been changed by Landlord since Tenant's prior approval of the Construction Schedule and that differ from the Preliminary Consh·uctionSchedule. T he Updated Construction Schedule approved by Landlord and Tenant shall supersede and replace the Preliminary Construction Sched ule. As used herein, "Construction Schedule" shall mean the Preliminary Construction Schedule or, upon the approval thereof by Landlord and Tenant, the Updated Construction Sched ule , as a pplicable. In no event shall Tenant have any obligat ion to accept possession of the Leased Parcel on any date prior to the Updated Anticipated Possession Date set forth in the Updat ed Co nstruct io n Schedu le approved by Tenant. In the event the Landlord Work is Substantially Completed prior to the Update d Anticipated Possessio n Date but Tenant elects , in its sole and absolute

Appendix l, Page 13 discretion, not to accept early possession of the Leased Parcel, then the Possession Date for all purposes under this Lease shall be the earlier to occur of (i) the Updated Anticipated Possession Date set forth in the Updated Construction Schedule, or (ii) such eadier date on which Tenant agrees, in Tenant's sole and absolute discretion, in w rit ing to accept possession of the Leased Parcel. (b) (i) Landlord covenants and agrees to give Tenant: ( I ) pe riodic , written cons truct io n status reports during the progress of the Landlord Work, describing (without limitation) any delays to in the progress of the Landlord Work due to Force Majeure Events, either to date or since the date of Landlord's prior report, and the Landlord's actions or planned actions to mitigate the effect of any suc h Force Majeure Events, and indicat ing the status of construction relative to the Updated Construction Schedule approved by Tenant, such periodic status reports to be given every two (2) weeks during the first six (6) weeks of construction, and weekly thereafter until Subs tantial Completion of the Landlord Work; (2) copies of all construction lo an requis itio n requests (on current AJA forms) submitted by Landlord in connection with the funding of the Landlord Work, which copies shall include copies of a ll invoices from app licab le Landlord Contractors and material suppli e rs and copies of any certificatio ns from the Architect or other Design Professionals, in each case as required by and as shall have been sub mitted in connection with the requis itio ns; (3) at the time of submission of any loan requisi1ion (and regardless of whether the same is or is not required to be submitted to the le nder as part of the requisition) a certification indic at ing those funds disbursed to date for each line item of the Project Budget and that the undisbursed balance for each line it e m is sufficient to complete each such line item; (4) at least sixty (60) days advance written notice of the date upon which Landlord then estimates Substa ntial Comp let ion of the Landlord Work to occur (such notice being the "60-Day Possession Notice''); and (5) at least thirty (30) days advance written notice of the date upon which Landlord then estimates Substantia l Completion of the of the Landlord Work to occur (such notice being the "30-Day Possession Notice"), which estimated date of Substant ial Comp le tion as set forth in the 30-Day Possession Notice shall be no lat er than the Updated Anticipated Possession Date (as such date may have been extended for Force Majeure Events, Tenant Delays and Change Orders as hereinabove expressly provided). Landlord covena nts that the actual Possession Date shall occur by no later than the first to occur of (i) the Updated Anticipated Possession Date (as such date may have been extended for Force Majeure Events, Te nant Delays and Change Orders as herein expressly provided) or (ii) the estimated date of Substantial Completio n as set fort h in the 30-Day Possession Notice as such date may be extended due to Tenant Delays and Change Orders as herein expressly provided or, on not more than one occasion, due to an Event of Force Majeure (the earlier to occur of such dates (i) or (ii) being herein referred to as the "Possession Deadline"). (ii) lf the actua l Possession Date bas not occurred by the Possession Deadline then Tenant, as its so le and exclusive remedy therefor, shall have the right to an abatement of rent as follows: (x) an abatement of one hundred fifty (150%) percent of the daily Base Rent for each day that the actua l Possession Date has not occurred by the Possession Deadline up to the date that is thirty (30) days beyond the Possession Deadline; and (y) an abatement of two hundred (200%) percent of the daily Base Rent for each day that the actual Possession Date has not occurred by the Possess ion Dead line beyond such thirty (30) days. It is acknowledged by the parties that, inasmuch as time is of the essence with respect to the occurrence of the Possession

Date, the rental abatements provided for under the preceding sentence are a material inducement to Tenant's execution of this Lease. (iii) The tenn " Substantially Complete," "Substantial Completion" "Substantially Completed" or other grammatical variants of any thereof, as used herein, shall be defined to mean Landlord's tender of delivery of exclusive physical possession of the Leased Parcel to Tenant with the following conditions substantially performed, satisfied and complied with: (i) the Landlord Work shall have been completed in accordance with the Work Plans, subject to only Change Orders and Punchlist Items; ( ii) Certificates of Substantial Completion (as defined herein) shall have been delivered to Tenant; ( iii) a temporary or permanent ce1tificate of occupancy for the Building (and for the 100 Che lmsford Build ing, but only if and to the extent required by Law sole ly on account of the Landlord Work having been undertaken) shall have been iss ued by the applicable governmental authority, with a copy thereof delivered to Tenant; (iv) water and all other uti Iit ies s hall have been connected to, and shall be available to the Leased Parcel in accordance with applicable Laws and the Work Plans; (v) Final Approval shall have occurred; and (vi) all conditions and obligations of Landlord as expressly set forth under this Lease to have been performed by Landlord on or before Substant ia l Complet ion shall have been completed and satisfied. If at the time of Substantial Completion any aspect of Landlord's Remedial Work (includin g without limitation continu ed testing or monitoring) remains outstand ing as contemplated under the last sente nce of Section VIII(b) below then, at the time of Substantia l Co mp let ion, Landlord shall certify the same to Tenant, which certification shall describe in reasonable detail the remaining Landlord' s Remedial Work. S ubstantia l Completion shall also require , subject to completion of Punch.list ltems and subject to Change Orders, the construction, paving and light in g, and availability for access to and from and parking on the Leased Parcel by Tenant and/or Tenant's employees, agent, contTactors and business invitees in Tenant's Intended Operations oh the Project Site, of those driveways and access points and the parking area improvements situated on the Project Site in accordance wit h the Work Plans, as applicable. As used herein , "Tenant's Intended Operations" shall mean offices, research and develo pment, and light manufacturing and other le ga lly pennitted activities in suppo,t of Tenant's business of designing and supplying high performance semico nductors as conducted in accordance with Ten ant ' s customary business practices as of the Effective Date. References herein to Tenant's intended Operations shall not derogate from, interfere with or otherwise prevent or delay Tenant's tights to change its use to another use as permitted under Section 5 of this Lease. (c) Notwithstanding anything to the contrary contained herein, in the event that Landlord causes the issua nce of a te mporary certificate of occupancy (rather than a permanent certificate of occupancy) under the preceding subsectio n (b), Landlord shall remain obligated to cause the issuance. of a permanent certificate of occupancy for the Building (and for the 100 Chelmsford Building, but only if and to the extent required by Law solely on account of the Landlord Work having been undertaken) and to deliver a copy of the same to Tenant. Notwithsta nding the foregoing or anything to the contrary contained herein, however, in no event shall Landlord be required to cause the issuance (or deliver a copy) of a temporary or permanent certificate of occupancy to the BuHding , or to the building located on the 100 Chelmsford Parcel (the ''100 Chelmsford Building"), to the extent that Landlord sha ll be prevented from doing so due to the in com p let io n of any work or insta llat io n of any fi xt ures or equ ipment that is not Landlord' s responsibjlity to perfom1 or undertake under this Lease (such Appendix 1, Page 14

Appendix l , Page 15 as, for example , any Te nant's Work or Tenant's Installations , as each such term is defined in this Lease ) or under the 100 Chelmsford Lease (such as, for example, any Tenant's Work or Tenant' s Installatio ns, as each such term is defined in the l 00 Chelmsford Lease), until such time as such work or installations have been completed by Tenant. (d) The obligat io n of Landlord to timely deliver possession of the Leased Parcel to Tenant in accordance with the ,te m s of this Lease after Landlord has given the 30-Day Possession Notice shall not be extended for any reason (other than due to a Tenant Delay or, on not more than one occasion , due to a Force Majeure Event) unless Tenant consents to such delay in a Change Order entered into pursuant to the provisions of Section l(I) of this Appendix !, or Tenant otherwise consents to such delay in writing, in Tenant' s sole and absolute discretion. (e) Following Substantial Complet ion of the Landlord Work, Tenant and Landlord shall work together cooperatively and promptly determine any Punchlist Items within thirty (30) days following s uch Substantial Completio n. Landlord shall promptly and properly complete the Punchlist Items by not later than within thirty (30) days following suc h time as the Punchlist Items has been detennined (the "Punchlist Period"). For purposes hereof, "Puncblist Items" sha ll be defined as those incomplete items of the Landlord Work which, in Tenant's reasonable determination, do not interfere, other than to a de minimis extent, with Tenant's ability to occupy the Leased Parcel for Tenant's Lnstallations and, upon completjon thereof, for Tenant's fntended Operations on the Leased Parcel. If Landlot·d shall fail to complete any Punchlist It e ms within the applicable Punchlist Period. then Tenant may, at its option, without waiving any other rights of Tenant (except as otherwise ex pressly set fo1th below in this paragraph), elect to complete such Punchlist Items by notfoe to Landlord. In the event that Tenant so elects to complete such Punchlist Items, Tenant's actual, reasonable, costs of completion of the Punchlist Ite ms paid out-of-pocket to unaffiliated third pai1ies plus an additional ten percent (I 0%) of said cost for Tenant' s adminis trat ive fees (collective ly, "Reimbursable Costs") shall be reimbursed by Landlord within thirty (30) days of Tenant' s demand therefor containing reasonable documentation of such Reimbursable Costs, as Tenant's sole monetary remedy on account of such Punchlist Items being uncompleted and Tenant's election to have completed the same. If within such thirty (30) day period, Landlord sha ll fa il to reimburse Tenant as so required, Tenant may, at its option, deduct the amount of such Reimbursable Costs from Rent and/o r any other sums then or thereafter due to Landlord under this Lease; provided, however , that if during such thirty (30) day period Landlord commences an Arbitration proceeding contesting Tenant's claim for any such Reimbursa ble Costs then Tenant may not deduct any such amounts until it has been determined in such Arbit ration that Tenant is entitled to do so. Notwithstand ing anything to the contrary contained here in, in the event that any particular Punchlist [terns cannot be completed by Landlord within the required Punchlist Period due to seasonal restrictions, then the Punchlist Period shall, fo r such pa1ticular ite ms onl y, be extended to allow for the work to be complet ed as soo n thereafter as is reasonably appropriate. (f) Notwithsta nding anything to the contrary contained herein , any item of the Landlord Work as is set fo11h in the Tenant approved Construction Schedule to be performed after the " Project Completion Date" (each. a ..Post-Possession Items") shall be subs tantia lly comp leted by Landlord in accordance with the Construc t io n S ched ule subject to delays due to Force Majeure

Appendix l , Page 15 Events, Change Orders and Tenant Delays (the "Post-Possesison Work

Appendix I , Page 16 Period") and in no event shall Substantial Completion of the Landlord Work require substantial comp letion of any Post-Possession Items. If Landlord shall fail to complete any Post Possession Items during the Post-Possession Work Period, then Tenant may, at its option, without waiving any other rights of Tenant (except as otherwise expressly set forth below in this paragraph), elect to complete such Post-Possession Items by notice to Landlord. In the event that Tenant so elects to complete such Post-Possession Items, Tenant's actual, reasonable, costs of completion of the Post-Possession Items paid out-of-pocket to unaffiliated third parties plus an additional ten percent (10%) of said costs for Tenant's administrative fees (collectively, "Post-Possession Reimbursable Costs") shall be reimbursed by Landlord within thirty (30) days of Tenant's demand therefor containing reasonable documentation of such Post-Possession Reimbursable Costs, as Tenant's sole monetary remedy on account of such Post-Possession Items being uncompleted and Tenant's election to have completed the same. If within such thirty (30) day period, Landlord shall fail to reimburse Tenant as so required, Tenant may, at it s option, deduct the amount of such Post-Possession Reimb ursable Costs from Rent and/or any other sums then or thereafter due to Landlord under this Lease ; provided, howe ver, that if during such thirty (30) day period Landlord commences an Arbitration proceeding contesting Tenant's claim for any such Post-Possession Reimbursable Costs then Tenant may not deduct any such amounts until it has been determined in such Arbitration that Tenant is entitled to do so. Notwithstand ing anything to the contrary contained here in , in the event that any particular Post-Possession Items cannot be completed by Landlord within the required Post-Possession Period due to seasona l restrictions, then the Post Possession Work Period shall, for such particular items only, be extended to allow for t11e work to be completed as soon thereafter as is reasonably appropriate. (g) l f and to the extent permitted by applicable Laws, Tenant may, at its option ahd at its risk, (i) enter the Leased Parcel on or after the date that Landlord has given the 60-Day Possession Notice (such date being the "Wiring Date") for the purpose of installing wiring, cabling and conduit for such wiring and cabling for Tenant's equipme11t,and (ii) enter the Leased Parcel on or after the date that Landlord has given the 30-Day Possession Notice {such date bei11g the "Entry Date"), for the pw-pose of perfonning Tenant's Installations and otherwise preparing for Tenant' s Intended Operations on the Leased Parcel; provided, however, that (i) such entries by Tenant shall not hinder Landlord in completion of the Landlord Work, and (ii) Tenant's general liability insurance (or self-insutance therefot), as described in Section 9 of this Lease, shall be in force and effect during each such entry. Such entry by Tenant shall not constitute (x) acceptance of the Landlord Work as being Substantially Completed or (y) the Possession Date. Landlord sha ll use commercially reasonable efforts to have permanent electr ica l power extended to the Building by the Wiring Date. lf Landlord is unable for any reason to have pennanent ele c trical power exte nded to the Building by the Wiring Date, then Landlord shall notify Tenant in writing by no later than the Wiring Date, describing the actions Landlord intends to take to assure that permanent electrical power will be extended to the Building as soon as reasonably practicable after the Wiring Date, and stating the date by which Landlord estimates such power connection will be completed, so that Tenant can schedule the installation of its communications line for the Building. Landlord covenants to have pennanent electrical power extended to the Building by no later than the Entry Date.

Appendix l , Page 17 IV. Possession Date Deliverables. (a) On or before the Possessjon Date, Landlord will deliver to Tenant each and all of the following: (i) Cert ification letters from the Architect, Civil Engineer, project structural eng ineer, fire suppression cons ulta nt, and any other applicable professional consu ltants involved in the preparation of the Work Plans or any portion thereof (collectively, the "Design Professionals"), certifying that the portions of the Landlord Work shown on the Work Plans for which each such Design Professional is responsible has been performed and completed in substantial accord ance with the Work Plans (sub ject to any Change Orders), each such Design Professiona l ce1iification lette r to be prepared from and materially consistent with the form of certification Je tter attached as Appendix 5 to this Lease (the "Certificates of Substantial Completion"). (ji) A copy of the temporary or permanent certificate of occupancy for the Building. (iii) A copy of any new temporary or pennanent certificate of occupancy for the 100 Chelmsford Buildin g, but only if and to the extent required by Law sole ly on account of the Landlord Work havin g been undertaken. (b) Within sixty (60) d'ays after the Possession Date (the "Post-Possession Materials Period"), Landlord will deliver to Tenant each and all of the following: (i) Copies of heating and air conditioner manufac turer' s warranties of the type and for the duration as may have been required by the Wotk Pla ns, and copies of ahy other manufacturer's and/or insta ller's warranties relating to tbe Landlord Work of the type and for the durat ion as may have been required by the Work Plans (including but not limited to and at a minimum a 15-year mate rials roof manu facturer warranty; a 5-year roof instaJJation war ranty including all roof components (flashing, co ping, sc uppers, drains, c urbs, awnin gs, etc.); and a 2- year paving warranty), together with Landlord's non-exclusive assignment of a]I s uc h warranties to Tenant. (ii) Final lien waivers ("Lien Waivers") for all labor, suppliers, materialmen , contractors and subcontractors performing work (each, a "Job") pertaining to the Landlord Work valued in excess of$ I 0,000, together with a true and complete list of all such laborers, suppliers, materialmen, contractors and subcontractors performing any suc h work. (iU) A final and completed ALTA survey of the Landlord' s Parcel certified to Tenant and, if requested by Tenant , any title insurance company issuing lease hold title insurance for the benefit of Tenant. (iv) Any and all other instr uments that are specifically required to be provided or delivered to Tenant pursuant to the final specifications included in the Work Pla ns. If Landlord shall fail to deliver any of Lien Waivers for any Jo b (whether valued at more or Jess than $10,000) then, until such time as Landlo rd shall deliver the same, Landlord agrees to

Appe ndi x J , Page 18 indemnify and hold ha rml ess Tenant on account of any cla ims of non -payment fo r any such Job (such indemnification to be without Tenant's waiving any rights with respect to the delivery of any item required under item ( ii) imm ediately above). If Landlord shall fa il to deliver any of the items required to be delivered under items (i}, (iii) or (iv) immediately above (the "Applicable Post- Possession Materials") during the Post-Possession Materials Peri od, then Tenant may, at its option, without waiving any other right s of Tenant (except as otherw ise ex pressly set forth below in this paragraph), elect by notice to Landlord to take such actions as shall be reasonably necessary in order to cause any such Applicable Post- Possession Materials to be delivered to Tenant. ln the event that Tenant makes such e lection then Tenant's actual, reasonable, costs paid out-of-pocket to un affiliated third parties in doing so plus an addit iona l te n percent (10%) of said costs for Ten ant' s administrative fees (collectively, "Materials Reimbut'sable Costs") shall be reimbursed by Landlord within thjrty (30) days of Tenant's demand therefor containin g reaso nable documentation of such Materials Reimbur sa ble Costs, as Tenant' s sole monetary remed y on account of such Applicable Post-Possession Materials being undelivered by Landlo rd and Tenant's election to have caused the delivery thereof. lf within such thitty (30) day period, Landlord shall fail to reimbur se Te nant as so req uir ed, Tenant may, at its option, deduct the amount of such Materials Reimbursable Costs from Rent and/or any other sums then or thereafter due to Landlord under this Lease; provided, however, that if during such thirty (30) day period Landlord comme nces an Arbitration proceeding contesting Tenant' s claim for any such Materials Reimbursable Costs then Tenant may not deduct any such amo unts un til it has been determined in such Arbit ratio n that Tenant is e ntitle d to do so. V. Commencement Certificate. At the request of e it her party following su ch time as any of the following factual matters shall have been co nclus ively determined hereund er, Landlord and Tenant shall exec ute and deliver one or more written in struments, in mutually agreeable form, memorial iz ing, to the extent then conclu s ively determined: {i) whether an Approva ls Co ntingency Fail Lire shall or shall no t have occurred; (ii) the occ urrence of any of the Substantial Com plet ion of the Land lo rd Work, the Possession Date and/or the Commen cement Date; (iii) the actual dates of the term of this Lease inclu ding any Optio nal Extension Terms (and the Option Exercise Deadlines applica ble thereto); and/or (iv) the Base Re nt. VI. Landlord Warranty and Repair. Landlord warrants that (i) as of the Possession Date, the Building as co nstructe d shall be structurally sound and the Landlo rd Work shall be Substantia lly Co mpleted , in complia nce with all applica ble Laws, the Governmental Approva ls and the REA; and (ii ) as o f the Possess ion Date, the Landlo rd Work on the Project Site shall be constructed in accordance with all applicable Laws and in accordance with the Work Plans. The warranties of Landlord set forth in this Section VI constitute Tenant' s sole and exc lusive remedy against Landlo rd under this Lease, at law or in eq uity o n acco unt of any defects in or other conditions regarding Landlord's Work, any or a ll other warrantjes being hereby expressly disclaimed by Tenant. T he foregoing warranties shall te rm i nate on the one ( I ) year anniversary of the Possession Date, the Landlord Work shall be free from defects in materials and workmanship. In the event of a breachof Landlord' s warranty under the foregoing clause (ii), Tenant shall notify Landlord thereof prior to the conclusion of such one (I) year period, suc h notice to contain a reasonably detailed description of the breach and any repair and/or replacement required in order to cure said breach. Tenant's failure to give any such notice in a t jmely fashion sha ll const itute Tenant' s waiver of any right to bring such a warranty

Appendix l , Page 19 claim thereafter. Landlord, at Landlord's sole cost and expense, and within thhty (30) days following receipt of such written notice from Tenant , shaJI co rrect suc h deficiency (or, i11 the event any such work cannot reasonably be completed by Landlord within such thi1ty (30) days, commence the performance of such work during such thirty (30) day period and thereafter diligent ly pt'Osecute the completion of such work to completion). Landlord agrees to assign or cause each of the Landlord Contractors to assign to Tenant all conh·actors' , subcontractors' , and/or material suppli e rs' guarantees or warrant ies whic h relate to any construct io n work concerning which Tenant shall have the obligation under this Lease to make repairs or perform maintenance , such assignment to be effective no later than from and after the conclusion of such one (l) year period. Notwithstanding the foregoing, to the extent that any such guarantees or warrantees are not so assignable to Tenant or are not so assigna ble to Tenant without additional payment, then Landlo rd shall cause the same to be issued or re-issued m Tenant's name (at Landlord's cost and expense), failing which Landlord will, upon Tenant 's written request from time to time, enforce the same for the benefit of Tenant (but at the sole cost of Tenant). VTI. Tenant Delays. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be responsible for any delays in the development, review, revision and approval of the Work Pla ns, the Project Budget. the Construction Schedule or any Change Orders, in the commencement, performance, Substantial Completion or completion of Landlord Work, or in the delivery of a certificate of occupancy or any items required to be delivered under this Appendix 1 to the extent due to of any of the following (each a "Tenant Delay"): 1. Tenant's failme to respond to a request for approval or consent as and when required under the terms of this Appendix 1; ii. any Change Order required (and not withdrawn) by Tenant; 111. any early entry by Tenant under Section lll (g) of this Appendix 1 above; 1v. the discovery of OHM (as defined herein) an d/or performance of Landlord's Remedial Work; or v. any other act or omissio n of Tenant or its officers, agents, servants or contractors in violation or breach of any of Tenant' s obligationsunder this Lease. No Tenant Delay shall apply unless Landlord has notified Tenant of Landlord's claim as to a Tenant Delay promptly upon Landlord's becoming aware of the condition or activity which Landlord has determined may be the basis of a Tenant Delay. Further no twithstanding anything to the contrary contained herein, in the event and to the extent that the Possession Date shall have been delayed due to a Tenant Delay, then Tenant' s obligation under Section 3 of this Lease to commence the payment of Rent sha ll be deemed to have commenced on the date that the Possession Date would have occurred as provided by Tenant but for such Tenant Delay.

Appendix 1, Page 20 VIII. Landlord's Remedial Work. (a) The parties acknowledge that Tenant or a Tenant Predecessor owned and operated the Leased Parcel prior to Effective Date, and fUJt her acknowledge and agree that other than Landlord' s obligatio n to report the discoveryof OHM or to perform Landlord's Reme dial Work, under no circumsta nces whatsoeve r shall Landlord have any liability to Tenant on account of any con dition exist ing on or about the Leased Parcel (i) on the Effective Date or (ii) otherwise due to the act or omiss ion of Te nant , a Tenant Predecessor or any other Tenant Entities. Jf, prior to Substantial Completion of the Landlord Work, Landlord discovers the presence of "oil " or a " hazardous material" (as those terms are defined in M.O.L. ch.21E §2, together referred to as "OHM,,)) that requires reporting to the Massachusetts Department of Environmental Protection ("MassDEP") pursuant to M.G.L. ch. 21 E ("21E'') and/or the Massachusetts Contingency Plan ("MCP"), Landlord shall make such report to the extent required by 2IE or the MCP, as the responsible party and shall remediate such OHM, all in accordance with 21E and the MCP ("Landlord's Remedial Work"). Landlord shall provide Tenant written notice of the disco very of such OHM no later than the ea rli e r of (i) the deadli ne by which notice must be made to the MassDEP and (ii) ten ( l 0) days of such discove ry. (b) ln performing Landlord's Remed ial Work, Landlord shall have sole and absolute discre tion over the mea ns and methods (provided they are in full com pliance with all applicable Environmental Regulations), and Landlord shaJI have the right, but not the obligatio n, to utilize any and all activity and use fonitations ("AULs")or other mechanjsmsunder the MCP, such as tisk assessments or use of alternative criteria, that will facilitate Landlord's Remed ial Work, provided that such AULs or other mechanisms will not materially interfere with Tenant's Intended Operations on the Leased Parcel. Landlord's Remedia l Work shall include all work necessa ry to complete the remediation of OHM, in complia nce w it h Environmental Regulations, including without li mitation, removal o f soil, mo nito ring of groundwa ter and/or soil vapor, insta llati on of remedial equipment s uch as vapor mit igat ion measu res, changes to the Improveme nts to prevent human contact with OHM, and all lega l o r tec hnical expenses associated with preparing or recordi ng any AUL or Notice of AUL. Landlord sha ll ensure that Landlord's Remedial Work js complete by the Possession Date to the extent necessary for Tenant to occupy the Leased Parcel for Tenant' s Installations and, upon completion thereof, use and occupy the Leased Parcel for Tenant' s Intended Operations, it being understood and agreed to by the parties, however, that certain aspects of Landlord' s Remedial Work, such as groundw ater mo nito ri ng or preparatio n of an AUL, may continue after the Possessio n Date. Notwithstandin g anything to the contrar y contained herein , to the extent that any aspect of Landlord's Remedial Work (including without limitation continued testing or monitoring) is not complete by the Possession Date, w hich incomp let ion shall not, othe r than in a de minimis fashion, interfere with Tenant's lntended Operations, Landlord shall pursue completion of Landlord's Remedial Work in a commercially reasonable manner and timeframe but in all events as required by all applicable Environmen tal Regulation s. IX. Landlord Transfers. Notwithsta nding anything to the contrar y contained in this Lease, Landlord agrees that, prior to the Possession Date, without Tenan t's prior written consent, which consent may be granted, or withheld, delayed or conditioned, in Lessee 's so le and absolute discre tion, Landlord shall not sell or transfe r it s fee title to the Leased Parcel nor shall any contro lling interest in Landlord be sold or transferred (aJ1y s uc h sale or transfer being a

Appendix 1, Page 21 "Landlord Transfer") except in either case to a Qualified Landlord Transferee. As used herein, a "Qualified Landlord Transferee" shall mean any of William Manley (the "Landlord Principal"), a person or legal entity directly or indirectly controlling , controlled by, or in common control with the Landlord Principal, an immediate family member of the Landlord Principal, a trust for the benefit of the Landlord Principal or any such family member, or any heirs, devisees, adminis trators, executors or other legal representatives of the estate of the Landlord Principal. Notwithstanding the forego ing , the provisions of this Section IX shall not apply to (1) the grant of any mo rtgage , deed of trust or similar security agreement to or for the benefit of an Institutional Lender to secure debt of Landlord related to the Landlord's Parcel or portions thereof or (2) a foreclosure by, or deed in lieu of foreclosure to or at the direction of, such Institutional Lender (or its successors or assigns), but the provisions of this Section IX shall survive such foreclosure (or deed in lieu of foreclosure) and shall apply to any subsequent sale or transfer by the lender or other person or entity acquiring the Landlord's Parcel or such portions thereof at the foreclosure sale (or by deed in lieu of foreclosure). As used herein, "Institutional Lender" shall mean a state or federally chartered or regulated bank, savings bank, savings and loan association , trust company, credit union or similar such ins titu tion , a life insurance company, pension plan, employee benefit plan, REIT, REMIC, or trustee under a commercial mortgage backed securities issue or similar conduit lende r, or an entity directly or indirectly controlling, controlled by, or in common control with any of the foregoing so long as such entity has a combined capital and surplus of not less than $50,000,000.00. X. Dispute Resolution. Any dispute between Landlord and Tenant under this Appendix 1 shall be resolved exclusively by Arbitration. Notwithstanding anything to the contrary contained herein , to the extent that a party sha ll, by the express terms of this Appendix !, be entitled to exercise its sole and absolute discretion as to any particular matter, the other party shall have no right seek the reversal, rescission or modification thereof in any Arbitration under this Appendix 1; provided, however that nothing contained herein shall prevent the other party from exercising any other right, outside of Arbitration, at law or in equity in connection therewith.

Appendix 2 - Page I APPENDIX2 PRELIMINARY PLANS (appended hereto)

MACOM HEADQUARTERS CONCEPT DESIGN

SITE PLAN SGA COMMUNICATING COLLABORATING CREATING MACOM - CONCEPT DESIGN 0d 191612

ARST FLOOR PLAN 83' AREA NEW BUILDING GSF 22.858 CONNECTOR 5.5811 EXISTINGBUILDING 6.363 TOTALGSF 34,809 1"=30'-0" -. MACOM • CONCEPT OESIGN 04 19 16 I 3

SECOND FLOOR PLAN 126' \, 100 CHELMSFORD AREA GSF NEW BUILDING 25,418 EXISTING BUILDING 2.288 TOTALGSF 30.087 SGA COMMUNICATING COLLABORATING CREATING MACOM • CONCEPT DESIGN 04 19 .16 1 4 CONNECTOR 2.381

VIEW OF ARRIVAL AT NEW BUILDING SGA COMMUNICATING COLLABORATING CREATING MACOM • CONCEPT DESIGN 04 19 16 I 5

VIEW OF ENRTY AND CAMPUS SGA COMMU NICATING COLLABORATING CR EATING MACOM · CONCEPT DESIGN 04 19 16 I 8

VIEW OF ENRTV AND CAMPUS SGA COMMUNICATING COLLABORATING CREATING MACOM • CONCEPT DESIGN 04 19 16 I 7

VIEW OF NEW BUILDING - NORTH FACADE $GA COMMUNICATING . COLLABO RATING . CREATING MACOM • CONCEPT DESIGN 04 19 16 i 8 4 SIDED SSG ALUMINUM CURTAIN

VIEW OF CONNECTOR AND EXISTING BUILDING 0 FRAME GLASS ANO STEB. CANOl'Y

EAST FACADE SYSTEM 10'· 0· CANTILEVER MACOM • CONCEPT DESIGN 04 19 16 I 10

SGA COMMUN ICATING COLLABORATING. CREATING MACOM • CONCEPT DESIGN 04 19 16 I 11 > VIEW OF ENRTV AND CAMPUS "O "O (1> ::I a. X ..N -c N SYSTEM

SGA COM MUNICATING. COLLABOFIATING CAEATING MACOM • CONCEPT DESIGN 04 19 16 1 12 WESTFACDE

APPEND1X3 PRELIMINARY PROJECT BUDG T (appended hereto) Appendix 3 - Page I

G s w ESTIMATED BUDGET AT OFSEPTEMBER 16, 2016 Project COmpanents Soft costs Integrated Estimate calare Estimate SGA Estimate 144Chelmsford legal s 250,000 Architectural (ASSUMES A 10% DEDUCT FROM SGA) s 990,000 Engineering/Site :i>- "O "O Project Management fee, payable to PM realtyGroup (3%) 372,6SO :i commi ssion payable to Mark Mulvey $ 500,000 0x. · .,, Other/Misc $ 155,000 Site Development (see VE deducts) I>) G 100 Chelmsford Street s 3,324,872 N Fa de(estimate based upon aluminum, no asbestos r S 500,000 Meeting roomsand Fitness Center s 1,143,249 144 Chelmford Street All buildingshell and interiorimprovements listed In Integrated Builders Sheet (note exclusions) 121 Hale Street Test Pits s 40,000 Topo/Geo Tech $ 75,000 Soil/Environmental $ 100,000 Surveys $ lS,000 Misc $ 80,000 Estimated Financing Costs legal/Sank lega l/ Points/Appraisal $ 210,000 18 Months, Cost of Funds(interest) $ 675,000 s 12,421,665 $ 289,948 s 17,679,734 s 2,472,6SO s 990,000

Fa deImprovemesn(tmost recentIntegrated) Sub Totals Total

Appe nd ix 3 - Page 3 INTEGRATED BU I LDERS ProJoch Addreu: Pro]. I: Dole: MACOM 1()().1 44 C ho lms lord Slroo l Low e ll MA 16-18S IOl/411/IG 711A11.200S flh ln! agralad Bulldara 302 Wtyn'M)Uth SlfNI Rocidllnd, MA 02370 www lntttra 711.42:l . l OJI FJl Sit o lmproi.,omenlt J.ra.in gi:, llo((a.t; 1o;uh.i..lJ' 1u,d indutl'L-. 1.u,d pir,g1nJ huJ iCl!'"rig Alts $3,324,872 Con tructio11 Budget $3,324,872 ronnctc Accepted -$166,798 -$70,189 Accepted -$70,189 ConllnKI S•l,!178 sr :uJdiiion In lbc cri.lhf'8 f':ic illlf . 111c ii ructu lo COf11l•1 Not Acccprcd Not Aocepled $0 $590,770 Accepted $590,770 , \h .rn ui11:. Th,u con 10 iloJuct the brid.gc- in lhc tOnn tDf m(lllding fint:lhc, $0 -ilh m,ne 1raids :uid end of is $0 n::r1,tkrings:, con'itruct U a.t 10' bll with curtlm 11'2!1 nn c11hu , id'c. Thii $0 Not Acccpccd $0

Appe nd ix 3 - Page 4 INTEGRATED BUILDERS bote: IIC:/OI/IO 73U .U. 2003 Ph lntogratod Bulldora 3C2 WO)'TT10IM S11Nt ROd<ltnd, MA 02370 www.ln1lf0l'1l .Cl0ffl 71U 1.l 018 F.lt $2,411,153 $2,411,153 •i»« $868,853 Base Bid $1,143,249 $0 AdcJ ( c tmrro,-cmCflts 10 tl,c dfJUr11 I bk buiWmp; $289,948 $289,948 $500,000 $0 '11rr n.1k : $100,000 $100,000 .\ l1tnu 1r $500,000 $0 C:uryingCmts $600,000 $600,000 $300,000 $300,000 $ 50,000 $50,000 $17,679,734 Base Bid \ lh m,11c; Uwldou1 lhc Co,,(Cf"Cflo: Ccn1tr and Cc:r,1t'1 on Im' fin1 Rao, ud 1ht \ ll(t •l i. fllll fl

Appendix 3

INTEGRATED BUILDERS

" From Cli cnl"s P-dint nf Vic \\-

ProJed	MACOM	Date:	S/3112016
Address:	I 00-144 Chelmsford Stree t Low ell . MA	SF Area:	63, 690
P10 Je cl It:	16-185		

Summary - Breakdown By Phase

CSI	Description	Total Cost	SF	Est 1 - Site Development	Est 2- Base Building Shell, ACM Exterior, Chelmsford Street	Est 3 - Base Building - Interior Improvements, Chelmsford St.	Estimate 4 - Kitchen
	Area (in SF)		63.690	63.690 sf	54.878 sf	45.843 sf	4.012 sf
01000	Project Requirements	$425.388	6.68	$53.670	$253.644	$85.872	$32.202
02070	Demolition			$0	$20.000	$0	$0
		$20,000	0.31				
02200	Sile Improvemenls	$1.834.297	28.80	$ 1.834.297			$0
02950	Londscoping	$217.655	3.42	$217.655	**$0**	**$0**	**$0**
02951	Hordscoping & fencing	$438.575	6.89	$438.575	$0	$0	$0
03100	Concrele Formw0<1<	$ 115.166	1.81	$0	$11. 5 166	$0	$0
03200	Concrele Rein lo,cing	$52.287	0.82	$0	$52,287	$0	$0
03310	Concrele Mol eriol - Foundolion	$99,184	1.56	$0	$99.184	$0	$0
03400	Concrele Aolworl:	$198.461	3.12	$0	$198,461	$0	$0
03510	Misc Concrele - Inlerior	$13.450	0.21	**$0**	$10 , 250	$0	**$3,200**

Integrated Builders

781.421.2003 Ph 302 WeymoUlh Slreel 781.421.2038 Fx

Integrated Builders 302 WeymoUlh Slreel Rockland, MA 02370 www.integratedbuilde<>.oom 781.421.2003 Ph 781.421.2038 Fx 03510 Misc Concrele - Si le $272081 4.27 $272,081 $0 $0 $0 04000 Masonry $0 0.00 $0 $0 $0 $0 05120 s1ru, c ,..0 1 Steel $1.026.784 16 . 12 $0 $1.020.284 $0 $6,500 05500 Miscellaneous Melots $57.533 0.90 $0 $57.533 $0 $0 06100 Rough Corpenhy $248,071 3 .89 $10.890 $181.949 $47.248 $7.985

Integrated Builders 302 Weymouth Slreel Rockland, MA 02370 www.lnlogralo<fbui de rs.oom 781.421.2003 Ph 781 .421 .2038 FX INTEGRATED BU I LD E RS From Cli t· Poim ol'View··

Integrated Builders 302 Weymouth Slreel Rockland, MA 02370 www.lnlogralo<fbui de rs.oom 781.421.2003 Ph 781 .421 .2038 FX CSI IDescnpt1on I Total Cost Sf Es1 1 . Site Development Est 2· Base Bu1ldong Shell ACM Exterior Chelmsford Street Est 3 · Base Building · Interior Improvements Chelmsford St Esti mate 4 Kitchen 06200 Finish Carpentry $0 0.00 $0 $0 $0 $0 06400 Arch itec lurol MillwCM1c $ 115 ,202 1.81 $0 $37.752 $69,950 $7,500 07110 Wot eiproofing / Domproofing $303.385 4.76 $0 $297.0 16 $0 $6.370 07210 lnsulo l ion $20 , 608 0 . 32 $0 $20,608 $0 $0 07270 Arestopping $23.581 0.37 $0 $20.081 $3.500 $0 07410 ACM Po n els O n Foscio $837.708 13 .15 $0 $837.708 $0 $0 07530 Membrone Roofing $226.900 3.56 $0 $226.900 $0 $0 07900 Coulking & Seo l on ts $15 ,000 0 . 2 4 $0 $15 ,000 $0 $0 08050 Doors. ffomes ond rtorclwore $1 47,762 2.32 $0 $54,662 $83.080 $10 ,020 08050 Speciolty Doors $34.140 0.54 $0 $27.340 $0 $6.800 08410 Gloss & Glazing · Exterior $ 1.814,292 28.49 $0 $1.814,292 $0 $0 08800 Gloss & Glazing - lnle<ior $152.852 240 $0 $ 13 1.684 $21.168 $0 09250 Gypsum D,ywon $653,245 1026 $0 $305.675 $308.487 $39.083 09300 Ceramic & Stone $121.670 1.91 $0 $64 .618 $0 $57.053 09500 Acou stica l Cei1ings $ 207.625 3.26 $0 $25.81 1 $152.727 $29.087 09650 Res ili en t Flooling $37,535 0.59 $0 $17,631 $19.904 $0 09680 Carpeting $162723 2.55 $0 $0 $1 627 23 $0 09900 Poi n ttng & Wol l Covering $64.372 1.01 $0 $10 ,(XX) $50,792 $3.580 10250 To i le t Accessories & Po.rtitlons $25 ,239 0.40 $0 $24,882 $0 $358 10250 r e Extinguishers & Cobinels $23,480 0.37 $0 $22.760 $0 $720 10250 Misc Spec - Loc kers $9 ,6 10 0 . 15 $0 $0 $0 $9.610 10440 Sig nage $30.000 0.4 7 $0 $25.CXXJ $5 .000 $0 11160 Equipmen t. Looding Dock $8.848 0 .14 $0 $8.848 $0 $0 11400 Equipmen t. Food Service $5,940 0.09 $0 $0 $5.940 $0 12480 Roor Mots ond ffomes $7.310 0 .11 $0 $7.310 $0 $0

Integrated Builders 302 Weymouth Street Rockland, MA 02370 www.integratedbuilder.s.com 781.421 .2003 Ph 781.421.2038 Fx ··Fromn Client· Poim of Vie\, · SF Low Voltage Systems (Te l/ Doto. Sec urity) Permits (Building Permi tl General Condi1ions sting · Allowance Design & Enginee ring Construction Contingen cy Builders Risk Insurance Insuran ce Gene ral Liabili ty Um brella Insurance Constructio n Management Fee: $26,450 S1l 408 341 $164,252 $788.736 $0 $670.417 0.42 210 SJ 12.38 0.00 0.00 0.00 $34.633 $0 $0 $6.500 942 $97,179 $394,368 $396.647 $13.800 $23.872 $97.437 $6,150 $34.975 I 71J II'°; INTEGRATED Chelmsto,cl St 12480 FF & E $0 0.00 $0 $0 $0 $0 12500 Window Treatmen t $0 0.00 $0 $0 $0 $0 13000 Construct Baque lles $58.670 0.92 $0 $58.670 $0 $0 14000 Elevotoo $170,000 2.67 $0 $170.000 $0 $0 15300 Fire Protection $180.248 2.83 $0 $88.098 $69,000 $23.150 15400 Plumbing $417,186 6.55 $0 $266.637 $7.000 $143.549 15500 HVAC $1. 31 4.787 20.64 $0 $743.304 $383.808 $187.675 16000 Bedricol $1.173.040 18 .42 $0 $595.398 $458.732 $118 .909

Integrated Builders 302 Weymouth Streel Rockland, MA 02370 www.lntogrotedbuilders.com 78L421.2003 Ph 781.421.2038 fx ACM INTEGRATED BUILDERS "From a Clicm· s Poinr or View.. CSI Dcscriptron Total Cost SF O Est 1 · SIie Est ·2 Shell Est 3 · Base r Building · Interior Estimate 4 . Kitchen evelopment Ch J f S Improvements e ms ord !reel Chelmstord St Allemote 18 • Add 8oguelle on exisling Hole Slreel Building I (35% lo 45% V.E. Savings If Done Out Of Aluminum in lieu ot Terrocollo) $639.324 Altemote 2 · Hole Street • Foc;ode improvement s $289.948 Altemote 3 • Add For Rtness ond Conference Roominterior Improvements $1.143.249

APPENDIX4 PRELIMINARY CONSTRUCTION SCHEDULE (appended hereto) Appendix 4 - Page I

MACOM

Lowell, M A

INTEGRATED

BUILDERS


Release CM and A&E Team
Design and Engineering
Survey Work
Civil Engineering
Geotechnical Work
Internal Plan Review
Architectural Plans/Elevations for Construction
Schematic Design
Design Development
Construction Documents
Permitting
Present to Planning, Zoning
Resubmit to Planning and Zoning
Bid the Site Plans
Bidding - Architectural, Structural, MEP/FP Plans
Plans Out To Bid
Apply For Foundation Permit
Apply For Building Permit
Construction
Steel
Exterior Envelope
Interior Fit Out
Owners FF & E Tasks
Kitchen Food Service Equipment
Furniture Installation
IDF Live
Certificate of Occupancy
Exterior Envelope
Selective Demo
Interior Fit Out

APPENDIXS FORM OF CERTIFICATE OF SUBSTANTIAL COMPLETION [letterhead of professional] - - - - - - - - , 201 [144 Owner Name] c/o Calare Properties, Inc. 43 Broad Street Hudson , MA O1749 Attn: Bill Manley MACOM Technology Solutions Holdings Inc. 100 Chelms ford Street Lowe ll, MA O1851 Attn: Chief Financial Officer Re: Substantial Completion of 100 - 144 Chelmsford Street, Lowell Dear Bill and----- This letter is delivered pursuant to that certain Contract] dated [ ] between the undersigned ("Design Professional") and ]. By this letter, Design Professiona l c ertifies , with respect to the plans identified in Exhibit A attached hereto (the "Plans"), that the work shown on the Plans has been performed and completed in substantial accordance with the Plans. Sinc erely, By: Name: Title: Hereunto duly authorized 62498058 v24-Wo rkSi1c US-03 1591 /0055

Appendix 5 - Page I

Attachment 2

ATTACHMENT 2 TO THIRD AMENDMENT Form of Buyer/Seller Lease (appended hereto)

LEASE AGREEMENT 100 CHELMSFORD STREET LOWELL, MASSACHUSETTS THIS LEASE AGREEMENT (the "Lease" or this "Lease") is made and entered into as of the _ day of , 2016 (the "Effective Date"), by and between [ ], a [ ] ("Landlord") and MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation ("Tenant"). RECITALS A. Landlord [OR ITS AFFILIATE] is, simultaneously with the execution and delivery of this Lease, purchasing from Tenant's affiliate certain improved real property (the "Landlord's Parcel") currently known as and numbered 100 Chelmsford Street, in the City of Lowell, Massachusetts, more particularly described on EXHIBIT A and shown on the plan attached hereto as EXHIBIT A-1. B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord that certain portion of the Landlord's Parcel shown as "100 CHELMSFORD PARCEL" on the plan attached hereto as EXHIBIT A-1 (the "Leased Parcel"), together with the Improvements (as defined herein) and Intangible Rights (as defined herein), all upon the terms and conditions hereinafter set forth. C. Simultaneously herewith Landlord [OR ITS AFFILIATE] and Tenant are entering into a Lease Agreement (the "144 Chelmsford Lease") pursuant to which Landlord [OR ITS AFFILIATE] will lease to Tenant the remaining portion of Landlord's Parcel as shown as "144 CHELMSFORD PARCEL" on the plan attached hereto as EXHIBIT A-1 (the "144 Chelmsford Parcel") and agree to build, subject to the terms and conditions set forth therein, a new building thereon for Tenant's use under the 144 Chelmsford Lease intended to be known as and numbered 144 Chelmsford Street, Lowell Massachusetts. NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties do hereby agree as follows: 1. (a) Demise. Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord the Leased Parcel and all buildings, structures, fixtures and improvements now or hereafter located thereon (collectively the "Improvements"), together with all existing rights of ingress and egress from all public ways adjacent to the Premises, all such rights (the "Ancillary Rights") being in common with Landlord and others now or hereafter entitled thereto from time to time pursuant to the terms of any applicable Other Documents (as defined herein). The Improvements include without limitation the building(s) (the "Existing Building") containing approximately 162,000 square feet (including the basement and mechanical areas) of gross building floor area as shown as "100 CHELMSFORD" on EXHIBIT A-2, which square footage shall be deemed fixed and not subject to challenge or re-measurement by either party for all intents and purposes under this Lease (except to the extent otherwise expressly provided herein).

2 The Leased Parcel, the Improvements and Ancillary Rights are hereinafter collectively referred to as the "Premises." (b) Condition of Leased Parcel. Tenant currently occupies the Leased Parcel, is familiar with the Leased Parcel, and its condition and suitability for Tenant's use and Tenant acknowledges that, except as specifically set forth herein, Landlord has not made any warranty or representations, expressed or implied, as to the condition or suitability of the Leased Parcel for Tenant's intended use and that Tenant is leasing the Leased Parcel and hereby accepts the Leased Parcel in its "AS IS" and "WHERE IS" condition. Landlord shall not have any obligation to make any repairs, alterations or improvements to the Premises either at or prior to the commencement of the term hereof or at any time thereafter. Tenant, at Tenant's option and/or election, shall have the right, but not the obligation, to perform Tenant's Work (as defined in EXHIBIT B) and Landlord shall reimburse Tenant for a portion of the cost thereof up to the amount of the Construction Allowance (as defined in EXHIBIT B). 2. Term. (a) Initial Term. (i) The initial term of this Lease shall commence on the date hereof ("Commencement Date") and shall terminate at 11:59 p.m. on the last day of the month during which the twentieth (20th) anniversary of the Commencement Date occurs, subject to Tenant's right to extend this Lease as set forth in Section 2.2. As used herein, the "term" or the "term of this Lease" shall mean the initial term of this Lease as set forth in this clause (a), as the same may be deemed extended as set forth in clause (ii) immediately below and as the same may be extended by an Optional Extension Term (as defined herein) as set forth in clause (b) below. (ii) Notwithstanding the foregoing clause (i), in the event of the occurrence of the Commencement Date (as defined in the 144 Chelmsford Lease; and herein referred to as the "144 Commencement Date"), and only in such event (notwithstanding the reason the same may not have occurred), the initial term of this Lease as established under the preceding clause (i) shall be deemed extended so that it shall end co-terminously with the end of the Initial Term (as defined in the 144 Chelmsford Lease; and herein referred to as the "144 Initial Term"). Such extension shall occur automatically without the need for the parties to execute any further documentation under this Lease, provided that, at the request of either party therefor, at such time as the 144 Commencement Date has definitively occurred or not occurred, the parties shall memorialize, in a written instrument in mutually acceptable form (and, in any case, in recordable form), either (i) the occurrence of the 144 Commencement Date and the exact dates of such extension or (ii) the non-occurrence of the 144 Commencement Date and acknowledgement that such extension will not be of any effect. (b) Extension Term(s). Provided that Tenant is not then in default beyond any applicable notice and cure period under any monetary term or condition of this Lease at the time of exercise of an Optional Extension Term (defined herein), and further provided that Tenant gives Landlord written notice of Tenant's election to exercise an Optional Extension Term by no later than such date (the "Option Exercise Deadline") as is at least two (2) years prior to the end of the then current term, Tenant shall have the right to extend the term of this

3 Lease for two (2) separate and consecutive optional extension periods of ten (10) years each (each an "Optional Extension Term" and collectively the "Optional Extension Terms"). Upon Tenant's exercise of an option to extend the term for an Optional Extension Term as set forth above, the term of this Lease shall be thereby automatically extended for the period of such Optional Extension Term without the need for the parties to execute and deliver any further documentation, such Optional Extension Term shall be on the same terms and conditions as were in effect under this Lease for the term prior to such Optional Extension Term except that the fixed annual Base Rent due hereunder for each Optional Extension Term shall be determined as set forth in Section 3(b) and Tenant shall have no further options to extend the term other than the Optional Extension Terms expressly provided for in this Section 2(b). At such time as such information has been conclusively determined hereunder, at the election of either party, the parties shall execute an agreement, in a form reasonably acceptable to the parties, memorializing the dates of any Optional Extension Term so effected and the Base Rent applicable thereto. 3. Rental. (a) During the initial term hereof (as the same may be deemed extended as set forth in clause (ii) of subsection 2(a) above, commencing on the Commencement Date, Tenant shall pay to Landlord, in advance on the first day of each calendar month in equal monthly installments at the address set forth in Section 17 or such other place as Landlord may from time to time designate, in writing, without demand or right of set-off except to the extent (if any) otherwise expressly set forth in this Lease, fixed and minimum annual rental ("Base Rent") in the amount of Seven Hundred Thousand and 00/100 Dollars ($700,000.00) payable in equal monthly installments of Fifty Eight Thousand Three Hundred Thirty Three and 33/100 ($58,333.33); provided that commencing on Initial Rent Increase Date and then continuing annually thereafter on each anniversary of the Initial Rent Increase Date, the Base Rent payable hereunder shall be increased by 1.75% above the Base Rent in effect immediately prior to such increase. All Base Rent shall be payable in addition to all additional rent required under this Lease. If the Commencement Date begins on a date other than the first day of a calendar month, or the term of this Lease ends on a day other than the last day of the calendar month, Base Rent for such month shall be prorated, based on the number of days in the applicable calendar month. Tenant shall pay an interest charge determined in accordance with Section 16 for Base Rent received by Landlord more than five (5) days following the due date. As used herein, the "Initial Rent Increase Date" shall mean the first to occur of: (x) if the 144 Chelmsford Lease is in effect, the first day after the conclusion of the first twelve (12) full calendar months of the 144 Initial Term, or (y) if the 144 Chelmsford Lease is not in effect, the later to occur of (i) the first day after the conclusion of the first twelve (12) full calendar months of the term of this Lease or (ii) the date of termination of the 144 Chelmsford Lease. At the request of either party therefor, at such time as the Initial Rent Increase Date has been definitively established, the parties shall memorialize, in a written instrument in mutually acceptable form, the occurrence of the Initial Rent Increase Date.

4 (b) Extension Terms. The annual Base Rent due during each Optional Extension Term for which Tenant shall have exercised its extension option right shall be equal to the greater of (i) ninety-five percent (95%) of the Market Rent (as defined herein) or (ii) the annual Base Rent that was in effect under this Lease immediately preceding such Optional Extension Term; provided that, commencing on the first day after the conclusion of the first twelve (12) full calendar months of such Optional Extension Term and then continuing annually thereafter on each anniversary of such date, the Base Rent shall be increased by (1.75%) above the previous year's Base Rent. (c) Market Rent. The "Market Rent" for the Premises shall be the rental rate being charged under new leases of premises in Massachusetts comparable to the Premises and located within ten (10) miles of the Premises (the "Trade Area") for the first year of a ten (10) year term commencing approximately at the time of the applicable Optional Extension Term, taking into account all of the terms and conditions of this Lease (other than rental) and all other relevant factors such as the size, condition, use, utility, location and accessibility of the Premises, determined as follows: (i) Within ninety (90) days after the later to occur of (i) Landlord's receipt of Tenant's notice of its exercise of an Optional Extension Term in accordance with Section 2(b) or (ii) the Option Exercise Deadline applicable thereto, Landlord shall deliver to Tenant written notice of its determination of Market Rent. Tenant shall, within sixty (60) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of Market Rent ("Tenant's Response Notice"). If Tenant so accepts Landlord's determination of Market Rent or if Tenant fails to timely deliver Tenant's Response Notice then such determination of the Market Rent by Landlord shall be conclusively deemed to be the Market Rent hereunder for the applicable Optional Extension Term. (ii) If Tenant's Response Notice is timely delivered to Landlord and indicates that Tenant rejects Landlord's determination of Market Rent, then Market Rent shall be determined in accordance with the procedures set forth below in this clause (ii). Within fifteen (15) days after receipt by Landlord of Tenant's Response Notice indicating Tenant's rejection of Landlord's determination of Market Rent, Tenant and Landlord shall each notify the other in writing of their respective designation of an individual broker or appraiser (respectively, "Tenant's Broker" and "Landlord's Broker"). If Landlord shall fail to so designate Landlord's Broker then Tenant shall have the right to arrange for Tenant's Broker to designate Landlord's Broker by notice to Landlord and Tenant given after Landlord's failure to have done so as and when required herein, and if Tenant shall fail to so designate Tenant's Broker then Landlord shall have the right to arrange for Landlord's Broker to designate Tenant's Broker by notice to Landlord and Tenant given after Tenant's failure to have done so as and when required herein. Within ten (10) days of the designation of Landlord's Broker and Tenant's Broker, Landlord's Broker and Tenant's Broker shall jointly select a third broker (the "Third Broker"), failing which either party may petition the President of the Greater Boston Real Estate Board requesting that he or she designate the Third Broker (which designation shall be binding on the parties). All of the brokers or appraisers selected shall be duly licensed or certified individuals with at least five (5) years' commercial brokerage or appraisal experience in the Trade Area with particular experience with the type of property represented by the Premises and, in the case of the Third Broker only, shall not have acted in any capacity for either Landlord or Tenant or any Tenant

5 Affiliate (as defined herein) within ten (10) years prior to the broker's selection. The Third Broker shall determine the Market Rent for the applicable Optional Extension Term in accordance with the requirements and criteria set forth herein employing the method commonly known as Baseball Arbitration, whereby Landlord's Broker and Tenant's Broker each sets forth its determination of Market Rent, and the Third Broker must select one or the other (it being understood that the Third Broker shall be expressly prohibited from selecting any alternative figure). Landlord's Broker and Tenant's Broker shall deliver their respective determinations of the Market Rent to the Third Broker within twenty (20) days of the appointment of the Third Broker and the Third Broker shall render his or her decision within fifteen (15) days after receipt of both of the other two determinations of Market Rent. The Third Broker's decision shall be binding on both Landlord and Tenant and shall be conclusively determined to be the Market Rent hereunder for the applicable Optional Extension Term. If either Landlord's Broker or Tenant's Broker shall have failed to submit their respective determinations of Market Rent as and when required hereunder, then any determination of Market Rent that shall have been submitted by one of them as and when required hereunder shall be conclusively determined to be the Market Rent hereunder for the applicable Optional Extension Term. Each party shall bear the cost of its own broker or appraiser and shall share equally in the cost of the Third Broker. In the event that the Market Rent has not been conclusively determined before the commencement of the applicable Optional Extension Term, then Tenant shall pay Base Rent based upon a ten percent (10%) premium over the annual Base Rent in effect immediately prior to the commencement of the applicable Optional Extension Term until Market Rent for such Optional Extension Term has been conclusively determined hereunder, at which time either Tenant shall promptly pay any unpaid Base Rent to Landlord or Landlord shall promptly refund or credit to Tenant any overpaid Base Rent, in either case with interest at the rate provided for under Section 16. 4. Taxes. (a) Throughout the term of this Lease and any extension, Tenant shall pay before delinquency, as additional rent, all Taxes upon or allocable to the Premises as set forth herein. As used herein, "Taxes" shall mean all taxes, charges and assessments, general and special, ordinary and extraordinary, of every nature and kind whatsoever, and all water rates and sewage or sewer use charges levied, assessed or imposed upon any property that includes the Premises or any portion thereof (the "Taxed Property"), as hereinafter provided, whether such tax, rate, charge or assessment shall be for village, town, county, state, federal or any other purpose whatsoever Taxes shall include, without limitation, all general real property taxes and general, special and area-wide assessments, charges, fees, assessments for transit, police, fire or other governmental services or purported benefits to the Taxed Property, so-called business improvement district charges and service payments in lieu of or in addition to real estate taxes, that may be now or may hereafter be levied or assessed against the Taxed Property or Landlord by the United States of America, the County of Middlesex, Commonwealth of Massachusetts, City of Lowell, or any political subdivision, public corporation, district or other political or public entity. Taxes shall also include any and all general and special assessments, fees and charges assessed or imposed upon the Taxed Property by virtue of any private restrictive covenant. Should any governmental agency or political subdivision impose any taxes and/or assessments, whether or not now customary or within the contemplation of the parties hereto, either by way of substitution for taxes and assessments presently levied and assessed against the

6 real estate as well as the Improvements thereon, or in addition thereto, including, without limitation, any taxes based upon the rentals received by Landlord hereunder (other than an income or franchise tax) or any other tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Premises or any part thereof or in connection with the business of renting the Premises, such taxes and/or assessments shall be deemed to constitute Taxes for the purpose of this Section 4 and shall be paid by Tenant. Taxes shall not include income, intangible, franchise, capital stock, estate or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions, all of which shall be paid by Landlord. Taxes payable by Tenant hereunder shall also include reasonable costs, disbursements and legal fees of Landlord incurred in connection with proceedings to abate, contest, determine or reduce any such Taxes (a "Tax Contest"), but not in excess of the savings to Tenant realized by the Tax Contest unless Landlord undertook such Tax Contest on account of a Tenant Request (as defined herein). Upon written request Tenant shall furnish to Landlord a receipted tax bill, or other satisfactory evidence of the payment of such taxes, assessments and charges within 10 days after the same are due and payable. Tenant's obligations under this Section 4 shall survive the expiration or earlier termination of this Lease. (b) With regard to Taxes, if at any time during the term of this Lease, the Premises are assessed for Tax purposes as a part of any other real property owned by Landlord (the "Landlord's Tax Parcel"), then Tenant shall be responsible for and shall pay to Landlord (A) one hundred (I 00%) percent of the Taxes assessed against or allocated to all buildings and related improvements on the Premises (and any fixtures or personal property located therein); and (B) Tenant's Pro Rata Share of the Taxes assessed against or allocated to the land comprising, and so- called site improvements (specifically excluding any buildings) located on, the Landlord's Tax Parcel, such payment to be made within thirty (30) days following Landlord's invoicing Tenant therefor (which invoice shall include copies of the applicable Tax bills). Tenant's "Pro Rata Share" shall be a fraction the numerator of which is the square foot land area of the Leased Parcel and the denominator of which is the square foot land area of the Landlord's Tax Parcel, as either thereof may change as a result of a lot line adjustment as contemplated under clause (I) of Section 35(a) below. As of the Effective Date, the Tenant's Pro Rata Share is (_%) percent. If, however, the Premises are assessed for Taxes separate and apart from any other real property of Landlord, then Tenant shall pay, prior to delinquency, and directly to the taxing authority, one hundred (100%) percent of all Taxes assessed against or allocated to the Premises and if Tenant is delinquent in paying any thereof then Tenant shall be fully responsible for paying upon the imposition thereof any interest, penalty or other late fee or charge arising due to such delinquency. If the Premises are separately assessed for Taxes, Landlord shall attempt to arrange to have all notices concerning tax assessments, changes in assessments, tax rates and changes, and tax bills (collectively, "Tax Bills") sent directly from the applicable governmental authorities to Tenant. If Landlord is not able to arrange to have Tax Bills sent directly to Tenant, then based upon timely receipt thereof by Landlord, Landlord shall timely supply Tenant with copies of all Tax Bills after receipt by Landlord, so that Tenant may timely pay such Tax Bills so as to avoid any interest or penalty charges for late payment. If Landlord fails to provide such invoices in a timely fashion Landlord shall pay any late charge, interest or fee based on such delay and payment. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for paying, directly to the taxing authority and without delinquency, all governmental imposed taxes, charges or assessments against any fixtures or personal property of Tenant.

7 (c) If there are at least two (2) years remaining under the term of this Lease and Tenant is not in default under this Lease beyond any applicable notice or cure period, and if: A. the Premises are separately assessed for Taxes and Tenant notifies Landlord, on or prior to the twenty-fifth (25th) day prior to the deadline under applicable law for timely filing for a Tax Contest (the "Filing Deadline"), that Tenant will file a Tax Contest, or B. the Premises are not separately assessed for Taxes and Tenant notifies Landlord, on or prior to the twenty-fifth (25th) day prior to the Filing Deadline, of Tenant's request that Landlord pursue a particular Tax Contest (a "Tenant Request") but Landlord, within fifteen (15) days prior to the Filing Deadline, notifies Tenant that Landlord is declining such request, then, in either such case, Tenant may pursue a Tax Contest in good faith by appropriate proceedings at its own expense, provided that Tenant shall first have paid such Taxes or, if the payment of such Taxes is to be postponed or deferred during the contest with respect to and such Tax Contest is occurring during any period in which Tenant does not satisfy the Financial Prerequisite (as defined herein), Tenant shall have furnished Landlord a bond of a surety company reasonably satisfactory to Landlord in an amount equal to, or shall have deposited with any bank or trust company of Landlord's selection in the State wherein the Premises are located to hold such deposit and apply the same as hereinafter provided, the amount of the Taxes so contested, together with such additional sums as may reasonably be required to pay interest or penalties accrued or to accrue on any such Taxes. Nothing contained herein, however, shall release Tenant of the obligation to pay and discharge contested Taxes as finally adjudicated, with interest and penalties, and all other charges directed to be paid in or by any such adjudication. Any such contest or legal proceeding shall be begun by Tenant as permitted by applicable law; provided, however, that Tenant may in its discretion consolidate any proceeding to obtain a reduction in the assessed valuation of the Premises for tax purposes relating to any tax year with any similar proceeding or proceedings relating to one or more other tax years. Notwithstanding anything contained herein to the contrary, Tenant shall pay all such contested items before the time when the Premises or any part thereof might be forfeited as a result of nonpayment. (d) Landlord shall join in any Tax Contest brought by Tenant under Section 4(c) and hereby agrees that the same may be brought in its name, if the provisions of any law, rule or regulation at the time in effect shall so require. Tenant shall indemnify and save Landlord harmless from any liabilities, losses, or expenses (including reasonable attorney's fees) in connection with any such Tax Contest in which Landlord shall join or permit to be brought in its name pursuant to this Section 4(d). (e) So long as Tenant is not in default under any term or condition of this Lease beyond any applicable notice and cure period, Tenant shall be entitled to share in any refund of any Taxes on account of any Tax Contest (including any refunded penalties or interest thereon) in an amount in proportion to the percentage that the amount so refunded was originally paid for by Tenant (and Landlord shall be entitled to that portion of the refund that is in proportion to the percentage that the amount so refunded was originally paid by Landlord, any predecessor owner or any third party); provided, however, that there shall first be deducted from

8 the amount of any such refund such amounts as are necessary to reimburse Tenant (or Landlord, if Landlord was the contesting party pursuant to Section 4(f) below), for the reasonable costs of the particular Tax Contest actually paid by Tenant (or Landlord, if so applicable) in pursuit of the Tax Contest (provided that if any of such costs were paid to a Tenant Affiliate (or Landlord, if so applicable) then those costs shall only be deducted to the extent that they do not exceed what such costs would have been had they been paid to an unaffiliated party on an arm's-length basis). (f) If Tenant is not entitled to pursue a Tax Contest as set forth in Section 4(c), then Landlord may on its own initiative elect to pursue a Tax Contest without restriction; provided, however that if (i) there are at least two (2) years remaining under the term of this Lease and (ii) Tenant is not in default under this Lease beyond any applicable notice or cure period, then Landlord shall not so commence any such Tax Contest, or agree to any settlement, compromise or other disposition of any such Tax Contest proceedings, or discontinue or withdraw from any such Tax Contest, or accept any refund of any Taxes as a result of any Tax Contest, in each case without the consent of Tenant, which consent (x) Tenant may withhold in Tenant's sole discretion if the Premises are separately assessed for Taxes or (y) Tenant shall not unreasonably withhold or condition if the Premises are not separately assessed for Taxes, provided that, in any event, if Tenant does not notify Landlord in writing within fifteen (15) days of Tenant's receipt of a notice from Landlord requesting Tenant's consent to a Tax Contest (provided that Landlord's request therefor shall include a statement in a conspicuous place and in capital letters to the effect that "FAILURE TO RESPOND TO THIS REQUEST IN FIFTEEN (15) DAYS WILL BE DEEMED CONSENT") then Tenant shall be deemed to have given such consent. Tenant agrees, at no out-of-pocket cost to Tenant, to reasonably cooperate with Landlord, in any such Tax Contest brought by Landlord under this Section 4(f). 5. Use of Premises. Tenant shall have the right to use the Premises for any lawful commercial use. Tenant shall not cause or maintain or authorize any nuisance or commit or suffer the commission of any waste in, on or about the Premises. Tenant acknowledges that Landlord has made no warranty or representation regarding the suitability of the Premises for Tenant's intended use and that, except to the extent the same is the result of the negligence or willful misconduct of Landlord and/or Landlord employees, agents, contractors and/or invitees, Tenant is responsible during the term of this Lease for all activities occurring on the Premises. Subject to the provisions of Section 6, Tenant, at its sole cost and expense, shall comply with and conform to all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every governmental authority or agency and all covenants, restrictions and conditions now of record which may be applicable to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "American With Disabilities Act") or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease. 6. Repairs. throughout the term hereof, Tenant shall keep and maintain the Premises (including, without limitation, all Improvements located therein, all Alterations made thereto, and all fixtures installed therein) in good condition and repair and be responsible for all maintenance, repairs and replacements to the Premises, structural and nonstructural, ordinary or

9 extraordinary, foreseen or unforeseen, including, but not limited to, all structural repairs and replacements to the foundation, exterior and/or load bearing walls, interior and exterior windows, roof, and, mechanical, electrical, plumbing, heating, ventilation and air conditioning and life safety systems (the "Systems") of the Premises, and including without limitation all landscaping, sidewalks, driveways, parking areas and other outdoor facilities or amenities contained in or about the Premises. Tenant shall make all such repairs and replacements as may be necessary to keep and maintain the Premises in a condition consistent with other buildings of similar use, age and construction located in the Lowell, Massachusetts trade area, and shall not defer any repairs, maintenance or replacements in anticipation of the expiration of the term. Tenant shall keep and maintain the Premises in a clean, safe, sanitary and tenantable condition in a manner compatible with its intended use, shall not permit any garbage, waste, refuse or dirt of any kind to accumulate in or about the Premises, shall keep all Systems in good working order and operating condition, shall keep all driveways, parking areas, entrances and pedestrian walkways in a reasonably safe condition (including reasonably free from snow and ice) and shall make any repairs, replacements or improvements which may be required by any laws, rules, regulations, ordinances or orders of any federal, state, local or other governmental authority having jurisdiction over the Premises. Tenant shall not cause deterioration (other than ordinary wear and tear), waste, damage or injury to the Premises. Landlord shall not be required to make any repairs, alterations, maintenance or replacements in or to the Premises. 7. Utilities. Throughout the term hereof, Tenant shall be responsible for and shall promptly pay as and when due all charges for heat, water, gas, electricity, telephone, sanitary sewer and other utilities used or consumed in, on or upon the Premises. Tenant shall at all times keep the Premises sufficiently heated so as to prevent freezing and deterioration thereof and/or of the equipment and facilities contained therein. Tenant shall be responsible for all utility connections. 8. Alterations. (a) Except for any Tenant Work, which Tenant may complete without the need for Landlord's prior written approval under this Section 8 (but, in any event, subject to all of the other terms of this Lease applicable thereto), Tenant shall not make any alterations, additions or improvements on, to or about the Premises ("Alterations") except in accordance with this Section 8. Except as otherwise expressly set forth in Section 8(b) below, any Alterations shall at once be deemed a part of the realty and belong to Landlord. Subject to the conditions set forth in clauses (A) through (F) of this Section 8(a) below, as applicable, during the term of this Lease, except for any Tenant Work as aforesaid: (i) Tenant shall be permitted to make any interior, non-structural Alterations to the Building ("Permitted Non-Structural Alterations") without the prior written consent of Landlord; (ii) Tenant shall be permitted to make any Alterations to or affecting the interior structural elements or Systems of the Premises or any part thereof and to the extent such interior structural alterations necessitate structural Alterations to the exterior of the Building such changes shall be permitted ("Permitted Structural Alterations" and, together with any Permitted Non-Structural Alterations, "Permitted Alterations") without the prior written consent of Landlord provided that Tenant delivers to Landlord notice thereof at least thirty (30) days in advance of its making such Permitted Structural Alterations which notice shall include copies of Tenant's plans and specifications therefor; and (iii) Tenant shall not make any exterior Alterations that are not Permitted

10 Alterations or any other Alterations that are not Permitted Alterations (as the case may be, "Other Alterations") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. During the term of this Lease, Tenant may install on the Premises such trade fixtures and equipment as Tenant deems necessary for its business activities; provided that the installation and use of all such trade fixtures and equipment shall be in compliance with any and all applicable governmental laws, rules, regulations and ordinances and if the installation of any such trade fixtures or equipment would require modification to the structural elements or Systems of the Premises or any part thereof then the same shall be deemed Permitted Structural Alterations. All such Alterations shall be completed in a good and workmanlike manner incorporating materials comparable to that which exist in the affected portions of the Premises and, in any event, in "good condition," and upon completion thereof Tenant shall deliver to Landlord copies of (x) any certificate of occupancy required by any governmental authorities to have been issued therefor and (y) plans and specifications prepared by a certified architect depicting such Alterations as installed. Minor decorations to the Premises, such as moveable partitions, carpeting, painting and wallpapering, shall not constitute Alterations. Notwithstanding anything to the contrary contained herein, all Alterations shall be subject to the following conditions: A. Tenant shall pay, or cause to be paid, the entire cost of the Alterations. B. With respect to any Permitted Structural Alteration or any Other Alteration that, in Landlord's reasonable judgment, would materially adversely affect the value or the utility of the Premises, Tenant shall, at Landlord's election (a "Restoration Election"), either (as Landlord shall elect in its Restoration Election) (x) restore the affected area to the condition in which it existed prior to such Alteration or (y) otherwise remove the Alteration in a manner that leaves the Premises in a safe and secure, structurally sound, weather-tight and architecturally whole condition and in compliance with applicable law. A Restoration Election may be made at any time up until the later to occur of (i) one (I) year prior to the natural expiration of the term of this Lease or (ii) in the event of any early termination of this Lease within ten (I 0) days following the later to occur of (A) the date of such early termination or (B) not more than ten (I 0) days after Tenant shall have afforded Landlord all plans, specifications and other information and access reasonably requested by Landlord. Notwithstanding the foregoing sentence, Tenant may at any time request in writing that Landlord either make or decline to make a Restoration Election with respect to any particular proposed Alterations (prior to Tenant's making the same) and if Tenant makes such request and provides to Landlord all plans, specifications and other information and access reasonably requested by Landlord in order for Landlord to make a reasonably informed decision as to whether to make a Restoration Election then Landlord will, within 30 days after receiving all such

11 information, inform Tenant in writing as to whether Landlord is making or declining to make such Restoration Election, with Landlord's failure to make such Restoration Election being deemed Landlord's having declined to make the same. If Landlord makes a Restoration Election, Tenant may then elect not to make the proposed Alterations, provided that if Tenant shall thereafter perform the Alternations then Tenant shall perform the restoration or removal work required therefor at its sole cost, which work shall be deemed Alterations to the extent applicable under the terms of this Section 8. C. Tenant shall keep the Premises free from and promptly remove any mechanic's liens and indemnify, defend, and hold Landlord harmless from any and all liability or expense of any kind and description (including reasonable attorneys' fees) which may arise out of or be connected in any way with Tenant's Alterations. Any mechanic's lien filed against the Premises or for Alterations or materials furnished to Tenant shall be discharged by Tenant within thirty (30) days of Tenant becoming aware of its filing, at Tenant's sole expense, by payment or filing of a bond satisfactory to Landlord. D. Tenant shall hold Landlord harmless from all claims, losses, liabilities, damages, and expenses (including reasonable attorney's fees) resulting from any Alterations. E. Tenant shall obtain and pay for all necessary permits and approvals and shall comply with all applicable governmental requirements and insurance rating bureau recommendations, including complying with any rules and regulations related to the handling or removal of asbestos containing materials; and F. Tenant or Tenant's contractor's shall carry builder's risk insurance covering all Alterations, in form and amounts and with companies satisfactory to Landlord, naming Landlord and Mortgagee (as defined herein), if any, as an additional insured. (b) Tenant shall remain the owner of all trade fixtures and equipment installed in the Premises, as well as those Alterations and fixtures (such fixtures, as distinguished from "trade fixtures" and "equipment," being herein referred to as "Permanent Fixtures") which are part of Tenant's business operations and functions conducted at the Premises (any such Alterations and Permanent Fixtures being, individually or collectively, "Business Installations"). Tenant shall be entitled to remove Business Installations at any time but at the expiration of the term of this Lease shall be obligated to remove any such Business Installations for which Landlord shall have made a Restoration Election in accordance with clause (B) of Section 8(a), subject to the requirements of Section 18 below. In any event, in connection with any removal of Business Installations Tenant shall (x) restore the affected area to the condition in which it

12 existed prior to the initial installation thereof or (y) otherwise remove the same in a manner that leaves the Premises in a safe and secure, structurally sound, weather-tight and architecturally whole condition and in compliance with applicable law. Landlord hereby waives any and all rights it may have to any statutory, pre-judgment landlord's lien and/or rights of distraint on the Business Installations, as well as on any of Tenant's trade fixtures, equipment, goods, inventory and other personal property located within the Premises (collectively, "Tenant's Property"). If requested by Tenant's lender holding a lien on Tenant's Property ("Tenant's Lender"), Landlord shall promptly execute and deliver an instrument in form reasonably satisfactory to Tenant's Lender and Landlord, which form shall (i) provide for Landlord's consent to the Lender's lien on any of Tenant's Property ("Collateral"), (ii) provide for Landlord's subordination to the Lender's lien of any right to levy or distrain the Collateral (and confirming Landlord's subordination to the Lender's lien of any statutory lien on the Collateral) and (iii) afford Tenant's Lender the opportunity to enter the Premises in order to remove the Collateral on reasonable terms and conditions (including without limitation, the condition that Tenant's Lender pay Landlord any per diem amounts due under Section 20 hereof with respect to any period of time in which the Collateral remains on the Premises after the termination of this Lease, restore any damage caused by such removal and otherwise remove such collateral in accordance with any requirements of clause (B) of Section 8(a) above or Section 18 below as are applicable to the particular Collateral, and indemnify Landlord from any damage or liability caused to Landlord by such entry and removal activities including reasonable attorneys' fees incurred by Landlord in connection therewith. 9. Insurance and Indemnity. (a) Liability Insurance. Tenant shall, at Tenant's sole expense, during the entire term hereof, keep in full force and effect a policy of commercial general liability insurance with respect to the Premises, and the business operated by Tenant in the Premises, in which the primary coverage per accident or occurrence is not less than $1,000,000.00 of primary combined single limit and the umbrella coverage per accident or occurrence is not less than $15,000,000.00 in the aggregate. Each such policy shall name Landlord and any Mortgagee as an additional insured. (b) Property Insurance. Tenant shall, at Tenant's sole expense, during the entire term hereof, keep in full force and effect a policy of special form property insurance against fire, vandalism, malicious mischief, and such other hazards as are from time to time included in a ISO Special Form Causes of Loss form or its equivalent, insuring the Premises in an amount equal to the full replacement value of the Improvements (with an agreed amount endorsement, or no coinsurance form), and all Tenant's Property, in an amount equal to the full replacement value thereof. (c) Contractors' Insurance. At all times when any work is in process in connection with the performance of any Alterations, Tenant shall require all contractors and subcontractors to maintain the following insurance: (i) Commercial general liability insurance in the amount of One Million ($1,000,000.00) Dollars insuring Landlord and Mortgagee, if any, as additional insureds;

13 (ii) the insurance required under clause (F) of Section 8(a) above; (iii) Worker's Compensation, as required by law; and (iv) Automobile liability insurance, including but not limited to, passenger liability, on all owned, non-owned and hired vehicles in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000.00) for bodily injury and property damage. (d) Requirements. The policies required under this Article 9 may be furnished by Tenant under any blanket policy carried by it (provided the minimum limits set forth above are applicable to the Premises) or under a separate policy therefor. The insurance shall be with carriers with a Best Insurance rating of "A-" or better and a financial size rating of "VIII" or better and qualified to do business in the Commonwealth of Massachusetts. Certificates of the insurers, on the ACORD standard or equivalent forms, evidencing the maintenance of such insurance policies shall be delivered to Landlord prior to commencement of the term of this Lease and, upon renewals, not less than ten (10) days prior to the expiration of a coverage period. At any time during which Tenant satisfies the Financial Prerequisite, Tenant may self-retain any losses up to a maximum amount determined appropriate by Tenant. At any time after the third (3rd) year of the term of this Lease, any minimum dollar coverage requirements set forth herein shall be subject to increase to levels customarily required by landlords of similar properties in eastern Massachusetts, upon Landlord's election by notice to Tenant therefor given from time to time (but not more than once in any given period of three (3) years). Prior to the last two (2) years of the term of this Lease, Tenant alone will be entitled to adjust any losses and to receive insurance proceeds (provided that Tenant shall keep Landlord reasonably apprised of, and afford Landlord the reasonable opportunity to advise and consult in, but with no approval authority over the adjustment process) but in any event, to the extent necessary, Tenant shall use such proceeds for purposes of complying with any Tenant's repair, restoration and rebuilding obligations hereunder. Notwithstanding the foregoing, if at any time Tenant does not satisfy the Financial Prerequisite then such proceeds shall not be received by Tenant but, rather, shall be paid to the first priority Mortgagee or, if there is no Mortgagee, a bank, trust company or institutional escrow agent reasonably satisfactory to the parties, to be disbursed for the foregoing purposes on terms and conditions reasonably required by Landlord or the first priority Mortgagee (which may include, without limitation, those that an institutional construction lender would customarily and reasonably require for disbursement of construction loan proceeds). During the last two (2) years of the term of this Lease, Landlord alone will be entitled to adjust any losses and to receive insurance proceeds (provided that Landlord shall keep Tenant reasonably apprised of, and afford Tenant the reasonable opportunity to advise and consult in, but with no approval authority over the adjustment process) but in any event Landlord shall make such proceeds timely available to Tenant for purposes of Tenant's complying with its repair, restoration and rebuilding obligations hereunder on terms and conditions reasonably imposed by Landlord or any first priority Mortgagee (which may include, without limitation, those that an institutional construction lender would customarily and reasonably require for disbursement of construction loan proceeds).

14 (e) Tenant's Indemnity. Tenant shall defend, indemnify and save Landlord harmless against and from any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees), arising out of (a) Tenant's use or occupancy of the Premises or the occurrence of any nuisance on the Property, (b) the conduct or management of the business conducted by Tenant or any subtenant or other occupant in the Premises, (c) any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease, and (d) any act or negligence of Tenant, its agents, contractors, servants, guests, employees, subtenants, concessionaires or licensees on or in the Premises or its appurtenances. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend such action or proceeding which is brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord, provided that Landlord hereby approves any such counsel reasonably appointed by Tenant's insurance company. (f) Subrogation. Tenant and Landlord hereby release each other and its or their respective officers, directors, employees and agents from any and all liability or responsibility (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by insurance required maintained by the said party and shall maintain insurance policies requiring such release. (g) Landlord's Indemnity. Landlord shall defend, indemnify and save Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of (a) any breach or default on the part of the Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to the terms of this Lease, and (b) any negligence of Landlord, its agents, contractors, servants, guests, employees, tenants (other than Tenant), concessionaires or licensees on or about the Premises. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend such action or proceeding which is brought against Tenant by reason of any such claim. Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant, provided that Tenant hereby approves any such counsel reasonably appointed by Landlord's insurance company. 10. Damage or Destruction. (a) If during the term of this Lease the Premises, or any portion thereof, are destroyed or damaged by fire, explosion, or any other event whatsoever (a "casualty"), then Tenant shall, as soon as practicable (after receipt of insurance proceeds, but only if and to the extent that (i) Tenant shall have been required hereunder to insure the same, (ii) Tenant shall have in fact maintained such insurance as required hereunder and (iii) Tenant shall have proceeded to adjust the insured loss diligently and in good faith), repair, restore, and rebuild the Premises to a condition substantially equivalent to that existing prior to such casualty, and shall do so each time and as often as any portion of the Premises shall be destroyed or damaged, regardless of whether such casualty is covered by any insurance policy maintained by Tenant. Except as expressly provided in Section 1O(b), below, no damage or destruction of any building or any of the fixtures or other property therein shall be grounds for the termination of this Lease

15 or relieve the Tenant from any obligation created or imposed by virtue of this Lease; any laws of the state in which the Premises is located to the contrary notwithstanding, including, but without limiting the generality of the foregoing, Tenant's obligation to make payment of the rent and all other charges on the part of the Tenant to be paid, and the Tenant's obligation to perform all other covenants and agreements on the part of the Tenant to be performed. (b) Notwithstanding anything contained in this Lease to the contrary, if Improvements, the replacement value of which shall exceed 50% or more of the replacement value of all Improvements at the Premises are damaged or destroyed by fire or other casualty during the last two (2) years of the term hereof and if, in Tenant's reasonable opinion supported by the written opinion of third party experts ("Third Party Reports"), it will reasonably take more than 270 days from the date of adjustment of the loss with the insurance carrier to restore the Improvements to their condition immediately prior to such casualty, then Landlord and Tenant each shall have the right to terminate this Lease by giving the other party written notice of such termination within ninety (90) days after the date of such damage or destruction, specifying a termination date of a least one hundred twenty (120) days after the date of such notice of termination. Notwithstanding anything to the contrary contained herein, Tenant's termination right under this Section IO(b) is expressly conditioned on Tenant's giving Landlord notice, within thirty (30) days of the casualty, that Tenant intends on producing the Third Party Report and in fact produces the Third Party Report within sixty (60) days of the fire or other casualty. If this Lease is terminated as aforesaid, Tenant shall pay or cause to be paid to Landlord on or prior to the date of termination, insurance proceeds or a direct payment from Tenant or any combination of the two, in an aggregate amount equal to (i) the proceeds of all insurance maintained by Tenant hereunder covering such loss plus (ii) any deductible or other self-retained amount covering such loss, plus (iii) any remaining amount necessary so that Landlord shall have received in full the reasonably estimated cost to repair, restore and rebuild the Improvements to their condition immediately prior to such casualty. Upon such payment and termination, Tenant shall have no further liability to Landlord except for any terms and conditions that expressly survive the termination of this Lease. 11. Public Taking. (a) If all or substantially all of the Premises shall be sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession shall be transferred to the acquiring authority, and the rental payable hereunder shall be apportioned accordingly. Upon any taking of less than substantially all of the Premises, this Lease shall continue in force as to the part of the Premises not taken. In the event of any such partial taking, Tenant, at Tenant's sole cost except as otherwise provided herein, shall, upon the availability of the funds therefor to Tenant as hereinafter provided (and subject to the effect of such taking), diligently rebuild or restore the remainder of the Premises to the condition in which they existed at the time of such taking. Except as herein specifically provided otherwise, all damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord; provided that Tenant shall have the right to make its separate claim for compensation for any loss or damage it suffers to its trade fixtures and for statutory relocation expenses. In the event of a partial taking any proceeds received by Landlord shall first be applied to reimburse Tenant for the costs of rebuilding or restoring the Premises to its condition at the time of taking

16 (subject to the effect of such taking) on reasonable terms and conditions (which may include, without limitation, those that an institutional construction lender would customarily and reasonably require for disbursement of construction loan proceeds). Notwithstanding the foregoing, Tenant shall not be required to complete any restoration under this Section 11 the cost of which exceeds the funds made available to Tenant therefor as provided hereunder. (b) Notwithstanding anything contained in this Lease to the contrary, (i) if more than fifty percent (50%) of the gross building floor area of the Premises are taken during the last year of the term of this Lease, or (ii) such lesser amount that would prevent the Tenant from operating the Tenant's business as operated in the ordinary course prior to such taking, or (iii) if access is taken such that the Premises no longer have reasonable vehicular and/or pedestrian access, or (iv) if the parking areas of the Premises are taken such that the remaining available parking does not meet the legal requirements therefor, then in any such event or events, Landlord and Tenant each shall have the right to terminate this Lease by giving to the other written notice of such termination within thitiy (30) days after the date of such taking, specifying a termination date of at least sixty (60) days and not more than ninety (90) days after the date of notice of termination. Failure to give notice of termination within such thirty (30) day period shall be deemed to be a waiver of such right of termination. Notwithstanding the foregoing, a termination right made under clause (iv) hereof shall only be effective after Landlord has been given a reasonable opportunity (not to exceed sixty (60) days after the date of such taking) to replicate the parking at an offsite location reasonably acceptable to Tenant in Tenant's business judgment. (c) In the event of a condemnation which does not result in a termination of this Lease then in that event the Base Rent payable hereunder and any other item in this Lease which is based upon the relative size of the Premises (including but not limited to the size of the Leased Parcel and the Improvements) shall be adjusted and decreased on a pro rata basis from and after the date of taking. 12. Assignment and Subletting. (a) Except as otherwise expressly provided herein, Tenant shall have no right to assign or transfer this Lease, sublet all or any part of the Premises, grant a mortgage on Tenant's leasehold interest under this Lease or otherwise hypothecate any interest of Tenant hereunder, or grant a license or other use or occupancy right to any other person or entity to use all or any part of the Premises, whether voluntarily, involuntarily or by operation of law or whether directly or indirectly (any of the foregoing being a "Transfer"), in each case without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may engage in any of the following transactions (each, a "Permitted Transfer") without the consent of the Landlord: (i) the sublease or assignment of Tenant's interest under this Lease (the "Tenant Interest") to any Tenant Affiliate; (ii) a sublease or assignment to any entity in connection with a public offering of stock by Tenant; or (iii) a transaction pursuant to which Tenant is merged or consolidated with any other entity or pursuant to which all or substantially all of Tenant's assets (including, without limitation, the Tenant Interest) are sold or transferred as a "going concern" and in a single transaction; provided, however, that in any such case (A) the Transfer shall be made in good faith and for a legitimate business purpose other than circumventing the restrictions on Transfer

17 otherwise applicable under this Section 12, (B) except in the case of a Transfer under clause (i) immediately above, either (x) at the time of the proposed Transfer, each of Tenant and any applicable proposed transferee satisfy the Financial Prerequisite or (y) immediately following the Transfer the entity comprising Tenant shall have a Tangible Net Worth at least equal to that of Tenant as of the Effective Date (the "Original Net Worth") provided that commencing on the first day after the conclusion of the first twelve (12) full calendar months of the term, and then continuing annually thereafter on the one (1) year anniversary of such date, the Original Net Worth shall be deemed increased by 1.75% above the Original Net Worth in effect for the previous year, (C) Tenant shall have given Landlord at least fifteen (15) days' prior written notice of any intended Permitted Transfer (which notice shall contain information reasonably necessary for Landlord to conclude that Tenant's intended transaction qualifies as a Permitted Transfer), and (D) the Permitted Transfer shall be subject to all of the other terms and conditions of this Lease. For the purposes of this Lease, the entering into of any management agreement or any agreement in the nature thereof transferring control of the business operations of Tenant in the Premises as well as any substantial percentage of the profits and losses thereof to a person or entity other than Tenant, or otherwise having substantially the same effect, shall be treated for all purposes as a Transfer of this Lease and shall be governed by the provisions of this Section 12. As used herein: "Financial Prerequisite" shall mean and be deemed to be satisfied with respect to any applicable Tenant Entity (as defined herein) if, at the applicable time (as the context shall provide for hereunder), the Tenant Entity is a US domiciled corporation for which either (i) the corporation's common stock is traded on a US public securities exchange or (ii) the corporation's Tangible Net Worth is at least two billion dollars ($2,000,000,000.00) (the "Minimum Net Worth"), provided that commencing on the first day after the conclusion of the first twelve (12) full calendar months of the term, and then continuing annually thereafter on the one (1) year anniversary of such date, the Minimum Net Worth shall be increased by 1.75% above the previous year's Minimum Net Worth; "Tangible Net Worth" shall mean, with respect to any Tenant Entity, the excess of the Tenant Entity's total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), but excluding, however, from the determination of total assets all assets that would be classified as intangible assets under GAAP (including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises); "Tenant Affiliate" shall mean any entity which controls, is controlled by, or is under common control with Tenant; and "Tenant Entity" shall mean the holder of the Tenant's interest under this Lease at any given time (or, in the context specifically provided for in Section 12(a), its transferee). (b) In the event Tenant desires to enter into a Transfer which requires Landlord's consent, Tenant shall notify Landlord in writing at least thirty (30) days in advance of the proposed effective date of Transfer (the "First Request") of Tenant's intent to so Transfer, the proposed effective date of such Transfer and the terms and conditions of the Transfer including all rent and other consideration to be paid by the proposed transferee ("Transfer Information"),

18 and shall request in such notification that Landlord consent thereto. Landlord shall respond to the First Request within ten (10) business days of its receipt thereof (including its receipt of all Transfer Information required to be included therein). If Landlord denies the First Request the response shall set forth the reasons therefor, which may include, in Landlord's sole discretion, a request for additional reasonable Transfer Information. If Landlord responds to the First Request by denying its consent or if Landlord fails to timely respond to the First Request, Tenant may send Landlord an additional request (the "Second Request"), which Second Request shall contain any and all additional reasonable Transfer Information requested by Landlord pursuant to its response to the First Request. Failure of Landlord to respond to the Second Request within ten (10) business days of Landlord's receipt thereof shall constitute approval of the Second Request. In any event, upon request, Tenant shall promptly provide Landlord with all additional information relating to any proposed Transfer as may be reasonably requested by Landlord. If Landlord consents in writing to a Transfer, such consent shall be deemed conditioned upon Tenant's compliance with the provisions of Section 12(c) below within ninety (90) days of Landlord's consent (or any shorter period as may be applicable as set forth in Section I2(c)) and the failure to so comply in a timely manner shall be deemed to give Landlord reasonable cause for withholding or withdrawing its consent. (c) (i) Except for a Permitted Transfer, the Transfer must be, in the case of a sublease, a commercially leasable space and, in the case of an assignment, a transfer to the transferee of all of Tenant's rights in and interests under this Lease. (ii) At the time of such Transfer, this Lease must be in full force and effect without any Event of Default existing. (iii) The transferee shall unconditionally assume in the case of an assignment, by written recordable instrument, the due performance of all of the obligations of the Tenant under this Lease, including any accrued obligations at the time of the assignment. (iv) A copy of the Transfer instrument and the original assumption agreement under clause (iii) above fully executed and acknowledged by the transferee, shall be delivered to Landlord within ten (10) days from the effective date of such Transfer. (v) Such Transfer shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease including but without limitation all use restrictions and restrictions on Transfer hereunder and Tenant (and any transferees of this Lease or guarantors of Tenant's obligations hereunder) shall continue to be and remain primarily and unconditionally liable hereunder. (vi) Except for a Permitted Transfer, Tenant shall, within ten (10) days of Landlord's billing Tenant therefor, reimburse Landlord for Landlord's reasonable attorneys' fees for examination of and/or preparation of any documents in connection with such assignment or subletting not in excess of $3,000.00 (the "Transfer Fee") in connection with any single assignment or subletting request, provided that commencing on the first day after the conclusion of the first twelve (12) full calendar months of the term, and then continuing annually

19 thereafter on the one (1) year anniversary of such date, the Transfer Fee shall be increased by 1.75% above the previous year's Transfer Fee. (d) In the case of any assignment or sublet requiring Landlord's consent as set forth above, Tenant will pay to Landlord, within thirty (30) days following Tenant's receipt thereof, 50% of: (i) in the case of an assignment, (A) all consideration paid to and received by Tenant by the assignee with respect to the value of the leasehold and leasehold improvements in excess of the unamortized cost thereof (but not including any value attributable to Tenant's furniture, trade fixtures, equipment, inventory, other personal property, or for good will or other intangible assets), less (B) all costs actually paid by Tenant in order to consummate such assignment, including but not limited to free rent, brokerage fees, improvement costs, moving costs and attorneys' fees (provided that if any of such costs were paid to an affiliate of Tenant then those costs shall only be deducted to the extent that they do not exceed what such costs would have been had they been paid to an unaffiliated party on an arm's-length basis); and (ii) in the case of a sublease, (A) all rents, additional charges or other consideration received by Tenant during the term of the sublease, plus (B) any consideration received by Tenant for leasehold improvements in excess of their unamortized cost (but not including any value attributable to Tenant's furniture, trade fixtures, equipment, inventory, other personal property, or for good will or other intangible assets), less (C) the sum of all Base Rent and additional rent thereafter incurred by Tenant under this Lease (or a pro rata portion thereof in connection with a partial sublet, to the extent allowed by Landlord), and less (D) all costs actually paid by Tenant in order to consummate such sublet, including but not limited to brokerage fees, free rent, improvement costs, moving costs and attorneys' fees (provided that if any of such costs were paid to a Tenant Affiliate then those costs shall only be deducted to the extent that they do not exceed what such costs would have been had they been paid to an unaffiliated party on an arm's-length basis). (e) Any purported Transfer made without full compliance with the provisions of this Section 12 shall, at Landlord's election, be void and shall confer no rights upon any third person. If without conformance to the above process this Lease or the Premises or any part thereof shall be transferred or the Premises occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the foregoing covenant, or an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from full performance hereunder. Except as otherwise expressly provided in Section 12(g), Tenant shall remain primarily liable for all of the obligations of the Tenant hereunder notwithstanding any assignment by Tenant of any of its rights or interests hereunder. Each assignee shall be subject to all of the terms and conditions of this Lease, including all restrictions on Transfer. Each sublease shall be subordinate to the terms and conditions of this Lease, and any Transfer or attempted Transfer by any subtenant with respect to its right, title or interest under the sublease shall be deemed a Transfer or attempted Transfer under this Lease. No act or conduct by the Landlord other than its express written consent shall constitute its consent or waiver of its

20 consent rights with respect to a particular Transfer. No Transfer or consent to Transfer will operate to waive Landlord's rights with respect to any future Transfer. (f) Notwithstanding anything in this Lease to the contrary, Tenant may from time to time, subject to all of the provisions of the Lease, permit portions of the Premises to be used under so-called "desk sharing" arrangements by Tenant Related Parties (each such desk or office space user, a "Desk Space User"); provided, that (A) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted pursuant to this Lease, (B) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or under this Lease or any other tenancy or occupancy rights whatsoever, (C) such "desk sharing" arrangement shall terminate automatically upon the termination of the Lease, and (D) Tenant shall receive no rent or other payment or consideration for the use of any space in the Premises by any Desk Space User in excess of an allocable share of the rent payable by Tenant under the Lease. As used herein, "Tenant Related Party" shall mean any persons or entities with whom Tenant has an ongoing business relationship other than as tenants or occupants of the Premises (such as, by way of example, Tenant's auditors, Tenant's clients and Tenant's joint venturers). (g) Any assignment of this Lease made by Tenant with the consent of Landlord and otherwise in compliance with the requirements of this Section 12 shall act to automatically relieve Tenant of any further responsibility to Landlord pursuant to this Lease from and after the effective date of such assignment; provided, however, that (i) at least ten (10) full years of term have occurred and (ii) Tenant provides Landlord with reasonable evidence demonstrating that the assignee Tenant Entity meets the Financial Prerequisite at the time of the proposed assignment. 13. Subordination, Non-Disturbance and Attornment. Tenant agrees that this Lease is and shall be and remain subordinate to the interests of any holder (a "Mortgagee") of any present or future mortgage, deed of trust, ground lease or master lease upon all or any part of the Premises (each, a "Superior Instrument"), irrespective of the time of execution or time of recording of any such Superior Instrument, and to all renewals, extensions thereof, modifications or amendments thereto or advances thereunder, as applicable. Upon the request of Landlord or any Mortgagee, Tenant shall enter into an attornment agreement with such Mortgagee in the customary form reasonably required by such Mortgagee. Notwithstanding the foregoing, Tenant's subordination to any Superior Instrument shall not be effective until such time as Tenant and the Mortgagee shall have entered in a Subordination, Non-Disturbance and Attornment Agreement in the form of EXHIBIT C annexed hereto and made a part hereof or in another reasonable and customary form (an "SNDA"). Notwithstanding the foregoing or anything to the contrary contained herein, at the request in writing of any Mortgagee, this Lease shall be deemed superior to its Superior Instrument, whether this Lease was executed before or after such Superior Instrument, and Tenant shall execute such documents in recordable form as the Mortgagee shall request. Notwithstanding the foregoing, on the Commencement Date, Landlord shall deliver to Tenant an SNDA executed by any Mortgagee at the time thereof. 14. Default.

21 (a) Default/Remedies. If (a) default be made in the payment of Base Rent or any additional rent payable hereunder by Tenant, and such default shall continue for ten (10) days after written notice of default is delivered to Tenant in accordance with Section 17, or (b) default be made in any of the other covenants or conditions herein contained on the part of Tenant and such default shall continue for thirty (30) days after written notice thereof shall have been given to Tenant in accordance with Section 17 (except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such default if such default cannot be cured within such first 30 day period and provided Tenant commences the process of curing such default within said first 30 day period and continuously and diligently pursues such cure to completion), or (c) except as otherwise permitted by this Lease, a Transfer is made without the prior written consent of Landlord, or (d) Tenant shall become insolvent or bankrupt or make an assignment for the benefit of creditors, or (e) a receiver or trustee of Tenant's or guarantor's property shall be appointed and such receiver or trustee, as the case may be, shall not be discharged within 90 days after such appointment, or (f) Tenant shall be dissolved or liquidated or proceedings shall have been commenced to dissolve or liquidate, or (g) Tenant shall abandon the Premises and cease to pay rent, or (h) any of the insurance required to be maintained under Section 9 shall not be in force and effect, the occurrence of any such event in the forgoing clauses (a) through (h) being an "Event of Default," then, in any such case, Landlord may, upon ten (10) days prior notice to Tenant, terminate Tenant's tenancy and recover possession of and reenter the Premises without accepting a surrender of the Premises or affecting Tenant's liability for past rent and other charges due or future rent and other charges to accrue hereunder. In the event of any such default, Landlord shall be entitled to recover from Tenant, in addition to rent and additional rent, all other damages sustained by Landlord proximately caused by the breach of this Lease, including, but not limited to, the costs, expenses and reasonable attorney fees incurred by Landlord in enforcing the terms and provisions hereof and in reentering and recovering possession of the Premises and for the cost of repairs, alterations and brokerage and reasonable attorney fees connected with the reletting of the Premises. As an alternative, at the election of Landlord, Landlord shall have the right to accept a surrender of the Premises (without the need for any affirmative act or acquiescence by Tenant), without any further rights or obligations on the part of Landlord or Tenant (other than Tenant's obligation for rent and other charges due and owing through the date of acceptance of surrender), so that Landlord may relet the Premises without any right on the part of Tenant to any credit or payment resulting from any reletting of the Premises. Alternatively, at the option of the Landlord, in the event Tenant's tenancy is so terminated, Landlord may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an aggregate sum, which at the time of such termination of Tenant's tenancy, represents the amount of the excess, if any, of the value of the whole balance of Base Rent, charges and all other sums payable hereunder for the entire balance of the term of this Lease herein reserved or agreed to be paid by Tenant, over the then current fair market rental value of the Premises, such difference to be discounted to present value at a rate equal to two (2) points above the Federal Reserve Bank's discount rate then in effect. In case of a default under this Lease, Landlord may, in addition to terminating Tenant's tenancy and/or accepting a surrender, or in lieu thereof, pursue such other legal or equitable remedy or combination of remedies and recover such other damages for breach of tenancy and/or contract as available at law or otherwise. All of the remedies available to Landlord under this Lease shall be cumulative and may be exercised by Landlord in any order or combination that Landlord shall require.

22 (b) Landlord's Right to Cure. All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If the Tenant shall fail to pay any sum of money required to be paid by it hereunder, other than rent, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for 30 days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to, cure such default, without waiving or releasing the Tenant from any other default by Tenant under this Lease. All sums so paid by the Landlord and all necessary incidental costs (including reasonable attorney's fees) incurred by Landlord in enforcing any of the terms, covenants or conditions of this Lease, or curing any default or in suing for or obtaining relief by reason of a breach thereof, together with interest on all of the foregoing at the rate set forth below from the date of payment or incurring by the Landlord, shall be payable as additional rent to the Landlord on demand. Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of the nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of rent. (c) Waivers. A waiver by Landlord or by Tenant of a breach or default by the other party under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of the non-defaulting party to assert any breach or to declare a default by the defaulting party shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord and/or Tenant, unless such waiver be in writing signed by the waiving party. (d) Landlord's Default. Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty (30) days following written notice from Tenant specifying the nature of such default, or such longer period as may be reasonably required to correct such default. In no event whatsoever shall Landlord be liable hereunder for any consequential, special punitive or any indirect damages notwithstanding anything to the contrary set forth in this Lease. In the event Landlord defaults under the terms of this Lease Tenant may, subject to the express terms of this Lease, exercise any right or remedy available to Tenant at law or in equity on account thereof. (e) Limit on Tenant Liability. In no event shall Tenant be liable for any indirect or consequential damages of Landlord or any other party as a result of any event of default hereunder or for any other action or inaction of the Tenant in connection with this Lease. In no event shall the members, managers, officers, directors, agents, partners, principals, employees and/or shareholders of Tenant have any liability whatsoever for any damages and/or liability under this Lease and the Landlord will look solely to the Tenant for the recovery of any damages or otherwise under any terms, covenants or conditions contained in this Lease. Landlord hereby waives any statutory or common law lien or right of distraint against any and all of Tenant's customer files and business records. 15. Costs and Attorney Fees. Should either party hereto commence any legal action (excepting any Arbitration, as defined herein) against the other to enforce any obligation under this Lease, the prevailing party (as determined in such action) shall be entitled to recover from

23 the non-prevailing party reasonable attorneys' fees, costs and expenses incurred in contesting such dispute. 16. Interest. Any amount due from Landlord or Tenant to the other hereunder which is not paid when due, or with respect to any other amount for which this Lease specifically calls for the payment of interest, shall bear interest at an annual rate equal to 4% per annum in excess of the prime rate of interest published from time to time in the Wall Street Journal-Eastern Edition (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any default by Landlord or Tenant under this Lease. 17. Notices. All notices and demands by any party to any other shall be given in writing and either personally served or sent by a nationally recognized overnight courier, requiring proof of delivery, or by United States certified mail, postage prepaid, return receipt requested, and addressed as follows: To Landlord: with a copy to: To Tenant: with a copy to: [·--- c/o Calare Properties, Inc. 43 Broad Street Hudson, MA 01749 Attn:------ E-mail:--------- Brown Rudnick LLP One Financial Center Boston, MA 02111 Attention: Nathaniel H. Amendola, Esq. & Thomas J. Phillips, Esq. Telephone: (617) 856-8574 (Amendola); (617) 856-8383 (Phillips) Email: namendola@brownrudnick.com; tphillps@brownrudnick.com MACOM Technology Solutions Holdings Inc. 100 Chelmsford Street Lowell, MA O1851 Attention: Wayne Goddard, Director of Facilities Telephone: (978) 656-2993 Email: Wayne.Goddard@macom.com MACOM Technology Solutions Holdings Inc. 100 Chelmsford Street Lowell, MA O1851 Attention: J. Rame, Sr. Corporate Attorney Telephone: (978) 656-2656 Email: james.rame@macom.com

24 ScarinciHollenbeck 1100 Valley Brook Avenue Lyndhurst, NJ 07071 Attention: Victor E. Kinon, Esq. Telephone: (201) 896-4100 Email: vkinon@sh-law.com Any party may, upon prior notice to the others, specify a different address for the giving of notice. Notices shall be effective on the date of personal service or one day after sending if sent by overnight courier or two (2) Business Days after sending if sent by certified mail, return receipt requested. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or holiday recognized by banks in Massachusetts. Either party (a "receiving party") may herein, or by notice to the other party (a "sending party"), request that "courtesy copies" of any notice given by the sending party to the receiving party ("courtesy copies") also be sent to the receiving party by email at the email addresses provided for herein (or at a future email address as shall be designated by notice given in accordance in accordance with this Section 17). In the event of such a request, the sending party shall endeavor to send courtesy copies as so requested; provided, however, that under no circumstances hereunder shall any notice be deemed ineffective, nor shall the sending party have any liability to the receiving party, on account of the sending party's failure to send (for whatever reason) or the receiving party's failure to receive (for whatever reason), any courtesy copies, notwithstanding anything to the contrary contained herein. Notice by telephone shall not suffice as a means for giving notice hereunder, the provision of any telephone numbers hereinabove being for the parties' convenience only. 18. Termination. Upon the termination of this Lease, by expiration or otherwise, Tenant shall surrender the Premises, including without limitation (i) all Improvements located therein (except as otherwise expressly provided in clause (ii) below) and (ii) all Alterations made thereto and Permanent Fixtures installed therein (except for any Business Installations removed in accordance with Section 8(b)), to Landlord in vacant condition, free from all tenants and occupants, broom clean, free of all trash and debris and otherwise in the same good order, condition and repair in which Tenant is obligated to keep, repair, and maintain the Premises throughout the term, excepting only ordinary wear and tear and damage from casualty or condemnation that Tenant is not responsible for the repair or restoration of to the extent (if any) expressly provided hereunder. All moveable furnishings, trade fixtures and other equipment and personal property owned by Tenant, whether or not attached to the Improvements, shall be removed from the Premises by Tenant, at Tenant's sole expense, by no later than the date of termination, and Tenant shall repair any and all damage caused by such removal. In the event Tenant fails so to remove any thereof or fails to repair any such damage to the Premises or the Property, or in the event that Tenant fails to perform any restoration or removal as may be required under clause (B) of Section 8(a) above, Landlord may do so and Tenant shall reimburse Landlord for the cost of such restoration, removal and repair upon demand. In any event, any trade fixtures, equipment, furniture and other personal property of Tenant which remain in the Premises following the expiration or earlier termination of the term, at the Landlord's option, shall be deemed abandoned by Tenant and may thereafter be removed and stored at the cost of the Tenant or retained as the property of the Landlord or sold or otherwise disposed of by the

25 Landlord, in any such case without any liability to or recourse by the Tenant or anyone claiming by, through or under the Tenant. 19. Quiet Enjoyment. So long as Tenant shall duly and punctually perform and observe all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy the Premises free from hindrance by Landlord or any party claiming by, through or under Landlord, subject, however, to zoning laws and ordinances, all matters set forth in EXHIBIT D attached hereto (the "Permitted Encumbrances"), the REA (as defined herein) and any Project Documents (as defined herein). 20. Holding Over. If Tenant remains in the Premises beyond the expiration of the term of this Lease or the earlier termination thereof (as the case may be, "Lease Termination"), such holding over shall not be deemed to create any tenancy at will, but Tenant shall be a tenant at sufferance only, subject to all of Tenant's obligations set forth herein except that Base Rent shall be payable for Tenant's use and occupancy at a daily rate as follows: (i) for first 60 days following Lease Termination, one hundred fifty percent (150%) of the Base Rent otherwise provided for herein; (ii) for the 61st day through the 120th day following Lease Termination, one hundred seventy five percent (175%) of the Base Rent otherwise provided for herein; and (iii) from and after the 121st day following Lease Termination, two hundred percent (200%) of the Base Rent otherwise provided for herein. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant's status shall remain that of a tenant at sufferance, at the aforesaid daily rate. Any reference in this Lease to Tenant's obligations continuing during the period of any holdover shall not be deemed to grant Tenant the right to a holdover or imply Landlord's consent to any such holdover. In addition, should Tenant remain in the Premises as a holdover Tenant in excess of sixty (60) days beyond Lease Termination, Tenant shall indemnify Landlord for, from, and against all costs, claims, liabilities and damages arising from or in any manner related to any such holdover including, without limitation, damages payable to the subsequent tenant or related to the loss of a tenant, notwithstanding anything to the contrary set forth elsewhere in this Lease. 21. Right of Entry. Landlord shall at all times, upon not less than 24 hours advance notice (except in the case of emergencies) and with due regard for Tenant's reasonable security concerns, have the right during Tenant's regular business hours to re-enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, investors, mortgagees or (during the last two (2) years of the term) tenants and to post notices of non-responsibility provided that (i) such entry does not interfere with Tenant's business operations in the Premises, (ii) no repair, alterations or improvements shall reduce the size of the Premises other than in a de minimis fashion, and (iii) Landlord shall be responsible for any injury or damage occasioned to the Premises during such entry due to Landlord's and/or Landlord's employees, agents and/or contractors negligence or willful misconduct. 22. Estoppel Certificates. Landlord and Tenant each agree that at any time and from time to time upon not less than fifteen (15) days prior request of the other party, the party of whom the request is made shall execute, acknowledge and deliver to the requesting party a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), (b) the dates to which the rent and other

26 charges have been paid, (c) that to the knowledge of the party supplying the certificate the other party is not in default under any provisions to this Lease (or if such party knows of any such default, specifying the same) and (d) such other matters as the requesting party or such party's mortgagee shall reasonably request; it being intended that any such statement may conclusively be relied upon by Landlord (if requested by Landlord), Tenant (if requested by Tenant), any person proposing to acquire Tenant's or Landlord's interest in this Lease or any prospective mortgagee of or assignee of any mortgage upon Landlord's interest, as applicable. Any such certification shall be deemed to have been given for good and valuable consideration whether so stated or not. 23. Non-Liability of Landlord. Except to the extent occasioned by the negligence or willful misconduct of Landlord and/or Landlord's employees, agents, owners, contractors, managers, directors and/or licensees (each, a "Landlord Party"), but in all such cases subject to the provisions of Section 9(f), Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises resulting from the Premises, or any part thereof or any equipment thereof, becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; any act or neglect of other tenants or occupants or employees in the Premises; or any other thing or circumstance whatsoever concerning the Premises, whether of a like nature or of a wholly different nature, to the fullest extent permitted by applicable law. All property in or about the Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof unless caused by the negligence or willful misconduct of Landlord (but in all cases subject to the provisions of Section 9(f)). If Landlord shall fail to perform any covenant or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only out of the right, title and interest of Landlord in the Premises and out of rents or other income, insurance proceeds, condemnation proceeds, financing or refinancing and/or sale proceeds from the Premises receivable by Landlord and Landlord shall not be personally liable for any deficiency. In no event shall the members, managers, officers, directors, agents, partners, principals, employees and/or shareholders of Landlord have any liability whatsoever for any damages and/or liability under this Lease and, subject to all limitations on Landlord's liability contained herein, Tenant will look solely to Landlord for the recovery of any damages or otherwise under any terms, covenants or conditions contained in this Lease. 24. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained which accrue after the date of transfer, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease, provided, further, that the transferee expressly agrees in writing to assume the Landlord's obligations under this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of Landlord in and to this Lease, which successor in interest shall be obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease.

27 25. No Liens. Except as expressly permitted elsewhere in this Lease without in each instance the prior written consent of Landlord, Tenant shall not directly or indirectly create or permit to be created or to remain, and will immediately discharge, any lien, encumbrance, or charge on, or pledge of, the Premises, or any part thereof, the interest of Tenant hereunder or therein, or the rent or other payments hereunder, other than: (a) this Lease; (b) any assignment, pledge, lien, encumbrance, charge, conditional sale, or title retention agreement affecting the Premises, resulting solely from (i) any action by Landlord or (ii) any liability or obligation of Landlord which Tenant is not obligated by this Lease to assume; (c) liens for Taxes not yet payable; or (d) liens of mechanics, materialmen, suppliers, or vendors, or rights thereto, incurred in the ordinary course of business for sums which under the terms of the related contracts are not yet due, provided that such reserve or other appropriate provision, if any, as may be required by generally accepted accounting principles shall have been made therefor. In amplification and not in limitation of the foregoing, Tenant shall not knowingly permit any portion of the Premises to be used by any person or persons or by the public, as such, at any time or times during the term of this Lease, in such manner as might tend to impair the title or interest of Landlord in the Premises, or any portion thereof, or in such manner as might make possible a claim or claims of adverse use, adverse possession, prescription, dedication, or other similar claims of, in, to, or with respect to the Premises, or any part thereof. 26. Net Lease. This Lease is intended to be and shall be an absolute "net, net, net" lease, and the rent and all other sums payable hereunder by Tenant (all of which shall be deemed to be additional rent) shall be paid without notice or demand and without set-off, counterclaim, abatement, suspension, deduction, or defense except to the extent (if any) otherwise expressly set forth in this Lease. As more particularly set forth herein, Tenant shall pay all Taxes, insurance premiums, maintenance, repair and replacement costs and expenses, utility charges and expenses, and all other costs and expenses, of whatever nature, relating in any way to the Premises and/or the operation thereof during the term of this Lease except as otherwise expressly provided in this Lease. In addition, this Lease shall continue in full force and effect and the obligations of Tenant hereunder shall not be released, discharged, diminished, or otherwise affected by reason of any damage to or destruction of the Premises, or any part or parts thereof; any partial taking; any restriction on or prevention of or interference with any use of the Premises, or any part or parts thereof, except to the extent otherwise expressly set forth in this Lease. 27. Environmental Covenants. Tenant shall not produce, use, store, or dispose of any toxic or hazardous chemicals, wastes, materials or substances, or any pollutants or contaminants, as those terms are defined in any applicable federal, state, local or other governmental law, statute, ordinance, code, rule or regulation ("Hazardous Substances") at, in, on, under or from the Premises, except to the extent that such Hazardous Substances are used in or generated in the ordinary course of operating and maintaining Tenant's business on the Premises and are produced, stored, used, or disposed of in accordance with all such laws, statutes, ordinances, codes, permits, rules and regulations which are applicable to the Premises or the Tenant ("Environmental Regulations") and except that certain non-friable asbestos in good condition or asbestos which has been encapsulated in accordance with applicable Environmental Regulations may remain on the Premises. Tenant shall not allow any Hazardous Substance to be emitted, discharged, released, spilled or deposited from, in or on the Premises during the term of this Lease as a result of the act or omission of Tenant or any Tenant Responsible Party. In addition,

28 Tenant shall use commercially reasonable efforts to not allow any Hazardous Substance to be emitted, discharged, released, spilled or deposited from, in or on the Premises during the term of this Lease as a result of the act or omission of any parties other than Tenant or a Tenant Responsible Party. In the event of a release of Hazardous Substances during the term of this Lease (other than as allowed by Environmental Regulations), Tenant shall upon becoming aware of the same (a) report such release to the applicable governmental authority in accordance with applicable Environmental Regulations, and to Landlord within five (5) business days, (b) remove and remediate such release as required by Environmental Regulations and (c) promptly provide Landlord with any reports or other documentation related to its response to any such release, except that to the extent that any such release is caused by the negligence or willful act of a Landlord Party then Tenant's only obligation under this sentence is to notify Landlord thereof under clause (a). If at any time Tenant receives a notice of violation, order, information request or demand from an agency with jurisdiction over the Premises (as the case may be, an "NOV"), Tenant shall notify Landlord within thirty (30) days of receipt that such NOV has been received and Tenant shall respond to the NOV within the time period required by Environmental Regulations. During the term of this Lease, Tenant shall obtain and maintain, or register under, as applicable, all licenses and permits required by any Environmental Regulation. Tenant shall, in accordance with Environmental Regulations, maintain all safety data sheets with respect to Hazardous Substances stored or used by Tenant, and upon request by Landlord, Tenant shall promptly provide a copy of such safety data sheets to Landlord. Landlord upon at least twenty four (24) hours prior written notice to Tenant shall have the right to enter the Premises to inspect the same for compliance with the provisions of this Section 27. Tenant agrees to indemnify Landlord against, and to hold Landlord harmless from, any and all claims, demands, judgments, fines, penalties, costs, damages and expenses, including court costs and reasonable attorneys, fees in any suit, action administrative proceeding or negotiations resulting therefrom, and including costs of investigation, remediation, clean-up and/or monitoring of the Premises and the environment ("Environmental Claims"), resulting from (i) the presence or release of any Hazardous Substances at the Premises that first occurs prior to the term of this Lease and resulted from the acts or omissions of Tenant or any Tenant Responsible Party (as the case may be, "Tenant Entities"), or (ii) the presence or release of any Hazardous Substances at the Premises that first occurs during the term of this Lease (including any holdover period) except to the extent caused by the negligence or willful act of a Landlord Party, in either case (i) or (ii) regardless of whether or not the release or presence of such Hazardous Substances is a result of a violation by Tenant or any Tenant Entities of this Section 27 or of any Environmental Regulation, to the fullest extent permitted by applicable law. Notwithstanding the foregoing, Landlord shall defend, indemnify and hold harmless the Tenant and any Tenant Entities from any Environmental Claims to the extent resulting from the negligence or willful act of Landlord and/or its agents, employees, contractors, vendors, and invitees including but not limited to any exacerbation of any existing conditions caused by the negligence or willful act of Landlord and/or its employees, contractors, vendors and invitees (as the case may be, "Landlord Entities"). The parties acknowledge that Tenant or one or more Tenant Responsible Parties have been in possession or control of the Leased Parcel prior to Effective Date and that under no circumstances whatsoever shall Landlord have any liability to Tenant on account of any condition existing on or about the Leased Parcel on the Effective Date or otherwise existing due to the act or omission of Tenant or any Tenant Responsible Parties. As used herein, "Tenant Responsible Party" shall mean, with respect to Tenant, any present or former officer, director,

29 stockholder, member, manager, partner, affiliate, parent or subsidiary (whether direct or indirect), agent, employee, contractor, vendor, invitee, subtenant, licensee or other party for whose conduct Tenant may be legally responsible. Tenant's and Landlord's obligations and liabilities under this Section 27 shall survive the termination of this Lease. 28. Representations. (a) Landlord represents and warrants to Tenant as of the Effective Date that (i) Landlord has the power and authority to execute and deliver this Lease and to comply with all the provisions of this Lease, (ii) the performance by Landlord of Landlord's duties and obligations under this Lease and of all other acts necessary and appropriate for the full consummation of the lease of the Leased Parcel under this Lease are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Landlord is a party, or any judicial order or judgment of any nature by which Landlord is bound, and (iii) there is no action, suit or proceeding pending or, to Landlord's actual knowledge, threatened by or against or affecting Landlord which does or will involve or affect the Leased Parcel or Landlord's title thereto, or Landlord's ability to perform its obligations under this Lease or any documents entered into pursuant to this Lease. (b) Tenant represents and warrants to Tenant as of the Effective Date that (i) Tenant has the power and authority to execute and deliver this Lease and to comply with all the provisions of this Lease, (ii) the performance by Tenant of Tenant's duties and obligations under this Lease and of all other acts necessary and appropriate for the full consummation of the lease of the Leased Parcel under this Lease are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Tenant is a party, or any judicial order or judgement of any nature by which Tenant is bound, and (iii) there is no action, suit or proceeding pending or, to Tenant's actual knowledge, threatened by or against or affecting Tenant which does or will involve or affect the Leased Parcel or Tenant's interests under this Lease, or Tenant's ability to perform its obligation under this Lease or any documents entered into pursuant to this Lease. 29. Execution. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Tenant confirms that Landlord has made no representations or promises with respect to the Premises or the making or entry into of this Lease except as are expressly set forth herein, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of breach of any representations or promises not expressly stated in this Lease. This Lease can be modified or altered only by agreement in writing between Landlord and Tenant. 30. Binding Effect. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties here to and their respective personal representatives, heirs, successors and assigns of Tenant (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever.

30 31. Signs. Tenant may, at its sole cost and expense and without the necessity of obtaining the consent of Landlord, prepare, install, affix or use any signs or other advertising or identifying media on or about the exterior of the Premises identifying any occupants of the Premises or their respective businesses, provided that in no event shall such signage adversely affect the structural integrity of the Improvements, and provided further, that Tenant shall comply with any and all governmental laws, regulations, ordinances and rules and all recorded restrictions and covenants. Tenant shall indemnify and hold Landlord harmless from all claims, losses, liabilities, damages and expenses (including reasonable attorney's fees) resulting from the installation of any signs or other advertising or identifying media pursuant to this Section 31. Upon the termination of this Lease, by expiration or otherwise, Tenant shall remove any and all signs or other advertising or identifying media installed by Tenant and Tenant shall repair any damage as a result of such removal. 32. Interpretation. The laws of the Commonwealth of Massachusetts shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. Whenever the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or paragraphs of this Lease nor in any way affect this Lease. 33. Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations, orders or decrees, riots, insurrection, war, acts of God, inclement weather, or other reason beyond such party's reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided that nothing contained in this Section 33 shall excuse, delay or otherwise apply to the Tenant's obligation to pay rent or perform any other monetary obligation hereunder or to any deadline set forth herein for a party to give the other party any notice expressly provided for herein. 34. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. 35. Project/Other Documents. (a) Project. (i) The parties acknowledge that, pursuant to the 144 Chelmsford Lease, Landlord will have certain obligations to pursue such governmental permits and approvals and take such other actions as shall be reasonably necessary in order for Landlord to (x) divide the Landlord's Parcel into separate units of ownership for the Leased Parcel and for the 144 Chelmsford Parcel and (y) construct an approximately 59,000 square foot building with related

31 site improvements on the 144 Chelmsford Parcel. Tenant acknowledges that in so doing it may become necessary for Landlord to (I) adjust the exact location of the lot line separating the Leased Parcel and the 144 Chelmsford Parcel and/or the relative size of the Leased Parcel and the 144 Chelmsford Parcel, (II) increase, decrease or change certain site improvements or common facilities located on the Leased Parcel or the 144 Chelmsford Parcel, (III) agree to certain conditions imposed by governmental authorities that will affect the Landlord's Parcel, (IV) grant or secure easements and/or other agreements with one or more third parties that will affect the Leased Parcel or (V) modify the REA or other Permitted Encumbrances in a manner that will affect the Leased Parcel (all of the foregoing being "Project Requirements"), such Project Requirements to be governed by one or more documents effecting the same ("Project Documents"). Landlord reserves the right to implement any Project Requirements, and to enter into any Project Documents and deem the same to be Permitted Encumbrances, subject to Tenant's approval not to be unreasonably withheld conditioned or delayed, and Tenant agrees to execute any reasonable modifications of this Lease which may be required from time to time in order to effect any of the same; provided, however, that (A) no such Project Requirements or Project Documents shall alter the term of this Lease provided herein, increase the rent provided herein, reduce the economic value to Tenant hereof, change in any manner any of the relative rights or obligations or Tenant or Landlord hereunder, or require Tenant to incur any out-of pocket cost or adversely affect or increase the cost of Tenant's business operations at the Building and/or the Premises and (B) all such Project Requirements or Project Documents shall be authorized or required to be implemented pursuant to the terms of the 144 Chelmsford Lease. Any dispute under the provisions of this subsection 35(a)(i) shall be resolved exclusively by Arbitration. (ii) For the avoidance of doubt, the parties acknowledge that under no circumstances (x) shall Landlord have any liability to Tenant under this Lease on account of Landlord's acts or omissions in violation of any of its obligations under the 144 Chelmsford Lease or (y) shall Tenant have any liability to Landlord under this Lease on account of Tenant's acts or omissions in violation of any of its obligations under the 144 Chelmsford Lease. (b) Other Documents. (i) Reference is made to a certain Reciprocal Easement Agreement of even date herewith being entered into and recorded with the Middlesex North Registry of Deeds and filed with the Middlesex Registry District of the Land Court concurrently with the execution and delivery of this Lease (the "REA"). Capitalized terms used in this Section 35(b) and not specifically defined in this Lease shall have the respective meanings assigned them under the REA. Tenant is hereby designated as the Major Tenant of the 100 Property. Subject to all of the terms and conditions set forth in this Lease and in the REA, Tenant shall have the following rights during the term of this Lease (which rights shall be deemed included in the Ancillary Rights): A. all easements granted to the 100 Owner under the REA, in common with the 100 Owner, and others now or hereafter entitled thereto in accordance with the terms of the REA; and

32 B. all rights reserved by the I 00 Owner on the I 00 Property in connection with the 100 Owner's granting to others of easements in the 144 Property pursuant to the REA, in common with the 144 Owner. (ii) During the term of this Lease, Tenant shall, on Landlord's behalf, pay, perform and observe in a timely manner all of the obligations of Landlord under the REA, any Permitted Encumbrances or any Project Documents (each, an "Other Document") insofar as they pertain to Tenant's (a) use or occupancy of the Premises, (b) exercise or enjoyment of any of Tenant's rights under this Lease, or (c) compliance with any of Tenant's obligations under this Lease (collectively, "Lease Matters"); provided that such Lease Matters shall in no event be deemed to include (x) any obligation of Landlord under any Other Document that is an obligation of Landlord to Tenant as expressly set forth in this Lease or (y) any liability to the extent caused by the negligence or willful act of Landlord. Tenant shall, from time to time upon the reasonable request by Landlord, provide reasonable evidence of Tenant's compliance with the terms of the preceding sentence (with respect to any specific obligations of Tenant thereunder). In any event, Tenant shall not cause, suffer or permit any act or omission on or about the Premises or otherwise in connection with any Lease Matters that would cause Landlord to be in violation (a "Violation") of any of the Other Documents. (iii) Landlord shall (A) perform and observe all of the terms, covenants, provisions and conditions of any Other Documents on Landlord's part to be performed and observed pursuant to the terms thereof, except for such obligations as are Tenant's responsibility as set forth above, and (B) enforce the obligations of the other parties to any of the Other Documents (an "Other Party"), in each case to the extent necessary for Landlord to comply with Landlord's obligations to Tenant under this Lease. In no event whatsoever shall either party hereto have any liability to the other on account of (x) any Other Party's failure to keep, observe or perform its obligations pursuant to the Other Document or (y) the acts or omissions of any Other Party, its agents, employees, invitees, guests, licenses or contractors. (iv) In any case where Tenant shall request Landlord's consent, permission or approval for any matter requiring Landlord's consent, permission or approval as set forth in this Lease (a "Consent Request") then, to the extent that such matter shall also require the consent, permission or approval of an Other Owner, other than a Landlord Affiliate, under an Other Document (an "Other Owner Consent"), Landlord shall have no obligation to act upon the Consent Request unless and until such time as the Other Owner Consent shall have been given. Upon Landlord's reasonable determination that the Consent Request is complete and in proper form for consideration under both this Lease and the Other Document, Landlord shall request the Other Owner Consent in accordance with the Other Document and thereafter use commercially reasonable efforts in accordance with the Other Document to obtain the Other Owner Consent. Notwithstanding the foregoing or anything to the contrary contained herein, any Consent Request to Landlord shall also be deemed to have been made to any Landlord Affiliate that is an Other Owner. As used herein, "Landlord Affiliate" shall mean Landlord and/or a party that controls, is controlled by, or is under common control with Landlord. (v) Notwithstanding anything to the contrary set forth above in this Section 35(b), Landlord may by notice to Tenant require, in lieu of Landlord's taking any direct

33 action with respect to any Other Party or Other Document as set forth above in this Section 35(b), that Tenant, at Tenant's sole cost and expense (except to the extent that the action is required as a result of Landlord's failure to have performed an obligation of Landlord under this Lease), take such action on Landlord's behalf and in its name and, for purposes thereof, Tenant shall be deemed subrogated to Landlord's rights under the Other Document to take such action. In taking any such action, Tenant shall have the right, but not the obligation, to exercise any or all rights and remedies as would be available to Landlord, at law or in equity, were Landlord to take the action directly. Landlord agrees to sign, to the extent Landlord's signature is legally required or required under the provisions of the Other Document, such demands, pleadings, and/or other documents that may be reasonably required, and otherwise to enable Tenant to proceed as set forth above in this subsection (v). In the event Landlord exercises its rights under this subsection (v), Tenant shall provide Landlord with copies of all written notices, demands, communications and correspondence of a material nature sent or received by Tenant in connection therewith, simultaneously with their sending by Tenant or promptly upon their receipt by Tenant. 36. Miscellaneous. (a) Consent not a Waiver. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. (b) Entire Agreement. This Lease and the exhibits and rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. The invalidity of one or more phrases, clauses, sentences, Sections contained in this Lease shall not affect the remaining portions of this Lease or any part thereof, and if any one or more of the phrases, clauses, sentences, Sections contained in this Lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, including all appeals therefrom, this Lease shall be construed as if such invalid phrases, clauses, sentences, Sections or had not been inserted in this Lease. (c) Independent Covenants. Tenant waives all rights to (i) any abatement, suspension, deferment, reduction or deduction of or from rent, and/or (ii) quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided herein. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Tenant agrees that Tenant shall not take any action to terminate, to rescind or to avoid this Lease notwithstanding any default by Landlord hereunder except as a consequence of Landlord's breach of its obligations under the first sentence of Section 19 or except to the extent (if any) expressly set forth herein. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant and Landlord hereunder

34 represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002). Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease. (d) Arbitration. As set forth only in Sections 35(a) and Section 36(r) hereof, the parties have agreed to resolve certain disputes by arbitration in accordance with the Expedited Arbitration Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (or another arbitration company mutually acceptable to Landlord and Tenant) and otherwise under the terms of this subsection 36(d) ("Arbitration"). Any such Arbitration shall occur in a location mutually convenient to Landlord and Tenant (or, if Landlord and Tenant cannot agree on a mutually convenient location, in the City of Boston, Massachusetts). The decision of the arbitrator shall be final, conclusive and binding on the parties, but the arbitrator shall have no power to reform, supplement or modify this Lease. The arbitrator shall make required findings incident to an arbitrable dispute, which findings shall be set forth in reasonable detail in a written decision by the arbitrator. Unless otherwise expressly provided hereunder, the parties shall share equally in all costs charged by the arbitrator or the arbitration company and each party shall otherwise bear its own costs (including attorneys' fees) of any Arbitration. Notwithstanding the foregoing, except as otherwise expressly provided in this Lease (but outside of this subsection 36(d)), the arbitrator may (but shall not be obligated to), in its sole discretion, determine the prevailing party in any such Arbitration and award such prevailing party all of the prevailing party's costs and expenses incurred in connection with the Arbitration (including without limitation attorneys' fees and costs). (e) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly or any other rent or charge herein stipulated shall be deemed to be other than on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of any rent or charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or charge or pursue any other remedy in this Lease provided. (f) No Agency. Nothing contained in this Lease shall be taken or construed to create any agency between Landlord and Tenant or to authorize the Tenant to do any act or thing or to make any contract so as to encumber in any manner the title of the Landlord to the Premises or to create any claim or lien upon the interest of the Landlord in the Premises. (g) Memorandum of Lease. Landlord and Tenant shall, upon request of either party, execute and record a notice of this lease in the form attached hereto as EXHIBIT E; provided that the party requesting the memorandum shall pay all recording and state, county and local transfer fees and/or taxes imposed as a result of such notice. (h) Financial Statements. Except with respect to any such time as Tenant is a corporation whose shares are traded on a US public securities exchange, Tenant shall within 30 days after receipt of written request from Landlord but, so long as no Event of Default exists, not

35 more frequently than once within any twelve-month period, provide to Landlord, for the benefit of Landlord, Landlord's mortgagee and any prospective investors, mortgagee or purchaser of the Premises (i) a balance sheet and profit and loss statement of Tenant for Tenant's most recent fiscal year, and (ii) a detailed operating statement of the Premises for the most recent calendar year (collectively, "Financial Statements"). (i) Confidentiality. The parties acknowledge that the specific terms and conditions of this Lease and any documents made available to Landlord by Tenant hereunder are of a confidential nature and shall not be disclosed except to Tenant's or Landlord's respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders (existing or prospective), investors (existing or prospective) or prospective purchasers (collectively, for purposes of this Section 36, the "Permitted Outside Parties") or as required by law. No party, including Permitted Outside Parties, shall make any public disclosure of the specific terms of this Lease or of any of such documents, except as required by law (including SEC regulations and NYSE or NASDAQ requirements). In connection with the negotiation, execution, delivery, performance and administration of this Lease, each party acknowledges that it may have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties or otherwise in connection with the negotiation, execution, delivery, performance and administration of this Lease (or in connection with a party's disposition of an interest in this Lease or in the Premises). Except as required by applicable law, neither party shall issue any press release or make any statement to the media regarding the execution and delivery of this Lease without the other party's consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section shall survive any termination of this Agreement. The terms of this Section 36(i) shall not apply to any information that is or becomes publicly known other than through a party's breach of its obligations under this Section 36(i). (j) Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one in the same instrument. (k) Time of the Essence. Time is of the essence with respect to every provision of this Lease providing for performance, action or inaction by a specified date or within a specified period of time. (1) Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. (m) Broker. Landlord and Tenant each covenant that they have not dealt with any real estate broker, finder or other such party entitled to be paid a fee or a commission with respect to this Lease, except for Mark Mulvey of Cushman & Wakefield ("Broker"), whose fees shall be payable by Landlord pursuant to a separate written agreement between Landlord and Broker. Except for the Broker, each party shall indemnify and hold the other party harmless from all damages, claims, liabilities or expenses, including reasonable attorneys' fees, resulting from any claims that may be asserted against the other party by any real estate broker or finder with whom the indemnifying party either has or is purported to have dealt.

36 (n) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE. (o) OFAC. Tenant and Landlord hereby represents and warrants to each other that for itself it is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. (p) REIT/UBTI. The Landlord and the Tenant hereby agree that it is their intent that all Base Rent, and all other additional rent and any other rent and charges payable to the Landlord under this Lease shall qualify as "rents from real property" within the meaning of Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended, (the "Code") and the U.S. Department of the Treasury Regulations promulgated thereunder (the "Regulations"). In the event that (i) the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, shall be changed so that any rent no longer so qualifies as "rent from real property" for purposes of either said Section 512(b)(3) or Section 856(d) or (ii) the Landlord, in its sole discretion, determines that there is any risk that all or part of any rent shall not qualify as "rents from real property" for the purposes of either said Sections 512(b)(3) or 856(d), such rent shall be adjusted in such manner as the Landlord may reasonably require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section 36(p) shall be made so as to produce the equivalent (in economic terms) rent as payable prior to such adjustment. The parties agree to execute such further commercially reasonable instrument as may reasonably be required by the Landlord in order to give effect to the foregoing provisions of this Section 36(p). (q) Activity and Use Limitation. Notwithstanding anything to the contrary contained herein, Tenant and Landlord acknowledge that the Landlord's Parcel (including without limitation the Premises) is subject to an Activity and Use Limitation (the "Existing AUL") pursuant to the terms of Massachusetts General Laws Chapter 21E, recorded with the Middlesex North Registry of Deeds at Book 21997, Page 35, a copy of which has been provided to Tenant. Notwithstanding anything to the contrary contained herein, Tenant and Landlord acknowledge that all of Tenant's and Landlord's rights and interests under this Lease are subject to the Existing AUL and under no circumstances shall Tenant and/or Landlord make any use of the Premises or conduct any activity thereon that is prohibited by the Existing AUL. (r) Limited Sale Profit Participation Right. (1) Upon a Sale for which (a) the closing (the "Closing," with the date of Closing being the "Closing Date") occurs prior to the earlier to occur of the third (3rd) anniversary of the Commencement Date or an Exempt Sale and (b) the applicable Net Sale Proceeds are at least equal to the applicable IRR Amount as of the Closing Date, if this Lease is then in full force and effect Landlord shall pay to Tenant the applicable Profit Share Amount simultaneously with the Closing Date. As used herein:

37 "Acquisition" means the acquisition by Landlord and/or a Landlord Affiliate of the Leased Parcel and/or the 144 Chelmsford Parcel in connection with the execution and delivery of this Lease. "Acquisition Costs" means, as applicable: A. if the Subdivision shall not have occurred, the Purchase Price plus the Transaction Costs for the Acquisition; or B. if the Subdivision shall have occurred, the Purchase Price plus the Transaction Costs for the Acquisition, multiplied by 66.67%. "Development Costs" means, with respect to any or all hard and soft costs or expenses of subdividing, developing and improving the Leased Parcel and/or the 144 Chelmsford Parcel (and/or any respective appurtenances), including without limitation development, architectural, engineering, project management, permitting and legal costs, costs of environmental remediation and costs of construction and site work, as applicable: A. if the Subdivision shall not have occurred, all such costs or expenses; or B. if the Subdivision shall have occurred, all such Costs or expenses as shall be equitably allocable to the Leased Parcel (with costs and expenses that benefit both the Leased Parcel and the 144 Chelmsford Parcel being generally allocated on the basis of the amount of relative gross building square footage then built or intended to be built for the respective parcels). "Investment" means, as applicable: A. if the Subdivision shall not have occurred, the aggregate of the Acquisition Costs and Development Costs for the Leased Parcel and the 144 Chelmsford Parcel; or B. if the Subdivision shall have occurred, the aggregate of the Acquisition Costs and Development Costs for the Leased Parcel. "IRR Amount" means an internal rate ofreturn of 10% per annum, compounded annually, on the sum of the aggregate applicable Investment of the Landlord and/or its affiliates, commencing on the date that any applicable Investment is made (with such internal rate of return to be calculated using the XIRR Function of Microsoft Excel). "Net Sale Proceeds" means the proceeds of the Sale received by Landlord at the Closing net of the aggregate of the applicable Transaction Costs for the Sale. "Profit Share Amount" means twenty percent (20%) of the difference between (i) the applicable Net Sale Proceeds and (ii) the applicable IRR Amount. "Purchase Price" means four million two hundred fifty thousand dollars ($4,250,000).

38 "Sale" means a sale or transfer of Landlord's fee simple interest in the Leased Parcel and, if the Subdivision shall not have occurred, the 144 Chelmsford Parcel. Without limitation, a "Sale" shall not include (i) the granting of a mortgage or a sale or transfer in connection with a foreclosure of a mortgage or by deed in lieu of foreclosure (together with any sale or transfer under clause (iii) immediately below, an "Exempt Sale"); (ii) a sale or transfer of Landlord's interest to a Landlord Affiliate, or by descent or devise following the death of any person comprising Landlord, or in connection with a merger or sale of all or substantially all of Landlord's assets, or otherwise by operation of law; or (iii) a sale or transfer of Landlord's interest as part of a transaction by Landlord and/or any Landlord Affiliates that also includes at least two (2) properties outside of the 144 Chelmsford Parcel, the Leased Parcel or the Hale Property (as defined in the REA); provided that in the event of the occurrence of any of the foregoing events other than an Exempt Sale, the provision of this Section 36(r) shall continue in full force and effect with respect to any subsequent Sale. "Subdivision" means the division of the Landlord's Parcel into separate legal lots comprised of the Leased Parcel and the 144 Chelmsford Parcel. "Transaction Costs" means, with respect to the Acquisition or Sale, as applicable, any or all actual and reasonable or necessary costs or expenses of consummating the particular transaction incurred by or equitably allocable to Landlord and/or any Landlord Affiliates therefor, including, without limitation legal fees, closing costs, escrow fees, recording fees, title examination and insurance costs, survey costs, due diligence investigation or monitoring costs and/or brokerage fees. (2) The parties acknowledge that the 144 Chelmsford Lease contains provisions that are corollary to this Section 36(r) (the"144 Chelmsford Profit Share Provisions") and agree that all accounting relevant to this this Section 36(r) shall occur in a manner consistent with all accounting relevant to the 144 Chelmsford Profit Share Provisions (in order that, among other things, there shall be no so-called "double counting" of any amounts owed, collectively, to Tenant pursuant to this Section 36(r) and/or to the tenant under the 144 Chelmsford Lease pursuant to the 144 Chelmsford Profit Share Provisions). (3) Any dispute under the foregoing provisions of this Section 36(r) shall be settled exclusively by Arbitration under Section 36(d) above. (4) Notwithstanding anything to the contrary set forth herein, Tenant's rights under this Section 36(r) are personal to the Tenant originally named herein and any successor thereto pursuant to a Permitted Transfer, but shall not otherwise be transferable or assignable. Further notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to pay Tenant any Profit Share Amount at any time in which Tenant shall be in default of any of its obligations under this Lease beyond any applicable notice or cure period. (s) No Merger. There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Leased Parcel by reason of the fact that the same person or entity may own or hold (i) the leasehold estate created by this Lease or any interest in such leasehold estate and (ii) the fee estate in the Leased Parcel or any interest in such fee estate; and no such merger shall occur unless and until all persons and other entities having (a) any interest in this Lease or the leasehold estate created by this Lease (excluding subtenants) and (b) any fee

39 simple interest in the Leased Parcel or any part thereof shall join in a written instrument effecting such merger and shall duly record the same. [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

40 IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first above written. LANDLORD: By: Name: Title: TENANT: MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation By:---------------- Name: Title:

Exhibit A, Page 1 EXHIBIT A DESCRIPTION OF LANDLORD'S PARCEL 100 & 144 Chelmsford Street Lowell, Massachusetts The land situated on Chelmsford Street, in Lowell. Middlesex County, Massachusetts, shown as Lots 1-1B-4 and I-1B-5 on a plan entitled "Compiled Disposition Map of Lots I-1B-3, I-1B-4 & I-lB-5 in Lowell, Mass., Hale Howard Urban Renewal Area, Project No. Mass. R-130" dated March 30, 1977, by Dana P. Perkins & Sons, Inc. Civil Engineers & Surveyors", recorded with Middlesex North District Deeds in Plan Book 124, Plan 46, bounded and described as follows: NORTHEASTERLY: by land now or formerly of the Boston & Maine Railroad Corp., as shown on said plan, by three bounds totaling 649.97 feet; SOUTHEASTERLY by said land of Boston & Maine Railroad Corp., as shown on said plan, 27.97 feet; NORTHEASTERLY again, by said land of Boston & Mane Railroad Corp., as shown on said plan, 265.16 feet; SOUTHEASTERLY again, by Lot I-1 B-3, as shown on said plan, 412.45 feet; SOUTHEASTERLY again, by said Lot I-1 B-3, as shown on said plan, 277.71 feet; SOUTHWESTERLY by Lot I-IA, as shown on said plan, 300 feet; NORTHWESTERLY by Chelmsford Street, 270 feet; and NORTHWESTERLY again, by said Chelmsford Street by three courses totaling 1,042.23 feet; Comprised in part by two parcels of registered land; namely, Registered Parcel 1: A certain parcel of land situated in said Lowell, bounded and described as follows: NORTHEASTERLY by Howard Street, fifty-two (52) feet; SOUTHEASTERLY by land now or formerly of David Ziskind, one hundred twelve (112) feet;

Exhibit A, Page 2 SOUTHWESTERLY by land now or formerly of Charles E. Jameson, fifty-two and 1/100 (52.01) feet; and NORTHWESTERLY by land now or formerly oflsrael Levin, one hundred thirteen and 28/100 (113.28) feet.

Exhibit A, Page 3 All of said boundaries of said Registered Parcel 1 are determined by the Land court to be located as shown on Plan 5672-A entitled "Plan of Land in Lowell" drawn by Smith and Brooks, Civil Engineers, dated October 15, 1915, as approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title No. 951 issued by Middlesex North Registry District of the Land Court. Registered Parcel 2: A certain parcel of land situated in said Lowell, bounded and described as follows: NORTHWESTERLY by land now or formerly of Minnie Bernstein and Mary F. Hardy, forty-six and 68/100 (46.68) feet; SOUTHEASTERLY by Lot 5, twenty-five and 07/100 (25.07) feet; SOUTHWESTERLY by Lot 6, thirty-three and 94/100 (33.94) feet. All of said boundaries of said Registered Parcel 2 are determined by the Land Court to be located and shown on Subdivision Plan 6039-B entitled "Subdivision Plan of Land in Lowell" drawn by Dana F. Perkins & Sons, Inc., Surveyors, dated December 22, 1976, as approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title No. 21963 issued by said Registry District, and said Registered Parcel 3 is shown as Lot 7 on said plan. Excepting and excluding from the foregoing the following: So much of the premises as lies within former Railroad Street as the same is now or formerly owned by Boston and Maine Corporation as set forth in Deed from the Trustees of Boston and Maine Railroad Corporation to City Development Authority dated January 5, 1977, recorded in Book 2242, Page 527. So much of the land taken by the City of Lowell by right of eminent domain by Order of Taking dated September 8, 1998, recorded in Book 9590, Page 157 and filed as Document No. 178630, and shown thereon as Parcel 1 and Parcel 2 on a "Plan of Land in Lowell, Mass. Prepared for Lowell Regional Transit Authority" dated September 25, 1998 by Vaidya Consultants, Inc., recorded in Plan Book 198, Plan 71, and filed as Document No. 178630. See also Land Court Order flied as Document No. 184737. Said land is also shown as Lot 1-lB-5 on plan entitled "Plan of Land in Lowell, Mass." dated September 25, 1998, prepared by Vaidya Consultants, Inc. recorded with the Middlesex North District Registry of Deeds in Plan Book 198, Plan 71.

Exhibit A-1, Page I EXHIBIT A-1 PLAN SHOWING LANDLORD'S PARCEL, THE LEASED PARCEL AND THE 144 CHELMSFORD PARCEL (appended hereto)

Exhibit A-1, Page 2

Exhibit A-2, Page 1 EXHIBIT A-2 PLAN SHOWING THE EXISTING BUILDING (appended hereto)

S!TE PLAN EXHIBIT A-2 SGA COMMUNICATING COLLABORATING CREATING MACOM - CONCEPT DESIGN 04. 19 16 2 HALE STREET BUILDING

Exhibit B, Page 1 EXHIBITB TENANT'S WORK Tenant shall perform any work required to permit Tenant to occupy the Premises for the conduct of Tenant's business ("Tenant's Work"), including without limitation, the work (if any) described on Exhibit B-1 attached hereto. Tenant shall not commence any of Tenant's Work until Tenant has submitted to Landlord plans and specifications (in such detail as Landlord shall reasonably require) for such work and Landlord has approved such plans and specifications in writing. Landlord's approval of such plans and specifications shall not be unreasonably withheld, delayed or conditioned, subject to the terms and conditions of Section 8 of this Lease. Landlord's approval of Tenant's plans and specifications for Tenant's Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any and all applicable laws. Tenant's Work shall be performed in accordance with such approved plans and specifications and in accordance with the terms and conditions of this Lease, including, without limitation, Section 8 hereof. Tenant shall commence Tenant's Work promptly after receipt of Landlord's approval of Tenant's plans and specifications (but not before the Commencement Date) and shall diligently prosecute the same to completion. Tenant's Work shall be performed in a good and workmanlike manner, and in compliance with all applicable laws. If Tenant does not then satisfy the Financial Prerequisite, then, prior to beginning Tenant's Work, Tenant shall obtain appropriate performance and payment bonds covering the labor and materials required to complete Tenant's Work. Landlord shall not be responsible to provide any construction management services to Tenant. Subject to the provisions of Section 8, prior to beginning Tenant's Work, Tenant shall also deliver to Landlord and Landlord's mortgagee (if applicable), at Tenant's cost, a builder's risk insurance policy naming Landlord and Landlord's mortgagee as additional insureds, as their interests may appear, with the amount and type of coverage then being reasonably required by Landlord and Landlord's mortgagee and otherwise in compliance with the requirements for insurance set forth in Section 9 of this Lease, together with evidence that the premium for said insurance has been paid in full by Tenant for a period of no less than one year. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as required under Section 9 of this Lease. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before Tenant's Work is commenced. Landlord shall provide to Tenant a construction allowance (the "Construction Allowance") in the amount of Four Million Dollars ($4,000,000.00) for the Tenant's Work, as evidenced by copies of paid receipts for such work. The Construction Allowance shall not be used for Tenant's furniture, equipment, personal property, or trade fixtures but may however be used for improvements related to Tenant's business operations at either the Premises, 121 Hale Street, Lowell, MA and/or 144 Chelmsford Street, Lowell, MA.

Exhibit B, Page 2 Landlord shall upon execution of this Lease deposit the entire Construction Alowance with Landlord's mortgagee (or, if there is no mortgagee with a title company, bank, trust company, fiduciary or other financial institutional approved by Tenant in its reasonable discretion) as the "Escrow Agent" and the Escrow Agent shall disburse the Construction Allowance to Tenant, not more frequently than once per month, for the purpose of reimbursing Tenant, in part, for its payments to contractors and subcontractors, materialmen and/or suppliers in connection with Tenant's Work. As a condition precedent to Landlord's obligation to pay the Construction Allowance or any portion thereof: (i) Tenant shall not be in default beyond any applicable notice and cure periods; (ii) this Lease shall be in full force and effect; and (iii) Tenant shall have furnished to Landlord and Escrow Agent (A) a certificate from Tenant's architect certifying that Tenant's Work has been fully completed to the extent of the funds requested in accordance with the plans and specifications therefor approved by Landlord; (B) such evidence as Landlord and/or Landlord's mortgagee may reasonably require to evidence that all persons furnishing or supplying labor and materials in connection with the construction of the Tenant's Work for which payment is required, or in the case of completion of a portion of the Tenant's Work, have been paid and that no lien exists of record with respect thereto; and (C) any other instruments, plans and/or certificates reasonably required by Landlord and/or Landlord's mortgagee. Landlord shall fund the Construction Allowance within fifteen (15) days from Tenant's written request for the same provided that Tenant has complied with the requirements set forth in the preceding sentence. Upon paying the full amount of the Construction Allowance to Tenant in accordance with the provisions hereof, Landlord shall have no further obligation to extend any credit to Tenant. Notwithstanding any provision in this Exhibit B or the Lease to the contrary, all of Tenant's Work must be fully completed, and all items to be provided to Landlord pursuant to this paragraph must be provided, within two (2) years from the date of execution of this Lease in order for Landord's obligations with respect to the Construction Allowance to apply. If Landlord fails to make the payment of the entire Construction Allowance as required hereunder and the same shall continue unremedied for twenty (20) days after Tenant's notice thereof to Landlord and Landlord's mortgagee, then Tenant may deduct any unpaid amount from all rent payments then or thereafter due until fully paid.

Exhibit B-1, Page 1 EXHIBIT B-1

Exhibit C, Page 1 EXHIBIT C SUBORDINATION, NON-DISTURBANCE AND ATTORNMENTAGREEMENT This Subordination, Non-Disturbance and Attomment Agreement (this "Agreement") is dated this day of , 2016 between -------------- ("Lender") and MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation ("Tenant"). RECITALS A. Tenant has entered into a certain lease (the "Lease") dated , 2016 with (the "Landlord") of the land and buildings located at 100 Chelmsford Street, Lowell, Massachusetts. The leased premises described in the Lease are hereinafter referred to as the "Premises." B. Lender has made a loan to Landlord, which loan is secured by a mortgage and security agreement dated , 20 , recorded with the Essex North Registry of Deeds in Book , Page and filed with the Essex North Registry District of the Land Court as Document (the "Mortgage"), and an assignment of leases and rents dated , 20--> recorded with said Registry in Book_, Page and filed with said land Court as Document (the "Assignment"), both with respect to the Premises. D. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Lease. For mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Tenant agrees that the leasehold of the Lease is and shall be subject and subordinate to the lien of the Mortgage and to the lien of the Assignment and to all renewals, amendments, modifications, consolidations, replacements and extensions thereof, now or hereafter executed, to the full extent of all amounts secured thereby, said subordination to have the same force and effect as if the Mortgage and the Assignment, and such renewals, modifications, consolidations, replacements and extensions thereof, had been executed, acknowledged, delivered and recorded prior to the execution and delivery of the Lease and any recorded notice or memorandum thereof, and amendments or modifications thereto. However, the foregoing subordination provision shall not be deemed or construed as limiting Tenant's rights under the Lease and/or Landlord's obligations thereunder, including without limitation with respect to the use of insurance proceeds and condemnation awards and, notwithstanding any inconsistent provisions of the Mortgage with respect thereto, such proceeds and awards shall be applied as set forth in the Lease.

Exhibit C, Page 2 2. Lender agrees that Tenant shall not be named or joined as a party defendant in any action, suit or proceeding which may be instituted by Lender to foreclose or seek other remedies under the Mortgage or the Assignment by reason of a default or event of default under the Mortgage or the Assignment, unless applicable law requires Tenant to be made a party thereto as a condition to Lender's proceeding against Landlord or prosecuting such rights and remedies. Lender further agrees that, in the event of any entry by Lender pursuant to the Mortgage, a foreclosure of the Mortgage, or the exercise by Lender of any of its rights under the Mortgage or Assignment, Lender shall not disturb Tenant's right of possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond applicable notice and cure periods in the Lease. 3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender, the acceptance of a deed in lieu of foreclosure by Lender, or Lender's exercise of any of its rights under the Mortgage or Assignment, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all optional extension terms which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to perform all of the obligations of Tenant pursuant to the Lease. 4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease: (a) Lender shall not be liable in damages for any act or omission of any prior landlord (including Landlord), provided nothing herein shall derogate from the obligation of Lender to perform all of the obligations of Landlord pursuant to the Lease arising, accruing or continuing from and after such time as Lender succeeds to the interest of Landlord under the Lease; (b) Lender shall not be liable for the return of any security deposit unless such security deposit is actually received by Lender; (c) Lender shall not be bound by any Base Rent or additional rent which Tenant might have prepaid for more than one (1) month in advance under the Lease (unless so required to have been prepaid under the Lease); (d) Lender shall not be bound by any amendments or modifications of the Lease made after the date hereof without consent of Lender which have the effect of materially increasing Landlord's obligations under the Lease, reducing rent or otherwise materially reducing any of Tenant's obligations under the Lease, decreasing the Term or canceling the Lease prior to its expiration except as a result of the exercise of a right to terminate as set forth in the Lease; (e) Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except in cases where Tenant has given Lender notice of the event or circumstances giving rise to such

Exhibit C, Page 3 damages, offsets or defenses and afforded Lender the same period of time in which to cure as is provided to Landlord under the Lease; and (f) Lender shall not be bound by any provisions in the Lease which obligate Landlord to erect or complete any building and/or to make any improvements to the Premises. 5. Lender hereby approves of, and consents to, the Lease. Notwithstanding anything to the contrary contained in the Mortgage or the Assignment, Tenant shall be entitled to use and occupy the Premises and exercise all its rights under the Lease, and the Lease and Landlord's and Tenant's performance thereunder shall not constitute a default under the Mortgage or Assignment. Tenant agrees to give Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to Landlord. 6. [Intentionally deleted.] 7. The terms and provisions of this Agreement shall be automatic and self-operative without execution of any further instruments on the part of any of the parties hereto. Without limiting the foregoing, however, Lender and Tenant agree, within thirty (30) days after request therefor by the other party, to execute an instrument in confirmation of the foregoing provisions, in form and substance reasonably satisfactory to Lender and Tenant, pursuant to which the parties shall acknowledge the continued effectiveness of the Lease in the event of such foreclosure or other exercise of rights. 8. Any notice to be delivered hereunder shall be in writing and shall be sent registered or certified mail, return receipt requested, postage prepaid, or overnight delivery by Federal Express or similar overnight courier which delivers upon signed receipt of the addressee, or its agent. The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event that the addressee shall refuse to receive any notice, or there shall be no person available (during normal business hours) to receive such notice, the time of giving notice shall be deemed to be the time of such refusal or attempted delivery as the case may be. All notices addressed to Lender or Tenant, as the case may be, shall be delivered to the respective addresses set forth opposite their names below, or such other addresses as they may hereafter specify by written notice delivered in accordance herewith: If to Tenant: with a copy simultaneously to: If to Lender: 9. The term "Lender" as used herein includes any direct or more remote successor or assign of the named Lender herein, including without limitation, any purchaser at a foreclosure sale, and any successor or assign thereof, and the term "Tenant" as used herein includes any

Exhibit C, Page 4 direct or more remote successor and assign of the named Tenant herein. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. TENANT: MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC. By: _ Name: _ Title: _ LENDER: By: _ Name:----------- Title: _

Exhibit C, Page 5 COMMONWEALTH OF MASSACHUSETTS) ) ss. COUNTY OF ----------- On this day of 20 , before me, the undersigned officer, personally appeared ,who acknowledged himself/herself to be the _ of MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation, and that he/she, as such , being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as ----------- IN WITNESS WHEREOF, I hereunto set my hand and official seal. NOTARIAL SEAL Notary Public My commission expires: STATE OF COUNTY OF ) ) ss. ) On this day of 20 , before me, the undersigned officer, personally appeared , who acknowledged himself/herself to be the _ of --------------- , a , and that he/she, as such --------- , being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the by himself/herself as IN WITNESS WHEREOF, I hereunto set my hand and official seal. NOTARIAL SEAL Notary Public My commission expires:

Exhibit D, Page 1 EXHIBITD PERMITTED ENCUMBRANCES 1. Easement from The City Development Authority to Massachusetts Electric Company dated March 24, 1977, recorded in Book 2241, Page 309, as affected by Easement Agreement dated July 19, 1982, recorded in Book 2547, Page 94. 2. Covenants set forth in Deed from City Development Authority to City of Lowell dated October 2, 1978, recorded in Book 2332, Page 534, at Page 549 and filed as Document No. 76121 to the extent in force and applicable. 3. Taking by the City of Lowell for layout of Chelmsford Street dated January 17, 1979, recorded in Book 2349, Page 216. 4. Covenants and easements contained in Deed from City of Lowell to Wang Laboratories dated December 31, 1980, recorded in Book 2459, Page 212 and filed as Document No. 81413. 5. Access and License Agreement by and between AMP Incorporated, M/A-Com, Division and L'Energia Limited Partnership, dated November 17, 1997, recorded in Book 8910, Page 285, and re-recorded in Book 9034, Page 184, as amended by Amendment Agreement dated February 25, 1999, recorded in Book 10461, Page 68. 6. Notice of Activity and Use Limitation dated March 6, 2008, recorded in Book 21997, Page 35.

Exhibit E, Page 1 EXHIBITE NOTICE OF LEASE Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4, of an instrument of lease (the "Lease") containing, inter alia, the following terms and conditions: LANDLORD: TENANT: -------' a _ MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation DATE OF LEASE INSTRUMENT: ,2016 PREMISES: TERM OF LEASE: EXTENSION OPTIONS: MAJOR TENANT: That certain portion of the Landlord's Parcel shown as "Leased Parcel" on the plan attached hereto as Exhibit _, together with the Improvements (as defined in the Lease) and Intangible Rights (as defined in the Lease). The "Landlord's Parcel is that certain improved real property currently known as and numbered 100 Chelmsford Street, in the City of Lowell, Massachusetts, more particularly described on Exhibit _ and shown on the plan attached hereto as Exhibit The initial term of the Lease commences on the date of the Lease and expires on the last day of the month in which the twentieth (20th) anniversary of such date occurs. In the event of the occurrence of the Commencement Date under that certain lease of even date herewith between ------- and Tenant for premises located adjacent to the Premises (the "144 Chelmsford Lease"), notice of which 144 Chelmsford Lease is recorded concurrently herewith, and only in such event, the initial term of the Lease shall be deemed extended so that it shall end co-terminously with the end of the initial term of the 144 Chelmsford Lease (as established by reference to such Commencement Date). Tenant has an option to extend the term of the Lease for two (2) consecutive periods of ten (10) years each, as more specifically provided in the Lease. Tenant has been designated as the Major Tenant (as defined in that certain Reciprocal Easement Agreement of even date herewith and recorded/filed concurrently herewith) for the Landlord's Parcel.

Exhibit E, Page 2 ACTIVITY AND USE LIMITATION: Tenant and Landlord acknowledge that the Landlord's Parcel (including without limitation the Premises) is subject to an Activity and Use Limitation pursuant to the terms of Massachusetts General Laws Chapter 21E, recorded with the Middlesex North Registry of Deeds at Book 21997, Page 25, a copy of which has been provided to Tenant. OTHER PROVISIONS: The Lease contains additional rights, restrictions, terms and conditions not enumerated in this Notice of Lease. Reference should be made to the Lease directly with respect to these and other material terms and conditions. This Notice of Lease is executed pursuant to the provisions contained in the Lease, and is not intended to vary the terms, conditions or other provisions of the Lease. In the event of any inconsistency between the provisions of the Lease and the provisions of this Notice of Lease, the provisions of the Lease shall govern and control. This instrument is not intended to, and does not and shall not, amend, modify, diminish or affect in any way the Lease or the construction or interpretation thereof or any rights or obligations of any of the parties thereto. This Notice of Lease may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. EXECUTED under seal this day of , 2016. LANDLORD: - ,_ _ By: _ Name: Title: TENANT: MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation By: _ Name: Title:

Exhibit E, Page 3 [Acknowledgements Follow]

Exhibit E, Page 4 COMMONWEALTH OF MASSACHUSETTS ,ss. On this date, _, 2016, before me, the undersigned notary public, personally appeared , as of , proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that s/he signed it voluntarily for its stated purpose on behalf of the foregoing entity. Notary Public Printed Name: My commission expires: _ ,ss. STATE OF ---------- On this date, , 2016, before me, the undersigned notary public, personally appeared as of MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation, proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that s/he signed it voluntarily for its stated purpose on behalf of the foregoing entity. Notary Public Printed Name: My commission expires: _ 62280446 v3 l-WorkSiteUS-031591/0053

Attachment 3

ATTACHMENT 3 TO THIRD AMENDMENT Form of Hale Street Lease Amendment (appended hereto)

FIFTH AMENDMENT TO LEASE 121 Hale Street, Lowell, MA This FIFTH AMENDMENT TO LEASE (this "Amendment") is entered into as of ---- _, 2016 (the "Effective Date") by and between HALE CPI, LLC ("Landlord"), and MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. ("Tenant"). WHEREAS, ND Hale Street LLC, as predecessor-in-interest to Landlord (the "Original Landlord"), as landlord, and GES US (New England) Inc. (the "Original Tenant"), as tenant, entered into that certain Lease dated May 31, 2007 (the "Original Lease") relating to certain land with the buildings thereon in Lowell, Massachusetts known as and numbered 121 Hale Street, as amended by that certain First Amendment to Lease dated as of September 8, 2008 (the "First Amendment"), as affected by that certain Certificate Affirming Dates dated as of April_, 2009, as further amended by that certain Second Amendment to Lease dated as of June 2010 (the "Second Amendment"), as affected by that certain Assignment of Lease dated March 31, 2011 (the "2011 Assignment") by and between Original Tenant and MACOM Technology Solutions, Inc. f/k/a M/A-Com Technology Solutions, Inc. (the "Intervening Tenant") and by that certain Landlord's Consent to Assignment of Lease dated March 31, 2011 by and among Original Landlord, Original Tenant, and the Intervening Tenant (the "2011 Consent"), as further amended by that certain Third Amendment to Lease dated as of March 31, 2011 (the "Third Amendment"), as further amended by that certain Fourth Amendment to Lease dated as of October 4, 2012 (the "Fourth Amendment"), and as affected by that certain Assignment of Lease of even date herewith by and between the Intervening Tenant and Tenant (the "2016 Assignment") and by that certain Landlord's Consent to Assignment of Lease of even date herewith by and among Landlord, the Intervening Tenant, and Tenant (the "2016 Consent") (the Original Lease, as so amended and affected, being herein referred to as the "Lease"); and WHEREAS, Tenant is the successor to the Original Tenant pursuant to the terms of the 2016 Assignment (as affected by the 2016 Consent); WHERAS, simultaneously herewith, , an affiliate of Landlord (in its capacity as landlord under the 144 Chelmsford Lease, the "144 Landlord") and MACOM Technology Solutions Holdings, Inc. (in its capacity as tenant under the 144 Chelmsford Lease, the "144 Tenant") are entering into a lease agreement (the "144 Chelmsford Lease") pursuant to which the 144 Landlord will lease to the 144 Tenant a certain parcel adjacent to the Leased Premises as shown as "144 CHELMSFORD PARCEL" on the plan attached hereto as Exhibit A (the "144 Parcel") and, subject to the terms and conditions set forth therein, to construct a project (the "Project") consisting of a new building on the 144 Parcel and certain site improvements (the "Site Improvements") to the 144 Parcel, the 100 Parcel (as defined below) and the Leased Premises; WHEREAS, simultaneously herewith, , an affiliate of Landlord (in its capacity as landlord under the I 00 Chelmsford Lease, the "100 Landlord") and MACOM Technology Solutions Holdings, Inc. (in its capacity as tenant under the I 00 Chelmsford Lease, the "I 00 Tenant") are entering into a lease agreement (the "I 00 Chelmsford Lease") pursuant to

2 which the 100 Landlord will lease to the 100 Tenant a certain parcel adjacent to the 144 Parcel as shown as "100 CHELMSFORD PARCEL" on the plan attached hereto as Exhibit A together with all Improvements (as such term is defined in the 100 Chelmsford Lease) now and/or hereafter existing thereon, which may include without limitation certain of the Site Improvements to be constructed pursuant to the 144 Chelmsford Lease (the "l 00 Chelmsford Parcel"); WHEREAS, a notice of the Lease is recorded in the Middlesex Registry of Deeds at Book 27742, Page 195 (the "Notice of Lease"); WHEREAS, the Landlord and Tenant desire to amend the Lease in certain respects, all as hereinafter provided; and WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the same meanings given such terms in the Lease. NOW, THEREFORE, for consideration paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. LEASE TERM a. The Lease Term is hereby extended from December 31, 2022 to December 31, 2036 (the period of such extension, as it may be further extended as set forth herein, being the "Extension Term"). b. In the event of the occurrence of the Commencement Date (as defined in the 144 Chelmsford Lease; hereinafter the "144 Commencement Date") and only in such event (notwithstanding the reason the same may not have occurred), the Extension Term of the Lease shall be deemed extended from and after (the "Further Extension") so that the Extension Term shall end co-terminously with the end of the Initial Term (as defined in the in 144 Chelmsford Lease). Such Further Extension shall occur automatically without the need for the parties to execute any further documentation under the Lease, provided that, at the request of either party therefor, at such time as the 144 Commencement Date has definitively occurred or not occurred, the parties shall memorialize, in a written instrument in mutually acceptable form (and, in any case, in recordable form), either (i) the occurrence of the 144 Commencement Date and the exact dates of such Further Extension or (ii) the non..:occurrence of the 144 Commencement Date and acknowledgement that the Further Extension will not be of any effect. c. Basic Rent for the Extension Term shall be as follows : Period Basic Rent Per Annum Basic Rent Per Month January 1, 2023 through December 31, 2025 January 1, 2026 through December 31, 2028 $455,250.00 $37,937.50 $470,425.00 $39,202.08

3 January 1, 2029 through December 31, 2031 $485,600.00 $40,466.66 January 1, 2032 through December 31, 2034 $500,775.00 $41,731.25 January 1, 2035 through December 31, 2036 $515,950.00 $42,995.83 Basic Rent for the period of the Further Extension shall be at the same rate that was in effect for the period ending on December 31, 2036, provided that to the extent that the Further Extension shall include any periods from and after January 1, 2038 (the "Adjustment Date") then on the Adjustment Date, and then again on each and every third (3rd) anniversary of the Adjustment Date occurring thereafter, the Basic Rent shall increase by $15,175.00 per annum or $1,264.58 per month above the Basic Rent that was in effect prior to the Adjustment Date or any such third (3rd) anniversary of the Anniversary Date, as applicable. d. Section 22.5 of the Lease (Termination Option), as previously amended by the Fourth Amendment, is hereby deleted in its entirety. 2. OTHER DOCUMENTS (a) Project. (i) The parties acknowledge that, in pursuing such governmental permits and approvals and taking such other actions as shall be reasonably necessary in order for the 144 Landlord to construct the Project, it may become necessary for the 144 Landlord to (A) agree to certain conditions imposed by governmental authorities that will affect the Leased Premises, (B) grant or secure easements and/or other agreements with one or more third parties that will affect the Leased Premises, or (C) modify the REA (as defined herein) or other Permitted Encumbrances (as defined herein) in a manner that will affect the Leased Premises (all of the foregoing being "Project Requirements"), such Project Requirements to be governed by one or more documents effecting the same ("Project Documents"). Landlord reserves the right to implement any Project Requirements and to enter into any Project Documents, subject to Tenant's approval for items (A), (B) and (C) immediately above, such approval not to be unreasonably withheld conditioned or delayed, and Tenant agrees to execute any reasonable modifications of the Lease which may be required from time to time in order to effect any of the same; provided, however, that (x) no such Project Requirements or Project Documents shall alter the term of the Lease, increase the Rent, reduce the economic value to Tenant hereof, change in any manner any of the relative rights or obligations of Tenant or Landlord hereunder, or require Tenant to incur any out-of-pocket cost or adversely affect or increase the cost of Tenant's business operations at the Leased Premises and (y) all such Project Requirements or Project Documents shall be authorized or required to be implemented pursuant to the terms of the 144 Chelmsford Lease. (ii) Any dispute under the prov1s10ns of this Section 2 shall be resolved exclusively by arbitration ("Arbitration") in accordance with the Expedited Arbitration

4 Procedures prov1s1ons of the Commercial Arbitration Rules of the American Arbitration Association (or another arbitration company mutually acceptable to Landlord and Tenant) and otherwise under the terms of this clause (ii). Any such Arbitration shall occur in a location mutually convenient to Landlord and Tenant (or, if Landlord and Tenant cannot agree on a mutually convenient location, in the City of Boston, Massachusetts). The decision of the arbitrator shall be final, conclusive and binding on the parties, but the arbitrator shall have no power to reform, supplement or modify the Lease. The arbitrator shall make required findings incident to an arbitrable dispute, which findings shall be set forth in reasonable detail in a written decision by the arbitrator. Unless otherwise expressly provided hereunder, the parties shall share equally in all costs charged by the arbitrator or the arbitration company and each party shall otherwise bear its own costs (including attorneys' fees) of any Arbitration. Notwithstanding the foregoing, the arbitrator may (but shall not be obligated to), in its sole discretion, determine the prevailing party in any such Arbitration and award such prevailing party all of the prevailing party's costs and expenses incurred in connection with the Arbitration (including without limitation attorneys' fees and costs). (iii) For the avoidance of doubt, the parties acknowledge that under no circumstances shall Landlord have any liability to Tenant under the Lease on account of (x) the 144 Landlord's acts or omissions under the 144 Chelmsford Lease or (y) the 100 Landlord's acts or omissions under the 100 Chelmsford Lease. For the avoidance of doubt, the parties further acknowledge that under no circumstances shall Tenant have any liability to Landlord under the Lease on account of (A) the 144 Tenant's acts or omissions under the 144 Chelmsford Lease or (B) the 100 Tenant's acts or omissions under the 100 Chelmsford Lease. (b) Other Documents (i) Reference is made to a certain Reciprocal Easement Agreement of even date herewith being entered into and recorded with the Middlesex North Registry of Deeds and filed with the Middlesex Registry District of the Land Court concurrently with the execution and delivery of this Amendment (the "REA"). Capitalized terms used in this subsection (b) and not specifically defined in this Amendment shall have the respective meanings assigned to them under the REA. Tenant is hereby designated as the Major Tenant of the Hale Property. Subject to all of the terms and conditions set forth in the Lease and in the REA, Tenant shall have the following rights during the Term of the Lease: A. all easements granted to the Hale Owner under the REA, in common with the Hale Owner and others now or hereafter entitled thereto in accordance with the terms of the REA; and B. all rights reserved by the Hale Owner on the Hale Property in connection with the Hale Owner's granting to others of easements in the Hale Property pursuant to the REA, in common with the Hale Owner (ii) During the term of the Lease, Tenant shall, on Landlord's behalf, pay, perform and observe in a timely manner all of the obligations of Landlord under the REA, any Permitted Encumbrances or any Project Documents (each, an "Other Document") insofar as they

5 pertain to Tenant's (A) use or occupancy of the Leased Premises, (B) exercise or enjoyment of any of Tenant's rights under the Lease, or (C) compliance with any of Tenant's obligations under the Lease (collectively, "Lease Matters"); provided that such Lease Matters shall in no event be deemed to include (x) any obligation of Landlord under any Other Document that is an obligation of Landlord to Tenant as expressly set forth in the Lease or (y) any liability to the extent caused by the negligence or willful act of Landlord. Tenant shall, from time to time upon the reasonable request by Landlord, provide reasonable evidence of Tenant's compliance with the terms of the preceding sentence (with respect to any specific obligations of Tenant thereunder). In any event, Tenant shall not cause, suffer or permit any act or omission on or about the Leased Premises or otherwise in connection with any Lease Matters that would cause Landlord to be in violation (a "Violation") of any of the Other Documents. (iii) Landlord shall (A) perform and observe all of the terms, covenants, provisions and conditions of any Other Documents on Landlord's part to be performed and observed pursuant to the terms thereof, except for such obligations as are Tenant's responsibility as set forth above, and (B) enforce the obligations of the other parties to any of the Other Documents (an "Other Party"), in each case to the extent necessary for Landlord to comply with Landlord's obligations to Tenant under the Lease. In no event whatsoever shall either party hereto have any liability to the other on account of (x) any Other Party's failure to keep, observe or perform its obligations pursuant to the Other Document or (y) the acts or omissions of any Other Party, its agents, employees, invitees, guests, licenses or contractors. (iv) In any case where Tenant shall request Landlord's consent, permission or approval for any matter requiring Landlord's consent, permission or approval as set forth in the Lease (a "Consent Request") then, to the extent that such matter shall also require the consent, permission or approval of an Other Owner, other than a Landlord Affiliate, under an Other Document (an "Other Owner Consent"), Landlord shall have no obligation to act upon the Consent Request unless and until such time as the Other Owner Consent shall have been given. Upon Landlord's reasonable determination that the Consent Request is complete and in proper form for consideration under both the Lease and the Other Document, Landlord shall request the Other Owner Consent in accordance with the Other Document and thereafter use commercially reasonable efforts in accordance with the Other Document to obtain the Other Owner Consent. Notwithstanding the foregoing or anything to the contrary contained herein, any Consent Request to Landlord shall also be deemed to have been made to any Landlord Affiliate that is an Other Owner. As used herein, "Landlord Affiliate" shall mean Landlord and/or a party that controls, is controlled by, or is under common control with Landlord. (v) Notwithstanding anything to the contrary set forth above in this subsection (b), Landlord may by notice to Tenant require, in lieu of Landlord's taking any direct action with respect to any Other Party or Other Document as set forth above in this subsection (b), that Tenant, at Tenant's sole cost and expense (except to the extent that the action is required as a result of Landlord's failure to have performed an obligation of Landlord under the Lease), take such action on Landlord's behalf and in its name and, for purposes thereof, Tenant shall be deemed subrogated to Landlord's rights under the Other Document to take such action. In taking any such action, Tenant shall have the right, but not the obligation to exercise any or all rights and remedies as would be available to Landlord, at law or in equity, were Landlord to take the action directly. Landlord agrees to sign, to the extent Landlord's signature is legally required or

6 required under the provisions of the Other Document, such demands, pleadings, and/or other documents that may be reasonably required, and otherwise to enable Tenant to proceed as set forth above in this clause (v). In the event Landlord exercises its rights under this clause (v), Tenant shall provide Landlord with copies of all written notices, demands, communications and correspondence of a material nature sent or received by Tenant in connection therewith, simultaneously with their sending by Tenant or promptly upon their receipt by Tenant. 3. INDUCEMENT PAYMENT Cconcurrently with the execution and delivery of this Amendment, Landlord is paying to Tenant the sum of One Hundred Thousand Dollars ($100,000.00) as an inducement for Tenant's execution and delivery of this Amendment. 4. MISCELLANEOUS a. Concurrently herewith, the parties are amending and restating in its entirety the Notice of Lease pursuant to the parties' execution, delivery and recording of the Amended and Restated Notice of Lease in the form set forth in Exhibit B attached hereto. b. The parties acknowledge that the "Effective Date," as that term is defined in the 2011 Assignment, occurred as of April 7, 2011 and that the Sublease, as that term is defined in the 2011 Assignment, was thereby terminated as of April 7, 2011. c. The Lease is modified such that each reference therein to the Lease shall be deemed to mean the Lease as modified by this Amendment. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect. d. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment. e. Landlord and Tenant hereby represent and warrant to each other that neither has dealt with any real estate broker or agent in connection with the procurement of this Amendment. Each of Landlord and Tenant shall indemnify and hold the other harmless from any costs, expenses or liabilities (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or in connection with the procurement of this Amendment because of any act or statement by the indemnifying party. f. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns. g. This Amendment shall be governed by the laws of The Commonwealth of Massachusetts.

7 h. If any clause or provision of this Amendment is or should ever beheld to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof; then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such, illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable. i. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. [Signatures begin on next page.]

8 IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed, as a sealed instrument, the day and year first above written. Landlord: HALE CPI, LLC, a Massachusetts limited liability company By: Name: Title: Tenant: MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. By:----------- Name: Title:

Exhibit A, Page I EXHIBIT A (appended hereto)

Exh1.b1·t A, Page 2

Exhibit B, Page I EXHIBITB AMENDED AND RESTATED NOTICE OF LEASE Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4, of an instrument oflease (the "Lease") containing, inter alia, the following terms and conditions: LANDLORD: TENANT: HALE CPI, LLC, a Massachusetts limited liability company, as successor in interest to ND Hale Street LLC. MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC., a Delaware corporation, as successor in interest to MACOM Technology Solutions, Inc. fi'k/a M/A-Com Technology Solutions, Inc. (pursuant to an Assignment of Lease of even date herewith and recorded concurrently herewith), as successor in interest to GES US (New England) Inc. (pursuant to an Assignment of Lease dated March 31, 2011 and recorded DATE OF LEASE INSTRUMENT: ,2016 PREMISES: TERM OF LEASE: EXTENSION OPTIONS: MAJOR TENANT: The land with the Building thereon, the legal description of which is set forth in Exhibit A attached hereto. The Lease Term expires on December 31, 2036. In the event of the occurrence of the Commencement Date under that certain lease of even date herewith between and Tenant for premises located adjacent to the Premises (the "144 Chelmsford Lease"), notice of which 144 Chelmsford Lease is recorded concurrently herewith, and only in such event, the term of the Lease shall be deemed extended so that it shall end co-terminously with the end of the initial term of the 144 Chelmsford Lease (as established by reference to such Commencement Date). Tenant has an option to extend the term of the Lease for two (2) consecutive periods of five (5) years each, as more specifically provided in the Lease. Tenant has been designated as the Major Tenant (as defined in that certain Reciprocal Easement Agreement of even date herewith and recorded concurrently herewith) for the Premises.

Exhibit B, Page 2 OTHER PROVISIONS: The Lease contains additional rights, restrictions, terms and conditions not enumerated in this Amended and Restated Notice of Lease. Reference should be made to the Lease directly with respect to these and other material terms and conditions. This Amended and Restated Notice of Lease is executed pursuant to the provisions contained in the Lease, and is not intended to vary the terms, conditions or other provisions of the Lease. In the event of any inconsistency between the provisions of the Lease and the provisions of this Amended and Restated Notice of Lease, the provisions of the Lease shall govern and control. This instrument is not intended to, and does not and shall not, amend, modify, diminish or affect in any way the Lease or the construction or interpretation thereof or any rights or obligations of any of the parties thereto. This Amended and Restated Notice of Lease may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amended and Restated Notice of Lease amends and restates in its entirety that certain Notice of Lease dated October 9, 2013 between ND Hale Street LLC, predecessor in interest to Landlord (as landlord), and GES US (New England) Inc., predecessor in interest to Tenant (as tenant), recorded in the Middlesex Registry of Deeds at Book 27742, Page 195. EXECUTED under seal this day of , 2016. LANDLORD: HALE CPI LLC, a Massachusetts limited liability company By:------------- Name: Title: TENANT: MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC., a Delaware corporation By: _ Name: Title: [Acknowledgements Follow]

Exhibit B, Page 3 -------- COMMONWEAL TH OF MASSACHUSETTS ,ss. On this date, , 2016, before me, the undersigned notary public, personally appeared --------- , as of HALE CPI LLC, a Massachusetts limited liability company, proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that s/he signed it voluntarily for its stated purpose on behalf of the foregoing entity. Notary Public Printed Name: My commission expires: _ ,ss. On this date, STATE OF ---------- , 2016, before me, the undersigned notary public, personally appeared , as ofMACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC., a Delaware corporation, proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that s/he signed it voluntarily for its stated purpose on behalf of the foregoing entity. Notary Public Printed Name: ---------- My commission expires: _ 62284448 v6-WorkSiteUS-031591/0054

Attachment 4

ATTACHMENT 4 TO THIRD AMENDMENT Form of REA (appended hereto) 62569904 v4-WorkSiteUS-031591/0053

Reciprocal Easement Agreement- I RECORDING INFORMATION ABOVE RECIPROCAL EASEMENT AGREEMENT 100 and 144 Chelmsford Street and 121 Hale Street, Lowell, Massachusetts This Reciprocal Easement Agreement (this "Agreement") is entered into as of the_ day of , 2016 (the "Effective Date"), by and between [ , a Massachusetts limited liability company, in its capacity as the owner of the 100 Property (as hereinafter defined), having an address at 43 Broad Street, Hudson, MA 01748 ("100 Owner"), [ , a Massachusetts limited liability company, in its capacity as the owner of the 144 Property (as hereinafter defined), having an address at 43 Broad Street, Hudson, MA 01748 ("144 Owner"), and HALE CPI, LLC, a Massachusetts limited liability company, in its capacity as the owner of the Hale Property (as hereinafter defined), having an address at 43 Broad Street, Hudson, MA 01748 ("Hale Owner" and together with the 100 Owner and the 144 Owner, the "Owners," with each being an "Owner"). WHEREAS, 100 Owner is the owner of that certain parcel of land, together with the buildings, improvements and facilities now or hereafter located thereon and all the rights now or hereafter appurtenant thereto, situated in the City of Lowell, Middlesex County, Commonwealth of Massachusetts, commonly known as 100 Chelmsford Street and more particularly described on Exhibit A-1 attached hereto (the "100 Property"); WHEREAS, 144 Owner is the owner of that certain parcel of land, together with the buildings, improvements and facilities now or hereafter located thereon and all the rights now or hereafter appurtenant thereto, situated in the City of Lowell, Middlesex County, Commonwealth of Massachusetts, commonly known as 144 Chelmsford Street and more particularly described on Exhibit A-2 attached hereto (the "144 Property"); WHEREAS, Hale Owner is the owner of that certain parcel of land, together with the buildings, improvements and facilities now or hereafter located thereon and all the rights now or hereafter appurtenant thereto, situated in the City of Lowell, Middlesex County, Commonwealth of Massachusetts, commonly known as 121 Hale Street and more particularly described on Exhibit A-3 attached hereto (the "Hale Property" and together with the 100 Property and the 144 Property, the "Properties," with each being a "Property").

Reciprocal Easement Agreement-2 WHEREAS, the 144 Property is subject to a lease of even date herewith (as the same may be hereafter amended from time to time, the "144 Lease") between the 144 Owner, as landlord, and MACOM Technology Solutions Holdings, Inc., a Delaware corporation, as tenant (including its successors or assigns as holders from time to time of such tenant's interest, the "144 Tenant"), notice of which 144 Lease (the "144 Notice of Lease") is being recorded with the Registry (as defined herein) and filed with the Land Court (as defined herein) concurrently herewith; WHEREAS, pursuant to the 144 Lease, the 144 Owner and the 144 Tenant have agreed upon certain terms and conditions under which the 144 Owner will perform certain work (the "Project Work") consisting of the construction of (i) a new building on the 144 Property (the "144 Building") and (ii) related site improvements on each of the 100 Property, 144 Property and Hale Property, all as approximately shown on the site plan attached hereto as Exhibit B (with such site improvements, as more particularly described in the 144 Lease and as the same are subject to the terms of this Agreement, being herein the "Project Site Improvements"); WHEREAS, the 144 Lease also provides that, under certain circumstances as set forth in the 144 Lease, the 144 Owner will have no further obligation to perform the Project Work but the 144 Tenant will have certain rights to develop (and thereafter demolish) a building or buildings on the 144 Property and, in connection therewith, to make related site improvements on the 100 Property and the 144 Property as set forth in the 144 Lease and as subject to the terms of this Agreement (the "Alternative Site Improvements"); WHEREAS, the 100 Property is subject to a lease of even date herewith (as the same may be hereafter amended from time to time, the "100 Lease") between the 100 Owner, as landlord, and MACOM Technology Solutions Holdings, Inc., a Delaware corporation, as tenant (including its successors or assigns as holders from time to time of such tenant's interest, the "100 Tenant"), notice of which 100 Lease (the "100 Notice of Lease") is being recorded with the Registry and filed with the Land Court concurrently herewith; WHEREAS, the Hale Property is subject to a lease dated May 31, 200 7 as amended (as the same may be hereafter amended from time to time, the "Hale Lease") between the Hale Owner, as successor in interest to ND Hale Street LLC, as landlord, and MACOM Technology Solutions Holdings, Inc., a Delaware corporation, as successor in interest to GES US (New England) Inc., as tenant (including its successors or assigns as holders from time to time of such tenant's interest, the "Hale Tenant"), notice of which Hale Lease is recorded with the Registry at Book 27742, Page 195, and as to which an Amended and Restated Notice of Lease (the "Hale Notice of Lease") is being recorded with the Registry concurrently herewith; and WHEREAS, the Owners wish to establish certain easements, rights, and obligations with respect to the Properties in order for the 144 Owner to construct the Project Site Improvements (or, in the alternative, for the 144 Tenant, in the exercise of its rights in accordance with the 144 Lease, to construct the Alternative Site Improvements on the 100 Property and the 144 Property)

Reciprocal Easement Agreement-3 and for the Owners to use, maintain, operate, alter and improve the Properties in a harmonious manner, in each case to the extent provided for herein. NOW THEREFORE, in consideration of the foregoing and mutual rights and obligations set forth herein, and for $1.00 the receipt and sufficiency of which are hereby acknowledged, the Owners hereby agree as follows: I. EASEMENTS. A. Generally. The rights and easements expressly specified below under this Section I (collectively, the "Easements," with each thereof being an "Easement") are hereby granted from each Owner, as applicable as set forth below, to each of the other Owners, as applicable as set forth below. Except to the extent otherwise expressly set forth herein, all easements under this Agreement are granted (i) irrevocably and in perpetuity, (ii) for the exclusive benefit of the grantee Owners (in common, however, with the grantor Owner and the other grantee Owner, as applicable), (iii) for use by the grantee Owners and their respective tenants, occupants, licensees, designees and invitees on their respective Properties, (iv) subject to all of the terms and conditions set forth in this Agreement, (v) subject to any prior easements and matters ofrecord insofar as are in force and applicable, (vi) without covenants express or implied and (vii) without representation or warranty of any kind (including without limitation as to habitability or fitness for any particular use or purpose). Except as expressly set forth herein, no other easements are hereby created, whether by necessity or implication. The areas respectively designated below as being subject to particular Easements are referred to herein as the "Easement Areas," with each such area being an "Easement Area." B. Existing Facilities. Each of the 100 Owner and the 144 Owner shall have an easement over the other's Property for: (i) the passage of pedestrians and vehicles upon, over and across any driveways and parking areas as may be now located on the grantor Owner's Property; (ii) the passage of pedestrians upon, over and across any sidewalks and walkways as may be now located on the grantor Owner's Property; (iii) the drainage and discharge of surface water collected on the grantee Owner's Property onto, upon, over, across, under and through any areas as may now be utilized therefor by the grantee Owner on the grantor Owner's Property; (iv) the use, operation, maintenance, repair, and replacement of any underground utility lines, pipes, conduits, systems and similar equipment and facilities as may be now be utilized by the grantee Owner on the grantor Owner's Property; (v) passive Recreational Uses (as defined herein) upon, over and across any areas as may now be utilized therefor by the grantee Owner on the grantor Owner's Property; and (vi) the parking of automobiles, light trucks and vans in any striped parking areas as may be now located on the grantor Owner's Property. The foregoing Easements under this Section B are collectively referred to as the "Existing Easements." The Existing Easements shall expire and be of no further force and effect on the Project Site Improvements Effective Date or on the Alternative Site Improvements Effective Date (each as defined herein and as applicable) without the need for execution or recording/filing of any further documentation. C. The Project Site Improvements.

Reciprocal Easement Agreement-4 (i) Upon substantial completion of the Project Site Improvements, the 100 Owner and the 144 Owner shall sign a certificate indicating the date of substantial completion (the "Project Site Improvements Effective Date"), which certificate shall be recorded with the Registry and filed with the Land Court. Upon the recording and filing of said certificate, each of the applicable Owners shall have the following rights and easements: (a) Access. Each of the Owners shall have an easement for the passage of pedestrians and vehicles upon, over and across the areas designated on the plan attached hereto as Exhibit C (the "Easement Plan") as "COMMON DRIVEWAY" (the "Driveway Easement Area"). Each Owner shall have the right to construct and maintain driveways for ingress and egress connecting portions of its respective Property to portions of the Driveway Easement Area located on its respective Property, provided that no such connecting driveway shall unreasonably interfere with any rights granted to the other Owners hereunder. (b) Walkways. Each of the Owners shall have an easement for the passage of pedestrians upon, over and across the areas shown on the Easement Plan as the "COMMON WALKWAYS" (the "Walkway Easement Area"). Each Owner shall have the right to construct and maintain sidewalks or other pedestrian pathways providing access and egress from portions of its respective Property to portions of the Walkway Easement Area located on its respective Property, provided that no such sidewalk or pathway shall unreasonably interfere with any rights granted to the other Owners hereunder. (c) Stormwater. Each of the Owners shall have an easement for the drainage and discharge of surface water collected on its respective Property onto, upon, over, across, under and through the areas designated on the Easement Plan as the "STORMWATER SYSTEM" consisting of series of catch basins, manholes, drain lines, underground detention and/or recharge units, and appurtenant equipment (the "Stormwater Easement Area"). Each Owner shall have the right to construct and maintain appropriate stormwater drainage facilities connecting portions of its respective Property to portions of the Stormwater Easement Area located on its respective Property, provided that no such connections shall unreasonably interfere with any rights granted to the other Owners hereunder. All connections to the Stormwater System shall be made at the sole cost and expense of each respective Owner and in accordance with all applicable Governmental Approvals (as defined below). (d) Utilities. Each of the Owners shall have an easement for the use, operation, maintenance, repair, and replacement of underground

Reciprocal Easement Agreement-5 utility lines, pipes, conduits, systems and similar equipment and facilities to serve any improvements located on their respective Properties ("Utility Lines") (which utilities may include natural gas, electricity, water, sewer, telecommunications and such similar uses for which utility easements are commonly granted from time to time in the Commonwealth of Massachusetts) located under or within the layout of the Driveway Easement Area and, to the extent any such Utility Line cannot reasonably be located within the layout of the Driveway Easement Area (but only to the extent that no building shall be located therein), within five (5) feet of the sideline of the Driveway Easement Area (collectively, the "Utility Easement Area"). Any area in which such Utility Lines are so placed shall be no wider than necessary to reasonably satisfy the requirements of a private or public utility company, or five (5) feet on each side of the centerline. All Utility Lines shall be located underground, except for ground mounted electrical transformers, risers and fire hydrants and except as may be necessary during periods of construction, reconstruction, repair or temporary service, required by any Governmental Approvals or reasonably and customarily required by the provider of such utility service. Each Owner shall have the right to construct and maintain utility lines connecting portions of its respective Property to portions of the Utility Easement Area located on its respective Property, provided that no such connections shall unreasonably interfere with any rights granted to the other Owners hereunder. (e) (t) Common/Recreational Areas and Landscaping. Each of the 100 Owner and 144 Owner shall have an easement for Recreational Uses upon, over and across the areas designated on the Easement Plan as "RECREATIONAL AREA" (the "Recreational Easement Area"). "Recreational Uses" shall mean walking, sitting, casual exercise, picnicking, and similar uses for which open paved or landscaped spaces are customarily used in similar office parks in the Commonwealth of Massachusetts, subject to reasonable rules and regulations promulgated from time to time by each such Owner with respect to its respective Property. Parking. Each of the 100 Owner and the 144 Owner shall have an easement for parking of automobiles, light trucks and vans in the striped parking areas located from time to time on each Owner's respective Property and designated on the Site Plan as the "Common Parking" (the "Parking Easement Area"). (ii) The Project Site Improvements shall be subject to change from time to time in accordance with the 144 Lease; provided, however, that in no event shall any Project Site Improvements be changed unless the Project Site Improvements will not (a) have a material

Reciprocal Easement Agreement-6 adverse effect on the quality, useful life, value, functionality or costs of operating or maintaining

Reciprocal Easement Agreement-6 any then existing buildings and improvements at the 100 Property or 144 Property as determined by each of (x) the 100 Owner and its Major Tenant (if any) and (y) the Hale Owner and its Major Tenant (if any), respectively, in its respective reasonable discretion, (b) violate the terms and conditions of this Agreement or any Other Documents affecting the 100 Property or 144 Property, respectively, (c) violate or interfere with the leasehold rights and interests of the Major Tenant or any other tenant or occupant of the 100 Property or 144 Property, respectively, except to the extent that any such other tenant or occupant shall have consented thereto in writing in accordance with the terms and conditions of its applicable lease or occupancy agreement as shall then be in effect, or (d) violate any applicable laws, regulations, ordinances and rules, including then applicable zoning laws (without the need for an amendment to the applicable zoning ordinance or map, except to the extent that the 100 Owner and its Major Tenant (if any) or the 100 Owner and its Major Tenant (if any), respectively, shall consent in writing to any such amendment in writing, such consent not to be unreasonably withheld, conditioned, or delayed). As used herein, "Other Documents" shall mean (x) the matters set forth in Exhibit D attached hereto, (y) any future easements, covenants or restrictions ofrecord as to which this Agreement shall have been made subject or subordinate and (z) the terms and conditions of any Governmental Approvals of record with respect to the Project Site Improvements (or Alternative Site Improvements, if applicable), all insofar as may be in force and applicable. D. The Alternative Site Improvements. (i) Upon substantial completion of the Alternative Site Improvements, the 100 Owner and the 144 Owner shall sign a certificate indicating the date of substantial completion (the "Alternative Site Improvements Effective Date"), which certificate shall be recorded with the Registry and filed with the Land Court. Upon the recording and filing of said certificate, each of the 100 Owner and 144 Owner shall have an easement over the other's Property for: (i) the passage of pedestrians and vehicles upon, over and across any driveways and parking areas as shall then be located on the grantor Owner's Property; (ii) the passage of pedestrians upon, over and across any sidewalks and walkways as shall then be located on the grantor Owner's Property; (iii) the drainage and discharge of surface water collected on the grantee Owner's Property onto, upon, over, across, under and through any areas as may then be designed to be utilized therefor by the grantee Owner on the grantor Owner's Property; (iv) the use, operation, maintenance, repair, and replacement of any underground utility lines, pipes, conduits, systems and similar equipment and facilities as may then be designed to be utilized by the grantee Owner on the grantor Owner's Property; (v) passive Recreational Uses (as defined herein) upon, over and across any areas as may then be designed to be utilized therefor on the grantor Owner's Property; and (vi) the parking of automobiles, light trucks and vans in any striped parking areas as may then be located on the grantor Owner's Property. (ii) Notwithstanding anything to the contrary contained herein, in no event shall any Alternative Site Improvements proceed unless such Alternative Site Improvements will not (a) have a material adverse effect on the quality, useful life, value, functionality or costs of operating or maintaining any then existing buildings and improvements at the 100 Property as determined by each of the 100 Owner and its Major Tenant (if any) in its respective reasonable discretion, (b) violate the terms and conditions of this Agreement or any Other Documents affecting the 100 Property, (c) violate or interfere with the leasehold rights and interests of the Major Tenant or any other tenant or occupant of the 100 Property (except to the extent that any

Reciprocal Easement Agreement-7 such other tenant or occupant shall have consented thereto in writing in accordance with the terms and conditions of its applicable lease or occupancy agreement as shall then be in effect), or (d) violate any applicable laws, regulations, ordinances and rules, including then applicable zoning laws (without the need for an amendment to the applicable zoning ordinance or map, except to the extent that the 100 Owner and its Major Tenant (if any) shall consent in writing to any such amendment in writing, such consent not to be unreasonably withheld, conditioned, or delayed). E. Construction of Project Site Improvements. In connection with the performance of the Project Site Improvements, the 144 Owner shall have an easement to enter the respective Property of any other Owner (the "Subject Property") in order to perform the Project Site Improvements for and during the period of performance of such work (the "Project Work"), subject to all of the following conditions: (i) The portions of the Subject Property to be so entered by the 144 Owner shall be limited to such portions thereof as shall be reasonably necessary in order to perform the Project Work in a diligent manner consistent with prudent construction practices; provided that in no event shall the 144 Owner enter any building or other secured area on the Subject Property without the approval of the other Owner and its Major Tenant, if any, (which approval may be made subject to reasonable safety and security procedures and shall otherwise not be unreasonably withheld, conditioned or delayed). (ii) The 144 Owner shall give the other Owner and its Major Tenant, if any, not less than ten (10) business days' advance written notice of the 144 Owner's intention to enter the Subject Property to perform the Project Work, which notice shall include (a) a copy of the 144 Owner's plans and specifications for the Project Work, including without limitation any thereof as shall have been submitted to or approved by any governmental authorities in connection with the pursuit of any Governmental Approvals, (b) a schedule of the Project Work to be performed and the identity of the contractors that will be performing the Project Work, (c) the name and emergency contact information for the 144 Owner's project manager for the Project Work, (d) copies of all Governmental Approvals as are required under clause (iv) immediately below and (e) evidence of the insurance as required under clause (v) immediately below. (iii) The 144 Owner will enter the Subject Property and perform the work at the 144 Owner's sole risk and at the 144 Owner's sole cost and expense (including all design, permitting and construction costs). (iv) The 144 Owner shall comply with all laws and regulations applicable to all Project Work on the Subject Property and shall obtain (and deliver to the other Owner and its Major Tenant, if any, copies of) all Governmental Approvals required in connection therewith.

Reciprocal Easement Agreement-8 (v) The 144 Owner shall maintain or cause the 144 Owner's general contractor to maintain (a) commercial general liability insurance naming the other Owner, its Major Tenant (if any) and its mortgagees (if any), as additional insureds, in an amount per accident or occurrence of not less than $1,000,000.00 of primary combined single limit with umbrella coverage per accident or occurrence of not less than $5,000,000.00 in the aggregate and (b) builder's risk completed value insurance, naming the 100 Owner, its Major Tenant (if any) and its mortgagees (if any), as loss payees as their interests may appear, all such insurance satisfying the requirements of Section IV.A.(ii) below to the extent applicable thereto (and the 144 Owner shall deliver to the other Owner, any such Major Tenant, and any such mortgagees evidence thereof in form reasonably satisfactory to the other Owner, any such Major Tenant, and any such mortgagees). (vi) The 144 Owner shall promptly pay all contractors, laborers and suppliers performing services or supplying materials in connection with the Project Work and pay all amounts and take all other actions necessary to ensure that no liens will attach to the Subject Property on account thereof. (vii) The 144 Owner shall operate and maintain all areas affected by the Project Work in a safe and secure condition and shall not store or stockpile any materials on the Subject Property for longer than such time as is reasonably necessary in order to perform the Project Work in a diligent manner consistent with prudent construction practices. (viii) The Project Work shall be performed in a prompt and workmanlike manner incorporating only materials of good quality. (ix) The 144 Owner shall take reasonable measures to ensure that any Project Work that interferes with any easements benefiting the other Owner as set forth herein, or the conduct of business on the Subject Property by the other Owner or its tenants and occupants in the ordinary course, is minimized. (x) Upon completion of the Project Work, the 144 Owner shall promptly remove from the Subject Property any surplus materials and waste created by the Project Work and shall promptly repair and restore any damage to the Subject Property that results from the Project Work. F. Construction of Alternative Site Improvements. In connection with the performance of the Alternative Site Improvements by the 144 Tenant under the terms of the 144 Lease, the 144 Tenant shall have an easement to enter the 100 Property in order to perform the Alternative Site Improvements for and during the period of performance of such work (the "Alternative Work"), subject to all of the following conditions:

(i) The portions of the 100 Property to be so entered by the 144 Tenant shall be limited to such portions thereof as shall be reasonably necessary in order to perform the Alternative Work in a diligent manner consistent with prudent construction practices; provided that in no event shall the 144 Tenant enter any building or other secured area on the 100 Property without the approval of the 100 Owner and its Major Tenant, if any, (which approval may be made subject to reasonable safety and security procedures and shall otherwise not be unreasonably withheld, conditioned or delayed). (ii) The 144 Tenant shall give the 100 Owner and its Major Tenant, if any, not less than ten (10) business days' advance written notice of the 144 Tenant's intention to enter the 100 Property to perform the Alternative Work, which notice shall include (a) a copy of the 144 Tenant's plans and specifications for the Alternative Work, including without limitation any thereof as shall have been submitted to or approved by any governmental authorities in connection with the pursuit of any Governmental Approvals, (b) a schedule of the Alternative Work to be performed and the identity of the contractors that will be performing the Alternative Work, (c) the name and emergency contact information for the 144 Tenant's project manager for the Alternative Work, (d) copies of all Governmental Approvals as are required under clause (iv) immediately below and (e) evidence of the insurance as required under clause (v) immediately below. (iii) The 144 Tenant will enter the 100 Property and perform the work at the 144 Tenant's sole risk and at the 144 Tenant's sole cost and expense (including all design, permitting and construction costs). (iv) The 144 Tenant shall comply with all laws and regulations applicable to all Alternative Work on the 100 Property and shall obtain (and deliver to the 100 Owner and its Major Tenant, if any, copies of) all Governmental Approvals required in connection therewith. (v) The 144 Tenant shall maintain or cause the 144 Tenant's general contractor to maintain (a) commercial general liability insurance naming the 100 Owner, its Major Tenant (if any) and its mortgagees (if any), as additional insureds, in an amount per accident or occurrence of not less than $1,000,000.00 of primary combined single limit with umbrella coverage per accident or occurrence of not less than $5,000,000.00 in the aggregate and (b) builder's risk completed value insurance, naming the 100 Owner, its Major Tenant (if any) and its mortgagees (if any), as loss payees as their interests may appear, all such insurance satisfying the requirements of Section IV.A.(ii) below to the extent applicable thereto (and the 144 Tenant shall deliver to the 100 Owner, any such Major Tenant, and any such mortgagees evidence thereof in form reasonably Reciprocal Easement Agreement-9

Reciprocal Easement Agreement- I 0 satisfactory to the 100 Owner, any such Major Tenant, and any such mortgagees). (vi) The 144 Tenant shall promptly pay all contractors, laborers and suppliers performing services or supplying materials in connection with the Alternative Work and pay all amounts and take all other actions necessary to ensure that no liens will attach to the 100 Property on account thereof. (vii) The 144 Tenant shall operate and maintain all areas affected by the Alternative Work in a safe and secure condition and shall not store or stockpile any materials on the 100 Property for longer than such time as is reasonably necessary in order to perform the Alternative Work m a diligent manner consistent with prudent construction practices. (viii) The Alternative Work shall be performed in a prompt and workmanlike manner incorporating only materials of good quality. (ix) The 144 Tenant shall take reasonable measures to ensure that any Alternative Work that interferes with any easements benefiting the 100 Owner as set forth herein, or the conduct of business on the 100 Property by the 100 Owner or its tenants and occupants in the ordinary course, is minimized. (x) Upon completion of the Alternative Work, the 144 Tenant shall promptly remove from the 100 Property any surplus materials and waste created by the Alternative Work and shall promptly repair and restore any damage to the 100 Property that results from the Alternative Work. In exercising its rights and performing its obligations under this Section F, the 144 Tenant shall be subject to the same obligations as the 144 Owner would be bound by under the other provisions of this Agreement (including without limitation the indemnification obligations under Section IV. B. below) were the 144 Owner the party entitled to exercise the rights of the 144 Tenant under this Section F. II. RESTRICTIONS AND CONDITIONS A. Construction of Improvements. The rights granted to the Owners in the Easement Areas shall specifically include the right to construct, reconstruct, and maintain the improvements on their respective Properties as are existing on the Effective Date or as may be hereafter existing in accordance with the Project Site Improvements or the Alternative Site Improvements (as applicable). Each of the Owners agrees that all work performed by such Owner within an Easement Area located on its Property shall be (i) performed in a good and workmanlike manner using materials of good quality in accordance with all Governmental Approvals, (ii) diligently prosecuted to completion and in a manner so as to minimize any interruption in any other Owners' use and enjoyment of its respective easements granted hereunder and (iii) performed and undertaken in accordance with all of the terms and conditions of this Agreement and any applicable Other Documents.

Reciprocal Easement Agreement- I I B. Relocation Rights. In the event that, after the date hereof, an Owner (the "Relocating Owner") desires to relocate an Easement Area located on the Relocating Owner's respective Property, the Relocating Owner shall notify the other Owners having an Easement therein and their respective Major Tenants (if any) (each, as applicable, the "Other Parties") of such desire, which notice shall include a plan and description of the proposed new location therefor (and the reason for such relocation), and the date (which shall be not less than sixty (60) days after the date of such notice) on which the Relocating Owner would propose such relocation to become effective. A Relocating Owner shall have the right to relocate any such Easement Area so long as the relocation shall not, other than to a de minimis extent, increase the burdens on, or decrease the rights of, any of the Other Parties, as determined in each of their respective reasonable discretion. Furthermore, with respect to any such relocation: (i) such relocation shall be planned and undertaken at the Relocating Owner's sole cost and expense; (ii) the Relocating Owner shall obtain any and all Governmental Approvals required therefor at its sole cost and expense; and (iii) the relocation shall be conducted in accordance with all of the terms and conditions of this Agreement and any applicable Other Documents. The Other Parties shall cooperate, in all reasonable respects (but at no out-of-pocket cost to such Other Parties) with the Relocating Owner in obtaining and maintaining any Governmental Approvals under this paragraph. C. Requests for Approvals, Consents and Determinations. (i) With respect to any matter as to which any Owner (or any Major Tenant) hereunder shall be given an approval, consent or other determination-making right, such right shall, except as otherwise expressly provided herein, be exercised in such party's sole and absolute discretion, and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing which may be implied by law to be part of this Agreement. The parties intend by this Agreement to set forth their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured. (ii) Unless provision is made hereunder for a specific time period, each response to a request for an approval, consent or other determination to be made or considered pursuant to this Agreement (a "Response Request") shall be given by the Owner (and any applicable Major Tenant) to whom directed within thirty (30) days after receipt thereof. Each such response shall be in writing and the reasons for any disapproval, denial or other negative response shall be stated in reasonable detail. If a response is not given by the requested Owner (or applicable Major Tenant) within the required time period, then the requesting Owner may provide a second Response Request to the requested Owner (or applicable Major Tenant) stating in capitalized letters that failure to respond within the applicable time period will be deemed to constitute the giving of the requested approval, consent or other determination and, if no response to the second Response Request is given by the Owner (or applicable Major Tenant) within fifteen (15) days ofreceipt thereof, then the requested Owner (or applicable Major Tenant) shall be deemed to have given the requested approval, consent or other determination. Notwithstanding anything contained herein to the contrary, the provisions of this Section C do not apply in any manner or fashion to any request for or which may require an amendment to this Agreement, such requests being governed solely by the provisions of Section V.J. below.

Reciprocal Easement Agreement-12 III. MAINTENANCE AND OPERATION A. Maintenance and Operation of Properties and Easement Areas. (i) Except for such obligations that are otherwise specifically allocated between the Owners pursuant to this Agreement or another agreement of record affecting the Properties, each Owner shall be solely responsible for maintaining and operating the Exterior Elements of its respective Property in a sightly manner and, in any event, in keeping with the standards of a first class office, research and development and/or light manufacturing facility in the greater Boston, Massachusetts area. Each Owner shall bear the costs of such maintenance on the Owner's respective Property (the "Maintenance Costs"), including such maintenance of the Easement Areas within the Owner's respective Property, without right to charge the other Owner therefor (except as otherwise expressly set forth herein). Such maintenance will include, but not be limited to: (a) snow and ice removal from any driveways, walkways, stairways, parking areas and other paved areas (the "Paved Areas"); (b) patching, repaving, or replacing pavement in Paved Areas; (c) illumination of Paved Areas; (d) landscaping; and (e) maintenance of the Stormwater System in accordance with all Governmental Approvals. "Exterior Elements" shall mean all non-building outdoor areas (including without limitation all grounds, lawns, patios, landscaped areas, driveways, walkways, parking areas and open spaces within the Easement Areas). (ii) Each Owner may itself perform its responsibilities hereunder or may contract with reputable and experienced contractors and service companies to provide any or all of such services. (iii) Subject to the terms, requirements and conditions set forth herein, each Owner hereby grants to the other Owners an easement over the Property of such Owner to the extent necessary to allow each of the other Owners, its employees, contractors and representatives, to perform the work required or permitted to be performed by each such Owner hereunder and solely for such purposes. Each such Owner hereby covenants and agrees to exercise the foregoing easement rights in a manner so as not to unreasonably interfere with the use and enjoyment by any other Owner and its tenants (including any Major Tenant) of its respective Property and agrees that promptly following any work performed which involves excavation or otherwise disturbs any Property to restore said Property to at least as good a condition as that existing prior to the commencement of such work. B. Notwithstanding anything to the contrary set forth in Section III.A. above, the 100 Owner shall reimburse the 144 Owner for percent (_ %) of the 144 Owner's

Reciprocal Easement Agreement-13 Maintenance Costs within thirty (30) days of receiving an itemized statement of such costs (supported by reasonable evidence of such costs), any such statement to be delivered from time to time but not more frequently than once per calendar month. C. Self Help Rights. In the event that an Owner (a "non-performing Owner") fails to perform any of the work or services required to be performed by such Owner hereunder in any Easement Area, and such failure continues for thirty (30) days following written notice thereof from any other Owner (a "performing Owner") to the non-performing Owner and its Major Tenant (if any) or, if said failure is not reasonably susceptible of cure within such 30 days, for such additional period as is reasonable under the circumstances so long as the non-performing Owner commenced cure within such 30 days and thereafter prosecuted such cure to completion with due diligence, (except in the case of emergency in which case no prior written notice and cure period shall be required so long as the performing Owner shall, within five (5) days following the taking of any action pursuant to this Section C, notify the non-performing Owner and its Major Tenant (if any) of the same), then any such performing Owner shall have the right, at its sole option, to perform or cause to be performed such obligations in the Easement Areas, at any time thereafter until the condition has been cured, and without waiving any claim for damages for breach of this Agreement, and any reasonable amount paid or contractual liability incurred by such performing Owner in so doing, shall be deemed paid or incurred for the account of the non-performing Owner, and the non-performing Owner shall reimburse the performing Owner therefor within twenty (20) days of demand (which demand shall include an itemized statement of the amounts claimed, supported by reasonable evidence thereof). D. Lien for Nonpayment. In the event of a default in the payment by an Owner of any amounts due as and when required under Section III.B. or Section III.C., such amounts, together with all reasonable costs of collection (including but not limited to attorneys' fees, whether suit be brought or not), shall accrue with interest thereon at the Interest Rate. All such unpaid amounts (including such costs of collection and interest) shall constitute a lien against the Property of the defaulting Owner in order to secure the payment thereof. The existence of said lien shall be evidenced upon recording with the Registry and filing with the Land Court of a notice or statement thereof by the Owner to whom the amounts are due. Such lien shall relate back to the date of this Agreement and be prior and superior to all liens and encumbrances of record against the Property of the defaulting Owner on or after the date of this Agreement; provided, however, that any such lien shall be subject and subordinate to the lien of any mortgage on such Property now or hereafter held by any Qualified Lender that is placed of record prior to the recording of any lien notice or statement as provided for in this Section D. As used herein, "Interest Rate" shall mean an annual rate equal to 4% per annum in excess of the prime rate of interest published from time to time in the Wall Street Journal-Eastern Edition (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law). As used herein, "Qualified Lender" shall mean a bank, savings bank, savings and loan association, trust company, credit union or similar such institution, insurance company, pension plan, employee benefit plan, REIT, REMIC, or trustee under a commercial mortgage backed securities issue or similar conduit lender, or an entity directly or indirectly controlling, controlled by, or in common control with any of the foregoing. IV. INSURANCE AND INDEMNIFICATION

A. Insurance. (i) Each of the Owners covenants and agrees to maintain or cause to be maintained at all times during the term of this Agreement, with respect to all Easement Areas located on such Owner's Property, a policy of commercial general liability insurance in which the primary coverage per accident or occurrence is not less than $1,000,000.00 of primary combined single limit and the umbrella coverage per accident or occurrence is not less than $5,000,000.00 in the aggregate, with each such policy naming each of the other Owners (and, in the case where there is a Ground Lease (as defined herein) in effect, the fee owner of the ground leased Property), its Major Tenant (if any) and the mortgagees (if any) of any of the foregoing parties, as additional insureds. (ii) All policies of insurance required to be maintained under this Agreement may be furnished under any blanket policy (provided the minimum limits set forth herein are specified) or under a separate policy therefor. The insurance shall be with carriers with a Best Insurance rating of "A-" or better and a financial size rating of "VIII" or better and with companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein. Certificates of the insurers, on the ACORD standard or equivalent forms, evidencing the maintenance of such insurance policies shall be delivered to any party entitled to be named thereunder at the time such party is first entitled to be named thereunder and, upon renewals, not less than ten (I 0) days prior to the expiration of a coverage period. At any time after the third (3rd) anniversary of the date of this Agreement, any minimum dollar coverage requirements set forth herein shall be subject to increase to levels customarily required for similar risks at similar properties in eastern Massachusetts, upon an Owner's election by notice to another applicable Owner given from time to time (but not more than once in any given period of three (3) years). B. Indemnification. Each Owner (an "Indemnifying Owner") hereby indemnifies and holds harmless the other Owners (and, in the case where there is a Ground Lease in effect, the fee owner of the ground leased Property), their respective Major Tenants (if any) and the respective mortgagees (if any) of any of the foregoing parties (each, an "Indemnified Party") from any and all losses, liabilities, claims, expenses and costs (including reasonable attorneys fees) arising out of (A) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about (i) the Property of the Indemnifying Owner except to the extent caused by the act or omission of the Indemnified Party and/or (ii) the Property of the Indemnified Owner to the extent such accident, injury or damage is caused by the act or omission of the Indemnifying Party, and (B) any default by an Indemnifying Party of its obligations under this Agreement. V. MISCELLANEOUS A. Ground Lessees and Major Tenants. (i) The rights and obligations of any Owner hereunder may, at the Owner's election, be assigned, in whole (but not in part except as expressly set forth herein), to a Ground Lessee of such Owner's Property provided such Ground Lessee expressly assumes the rights and obligations of such Owner for the term of the Ground Lease. Such assignment and assumption shall be effected by (I) the execution by such Owner and Ground Lessee of a written instrument Reciprocal Easement Agreement-14 memorializing the same and containing the name and address for notices of the Ground Lessee (the "Assignment Instrument"), (2) the recording with the Middlesex County North Registry of Deeds (the "Registry") and/or filing with the Middlesex County (North) Registry District of the Land Court (the "Land Court"), as applicable, of the Assignment Instrument and (3) the delivery of a copy of the Assignment Instrument to the other Owners (and their respective Major Tenants, if any); provided that if such assignment and assumption shall be set forth in the Ground Lease then the foregoing requirements of this sentence shall be deemed satisfied by (x) the recording with the Registry and/or filing with the Land Court, as applicable, of a notice of lease for the Ground Lease in accordance with Massachusetts General Laws Chapter 183, Section 4, which notice of lease shall contain a statement that the Ground Lease includes such assignment and assumption, and (y) the delivery of a copy of such notice of lease to the other Owners (and their respective Major Tenants, if any), and any such notice of lease shall be deemed to constitute an Assignment Instrument. Under no circumstances shall any such assignment of obligations to a Ground Lessee relieve the assigning Owner of its primary liability for such obligations. As used herein, "Ground Lease" shall mean, with respect to a particular Owner and its particular Property, a lease by the Owner of all of the land comprising such Property and any or all of the Owner's interests in any improvements located thereon, and "Ground Lessee" shall mean the lessee under a Ground Lease. (ii) In addition to the rights afforded under the preceding clause (i), any Owner may, at the Owner's election, designate a Major Tenant on such Owner's Property to have the rights expressly set forth in this Agreement as being for the benefit of a Major Tenant, provided that in no event shall any such Major Tenant have any obligations under this Agreement (as opposed to under its respective Major Lease) except to the extent expressly set forth herein. Such designation shall be effected by (1) the execution by such Owner of a written instrument memorializing the same and containing the name and address for notices of the Major Tenant (the "Designation Instrument"), (2) the recording with the Registry and/or filing with the Land Court, as applicable, of the Designation Instrument and (3) the delivery of a copy of the Designation Instrument to the other Owners (and their respective Major Tenants, if any); provided that if such designation shall be set forth in the Major Lease then the foregoing requirements of this sentence shall be deemed satisfied by (x) the recording with the Registry and/or filing with the Land Court, as applicable, of a notice of lease for the Major Lease in accordance with Massachusetts General Laws Chapter 183, Section 4, which notice of lease shall contain a statement that the Major Lease includes such designation, and (y) the delivery of a copy of such notice of lease to the other Owners (and their respective Major Tenants, if any), and any such notice of lease shall be deemed to constitute an Assignment Instrument. As used herein, "Major Lease" shall mean, with respect to a particular Owner and its particular Property, a lease by the Owner of more than 50% of the gross floor area of all buildings located on such Property, and "Major Tenant" shall mean the tenant under a Major Lease. It is acknowledged that (AA) pursuant to the 144 Notice of Lease, the 144 Tenant has been designated as the Major Tenant of the 144 Property, (BB) pursuant to the 100 Notice of Lease, the 100 Tenant has been designated as the Major Tenant of the 100 Property, and (CC) pursuant to the Hale Notice of Lease, the Hale Tenant has been designated as the Major Tenant of the Hale Property. In no event shall there be more than one Major Lease in effect at any given time with respect to any particular Property. Reciprocal Easement Agreement-IS

Reciprocal Easement Agreement-16 B. Activity and Use Limitation. Reference is made to that certain Notice of Activity and Use Limitation dated March 6, 2008, recorded in in the Registry in Book 21997, Page 35 (the "AUL"). The Owners hereby acknowledge that the AUL may affect a portion of the Easement Areas and they hereby agree to abide by its terms and conditions in all material respects in the course of undertaking any work or conducting any activities on the Properties in accordance with this Agreement. C. Permitting. The Owners agree to cooperate and coordinate with respect to future permitting efforts affecting one or more Properties as any Owner may reasonably request of the other Owners. D. Compliance with Law. In connection with the exercise of their respective rights and obligations in the Easement Areas as set forth in this Agreement, each Owner shall fully comply with all applicable laws, rules, regulations and ordinances, including but not limited to all applicable environmental laws, rules, regulations and ordinances of all federal, state and local governments, including without limitation causing the issuance of all Governmental Approvals therefor. As used herein, "Governmental Approvals" shall mean, with respect to any particular action to be taken by a party with respect to a particular Property as contemplated under this Agreement, all permits, approvals, authorizations, consents or other actions required to be taken by any governmental or quasi-governmental agent or agency as a condition thereto, in each case final beyond appeal or the possibility of further appeal. E. Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given (i) by hand delivery, (ii) by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, or (iii) by overnight air courier or express delivery service with proof of delivery acknowledged, and any such notice or other communication shall be deemed to have been given (x) when received by the party to whom such notice or other communication shall be addressed, or (y) on the date noted that the addressee has refused delivery, or (z) on the date that the notice is returned to sender due to the inability of the postal authorities to deliver. Such notices and other communications shall be given to the following parties at the following respective addresses: 100 Owner: Attn: ------------ With a copy to: Attn:------------ 144 Owner:

Reciprocal Easement Agreement-17 Attn:------------ With a copy to: Attn:------------ Hale Owner: Attn:------------ With a copy to: Attn:------------ Notices or other communications to a Ground Lessee shall be given at the address of such party as set forth in the applicable Assignment Instrument, and notices or other communications to a Major Tenant shall be given at the address of such party as set forth in the applicable Designation Instrument. Any party hereto may change the address or addresses to which notices to it shall be sent by a notice sent in accordance with the requirements of this Section E. F. Limitation of Liability. No partner, member, shareholder, trustee, beneficiary, director, officer, manager, or employee of any Owner, or any affiliate of such Owner, shall have any personal liability under this Agreement. In addition, no Owner shall have personal liability under this Agreement and, in the event any person obtains a judgment against any Owner in connection with this Agreement, such person's sole recourse shall be to such Owner's interest in the applicable Property; provided, however, that the foregoing limitation of liability shall not apply in the event of any fraud, intentional misrepresentation, or intentional misconduct by such Owner. In addition, each Owner shall be bound by this Agreement only during the period such Owner is the owner of the fee (or, in the case of a Ground Lessee, leasehold) of the Owner's respective Property, or portion of the Property; and, upon conveyance or transfer of such fee (or leasehold) interest, shall be released from liability hereunder. In no event shall any Owner be liable under this Agreement for any indirect, consequential, special or punitive damages incurred by another Owner under this Agreement. Any Major Tenant shall be entitled to the same

Reciprocal Easement Agreement-18 limitations of liability as are afforded to its respective Owner under this Section F, mutatis mutandis. G. Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not, if the rights and obligations of the parties hereto will not be materially and adversely affected thereby, have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. H. Headings. The words "hereof', "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "party" or "parties" shall refer to any or all of the Owners and applicable Major Tenants. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to "days" means calendar days unless business days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a business day, then such action shall be required to be done or taken not on such day but on the first succeeding business day thereafter. I. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original but all of which shall constitute one and the same instrument. J. Amendment and Termination. This Agreement may be amended, modified, or terminated at any time by a declaration in writing mutually agreed to, executed and acknowledged by each of the Owners and applicable Major Tenants, and thereafter duly filed in the Land Court and recorded with the Registry. K. Benefit. The easements, rights and uses granted and reserved in this Agreement are not intended to create, nor shall they be construed as creating any rights for the benefit of the general public or any third party; rather, the easements, rights and uses granted and reserved in this Agreement shall be for the benefit of, and restricted solely to, the Owners from

Reciprocal Easement Agreement-19 time to time of the Properties and their tenants (including any Major Tenants) or other devisees as expressly authorized hereunder. L. Limitations on Time. The Owners intend that the provisions of this Agreement shall not be subject to the Statutory Rule Against Perpetuities or any rule of law with respect to restriction on the alienation of property or remoteness of vesting of property interests, and each of the Owners hereby agrees that such Owner will not make any contrary assertion or seek the benefit of the Statutory Rule Against Perpetuities or other such rule of law, in any dispute arising under this Agreement. In the event, however, that the Statutory Rule Against Perpetuities, or similar rule of law shall limit the time within which any restriction in this Agreement may be valid or enforceable, such restriction is imposed for a period of ninety (90) years from the date of recording of this Agreement in the Registry and filing of this Agreement in the Land Court, and it is intended that the enforceability of any such restriction be extended beyond thirty (30) years from the date of recording of this Declaration in the Registry and filing in the Land Court. As provided under Massachusetts General Laws, Chapter 184, Section 27, as amended, the term of the restrictions under this Agreement may be extended, for additional periods not exceeding twenty (20) years each, by the recording in the Registry and the filing in the Land Court before the expiration of thirty (30) years and before the expiration of any subsequent twenty (20) year extension period, as applicable, of an instrument of extension executed by any of the Owners benefitting from such restriction(s) at the time such instrument of extension is recorded and filed, or for such longer periods and/or by such other lawful means to the fullest extent as may be available under applicable law. M. Estoppel Certificates. Upon fifteen (15) days' prior written notice, given in connection with the transfer, financing and/or refinancing of any of the Properties and otherwise no more than once in any calendar year, each of the Owners (and any Major Tenant) agrees to provide to the requesting Owner, or its purchaser or lender, as the case may be, an estoppel certificate stating, to its actual knowledge: (a) whether the Owner (or Major Tenant) knows of any defaults or other sums owed under this Agreement on the part of the requesting Owner and, if so, the nature thereof; (b) whether this Agreement has been assigned by the Owner (or Major Tenant), or modified or amended in any way and, if so, the nature thereof; (c) that this Agreement is in full force and effect as of the date of such estoppel certificate and (d) any other information reasonably required by the requesting Owner (including without limitation whether any amounts are due and owing to an Owner under the provisions of Section III.B. or Section III.C. above). N. Binding Obligations/Successors and Assigns; No Merger. All easements, rights and obligations under this Agreement shall run with the land and shall be binding upon, enforceable by and against, and inure to the benefit of the Owners and their respective successors and assigns in title. If at any time the interests under this Agreement of any two or more Owners are held by one and the same person or entity then, for all intents and purposes under this Agreement, such interests shall be deemed separate and distinct and shall not be deemed to have been thereby merged or extinguished, unless and only to the extent that the Owners expressly agree otherwise by an instrument recorded with the Registry and filed in the Land Court subsequent to the recording and filing hereof.

Reciprocal Easement Agreement-20 0. No Waiver. Failure on the part of one Owner (or Major Tenant) to complain of any action or non-action on the part of the other Owner, no matter how long the same may continue, shall never be a waiver by such Owner (or Major Tenant) of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by one Owner (or Major Tenant) shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver of the same provisions at any subsequent time. The consent or approval of one Owner (or Major Tenant) to or of any action by the other Owner requiring such consent or approval shall not be construed to waive or render unnecessary such Owner's (or Major Tenant's) consent or approval to or of any subsequent similar act by such other Owner. P. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the Commonwealth of Massachusetts, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction, except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of any party or other entity referred to herein. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the federal courts of the United States of America located in the Commonwealth of Massachusetts, and the appropriate appellate courts thereof, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. The parties irrevocably agree that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such, claims, dispute action or proceeding, shall be heard and determined in such a Commonwealth of Massachusetts state or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. The parties hereby waive, and agree not to assert, as a defense in any action, dispute, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. The parties hereby waive, and agree not to assert, to the maximum extent permitted by law, as a defense in any action, dispute, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Q. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to enforce specifically the performance of the terms and provisions hereof in any court specified in Section V.P. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

R. Costs of Collection. Should any party hereto commence any legal action against another party hereto to enforce any obligation under this Agreement, the prevailing party (as determined in such action) shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, costs and expenses incurred in contesting such dispute. S. No Documentary Stamps. No documentary stamps are attached, none being required by law, as the consideration paid for this grant is less than One Hundred Dollars ($100.00). T. Further Assurances. The parties agree that at any time and from time to time after the execution and delivery of this Agreement, the parties shall, upon the request of the other of them, execute and deliver such further documents and do such further acts and things as the requesting party may reasonably request in order to more fully carry out the purposes of this Agreement. [szgnatures commence on the following page] Reciprocal Easement Agreement-21

Signature Page to Reciprocal Easement Agreement lOOOWNER: By: Name: --------------- Title: STATE OF------- COUNTY OF------ , ss On this day of , 2016, before me, the undersigned notary public, personally appeared , proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, as of _ a limited liability company, and acknowledged to me that he/she signed it voluntarily for its stated purpose. Notary Public Print Name: My Commission Expires: ------ [signatures continue on following page]

Signature Page to Reciprocal Easement Agreement 1440WNER: By: Name:------------- --- Title: STATE OF ------- COUNTY OF , ss On this day of , 2016, before me, the undersigned notary public, personally appeared , proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, as of _ a limited liability company, and acknowledged to me that he/she signed it voluntarily for its stated purpose. Notary Public Print Name: My Commission Expires: _ [signatures continue on following page]

Signature Page to Reciprocal Easement Agreement HALE OWNER: By: Name:------------- --- Title: STATE OF ------- COUNTY OF -- - - , ss On this day of , 2016, before me, the undersigned notary public, personally appeared , proved to me through satisfactory evidence of identification, which was , to be the person whose name is signed on the preceding or attached document, as of _ a limited liability company, and acknowledged to me that he/she signed it voluntarily for its stated purpose. Notary Public Print Name: My Commission Expires: -------

Exhibit A-1 Exhibit A-1 Legal Description of 100 Property

Exhibit A-2 Exhibit A-2 Legal Description of 144 Property

Exhibit A-3 Exhibit A-3 Legal Description of Hale Property 121 Hale Street, Lowell MA Lot A-1 shown on a plan entitled, "Plan of Land in Lowell, MA for UAE Lowell Power LLC", dated January 18, 2000, by Robert M. Gill & Associates, Inc., Civil Engineers & Land Surveyors, recorded with the Middlesex North District Registry of Deeds in Plan Book 202, Plan 140. Included within the bounds of said Lot A-1 is registered Lot 5 shown on Land Court Plan 6039-B, dated December 22, 1976, a copy of which is filed with Middlesex North Registry District of the Land Court, Certificate of Title No. 21963. Together with a benefit of an easement over Lot A-2 reserved in a deed dated December 1, 2000 recorded with the Middlesex North District Registry of Deeds in Book 11207, Page 294.

Exhibit B Exhibit B Site Plan

Exhibit B Exhibit C Easement Plan

Exhibit B Exhibit D (Permitted Encumbrances) 1. Easement from The City Development Authority to Massachusetts Electric Company dated March 24, 1977, recorded in Book 2241, Page 309, as affected by Easement Agreement dated July 19, 1982, recorded in Book 2547, Page 94. 2. Covenants set forth in Deed from City Development Authority to City of Lowell dated October 2, 1978, recorded in Book 2332, Page 534, at Page 549 and filed as Document No. 76121 to the extent in force and applicable. 3. Taking by the City of Lowell for layout of Chelmsford Street dated January 17, 1979, recorded in Book 2349, Page 216. 4. Covenants and easements contained in Deed from City of Lowell to Wang Laboratories dated December 31, 1980, recorded in Book 2459, Page 212 and filed as Document No. 81413. 5. Access and License Agreement by and between AMP Incorporated, M/A-Com, Division and L'Energia Limited Partnership, dated November 17, 1997, recorded in Book 8910, Page 285, and re- recorded in Book 9034, Page 184, as amended by Amendment Agreement dated February 25, 1999, recorded in Book 10461, Page 68. 6. Notice of Activity and Use Limitation dated March 6, 2008, recorded in Book 21997, Page 35. 62472085 v16